Exhibit 10.3

EXECUTION COPY

CREDIT AGREEMENT

dated as of
October 9, 2007

VH MERGERSUB, INC.
(to be merged with and into GUITAR CENTER, INC.)

The Lead Borrower
For
THE BORROWERS NAMED HEREIN

THE FACILITY GUARANTORS PARTY HERETO

JPMORGAN CHASE BANK, N.A.
As Administrative Agent and Collateral Agent

EACH SYNDICATION AGENT AND CO-DOCUMENTATION AGENT NAMED HEREIN

THE LENDERS
NAMED HEREIN

And

J.P. MORGAN SECURITIES INC.
As Arranger and Book Runner

SECTION 9.17	Foreign Asset Control Regulations	150
SECTION 9.18	Intercreditor Agreement	151
SECTION 9.19	Joint and Several Obligations	151

EXHIBITS

Exhibit A:	Form of Assignment and Acceptance
Exhibit B:	Form of Conversion/Continuation Notice
Exhibit C:	Form of Notice of Borrowing
Exhibit D:	Form of Revolving Credit Note
Exhibit E:	Form of Swingline Note
Exhibit F:	Form of Joinder
Exhibit G:	Form of Credit Card Notification
Exhibit H:	Form of Compliance Certificate
Exhibit I:	Form of Borrowing Base Certificate
Exhibit J:	Intercreditor Agreement

SCHEDULES

Schedule 1.1(a):	Lenders and Commitments
Schedule 1.1(b):	Business Segments
Schedule 2.18(a):	Credit Card Arrangements
Schedule 2.18(b):	Blocked Accounts
Schedule 3.01:	Organization Information
Schedule 3.05(b):	Intellectual Property
Schedule 3.05(c)(i):	Owned Real Property
Schedule 3.05(c)(ii):	Leased Real Property
Schedule 3.06(a):	Disclosed Matters
Schedule 3.12:	Subsidiaries; Joint Ventures
Schedule 3.14:	Collective Bargaining Agreements
Schedule 5.01(i):	Reporting Requirements
Schedule 5.16(a):	Mortgaged Properties
Schedule 5.17:	Post-Closing Matters
Schedule 6.01:	Existing Indebtedness
Schedule 6.02:	Existing Encumbrances
Schedule 6.04:	Permitted Investments
Schedule 6.05:	Permitted Dispositions
Schedule 6.07:	Affiliate Transactions

CREDIT AGREEMENT dated as of October 9, 2007 among:

VH MERGERSUB, INC. (“Merger Sub” and, prior to the Merger (as defined below), the “Lead Borrower”), a corporation organized under the laws of the State of Delaware, to be merged (the “Merger”) with and into GUITAR CENTER, INC. (“Guitar Center” and, after the Merger, the “Lead Borrower”), a corporation organized under the laws of the State of Delaware, in each case for itself and in conjunction with its capacity as Lead Borrower as agent for the Borrowers; and

The BORROWERS AND THE FACILITY GUARANTORS from time to time party hereto; and

JPMORGAN CHASE BANK, N.A., a national banking association, having a place of business at 270 Park Avenue, New York, New York 10017, as administrative agent (in such capacity, the “Administrative Agent”), and as collateral agent (in such capacity, the “Collateral Agent”), for its own benefit and the benefit of the other Secured Parties; and

The LENDERS party hereto; and

Each SYNDICATION AGENT AND CO-DOCUMENTATION AGENT (as defined herein);

in consideration of the mutual covenants herein contained and benefits to be derived herefrom, the parties hereto agree as follows:

ARTICLE I

SECTION 1.01       Definitions.

As used in this Agreement, the following terms have the meanings specified below:

“ACH” means automated clearing house transfers.

“Accommodation Payment” has the meaning provided in SECTION 9.14.

“Account(s)” means “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit or charge card or information contained on or for use with the card.  The term “Account” does not include (a) rights to payment evidenced by chattel paper or an instrument, (b) commercial tort claims, (c) deposit accounts, (d) investment property, or (e) letter-of-credit rights or letters of credit.

“Account Debtor” means any Person obligated on an Account.

“Acquired EBITDA” means, with respect to any entity or business acquired in a Permitted Acquisition (any of the foregoing, an “Acquired Entity”) for any period, the amount of Consolidated EBITDA of such Acquired Entity for such period (determined using such definition as if references to Holdings and its Restricted Subsidiaries therein were to such Acquired Entity and its Restricted Subsidiaries), all as determined on a Consolidated basis for such Acquired Entity in accordance with GAAP.

“Acquired Entity” has the meaning provided in the definition of “Acquired EBITDA.”

“Acquisition” means, with respect to a specified Person, (a) an Investment in or a purchase of a 50% or greater interest in the Capital Stock of any other Person, (b) a purchase or acquisition of all or substantially all of the assets of any other Person, (c) a purchase or acquisition of a Real Estate portfolio or Stores from any other Person, or (d) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a 50% or greater interest in the Capital Stock of, any Person, in each case in any transaction or group of transactions which are part of a common plan.

“Acquisition Agreement” means the Agreement and Plan of Merger among Guitar Center, Holdings and Merger Sub dated as of June 27, 2007, together with the schedules, exhibits and annexes thereto.

“Acquisition Charges” means the transaction costs, fees and expenses incurred in connection with the VH Acquisition and the financing therefor (including those related to this Agreement, the Senior Initial Loan Facility, the Holdco Initial Loan Facility and the Term Loan Financing Facility).

“Acquisition Documents” means the Acquisition Agreement and all other agreements, documents, certificates and instruments executed and/or delivered in connection therewith, each as modified, amended, supplemented or restated, and in effect from time to time.

“Additional Commitment Lender” shall have the meaning provided in SECTION 2.02(a).

“Adjusted LIBO Rate” means, with respect to any LIBO Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of one percent) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.  The Adjusted LIBO Rate will be adjusted automatically as to all LIBO Borrowings then outstanding as of the effective date of any change in the Statutory Reserve Rate.

“Administrative Agent” has the meaning provided in the preamble to this Agreement.

“Advisory Agreement” means the Advisory Agreement dated as of October 9, 2007 by and among Holdings, the Lead Borrower and Bain Capital Partners, LLC, a Delaware limited liability company, as amended and in effect from time to time.

“Advisory Fees” means financial advisory fees, closing fees, transaction fees, monitoring fees, oversight fees and similar fees, expenses and indemnities payable by the Loan Parties pursuant to the Advisory Agreement, but in the case of any such fees not to exceed the amounts payable in respect thereof under the Advisory Agreement as in effect on the Closing Date.

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person specified.

“Agents” means collectively, the Administrative Agent and the Collateral Agent.

“Agreement” means this Credit Agreement, as modified, amended, supplemented or restated, and in effect from time to time.

“Agreement Value” means for each Hedge Agreement, on any date of determination, an amount determined by the Lead Borrower (unless otherwise specified in this definition) equal to:

(a)           In the case of a Hedge Agreement documented pursuant to an ISDA Master Agreement, the net amount, if any, that would be payable by any Loan Party to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination and (ii) such Loan Party was the sole “Affected Party” (as therein defined);

(b)           In the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss, if any, on such Hedge Agreement to the Loan Party which is party to such Hedge Agreement, based on the settlement price of such Hedge Agreement on such date of determination; or

(c)           In all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss, if any, on such Hedge Agreement to the Loan Party that is party to such Hedge Agreement determined as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party exceeds (ii) the present value of the future cash flows to be received by such Loan Party, in each case pursuant to such Hedge Agreement.

“Applicable Law” means as to any Person: (a) all laws, statutes, rules, regulations, orders, codes, ordinances or other requirements having the force of law; and (b) all court orders, decrees, judgments, injunctions, enforceable notices, binding agreements and/or rulings, in each case of or by any Governmental Authority which has jurisdiction over such Person, or any property of such Person.

“Applicable Lenders” means the Required Lenders or all Lenders, as applicable.

“Applicable Margin” means:

(a)           From and after the Closing Date until the first Adjustment Date after the Closing Date, the percentages set forth in Level II of the pricing grid below; and

(b)           On the first day of each Fiscal Quarter (each, an “Adjustment Date”), commencing with the Fiscal Quarter beginning on January 1, 2008 following delivery of the financial statements required by SECTION 5.01(a) or SECTION 5.01(b) for the Fiscal Quarter of Holdings ending December 31, 2007, the Applicable Margin shall be determined from such pricing grid based upon average daily Excess Availability for the most recently ended Fiscal Quarter immediately preceding such Adjustment Date.

Level	Average Daily Excess Availability	LIBO Applicable Margin	Prime Rate Applicable Margin
I	Greater than $250,000,000	1.25%	0%
II	Less than or equal to $250,000,000 but greater than $125,000,000	1.50%	0.25%
III	Less than or equal to $125,000,000	1.75%	0.50%

“Appraised Inventory Advance Rate” means 90%.

“Arranger” means J.P. Morgan Securities Inc.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that advises, administers or manages a Lender.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by SECTION 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A, or any other form approved by the Administrative Agent.

“Availability” means:

(a)                                  the lesser of

(i)            the Revolving Credit Ceiling,

and

(ii)           the Borrowing Base, as determined from the most recent Borrowing Base Certificate (delivered by the Lead Borrower to the Administrative Agent pursuant to SECTION 4.01(d) or SECTION 5.01(f) hereof (as may be adjusted from time to time pursuant to SECTION 2.03 hereof));

Minus

(b)                                 the aggregate outstanding amount of Credit Extensions to, or for the account of, the Borrowers.

“Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent, from time to time determines in its reasonable commercial discretion exercised in good faith as being appropriate (a) to reflect any impediments to the realization upon the Collateral included in the Borrowing Base (including, without limitation, claims that the Administrative Agent determines will need to be satisfied in connection with the realization upon such Collateral), and (b) to reflect any restrictions under the Senior Initial Loan Facility or the Holdco Initial Loan Facility on the incurrence of Indebtedness by the Loan Parties, but only to the extent that such restrictions reduce, or with the passage of time could reduce, the amounts available to be borrowed hereunder (including, without limitation as a result of the Loan Parties’ receipt of net proceeds from asset sales) in order for the Loan Parties to comply with such restrictions.  Availability Reserves shall at any time include, without limitation,

(i) a layaway deposits reserve in an amount equal to fifty percent (50%) of the customer deposits made for layaway or other goods;

(ii) no earlier than 60 days after the Closing Date, a landlord lien reserve equal to two (2) months’ rent for all of the Loan Parties’ (excluding Holdings’) leased locations in each Landlord Lien State on which Inventory included in the Borrowing Base is located with an aggregate Cost in excess of $700,000, other than leased locations with respect to which the Agents have received a landlord’s waiver or subordination of lien in form and substance reasonably satisfactory to the Agents;

(iii) without duplication, a reserve for Customer Credit Liabilities in an amount equal to fifty percent (50%) of credits due to customers;

(iv) Cash Management Reserves; and

(v) Bank Product Reserves.

“Bank Products” means any services or facilities provided to any Loan Party by any Lender or any of its Affiliates (other than Cash Management Services), on account of Designated Hedge Agreements.

“Bank Product Reserves” means such reserves as the Administrative Agent, from time to time after the occurrence and during the continuation of a Cash Dominion Event, determines in its reasonable commercial discretion exercised in good faith as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding.

“Bankruptcy Code” means Title 11, U.S.C.

“Blocked Account” means each deposit account maintained by a Loan Party (excluding any Disbursement Account) (a) in which funds of any of the Loan Parties from one or more DDAs are concentrated or (b) that is a DDA (excluding any DDA which is swept daily to another deposit account that is subject to a Blocked Account Control Agreement).

“Blocked Account Agreement” has the meaning provided in SECTION 2.18(b).

“Blocked Account Bank” means each bank with whom a Blocked Account is maintained and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” means, collectively, the Lead Borrower, the Borrowers identified on the signature pages hereto and each Other Borrower who becomes a Borrower hereunder in accordance with the terms of this Agreement.

“Borrowing” means (a) the incurrence of Revolving Credit Loans of a single Type, on a single date and having, in the case of LIBO Loans, a single Interest Period, or (b) a Swingline Loan.

“Borrowing Base” means, at any time of calculation, an amount equal to:

(a)           the face amount of Eligible Third Party Credit Card Receivables of the Loan Parties, net of Credit Card Receivables Reserves, multiplied by the Credit Card Advance Rate;

plus

(b)           the face amount of Eligible Trade Receivables of the Loan Parties, net of Trade Receivables Reserves, multiplied by the Eligible Trade Receivables Advance Rate;

plus

(c)           the lesser of (i) the Cost of Eligible Inventory of the Loan Parties, net of Inventory Reserves, multiplied by the Inventory Advance Rate and (ii) the Cost of Eligible Inventory of the Loan Parties, net of Inventory Reserves, multiplied by the result of the Appraised Inventory Advance Rate multiplied by the Net Appraised Recovery Value of Eligible Inventory of the Loan Parties;

minus

(d)           the then amount of all Availability Reserves.

“Borrowing Base Certificate” has the meaning provided in SECTION 5.01(f).

“Borrowing Request” means a request by the Lead Borrower on behalf of any of the Borrowers for a Borrowing in accordance with SECTION 2.04.

“Breakage Costs” has the meaning provided in SECTION 2.16(b).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed; provided, however, that when used in connection with a LIBO Loan, the term “Business Day”

shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, with respect to Holdings and its Restricted Subsidiaries for any period, the additions to property, plant and equipment and other capital expenditures of Holdings and its Restricted Subsidiaries that are (or would be) set forth in a Consolidated statement of cash flows of Holdings and its Restricted Subsidiaries for such period prepared in accordance with GAAP; provided that “Capital Expenditures” shall not include (i) any such expenditures which constitute capital expenditures relating to the construction or acquisition of any property which, subsequent to such capital expenditures, has been transferred to a Person other than Holdings or any of its Restricted Subsidiaries pursuant to a sale-leaseback transaction permitted under this Agreement, (ii) any additions to property, plant and equipment and other capital expenditures made with (A) the proceeds of any equity securities issued or capital contributions received or Capital Lease Obligations incurred by Holdings or any of its Restricted Subsidiaries in connection with such capital expenditures, (B) the proceeds from any casualty insurance or condemnation or eminent domain, to the extent that the proceeds therefrom are utilized for capital expenditures within twelve months of the receipt of such proceeds, or (C) the proceeds or consideration received from any sale, trade in or other disposition of Holdings’ or any of its Restricted Subsidiaries’ assets (other than assets constituting Collateral consisting of Inventory and Accounts), to the extent that the proceeds and/or consideration therefrom are utilized for capital expenditures within twelve months of the receipt of such proceeds, (iii) any such expenditures which constitute a Permitted Acquisition, (iv) any such expenditures which constitute expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party (excluding Holdings or any of its Restricted Subsidiaries) and for which neither Holdings nor any of its Restricted Subsidiaries has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period), (v) any such expenditures which constitute the book value of any asset owned by such Person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (A) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and (B) such book value shall have been included in Capital Expenditures when such asset was originally acquired, (vi) any such expenditures which constitute the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (A) used or surplus equipment traded in at the time of such purchase and (B) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business, (vii) any such expenditures which constitute the purchase price of equipment that is purchased substantially contemporaneously with the trade in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (viii) any such expenditures which constitute normal replacement and maintenance programs charged to current results or (ix) any expenditures which are contractually required to be, and are, reimbursed to Holdings or any of its Restricted Subsidiaries in cash by a third party (including landlords) during such period of calculation.

“Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP (except for temporary treatment of construction related expenditures under EITF 97-10, “The Effects of Lessee Involvement in Asset Construction” which will ultimately be treated as operating leases upon a sale-leaseback transaction).

“Capital Stock” shall mean, as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the membership or other ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and other property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise Control over such Person, collectively with, in any such case, all warrants, options and other rights to purchase or otherwise acquire, and all other instruments convertible into or exchangeable for, any of the foregoing.

“Cash Collateral Account” means an interest bearing account established by the Loan Parties with the Collateral Agent, for its own benefit and the benefit of the other Secured Parties, under the sole and exclusive dominion and control of the Collateral Agent, in the name of the Collateral Agent or as the Collateral Agent shall otherwise direct, in which deposits are required to be made in accordance with SECTION 2.13(j).

“Cash Dominion Event” means either (a) the occurrence and continuance of any Cash Dominion Specified Default, or (b) the failure of the Loan Parties to maintain Excess Availability of at least the lesser of (i) $30,000,000 and (ii) ten percent (10%) of the Total Commitments for five (5) consecutive Business Days.  For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing (unless the Administrative Agent otherwise agrees in its reasonable discretion or the Administrative Agent, in its reasonable judgment, has determined that circumstances surrounding such Cash Dominion Specified Default cease to exist) (a) so long as such Cash Dominion Specified Default is continuing and has not been cured or waived, and/or (b) if the Cash Dominion Event arises under clause (b) above, until Excess Availability is equal to or greater than the lesser of (i) $30,000,000 and (ii) ten percent (10%) of the Total Commitments for thirty (30) consecutive days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement.

“Cash Dominion Specified Default” means the occurrence and continuance of any Event of Default specified in SECTION 7.01(a), SECTION 7.01(b), SECTION 7.01(c) (but only with respect to any representation made or deemed to be made by or on behalf of any Loan Party in any Borrowing Base Certificate), SECTION 7.01(d) (but only with respect to SECTION 5.01(f)), SECTION 7.01(f), SECTION 7.01(h) or SECTION 7.01(i).

“Cash Management Reserves” means such reserves as the Administrative Agent, from time to time after the occurrence and during the continuation of a Cash Dominion Event, determines in its reasonable commercial discretion exercised in good faith as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties and their Subsidiaries with respect to Cash Management Services then provided or outstanding.

“Cash Management Services” means any one or more of the following types of services or facilities provided to any Loan Party or any Subsidiary thereof by any Lender or any of its Affiliates: (a) ACH transactions, (b) cash management, including, without limitation, controlled disbursement services, (c) foreign exchange facilities, (d) credit cards, (e) deposit and other accounts and (f) merchant services (other than those constituting a line of credit).

“Cash Receipts” has the meaning provided in SECTION 2.18(c).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“Change in Control” means, at any time:

(a)           any “change in/of control” or similar event as defined in any documents governing the Senior Initial Loan Facility or the Holdco Initial Loan Facility; or

(b)           during a period of up to twelve (12) consecutive months, occupation of a majority of the seats (other than vacant seats) on the board of directors (or other body exercising similar management authority) of Holdings by Persons who were neither (i) nominated by the board of directors of Holdings (or prior to the consummation of a Qualifying IPO, the Sponsors) nor (ii) appointed by directors so nominated; or

(c)           after the consummation of a Qualifying IPO, any person or “group” (within the meaning of the Securities and Exchange Act of 1934, as amended), other than any one or more of the Sponsor Group, is or becomes the beneficial owner (within the meaning of Rule 13d-3 or 13d-5 of the Securities and Exchange Act of 1934, as amended, except that such person shall be deemed to have “beneficial ownership” of all Capital Stock that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of (i) thirty-five percent (35%) or more (on a fully diluted basis) of the total then outstanding Capital Stock of Holdings entitled to vote for the election of directors of Holdings, and (ii) Capital Stock of Holdings entitled to vote for the election of directors of Holdings in an amount greater than the number of shares of such Capital Stock beneficially owned by the Sponsor Group (or over which the Sponsor Group has voting control); or

(d)           prior to the consummation of a Qualifying IPO, a change in the Control of Holdings such that the Loan Parties are not Controlled by any one or more of the Sponsor Group; or

(e)           Holdings fails at any time to own, directly or indirectly (i) 100% of the Capital Stock of the Lead Borrower or (ii) 100% of the Capital Stock of each of its other Subsidiaries (other than Subsidiaries that are directly or indirectly owned by the Lead

Borrower), in each case, free and clear of all Liens (other than those Liens specified in clauses (a), (e), (i), (l) and (r) of the definition of Permitted Encumbrances), except, in the case of clause (ii), where such failure is as a result of a transaction permitted by the Loan Documents.

“Change in Law” means (a) the adoption of any Applicable Law after the Closing Date, (b) any change in any Applicable Law or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Credit Party (or, for purposes of SECTION 2.14, by any lending office of such Credit Party or by such Credit Party’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date applicable to the Loan Parties.

“Charges” has the meaning provided in SECTION 9.13.

“Charter Document” means as to any Person, its partnership agreement, certificate of incorporation, certificate of formation, operating agreement, membership agreement or similar constitutive document or agreement or its by-laws.

“Closing Date” means October 9, 2007.

“Closing Date Representations and Warranties” means, solely with respect to the Lead Borrower and its Subsidiaries, (a) those representations and warranties set forth in the Acquisition Agreement that (i) are material to the interests of the Lenders and (ii) a breach of any of which would permit Holdings or Merger Sub to terminate their respective obligations thereunder, (b) those representations and warranties set forth in the first and second sentence of SECTION 3.01 to the extent the same relate to the entering into and performance of the Loan Documents, SECTION 3.02, SECTION 3.08, SECTION 3.16 and SECTION 3.19 hereof and (c) the deemed representation and warranty that before and after giving effect to the initial Revolving Loans and the initial Letters of Credit, if any, to be made on the Closing Date, no Default or Event of Default shall have occurred and be continuing in respect of the provisions of SECTION 5.11 hereof.

“Code” means the Internal Revenue Code of 1986 and the Treasury regulations promulgated thereunder.

“Co-Documentation Agent” means each financial institution accorded such title by the Arranger in consultation with the Lead Borrower in connection with the initial syndication of Commitments.

“Collateral” means any and all “Collateral”, “Pledged Collateral” or words of similar intent as defined in any applicable Security Document.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Collateral Agent executed by (a) a bailee or other Person in possession of Collateral, and (b) each landlord of real property leased by any Loan Party, pursuant to which such Person (i) acknowledges the Collateral Agent’s Lien on the Collateral, (ii) releases or subordinates such Person’s Liens in the Collateral held by such Person or located on such real property, (iii) agrees to furnish the Collateral Agent with access to the Collateral in such Person’s possession or on the real property for the purposes of conducting a Liquidation and (iv) makes such other agreements with the Collateral Agent as the Collateral Agent may reasonably require.

“Collateral Agent” has the meaning provided in the preamble to this Agreement.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Borrower in the ordinary course of business of such Borrower.

“Commitment” shall mean, with respect to each Lender, the aggregate commitments of such Lender hereunder to make Credit Extensions (including Loans) to the Borrowers in the amount set forth opposite its name on Schedule 1.1(a) hereto or as may subsequently be set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to SECTIONS 2.02 and 2.15 of this Agreement.

“Commitment Increase” shall have the meaning provided in SECTION 2.02(a).

“Commitment Increase Date” shall have the meaning provided in SECTION 2.02(c).

“Commitment Letter” means the Commitment Letter dated June 27, 2007, from JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc. to Merger Sub and Holdings.

“Commitment Percentage” shall mean, with respect to each Lender, that percentage of the Commitments of all Lenders hereunder to make Credit Extensions to the Loan Parties, in the amount set forth opposite such Lender’s name on Schedule 1.1(a) hereto or as may subsequently be set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to SECTIONS 2.02 and 2.15 of this Agreement.

“Compliance Certificate” has the meaning provided in SECTION 5.01(d).

“Concentration Account” has the meaning provided in SECTION 2.18(c).

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Consolidated EBITDA” means, with respect to Holdings and its Restricted Subsidiaries on a Consolidated basis for any period, (i) the sum (without duplication) of (a) Consolidated Net Income for such period, plus in each case without duplication and to the extent deducted in determining Consolidated Net Income for such period, (b) depreciation, amortization (including goodwill impairment charges), and all other non-cash charges, non-cash expenses or non-cash losses (including, but not limited to, amortization of deferred financing fees, non-cash rent expense, non-cash expense from any employee benefit or stock option plan, loss on sale or disposition of fixed assets and subsequent non-cash impairment charges), (c) provisions for Consolidated Taxes based on income, (d) Consolidated Interest Expense, (e) Acquisition Charges, (f) non-recurring and other one time costs (including, without limitation, legal, consulting and other advisory fees) in connection with the corporate restructuring of Holdings and its Restricted Subsidiaries which are incurred within twelve (12) months after the Closing Date, (g) expenses and indemnities paid to directors, (h) all costs, fees, expenses and any one time payments made related to the VH Acquisition, (i) all costs, fees, expenses and any one time payments made related to any Permitted Investments and Permitted Acquisitions, issuance of equity, recapitalization, reorganization, Permitted Disposition or issuance of Permitted Indebtedness, and any reasonably identifiable and factually supportable cost savings in an aggregate amount for any consecutive four Fiscal Quarter period not to exceed in the aggregate with any Pro Forma Adjustments for such period (or any portion thereof) an amount equal to 5% of Consolidated EBITDA of Holdings and its Subsidiaries for the period of four consecutive Fiscal Quarters most recently ended on or prior to the date of determination, certified by the chief financial officer of the Lead Borrower as having been determined in good faith to be reasonably anticipated to be realizable in respect thereof within twelve (12) months following any such Permitted Acquisition or Permitted Disposition or recapitalization or reorganization to the extent (A) such cost savings would be permitted to be reflected in financial statements prepared in compliance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended, or (B) the Administrative Agent shall, in its sole discretion, have approved an adjustment in respect of such cost savings, (j) all one time compensation charges, including, without limitation, stay bonuses paid to existing management and severance costs, (k) to the extent not already included in Consolidated Net Income, proceeds from business interruption insurance, (l) to the extent not already included in Consolidated Net Income and actually indemnified or reimbursed, any expenses and charges that are covered by indemnification or reimbursement provisions in connection with any Permitted Acquisition or any Permitted Disposition, (m) cash receipts (or reduced cash expenditures) in respect of income received in connection with subleases to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (ii)(b) below for any previous period, (n) non-cash charges, expenses or losses relating to the vesting of warrants, (o) any one time expenses relating to enhanced accounting functions, (p) any non-cash increase in expenses (1) resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods, including, without limitation, changes in capitalization of variances) or (2) due to purchase accounting associated with the Transactions, (q) costs related to implementation of inventory management and point of sale solutions and other systems and technology initiatives (provided that the amount of any cash costs added back in the calculation of Consolidated EBITDA pursuant to this clause (q) for such period, in the aggregate with the amount of any add-backs for preceding periods, shall not exceed $4,000,000), (r) annual Advisory Fees whether accrued or paid in cash (provided that to the extent any non-cash expense added back under this clause (r) becomes a cash charge in any subsequent period, such cash charge shall not be deducted in determining Consolidated Net Income for such subsequent period), (s) cash expenses incurred as a result of litigation against any Loan Party or any of its Subsidiaries to the extent not reimbursed in such period from insurance proceeds or by other third parties (provided that the amount of any such reimbursement in respect of such expenses received in a subsequent period shall be deducted in calculating Consolidated EBITDA for such subsequent period) in an amount not to exceed $3,000,000 in the aggregate with the amount of add-backs for preceding periods pursuant to this clause (s), (t) annual non-cash bonus expense in the period recorded (provided that to the extent any non-cash expense added back under this clause (t) becomes a cash expense in any subsequent period, such cash expense shall be deducted in calculating Consolidated EBITDA for such subsequent period) and (u) unusual, nonrecurring or extraordinary expenses, losses or charges as reasonably approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed), minus (ii) the sum of (a) any Restricted Payment made in cash during such period to any Person (other than a Loan Party) having an interest in any Restricted Subsidiary of a Loan Party, (b) non-cash gains for such period to the extent included in Consolidated Net Income, and (c) cash payments made during such period on account of non-cash charges added back in the calculation of Consolidated EBITDA pursuant to clause (i)(b) above for any previous period.

“Consolidated Fixed Charge Coverage Ratio” means, as of the last day of any Fiscal Quarter, with respect to Holdings and its Restricted Subsidiaries for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date, taken as one accounting period, the ratio of (a) (i) Consolidated EBITDA for such period minus (ii) the unfinanced portion of all Capital Expenditures during such period, plus (iii) equity received from the Sponsors or any Affiliate thereof to the extent used to make payments on account of Debt Service Charges to the lenders under the Term Loan Financing Facility, to (b) the sum of (i) Debt Service Charges payable in cash during such period plus (ii) federal, state and foreign income Taxes paid in cash (net of refunds received) during such period, plus (iii) the annual Advisory Fees provided for in the Advisory Agreement, whether accrued or paid in cash during such period, plus (iv) Restricted Payments paid in cash during such period in reliance on Section 6.06(a)(v), (vi), (vii), or (viii), all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to Holdings and its Restricted Subsidiaries on a Consolidated basis for any period, (a) total interest expense (including that attributable to Capital Lease Obligations in accordance with GAAP but excluding any imputed interest as a result of purchase accounting) of Holdings and its Restricted Subsidiaries on a Consolidated basis with respect to all outstanding Indebtedness of Holdings and its Restricted Subsidiaries, including, without limitation, the Obligations and all commissions, discounts and other fees and charges owed with respect thereto, but excluding (i) any non-cash or deferred interest financing costs and (ii) any non-cash amortization or write-down of any deferred financing fees (including bridge facility fees), all as determined on a Consolidated basis in accordance with GAAP.  For purposes of the foregoing, interest expense of any Person shall be determined after giving effect to any net payments made or received by such Person with respect to interest rate Hedge Agreements.

“Consolidated Net Income” means, with respect to Holdings and its Restricted Subsidiaries for any period, the net income (or loss) of Holdings and its Restricted Subsidiaries on a Consolidated basis for such period taken as a single accounting period determined in accordance with GAAP (including any Acquired EBITDA); provided, however, that there shall be excluded (a) the income (or loss) of any Person in which Holdings and any of its Restricted Subsidiaries has a joint interest, except to the extent of the amount of dividends or other distributions actually paid in cash to Holdings or such Restricted Subsidiary during such period, and (b) the income of any direct or indirect Restricted Subsidiary of Holdings or any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its Charter Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary.

“Consolidated Taxes” means, as of any date for the applicable period ending on such date with respect to Holdings and its Restricted Subsidiaries on a Consolidated basis, the aggregate of all income, withholding, franchise and similar taxes and foreign withholding taxes, as determined in accordance with GAAP, to the extent the same are paid or accrued during such period.

“Control” means the possession, directly or indirectly, of the power (a) to vote 50% or more of the securities having ordinary voting power for the election of directors (or any similar governing body) of a Person, or (b) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power or by contract.  The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Cost” means the cost of purchases, as reported on the applicable Loan Party’s financial stock ledger based upon the Loan Parties’ accounting practices in effect on the Closing Date or thereafter consented to by the Administrative Agent, whose consent will not be unreasonably withheld.  “Cost” does not include inventory capitalization costs or other non-purchase price charges (except for freight charges with respect to all Inventory to the extent treated consistently with the Loan Parties’ accounting practices in effect on the Closing Date) used in the applicable Loan Party’s calculation of cost of goods sold.

“Credit Card Advance Rate” means 90%.

“Credit Card Notifications” has the meaning provided in SECTION 2.18(b).

“Credit Card Receivables Reserve” means such reserves as may be established from time to time by the Administrative Agent, in its reasonable commercial discretion exercised in good faith and consistent with past practice, with respect to Dilution of Accounts related to Eligible Third Party Credit Card Receivables to the extent that such Dilution exceeds 5% of the gross sales of the Loan Parties for the then most recently completed period of twelve (12) consecutive months.

“Credit Extensions” as of any day, shall be equal to the sum of (a) the principal balance of all Revolving Credit Loans then outstanding, and (b) the then amount of the Letter of Credit Outstandings.

“Credit Party” means (a) the Lenders, (b) the Agents and their respective Affiliates and branches, (c) each Issuing Bank, (d) the Arranger and (e) the successors and permitted assigns of each of the foregoing.

“Credit Party Expenses” means, without limitation, all of the following to the extent incurred in connection with this Agreement and the other Loan Documents: (a) all reasonable documented out-of-pocket expenses incurred by the Agents and the Arranger, including the reasonable documented fees, charges and disbursements of one counsel for the Agents and the Arranger (plus one local counsel in any other jurisdiction to the extent reasonably necessary), outside consultants for the Agents consisting of one inventory appraisal firm, one real estate appraisal firm and one commercial finance examination firm with regard to asset classes included in the Borrowing Base (including the allocated expenses of field examinations conducted by the Arranger and its Affiliates, to the extent such field examinations are substituting for the work of outside consultants), in connection with the preparation and administration of the Loan Documents, the syndication of the credit facilities provided for herein, or any amendments, modifications or waivers requested by a Loan Party of the provisions hereof or thereof (whether or not any such amendments, modifications or waivers shall be consummated), (b) all reasonable documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (c) all reasonable documented out-of-pocket expenses incurred by the Agents or, subject to the proviso below, any Lender and their respective Affiliates and branches, including the reasonable documented fees, charges and disbursements of one counsel for the Agents, the Lenders and their respective Affiliates (plus one local counsel in any other jurisdiction to the extent reasonably necessary) and outside consultants for the Agents (including, without limitation, one inventory appraisal firm, one real estate appraisal firm and one commercial finance examination firm with regards to asset types included in the Borrowing Base), in connection with the enforcement and protection of their rights in connection with the Loan Documents, including all such reasonable documented out-of-pocket expenses incurred during any workout, restructuring or related negotiations in respect of such Revolving Credit Loans or Letters of Credit; provided that the Agent, the Lenders and their Affiliates shall be entitled to reimbursement for no more than one counsel representing all such Lenders (plus one local counsel in any other jurisdiction to the extent reasonably necessary); and provided further that in the case of an actual conflict of interest the Agents, the Lenders and their respective Affiliates may engage and shall be reimbursed for additional counsel (plus additional local counsel in any other jurisdiction to the extent reasonably necessary); and provided further that the foregoing shall in no event limit the right of the Agents, the Arranger, the Lenders and their respective Affiliates to reimbursement of expenses of counsel under the Term Loan Financing Facility.  Except as expressly provided above, Credit Party Expenses shall not include the allocation of any overhead expenses of any Credit Party.

“Customer Credit Liabilities” means, at any time, the liability recorded on the financial reports of Holdings and its Restricted Subsidiaries at such time of (a) outstanding gift certificates and gift cards entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price to any Loan Party for any Inventory and (b) outstanding merchandise credits and customer deposits of the Loan Parties.

“DDAs” means any checking or other demand deposit account maintained by a Loan Party.  All funds in such DDAs shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in the DDAs.

“Debt Service Charges” means, with respect to Holdings and its Restricted Subsidiaries for any period, the sum of (a) Consolidated Interest Expense required to be paid or paid in cash, plus (b) scheduled principal payments made or required to be made (after giving effect to any prepayments paid in cash that reduce the amount of such required payments) on account of Indebtedness, including the full amount of any non-recourse Indebtedness (excluding the Obligations, payments to reimburse any drawings under any letters of credit and any payments on Indebtedness required to be made on the final maturity date thereof, but including, without limitation, Capital Lease Obligations) for such period, plus (c) scheduled mandatory payments on account of Disqualified Capital Stock (whether in the nature of dividends, redemption, repurchase or otherwise) required to be made during such period, in each case determined in accordance with GAAP.

“Default” means any event or condition described in SECTION 7.01 that constitutes an Event of Default or that upon notice, lapse of any cure period set forth in SECTION 7.01, or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning provided in SECTION 2.12.

“Delinquent Lender” has the meaning provided in SECTION 8.15.

“Designated Hedge Agreement” means each Hedge Agreement between any Loan Party or any of their Restricted Subsidiaries and any Person that is a Lender or an Affiliate of a Lender on the Closing Date or on the date such Hedge Agreement was entered into designated in writing by the Lead Borrower to the Agents as an “ABL Pari Passu Hedge Agreement”, as each may be amended from time to time.

“Dilution” means a reduction, in the value of Accounts caused by returns, allowances, discounts, credits, and/or any other offsets asserted by customers or granted by any Loan Party having the effect of reducing the collections of accounts.

“Disbursement Accounts” has the meaning provided in SECTION 2.18(f).

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) is mandatorily redeemable in whole or in part prior to the Maturity Date, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for Indebtedness or any Capital Stock referred to in (a) above prior to the Maturity Date, or (c) contains any mandatory repurchase obligation which comes into effect prior to the Maturity Date, provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of a Change in Control shall not constitute Disqualified Capital Stock.

“Disqualified Institution” means (a) any bank, financial institution or other Person or any competitor of the Lead Borrower and its Subsidiaries, in each case as identified in writing by the Lead Borrower to the Administrative Agent prior to the Closing Date, and (b) any Excluded Institution.

“Documents” has the meaning assigned to such term in the Security Agreement.

“dollars” or “$” refers to lawful money of the United States of America.

“Earn-Out Obligations” means the maximum amount of all obligations incurred or to be incurred in connection with any Acquisition of a Person pursuant to a Permitted Acquisition under non-compete agreements, consulting agreements, earn-out agreements and similar deferred purchase agreements.

“Eligible Assignee” means a commercial bank, insurance company, or company engaged in the business of making commercial loans or a commercial finance company, which Person, together with its Affiliates, has a combined capital and surplus in excess of $1,000,000,000, or any Affiliate of any Credit Party under common control with such Credit Party, or a Related Fund of any Credit Party (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), provided that in any event, “Eligible Assignee” shall not include (x) any natural person, or (y) the Sponsor Group or any of their respective Affiliates (other than any fund that makes debt investments in the ordinary course of business and is managed or administered by Sankaty Advisors LLC or any of its Subsidiaries).

“Eligible Inventory” means, as of any date of determination, without duplication, items of Inventory of a Loan Party that are finished goods, merchantable and readily saleable to the public in the ordinary course that are not excluded as ineligible by virtue of the one or more of the criteria set forth below.  None of the following shall be deemed to be Eligible Inventory:

(a)           Inventory that is not solely owned by a Loan Party, or is leased by or is on consignment to a Loan Party, or the Loan Parties do not have title thereto;

(b)           Inventory that is not located in the United States of America;

(c)           Except as otherwise agreed by the Administrative Agent, Inventory that represents goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor and not able to be sold or (iii) are obsolete, custom items, work in process, raw materials, or that constitute spare parts, shipping materials or supplies used or consumed in a Borrower’s business;

(d)           Except as otherwise agreed by the Agents, Inventory that represents goods that do not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents;

(e)           Inventory that is not subject to a perfected first priority security interest in favor of the Collateral Agent for its own benefit and the benefit of the other Secured Parties (subject only to Permitted Encumbrances having priority by operation of Applicable Law);

(f)            Inventory which consists of samples, labels, bags, packaging materials, displays or display items and other similar non-merchandise categories;

(g)           Inventory as to which casualty insurance in compliance with the provisions of SECTION 5.07 hereof is not in effect;

(h)           Inventory which has been sold but not yet delivered or Inventory to the extent that any Loan Party has accepted a deposit therefor;

(i)            Inventory with a Cost in excess of $5,000,000 acquired in a Permitted Acquisition, unless the Administrative Agent shall have received or conducted (A) appraisals, from appraisers reasonably satisfactory to the Administrative Agent, of such Inventory to be acquired in such Acquisition and (B) such other due diligence as the Agents may reasonably require, all at the expense of the Loan Parties and all of the results of the foregoing to be reasonably satisfactory to the Agents.  As long as the Administrative Agent has received reasonable prior notice of such Permitted Acquisition and the Loan Parties reasonably cooperate (and cause the Person being acquired to reasonably cooperate) with the Administrative Agent, the Administrative Agent shall use reasonable best efforts to complete such due diligence and a related appraisal on or prior to the closing date of such Permitted Acquisition;

(j)            Inventory rented to a third party and located at a third party location;

(k)           Inventory on loan to a third party;

(l)            Inventory located at locations owned or leased by Affiliates (other than any Loan Party); and

(m)          Inventory that is considered rental inventory, which is in physical possession of customers under customer rental agreements.

“Eligible Third Party Credit Card Receivables” means, as of any date of determination, Accounts due to a Loan Party from major payment processors (including, but not limited to, VISA, Mastercard, American Express, Diners Club, DiscoverCard, PayPal, Bill Me Later and private label credit cards), net of fees and expenses payable to such payment processor in the ordinary course and cash payments made in respect of any such Account but not yet applied thereto, as arise in the ordinary course of business and which have been earned by performance and that are not excluded as ineligible by virtue of one or more of the criteria set forth below.  None of the following shall be deemed to be Eligible Third Party Credit Card Receivables:

(a)           Accounts due from payment processors that have been past due for more than five (5) Business Days, or for such longer period(s) as may be approved by the Administrative Agent in its reasonable discretion;

(b)           Accounts due from payment processors with respect to which a Loan Party does not have good, valid and marketable title thereto, free and clear of any Lien, other than (i) Liens granted to the Collateral Agent for its own benefit and the benefit of the other Secured Parties pursuant to the Security Documents, (ii) a Permitted Encumbrance which does not have priority over such Liens in favor of the Collateral Agent and (iii) those Liens specified in clauses (a) and (e) of the definition of Permitted Encumbrances and Permitted Encumbrances having priority by operation of Applicable Law over the Lien of the Collateral Agent (the foregoing not being intended to limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves on account of any such Liens);

(c)           Accounts due from payment processors that are not subject to a first priority (except as provided in clause (b)(iii), above) security interest in favor of the Collateral Agent for its own benefit and the benefit of the other Secured Parties;

(d)           Accounts due from payment processors which are disputed, or with respect to which a claim, counterclaim, offset or chargeback (other than chargebacks in the ordinary course by the payment processors) has been asserted, by the related payment processor (but only to the extent of such dispute, counterclaim, offset or chargeback);

(e)           Except as otherwise approved by the Administrative Agent, Accounts due from payment processors as to which the payment processor has the right under certain circumstances to require a Loan Party to repurchase the Accounts from such payment processor;

(f)            any Account acquired in a Permitted Acquisition, unless the Administrative Agent shall have received or conducted (A) commercial financial examinations, from a commercial finance examination firm reasonably satisfactory to the Administrative Agent, of such Account to be acquired in such Acquisition and (B) such other due diligence as the Agents may reasonably require, all at the expense of the Loan Parties and all of the results of the foregoing to be reasonably satisfactory to the Agents.  As long as the Administrative Agent has received reasonable prior notice of such Permitted Acquisition and the Loan Parties reasonably cooperate (and cause any Person being acquired or the seller of any assets being acquired to reasonably cooperate) with the Administrative Agent, the Administrative Agent shall use reasonable best efforts to complete such related commercial financial examination on or prior to the closing date of such Permitted Acquisition; and

(g)           Accounts due from payment processors (other than VISA, Mastercard, American Express, Diners Club, DiscoverCard, PayPal, Bill Me Later and private label credit cards) which the Administrative Agent determines in its commercial reasonable discretion acting in good faith to be unlikely to be collected.

“Eligible Trade Receivables” means, as of any date of determination, Accounts due to a Loan Party (other than from credit card processors), net of any payments made in respect of any such Account but not yet applied thereto, as arise in the ordinary course of business and which have been earned by performance, that are not excluded as ineligible by virtue of one or more of the criteria set forth below.  Eligible Trade Receivables shall not include any:

(a)           Account which is subject to any Lien other than (i) a Lien granted to the Collateral Agent for its own benefit and the benefit of the other Secured Parties pursuant to the Security Documents, (ii) a Permitted Encumbrance which does not have priority over such Liens in favor of the Collateral Agent and (iii) those Liens specified in clauses (a) and (e) of the definition of Permitted Encumbrances and Permitted Encumbrances having priority by operation of Applicable Law over the Lien of the Collateral Agent (the foregoing not being intended to limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves on account of any such Liens);

(b)           Account which is not subject to a first priority (except as provided in clause (a)(iii) above) perfected security interest in favor of the Administrative Agent;

(c)           Account which is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date, or which has been written off the books of the applicable Loan Party or otherwise designated as uncollectible;

(d)           Account which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder;

(e)           Account which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to (i) a Loan Party exceeds 10% of the aggregate amount of Eligible Accounts of such Loan Party or (ii) all Loan Parties exceeds 15% of the aggregate amount of Eligible Accounts of all Loan Parties;

(f)            except as otherwise agreed by the Agents, Account that does not conform in all material respects to the representations and warranties contained in this Agreement or in the Security Documents;

(g)           Account which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the applicable Loan Party’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;

(h)           Account for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such applicable Loan Party or if such Account was invoiced more than once;

(i)            Account with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j)            Account which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws, (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(k)           Account which is owed by any Account Debtor which has sold all or a substantially all of its assets;

(l)            Account which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or (ii) is not organized under applicable law of the U.S. or any state of the U.S. unless, in either case, such Account is backed by a letter of credit acceptable to the Administrative Agent which is in the possession of, has been assigned to and is directly drawable by the Administrative Agent;

(m)          Account which is owed in any currency other than U.S. dollars;

(n)           Account which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a letter of credit reasonably acceptable to the Administrative Agent which is in the possession of the Administrative Agent, or (ii) the government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction;

(o)           Account which is owed by any Affiliate, employee, officer, director, agent or stockholder of any Loan Party;

(p)           Account acquired in a Permitted Acquisition, unless the Administrative Agent shall have received or conducted (A) commercial financial examinations, from a commercial finance examination firm reasonably satisfactory to the Administrative Agent, of such Account to be acquired in such Acquisition and (B) such other due diligence as the Agents may reasonably require, all at the expense of the Loan Parties and all of the results of the foregoing to be reasonably satisfactory to the Agents.  As long as the Administrative Agent has received reasonable prior notice of such Permitted Acquisition and the Loan Parties reasonably cooperate (and cause any Person being acquired or the seller of any assets being acquired to reasonably cooperate) with the Administrative Agent, the Administrative Agent shall use reasonable best efforts to complete such due diligence and a related commercial financial examination on or prior to the closing date of such Permitted Acquisition;

(q)           Account which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(r)            Account which is subject to any counterclaim, deduction, defense, setoff or dispute;

(s)           Account which is evidenced by any promissory note, chattel paper, or instrument;

(t)            Account which is owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit a Loan Party to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Loan Party has filed such report or qualified to do business in such jurisdiction;

(u)           Account with respect to which a Loan Party has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Loan Party created a new receivable for the unpaid portion of such Account;

(v)           Account which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

(w)          Account which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than a Loan Party has or has had an ownership interest in such goods, or which indicates any party other than such Loan Party as payee or remittance party;

(x)            Account which was created on cash on delivery terms;

(y)           Account which the Administrative Agent determines may not be paid by reason of the Account Debtor’s inability to pay; or

(z)            any Eligible Third Party Credit Card Receivables.

“Eligible Trade Receivables Advance Rate” means 85%.

“Environmental Laws” means all Applicable Laws issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the protection of human health from environmental hazards, to the protection of the environment, to the handling, treatment, storage, disposal of Hazardous Materials or to the assessment or remediation of any Release or threatened Release of any Hazardous Material to the environment.

“Environmental Liability” means any liability, contingent or otherwise (including, without limitation, any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any Loan Party or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” has the meaning set forth in the Security Documents.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) of the Code.

“ERISA Event” means: (a) any Reportable Event; (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), and, on and after the effectiveness of the Pension Act, any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the incurrence by any of the Loan Parties or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) on and after the effectiveness of the Pension Act, a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Title IV of ERISA) ; (f) the receipt by any of the Loan Parties or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the incurrence by any of the Loan Parties or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by any of the Loan Parties or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any of the Loan Parties or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization or in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 or Title IV of ERISA.

“Event of Default” has the meaning provided in SECTION 7.01.  An “Event of Default” shall be deemed to have occurred and to be continuing unless and until that Event of Default has been duly waived in writing by the Administrative Agent in accordance with the terms of this Agreement.

“Excess Availability” means, at any time, the difference between (a) the lesser of (i) the Revolving Credit Ceiling and (ii) the then Borrowing Base, minus (b) the sum of the outstanding Credit Extensions to or for the account of the Borrowers.

“Excluded Institution” means (a) any institution engaged as a principal primarily in private equity or venture capital and (b) any institution engaged directly or indirectly in the sale of Guitar Center and its Subsidiaries on or before the Closing Date.

“Excluded Net Proceeds” means (i) with respect to any Net Proceeds received from a sale, transfer or disposition of any Revolver Priority Collateral or any event described in clause (b) of the definition of “Prepayment Event” with respect to any of the Revolver Priority

Collateral only, if no Cash Dominion Event has occurred and is continuing or would arise therefrom, such amount of such Net Proceeds as is required to be paid to the lenders under the Term Loan Financing Facility and (ii) with respect to any Net Proceeds received from any other Prepayment Event, such amount of such Net Proceeds as is required to be paid to the lenders under the Term Loan Financing Facility.

“Excluded Subsidiary” shall mean (a) any Subsidiary that is not a wholly owned Subsidiary, (b) any Immaterial Subsidiary, (c) any Subsidiary that is prohibited by Applicable Law from guaranteeing the Obligations, (d) any Unrestricted Subsidiary, (e) any direct or indirect Domestic Subsidiary of a direct or indirect Foreign Subsidiary, (f) any Subsidiary that is a special purpose entity and (g) any other Subsidiary with respect to which in the reasonable judgment of the Administrative Agent and the Lead Borrower, the cost or burden of providing a Guarantee of the Obligations outweighs the benefits to be obtained by the Lenders therefrom (it being agreed that the cost and burden of a Foreign Subsidiary providing a Guarantee outweighs the benefits).

“Excluded Taxes” means, with respect to the Agents, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located (or any political subdivision thereof), (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located (or any political subdivision thereof), (c) in the case of a U.S. Lender, any United States back-up withholding tax imposed on amounts payable to such U.S. Lender that is attributable to such U.S. Lender’s failure to comply with SECTION 2.23(f), and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under SECTION 2.24(a)), any United States withholding tax that is imposed on amounts payable to such Foreign Lender (i) at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office other than at the request of a Borrower under SECTION 2.24), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Loan Parties with respect to such withholding tax pursuant to SECTION 2.23(a), or (ii) is attributable to such Foreign Lender’s failure to comply with SECTION 2.23(e).

“Existing Credit Agreement” means that certain Second Amended and Restated Loan and Security Agreement dated December 21, 2001 entered into by and among Wells Fargo Retail Finance, LLC, as the arranger and administrative agent for the lenders thereto, Fleet Retail Group Inc., as documentation agent, the lenders thereto, Guitar Center, Guitar Center Stores, Inc. and Musician’s Friend, Inc., as amended by that certain Consent and Amendment dated June 9, 2003, as further amended by that certain Second Amendment dated December 5, 2003, as further amended by that certain Third Amendment dated February 8, 2005 and as further amended by that certain Fourth Amendment dated April 26, 2006.

“Facility Guarantee” means any Guarantee of the Obligations executed by Holdings and its Subsidiaries (other than any Excluded Subsidiary) which are or hereafter become Facility

Guarantors in favor of the Agents and the other Secured Parties and reasonably satisfactory in form and substance to the Administrative Agent.

“Facility Guarantors” means any Person executing a Facility Guarantee.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of one percent (1%)) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of one percent (1%)) of the quotations for such day for such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” means the Fee Letter dated June 27, 2007, from JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc. to Merger Sub and Holdings.

“Financial Officer” means, with respect to any Loan Party, the chief financial officer, chief accounting officer, treasurer, assistant treasurer, controller or assistant controller of such Loan Party.

“Fiscal Month” means any fiscal month of any Fiscal Year, which month shall end on the last day of each calendar month in accordance with the fiscal accounting calendar of Holdings and its Subsidiaries.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarter shall end on the last day of each March, June, September and December of such Fiscal Year in accordance with the fiscal accounting calendar of Holdings and its Subsidiaries.

“Fiscal Year” means any period of twelve consecutive months ending on December 31 of any calendar year.

“Fixed Assets” means Equipment and Real Estate.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia, or any of its territories or possessions.

“Fronting Fee” shall have the meaning set forth in SECTION 2.19(e) hereof.

“Funding Office” means the office of the Administrative Agent specified in SECTION 9.01 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Lead Borrower and the Lenders.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made.

“General Intangibles” has the meaning assigned to such term in the Security Agreement.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations, including but not limited to, those in effect on the Closing Date or entered into in connection with any Permitted Acquisition or Permitted Disposition (other than such obligations with respect to Indebtedness).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guitar Center” has the meaning set forth in the Preamble to this Agreement.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, mold, fungi or similar bacteria, and all other substances or wastes of any nature regulated pursuant to any Environmental Law because of their dangerous or deleterious properties, including any material listed as a hazardous substance under Section 101(14) of CERCLA.

“Hedge Agreement” means any derivative agreement, or any interest rate protection agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement designed to hedge against fluctuations in interest rates or foreign exchange rates or commodity prices.

“Holdco Initial Loan Agreement” means the Senior Holdings Initial Loan Credit Agreement, dated as of the Closing Date, among Holdings, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Holdings Initial Loan Agreement or other credit agreements, indentures (including any Holdco Notes Indenture) or otherwise).

“Holdco Initial Loan Documents” means the “Loan Documents” as such term is defined in the Holdco Initial Loan Agreement, as the same may be amended, supplemented, waived, otherwise modified, extended, renewed, refinanced or replaced from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Holdco Initial Loan Documents or other loan documents, indentures (including any Holdco Notes Indenture) or otherwise).

“Holdco Initial Loan Facility” means the collective reference to the Holdco Initial Loan Agreement, any Holdco Initial Loan Documents, any notes issued pursuant thereto and any guarantee agreement, and other guarantees and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Holdco Initial Loan Agreement or other credit agreements, indentures (including any Holdco Notes Indenture) or otherwise).

Without limiting the generality of the foregoing, the term “Holdco Initial Loan Facility” shall include (x) any Holdco Notes Indenture and (y) any agreement (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, (iii) otherwise altering the terms and conditions thereof or (iv) evidencing or governing any Indebtedness incurred pursuant to any Required Holdco Initial Loan Refinancing.

“Holdco Initial Loan Facility Indebtedness” means any Holdco Initial Loans, and any Indebtedness incurred under the Holdco Initial Loan Facility, including any Holdco Notes so incurred to refinance (whether in whole or in part) any Holdco Initial Loans.  Notwithstanding the foregoing, the stated maturity of the Holdco Initial Loan Facility Indebtedness (including, without limitation, any Holdco Notes) shall not be earlier than eight and a half years after the Closing Date.

“Holdco Initial Loans” means any loans made pursuant to the Holdco Initial Loan Agreement on the Closing Date.

“Holdco Notes” means (a) any Holdco Notes of Holdings to be issued after the Closing Date upon the conversion or exchange of the Holdco Initial Loans for such Holdco Notes, or to refinance in whole or in part the Holdco Initial Loans or any notes issued to refinance or upon the conversion or exchange of any Holdco Initial Loans, and (b) any substantially similar Holdco Notes (whether registered under the Securities Act or otherwise) that have been exchanged for any such other Holdco Notes; in each case as any such Holdco Notes may be amended, supplemented, waived or otherwise modified from time to time.

“Holdco Notes Indenture” means any indenture governing any Holdco Notes, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Holdings” means Guitar Center Holdings, Inc., a Delaware corporation.

“Immaterial Subsidiary” means a Subsidiary of Holdings for which (a) the assets of such Subsidiary constitute less than or equal to 1% of the total assets of Holdings and its Subsidiaries on a Consolidated basis and collectively with all Immaterial Subsidiaries, less than or equal to 5% of the total assets of Holdings and its Subsidiaries on a Consolidated basis and (b) the Consolidated EBITDA attributable to such Subsidiary accounts for less than or equal to 1% of Consolidated EBITDA of Holdings and its Subsidiaries and collectively with all Immaterial Subsidiaries, less than or equal to 5% of Consolidated EBITDA of Holdings and its Subsidiaries.  In no event shall any Borrower be deemed an “Immaterial Subsidiary.”

“Indebtedness” of any Person means, without duplication:

(a)           All obligations of such Person for borrowed money (including any obligations which are without recourse to the credit of such Person);

(b)           All obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(c)           All obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person;

(d)           All obligations of such Person in respect of the deferred purchase price of property or services (excluding accrued expenses and accounts payable incurred in the ordinary course of business);

(e)           All Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed or is limited in recourse;

(f)            All Guarantees by such Person of Indebtedness of others;

(g)           All Capital Lease Obligations of such Person;

(h)           All obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty;

(i)            All obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances;

(j)            The Agreement Value of all Hedge Agreements;

(k)           The principal and interest portions of all rental obligations of such Person under any Synthetic Lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP;

(l)            Indebtedness consisting of Earn-Out Obligations in connection with Permitted Acquisitions but only to the extent that the contingent consideration relating thereto is not paid within thirty (30) days after the amount due is finally determined; and

(m)          All mandatory obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock of such Person (including, without limitation, Disqualified Capital Stock), other than upon any change of control or sale of all or substantially all assets of such Person;

Indebtedness shall not include (A) any sale-leaseback transactions to the extent the lease or sublease thereunder is not required to be recorded under GAAP as a Capital Lease, (B) any obligations relating to overdraft protection and netting services, (C) any preferred stock required to be included as Indebtedness in accordance with GAAP, (D) items that would appear as a liability on a balance sheet prepared in accordance with GAAP as a result of the application of EITF 97-10, “The Effects of Lessee Involvement in Asset Construction” or (E) Guarantees by the Lead Borrower of lease obligations of its Subsidiaries (other than Capital Lease Obligations).

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Indemnitee” has the meaning provided in SECTION 9.03(b).

“Information” has the meaning provided in SECTION 9.15.

“Informational Website” has the meaning provided in SECTION 5.01.

“Instruments” has the meaning assigned to such term in the Security Agreement.

“Intellectual Property” means all present and future: trade secrets, know-how and other proprietary information; trademarks, Internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing), indicia and other source and/or business identifiers, all of the goodwill related thereto, and all registrations and applications for registrations thereof; works of authorship and other copyrighted works (including copyrights for computer programs), and all registrations and applications for registrations thereof; inventions (whether or not patentable) and all improvements thereto; patents and patent applications, together with all continuances, continuations, divisions, revisions, extensions, reissuances, and reexaminations thereof; industrial design applications and registered industrial designs; and all other recognized forms of intellectual property throughout the world.

“Intellectual Property Security Agreement” means each short form intellectual property security agreement dated as of the Closing Date among the Loan Parties and the Collateral Agent for its own benefit and for the benefit of the other Credit Parties, granting a Lien in the Intellectual Property of the Loan Parties, as amended and in effect from time to time.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the date hereof by and among the Agents, JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent under the Term Loan Financing Facility, and the Loan Parties and attached hereto as Exhibit J.

“Interest Payment Date” means (a) with respect to any Prime Rate Loan (including a Swingline Loan), the last day of each Fiscal Quarter, and (b) with respect to any LIBO Loan, the last day of the Interest Period applicable to the Borrowing of which such LIBO Loan is a part, and, in addition, if such LIBO Loan has an Interest Period of greater than ninety (90) days, the last day of every third month of such Interest Period.

“Interest Period” means, with respect to any LIBO Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one (1), two (2), three (3), or six (6), and, if available to all relevant Lenders, two (2) weeks or nine (9) or twelve (12) months thereafter as the Lead Borrower may elect by notice to the Administrative Agent in accordance with the provisions of this Agreement; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period of one month or more that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month during which such Interest Period ends) shall end on the last Business Day of the calendar month of such Interest Period, and (c) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” has the meaning assigned to such term in the Security Agreement.

“Inventory Advance Rate” means 75%.

“Inventory Reserves” means such reserves as may be established from time to time by the Administrative Agent, in its reasonable commercial discretion exercised in good faith and consistent with past practice, with respect to changes in the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as negatively affect the market value of the Eligible Inventory including, but not limited to reserves for (i) Shrink equal to the amount of Shrink posted from time to time in the Loan Parties’ (excluding Holdings’) general ledger or stock ledger since the date of the Loan Parties’ (excluding Holdings’) last physical inventory, (ii) slow-moving and obsolete inventory, (iii) accrued warranty, (iv) vendor rebates and (v) the lower of cost or market value in accordance with the Loan Parties’ (excluding Holdings’) general ledger or stock ledger with respect to the items described in the foregoing clauses (ii) through (iv).

“Investment” means with respect to any Person, any direct or indirect acquisition or investment by such Person, whether by means of:

(a)           Any Capital Stock of another Person, evidence of Indebtedness or other security of another Person, including any option, warrant or right to acquire the same;

(b)           Any loan, advance, contribution to capital, extension of credit (except for current trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and deposits in connection with leases that are not required to be classified and accounted for as capital leases on a balance sheet of such Person in accordance with GAAP) to, or guaranty of Indebtedness of, another Person; and

(c)           Any Acquisition;

in all cases whether now existing or hereafter made.  For purposes of calculation, the amount of any Investment outstanding at any time shall be the aggregate cash Investment less all cash returns, cash dividends and cash distributions (or the fair market value of any non-cash returns, dividends and distributions) received by such Person in respect of such Investment.  For purposes of the definition of “Unrestricted Subsidiary” and SECTION 6.04, (a) “Investments” shall include the portion (proportionate to the Lead Borrower’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Lead Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, the Lead Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (i) the Lead Borrower’s “Investment” in such Subsidiary at the time of such redesignation, less (ii) the portion (proportionate to the Lead Borrower’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, and (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Lead Borrower.

“ISDA Master Agreement” means the form entitled “2002 ISDA Master Agreement” or such other replacement form then currently published by the International Swap and Derivatives Association, Inc., or any successor thereto.

“Issuing Bank” means, individually and collectively, each of JPMorgan Chase Bank, and no more than two other Lenders selected by the Lead Borrower and approved by the

Administrative Agent in its reasonable discretion.  Any Issuing Bank may, in its reasonable discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joinder Agreement” shall mean an agreement, in substantially the form attached hereto as Exhibit F, pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either a Borrower or a Facility Guarantor, as the Administrative Agent may determine.

“Junior Financing” means any Indebtedness that is or is required to be subordinated to the Obligations pursuant to the terms of the Loan Documents.

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“JPMorgan Chase Bank” means JPMorgan Chase Bank, N.A. and its Subsidiaries and Affiliates.

“Landlord Lien State” means any state in which a landlord’s claim for rent has priority by operation of Applicable Law over the lien of the Collateral Agent in any of the Collateral.

“Lead Borrower” has the meaning set forth in the Preamble to this Agreement.

“Lease” means any written agreement pursuant to which a Loan Party is entitled to the use or occupancy of any space in a structure, land, improvements or premises for any period of time.

“Lender” means each Person holding a Commitment or a Loan from time to time or at any time, and each assignee that becomes a party to this Agreement as set forth in SECTION 9.04(b) and each Additional Commitment Lender that becomes a party to this Agreement as set forth in SECTION 2.02.

“Letter of Credit” means a letter of credit that is (a) issued by an Issuing Bank pursuant to this Agreement for the account of a Borrower, (b) a Standby Letter of Credit or Commercial Letter of Credit, issued in connection with the purchase of Inventory by a Borrower and for other purposes for which such Borrower has historically obtained letters of credit, or for any other purpose that is reasonably acceptable to the Administrative Agent (and for which such Issuing Bank is not otherwise prohibited from issuing such letter of credit due to the internal general policies of such Issuing Bank), and (c) in form reasonably satisfactory to such Issuing Bank.

“Letter of Credit Disbursement” means a payment made by any Issuing Bank to the beneficiary of, and pursuant to, a Letter of Credit.

“Letter of Credit Fees” means the fees payable in respect of Letters of Credit pursuant to SECTION 2.19(c).

“Letter of Credit Outstandings” means, at any time, the sum of (a) the Stated Amount of all Letters of Credit outstanding at such time, plus, without duplication, (b) all amounts theretofore drawn or paid under Letters of Credit for which the applicable Issuing Bank has not then been reimbursed.

“Letter-of-Credit Rights” has the meaning assigned to such term in the Security Agreement.

“Letter of Credit Sublimit” means, at any time, $100,000,000, as such amount may be increased or reduced in accordance with the provisions of this Agreement.

“LIBO Borrowing” means a Borrowing comprised of LIBO Loans.

“LIBO Loan” shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

“LIBO Rate” means, with respect to any LIBO Borrowing for any Interest Period,

(a)           the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Moneyline Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(b)           if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(c)           if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBO Borrowing being made, continued or converted by JPMorgan Chase Bank and with a term equivalent to such Interest Period would be offered by JPMorgan Chase Bank to major banks in the London interbank eurodollar market in London, England at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidation” means the exercise by the Agents of those rights and remedies accorded to the Agents under the Loan Documents and Applicable Law as a creditor of the Loan Parties, including (after the occurrence and during the continuation of an Event of Default) the conduct by any Loan Party, acting with the consent of the Administrative Agent, of any public, private or “Going-Out-Of-Business Sale” or other disposition of Collateral for the purpose of liquidating the Collateral.  Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan Account” has the meaning provided in SECTION 2.20.

“Loan Documents” means this Agreement, the Notes, the Letters of Credit, the Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the Credit Card Notifications, the Security Documents, the Facility Guarantee, the Intercreditor Agreement, and any other instrument or agreement now or hereafter executed and delivered in connection herewith (excluding agreements entered into in connection with any transaction arising out of any Bank Products or Cash Management Services), each as amended and in effect from time to time.

“Loan Party” or “Loan Parties” means the Borrowers and the Facility Guarantors.

“Loans” means, collectively, the Credit Extensions made by the Lenders hereunder.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means any event, facts, or circumstances, which has a material adverse effect on (i) the business, assets, or financial condition of the Loan Parties taken as a whole or (ii) the validity or enforceability of this Agreement or the other Loan Documents, taken as a whole, or the rights or remedies of the Secured Parties hereunder or thereunder, taken as a whole.

“Material Indebtedness” means Indebtedness (other than the Obligations) of the Loan Parties, individually or in the aggregate, having an aggregate principal amount exceeding $35,000,000.  In any event, all Senior Initial Loan Facility Indebtedness, Holdco Initial Loan Facility Indebtedness and Indebtedness under the Term Loan Financing Facility shall be deemed Material Indebtedness, regardless of the outstanding balance thereunder from time to time.

“Maturity Date” means October 9, 2013.

“Maximum Rate” has the meaning provided in SECTION 9.13.

“Merger” has the meaning set forth in the Preamble to this Agreement.

“Merger Sub” has the meaning set forth in the Preamble to this Agreement.

“Minority Lenders” has the meaning provided in SECTION 9.02(c).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgages” means the mortgages and deeds of trust and any other security documents granting a Lien on Real Estate between the Loan Party owning the Real Estate encumbered thereby and the Collateral Agent for its own benefit and the benefit of the other Secured Parties.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to ERISA.

“Net Appraised Recovery Value” means, with respect to any Loan Party, the net appraised recovery value of such Loan Party’s Inventory as set forth in such Loan Party’s stock ledger (expressed as a percentage of the Cost of such Inventory) as reasonably determined from time to time by reference to the most recent appraisal received by the Administrative Agent conducted by an independent appraiser reasonably satisfactory to the Administrative Agent.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds or amounts escrowed pursuant to clause (b)(iv) of this definition, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, in each case net of (b) the sum of (i) all fees and out-of-pocket fees and expenses (including appraisals, and brokerage, legal, title and recording or transfer tax expenses and commissions) paid by any Loan Party or a Subsidiary to third parties (other than Affiliates, except to the extent permitted under SECTION 6.07 hereof) in connection with such event, (ii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by any Loan Party or any of their respective Subsidiaries as a result of such event to repay (or to establish an escrow for the repayment of) any Indebtedness (other than the Obligations) secured by a Permitted Encumbrance on such asset that is senior to the Lien of the Collateral Agent on such asset, (iii) capital gains or other income taxes paid or payable as a result of any such sale or disposition (after taking into account any available tax credits or deductions), provided that the Administrative Agent may, in its discretion, establish an Availability Reserve in the amount of any taxes so deducted in calculating Net Proceeds, and (iv) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition.

“Non-Cash Pay Debt” means any Subordinated Indebtedness incurred by a Loan Party in connection with a Permitted Acquisition, which Subordinated Indebtedness does not require the payment in cash of principal, interest, fees, or any amount (other than on account of expense reimbursements and indemnities) payable to the holder of such Subordinated Indebtedness as a holder of debt pursuant to the documents governing such Subordinated Indebtedness prior to the Maturity Date, has a maturity which extends beyond the date that is six months after the later of the Maturity Date and the maturity date under the Term Loan Financing Facility, and is subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent.

“Non-Core Business Segment” means any business segment or separate department of the Loan Parties which contributed less than 5% of the Consolidated EBITDA of Holdings and its Subsidiaries as of the Fiscal Year immediately prior to the date of such calculation.  As of the Closing Date, “business segments” shall mean the businesses set forth on Schedule 1.1(b).

“Noncompliance Notice” shall have the meaning provided in SECTION 2.06(b).

“Notes” means, collectively, (i) Revolving Credit Notes and (ii) the Swingline Note.

“Obligations” means (a) (i) the principal of, and interest (including all interest that accrues after the commencement of any case or proceeding by or against any Borrower or Facility Guarantor under the Bankruptcy Code or any state or federal bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case or proceeding) on the Revolving Credit Loans and Facility Guarantees, (ii) other amounts owing by the Loan Parties under this Agreement or any other Loan Document in respect of any Letter of Credit, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, of the Loan Parties to the Secured Parties under this Agreement and the other Loan Documents, (b) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to this Agreement and the other Loan Documents, and (c) the Other Liabilities.

“Other Borrower” shall mean each Person who shall from time to time enter into a Joinder Agreement as a “Borrower” hereunder.

“Other Liabilities” means outstanding liabilities of any Loan Party or any Subsidiary thereof with respect to or arising from (a) at the option of the Lead Borrower, any Cash Management Services and (b) at the option of the Lead Borrower, any Designated Hedge Agreement.

“Other Taxes” means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Overadvance” means a Revolving Credit Loan, advance, or providing of credit support (such as the issuance of a Letter of Credit) to the Borrowers to the extent that, immediately after the making of such loan or advance or the providing of such credit support, Availability is less than zero.

“Participant” shall have the meaning provided in SECTION 9.04(e).

“Participation Register” has the meaning provided in SECTION 9.04(e).

“Payment Conditions” means, at the time of determination with respect to a specified transaction or payment, that (a) no Event of Default then exists or would arise as a result of the entering into such transaction or the making of such payment and (b) after giving effect to such transaction or payment, the Pro Forma Availability Condition has been satisfied.  Prior to undertaking any transaction or payment which is subject to the Payment Conditions, the Loan

Parties shall deliver to the Administrative Agent evidence of satisfaction of the conditions contained in clause (b) above on a basis reasonably satisfactory to the Administrative Agent.

“Payment Intangibles” has the meaning assigned to such term in the Security Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Act” means the Pension Protection Act of 2006.

“Permitted Acquisition” means an Acquisition in which each of the following conditions are satisfied:

(a)           No Event of Default then exists or would arise from the consummation of such Acquisition;

(b)           For an Acquisition with an aggregate purchase price in excess of $5,000,000, such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and in any event (regardless of the purchase price of such Acquisition) such Person shall not have announced that it will oppose such Acquisition and shall not have commenced any action which alleges that such Acquisition will violate Applicable Law;

(c)           The Lead Borrower shall have furnished the Administrative Agent with ten (10) days’ prior notice of such intended Acquisition and shall have furnished the Administrative Agent with (i) a current draft of the acquisition agreement and other acquisition documents relating to the Acquisition and (ii) to the extent the purchase price relating to the Acquisition is in excess of $25,000,000 (excluding such portion of the purchase price consisting of Capital Stock of a Loan Party, Non-Cash Pay Debt or contingent Earn Out Obligations), a summary of any due diligence undertaken by the Loan Parties in connection with such Acquisition, appropriate financial statements of the Person which is the subject of such Acquisition, pro forma projected financial statements for the twelve (12) month period following such Acquisition after giving effect to such Acquisition (including balance sheets, cash flows and income statements by month for the acquired Person, individually, and on a Consolidated basis with Holdings and its Restricted Subsidiaries) and such other information readily available to the Loan Parties as the Administrative Agent shall reasonably request;

(d)           To the extent the purchase price relating to the acquisition is in excess of $25,000,000 (excluding such portion of the purchase price consisting of Capital Stock of a Loan Party, Non-Cash Pay Debt, or under contingent Earn Out Obligations), either (i) the legal structure of the Acquisition shall be acceptable to the Administrative Agent in its reasonable discretion, or (ii) the Loan Parties shall have provided the Administrative Agent with a solvency opinion from an unaffiliated third party valuation firm reasonably satisfactory to the Administrative Agent;

(e)           If the Acquisition is an Acquisition of Capital Stock, a Loan Party (i) shall acquire and own, directly or indirectly, a majority of the Capital Stock in the Person being acquired and (ii) shall Control a majority of any voting interests or otherwise Control the governance of the Person being acquired;

(f)            Any material assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by a Borrower under this Agreement;

(g)           Both before and immediately after giving effect to such Acquisition, and subject to a Cash Dominion Event then existing, Holdings shall be in compliance with the financial covenant set forth in Section 6.11 on a Pro Forma Basis (all such compliance to be confirmed by a certificate of a Responsible Officer of the Lead Borrower in a form reasonably satisfactory to the Administrative Agent, which certificate shall be furnished to the Administrative Agent;

(h)           If the Person which is the subject of such Acquisition will be maintained as a Subsidiary of a Loan Party, or if the assets acquired in an acquisition will be transferred to a Subsidiary which is not then a Loan Party, such Subsidiary shall have been joined as a “Loan Party” hereunder, to the extent required by SECTION 5.12, and the Collateral Agent shall, subject to the limitations set forth in SECTION 5.13 and the Security Documents, have received a first priority security and/or mortgage interest in respect of such Subsidiary’s assets (subject only to Permitted Encumbrances (x) having priority by operation of Applicable Law on all Revolver Priority Collateral, or (y) in favor of the agent under the Term Loan Financing on any Term Priority Collateral), in order to secure the Obligations; and

(i)            The Loan Parties shall have satisfied the Payment Conditions.

“Permitted Disposition” means any of the following:

(a)           licenses of Intellectual Property of a Loan Party or any of its Subsidiaries entered into in the ordinary course of business;

(b)           licenses for the conduct of licensed departments within the Stores of a Loan Party or any of its Subsidiaries in the ordinary course of business;

(c)           as long as the Payment Conditions have been satisfied, bulk sales or other dispositions of the Inventory of a Loan Party or any of its Subsidiaries not in the ordinary course of business in connection with Store closings, at arm’s length, provided that (i) such Store closures and related Inventory dispositions shall not exceed, in any Fiscal Year of Holdings and its Subsidiaries, 15% of the number of the Loan Parties’ Stores as of the beginning of such Fiscal Year (net of Store relocations (A) occurring substantially contemporaneously, but in no event later than ten (10) Business Days after the related Store closure date, or (B) wherein a binding lease has been entered into prior to the related Store closure date) as set forth in the Compliance Certificate delivered pursuant to SECTION 5.01(d), and (ii) as of any date after the Closing Date, the aggregate number of such Store closures since the Closing Date shall not exceed, when taken together with (but without duplication of) any Stores disposed of or leased pursuant to clauses (g) and (o)(i) of this definition, 30% of the greater of (x) the number of the Loan Parties’ Stores in existence as of the Closing Date or (y) the number of the Loan Parties’ Stores as of the first day of any Fiscal Year beginning after the Closing Date (net of Store relocations (A) occurring substantially contemporaneously, but in no event later than ten (10) Business Days after the related Store closure date or (B) wherein a binding lease has been entered into prior to the related Store closure date) as set forth in the Compliance Certificate delivered pursuant to SECTION 5.01(d), provided that all sales of Inventory in connection with Store closings in a transaction or series of related transactions which in the aggregate involve Inventory having a Cost greater than $1,000,000 or involve all or substantially all Inventory of any Store shall be in accordance with liquidation agreements and with professional liquidators reasonably acceptable to the Agents; and provided further that all Net Proceeds received in connection therewith are applied to the Obligations, if then required in accordance with SECTION 2.17 or SECTION 2.18 hereof;

(d)           without duplication of the provisions of clause (c) of this definition, terminations of Leases in the ordinary course of business;

(e)           dispositions of assets (other than Real Estate and other than assets included in the Borrowing Base), including abandonment of or failure to maintain Intellectual Property, in the ordinary course of business that is worn, damaged, obsolete, uneconomical or, in the judgment of a Loan Party, no longer used or useful or necessary in, or material to, its business;

(f)            sales, transfers and dispositions among the Loan Parties, so long as the Collateral Agent has a perfected first priority lien on the property so sold, transferred to disposed of (subject only to Permitted Encumbrances having priority pursuant to Applicable Law) after giving effect to such exchange, transfer or swap;

(g)           sales and transfers (including sale-leaseback transactions) of Real Estate of any Loan Party (i) to the extent permitted by the Term Loan Agreement or (ii) if the Term Loan Financing Facility has been repaid in full, as long as (A) the Payment Conditions have been satisfied, and (B) such sale or transfer is made for fair market value and (1) if the sale is made to a Person which is not an Affiliate, the consideration received for such sale or transfer is at least 85% cash or (2) if the sale or transfer is to an Affiliate, the entire consideration for such sale or transfer is paid in cash, provided that in the case of any sale-leaseback transaction permitted under this clause (g), the Collateral Agent shall have received from such purchaser or transferee a Collateral Access Agreement reasonably satisfactory to the Collateral Agent), provided further that the aggregate amount of all Stores disposed of pursuant to this clause (g), when taken together with (but without duplication of) any Stores closed or leased pursuant to clauses (c) and (o)(i) of this definition shall not exceed 30% of the greater of (x) the number of the Loan Parties’ Stores in existence as of the Closing Date or (y) the number of the Loan Parties’ Stores as of the first day of any Fiscal Year beginning after the Closing Date (net of Store relocations (A) occurring substantially contemporaneously, but in no event later than ten

(10) Business Days after the related Store closure date, or (B) wherein a binding lease has been entered into prior to the related Store closure date) as set forth in the Compliance Certificate delivered pursuant to SECTION 5.01(d); and provided further that all Net Proceeds received in connection therewith are applied to the Obligations, if then required in accordance with SECTION 2.17 or SECTION 2.18 hereof;

(h)           sales, discounting or forgiveness of Accounts in the ordinary course of business or in connection with the collection or compromise thereof;

(i)            leases, subleases, licenses and sublicenses of real or personal property (other than Intellectual Property) entered into by Loan Parties and their Subsidiaries in the ordinary course of business at arm’s length;

(j)            sales of non-core assets acquired in connection with Permitted Acquisitions and sales of Real Estate acquired in a Permitted Acquisition which, within thirty (30) days of the date of acquisition, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of a Store;

(k)           as long as the Payment Conditions have been satisfied, sales or other dispositions of Permitted Investments described in clauses (a) through and including (d) and clause (s) of the definition thereof;

(l)            any disposition of Real Estate to a Governmental Authority as a result of a condemnation of such Real Estate;

(m)          the making of Permitted Investments and payments permitted under SECTION 6.06;

(n)           sales, transfers and dispositions as set forth on Schedule 6.05;

(o)           (i) Leasing of Real Estate (other than any subleases described in subclause (ii) of this clause (o)) no longer used or useful in the business of the Loan Parties or their Subsidiaries to the extent not otherwise prohibited hereunder; provided that the aggregate amount of all Stores leased pursuant to this clause (o)(i), when taken together with (but without duplication of) any Stores closed or disposed of pursuant to clauses (c) and (g) of this definition, shall not exceed 30% of the greater of (x) the number of the Loan Parties’ Stores in existence as of the Closing Date or (y) the number of the Loan Parties’ Stores as of the first day of any Fiscal Year beginning after the Closing Date (net of Store relocations (A) occurring substantially contemporaneously, but in no event later than ten (10) Business Days after the related Store closure date, or (B) wherein a binding lease has been entered into prior to the related Store closure date) as set forth in the Compliance Certificate delivered pursuant to SECTION 5.01(d) and (ii) subleasing of partial interests in Real Estate (a portion of which shall continue to be used in the business of Holdings or any of its Subsidiaries) in the ordinary course of business and which does not materially interfere with the business of Holdings and its Subsidiaries;

(p)           forgiveness of Permitted Investments described in clause (g) of the definition thereof as long as such Investment does not constitute proceeds of Collateral previously included in the Borrowing Base;

(q)           exchanges or swaps, including, but not limited to, transactions covered by Section 1031 of the Code, of Leases and Real Estate of the Loan Parties or their Subsidiaries, so long as such exchange or swap is made for fair market value and on an arm’s length basis, provided that upon the completion of any such exchange or swap (x) the Collateral Agent has a perfected Lien having the same priority as any Lien held on the Leases or Real Estate so exchanged or swapped and (y) all Net Proceeds, if any, received in connection with any such exchange or swap are applied to the Obligations if then required in accordance with SECTIONS 2.17 or SECTION 2.18 hereof;

(r)            sales, transfers and dispositions of non-Collateral assets;

(s)           sales of any business segment which is a Non-Core Business Segment or any portion thereof, in each case, as long as (A) the Payment Conditions have been satisfied and (B) such sale or transfer is made for fair market value and (1) if the sale is made to a Person which is not an Affiliate, the consideration received for such sale or transfer is at least 85% cash or (2) if the sale or transfer is to an Affiliate, the entire consideration for such sale or transfer is paid in cash, and provided that, in each case, such sale shall be in an amount at least equal to the greater of the amounts advanced or available to be advanced against the assets included in the sale under the Borrowing Base, and further provided that all Net Proceeds, if any, received in connection with any such sales are applied to the Obligations if then required in accordance with SECTION 2.17 or SECTION 2.18 hereof;

(t)            not more than once during the term of this Agreement, the sale of any business segment or separate department of the Loan Parties which contributed less than 10% of the Consolidated EBITDA of Holdings and its Subsidiaries as of the Fiscal Year immediately prior to the date of such calculation, as long as (A) the Payment Conditions have been satisfied and (B) such sale is made for fair market value and (1) if the sale is made to a Person which is not an Affiliate, the consideration received for such sale is at least 85% cash or (2) if the sale is to an Affiliate, the entire consideration for such sale is paid in cash, and provided that, in each case, such sale shall be in an amount at least equal to the greater of the amounts advanced or available to be advanced against the assets included in the sale under the Borrowing Base, and further provided that all Net Proceeds, if any, received in connection with any such sale are applied to the Obligations to the extent required in accordance with SECTION 2.17 or SECTION 2.18, and further provided that no Proceeds Reinvestment shall be permitted in respect of any such Net Proceeds; and

(u)           other dispositions of assets (other than Leases and Real Estate) in an aggregate amount for all Loan Parties and their Subsidiaries not to exceed (i) $5,000,000 in any Fiscal Year and (ii) $25,000,000 since the Closing Date, in each case, as long as (A) the Payment Conditions have been satisfied and (B) such sale or transfer is made for fair market value and (1) if the sale is made to a Person which is not an Affiliate, the consideration received for such sale or transfer is at least 85% cash or (2) if the sale or transfer is to an Affiliate, the entire consideration for such sale or transfer is paid in cash, and provided that all Net Proceeds, if any, received in connection with any such sales are applied to the Obligations if then required in accordance with SECTION 2.17 or SECTION 2.18 hereof.

“Permitted Encumbrances” means:

(a)           Liens imposed by law for Taxes that are not required to be paid pursuant to SECTION 5.05;

(b)           Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s and other like Liens imposed by Applicable Law, (i) arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days, (ii) (A) that are being contested in good faith by appropriate proceedings, (B) the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, or (iii) the existence of which would not reasonably be expected to result in a Material Adverse Effect;

(c)           Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)           Deposits to secure or relating to the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds (and Liens arising in accordance with Applicable Law in connection therewith), and other obligations of a like nature, in each case in the ordinary course of business;

(e)           Judgment Liens in respect of judgments that do not constitute an Event of Default under SECTION 7.01(j);

(f)            Easements, covenants, conditions, restrictions, building code laws, zoning restrictions, other land use laws, rights-of-way ,development, site plan or similar agreements and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property when used in a manner consistent with current usage or materially interfere with the ordinary conduct of business of a Loan Party as currently conducted and such other minor title defects, or survey matters that are disclosed by current surveys, but that, in each case, do not interfere with the current use of the affected property in any material respect;

(g)           Any Lien on any property or asset of any Loan Party (other than Holdings) or any Subsidiary of it set forth on Schedule 6.02, provided that, if such Lien secured Indebtedness, such Lien shall secure only the Indebtedness listed on Schedule 6.01 as of the Closing Date (and extensions, renewals and replacements thereof permitted under SECTION 6.01);

(h)           Liens on fixed or capital assets acquired by any Loan Party or any of its Subsidiaries to secure Indebtedness permitted under clause (e) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within two hundred and seventy (270) days after such acquisition or the completion of the construction or improvement thereof (other than refinancings thereof permitted hereunder), (ii) the Indebtedness secured thereby does not exceed 100% of the cost of acquisition or improvement of such fixed or capital assets, and (iii) such Liens shall not extend to any other property or assets of the Loan Parties or any of their Subsidiaries;

(i)            Liens in favor of the Collateral Agent, for its own benefit and the benefit of the other Secured Parties;

(j)            Landlords’ and lessors’ Liens in respect of rent not in default for more than sixty (60) days or the existence of which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

(k)           Possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the date hereof and other Permitted Investments, provided that such liens (a) attach only to such Investments or other Investments held by such broker or dealer and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(l)            Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(m)          Liens on Real Estate or on the Capital Stock of the Persons owning such Real Estate to finance or refinance Indebtedness under the Term Loan Financing Facility, provided that such Liens shall not apply to any property or assets of the Loan Parties other than the Real Estate or Capital Stock so financed or refinanced;

(n)           Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition;

(o)           Liens arising from precautionary UCC filings regarding “true” operating leases or the consignment of goods to a Loan Party;

(p)           voluntary Liens on Fixed Assets in existence at the time such Fixed Assets are acquired pursuant to a Permitted Acquisition or on Fixed Assets of a Subsidiary of a Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided that such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other assets of any Loan Party or any of its Subsidiaries;

(q)           Liens in favor of customs and revenues authorities imposed by Applicable Law arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) that are not overdue by more than sixty (60) days, (ii)(A) that are being contested in good faith by appropriate proceedings, (B) the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, or (iii) the existence of which would not reasonably be expected to result in a Material Adverse Effect;

(r)            Liens granted by the Loan Parties to the lenders under the Term Loan Financing Facility and any refinancings thereof permitted hereunder;

(s)           any interest or title of a licensor, sublicensor, lessor or sublessor under any license or operating or true lease agreement;

(t)            leases or subleases granted to third Persons in the ordinary course of business;

(u)           licenses or sublicenses of Intellectual Property granted in the ordinary course of business;

(v)           the replacement, extension or renewal of any Permitted Encumbrance; provided that such Lien shall at no time be extended to cover any assets or property other than such assets or property subject thereto on the Closing Date or the date such Lien was incurred, as applicable;

(w)          Liens on insurance proceeds incurred in the ordinary course of business in connection with the financing of insurance premiums;

(x)            Liens on securities which are the subject of repurchase agreements incurred in the ordinary course of business;

(y)           Liens arising by operation of law under Article 4 of the UCC in connection with collection of items provided for therein;

(z)            Liens arising by operation of law under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;

(aa)         Liens on deposit accounts or securities accounts in connection with overdraft protection and netting services;

(bb)         Security given to a public or private utility or any Governmental Authority as required in the ordinary course of business;

(cc)         Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Loan Parties in the ordinary course of business; and

(dd)         Other Liens not securing Indebtedness in an amount not to exceed $2,500,000 in the aggregate at any time outstanding;

provided, however, that, except as provided in any one or more of clauses (a) through (dd) above, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money.  The designation of a Lien as a Permitted Encumbrance shall not limit or restrict the ability of the Agents to establish any Reserve relating thereto.

“Permitted Indebtedness” means each of the following:

(a)           Indebtedness created under the Loan Documents;

(b)           Indebtedness set forth on Schedule 6.01;

(c)           (i) Indebtedness of any Loan Party to any other Loan Party (excluding Holdings) or Guarantees by any Loan Party of Indebtedness or other obligations of any other Loan Party (excluding Holdings), (ii) Indebtedness of any Subsidiary of a Loan Party to any other Subsidiary of a Loan Party or Guarantees by any Subsidiary of a Loan Party of Indebtedness or other obligations of any other Subsidiary of a Loan Party, (iii) Indebtedness of any Loan Party to any Subsidiary of a Loan Party or, subject to compliance with SECTION 6.04, Guarantees by any Loan Party of Indebtedness or other obligations of any Subsidiary of a Loan Party, provided that any such Indebtedness is subordinated in right of payment to the Obligations, and (iv) subject to compliance with SECTION 6.04, Indebtedness of any Subsidiary of a Loan Party to any Loan Party (excluding Holdings) or Guarantees by any Subsidiary of a Loan Party of Indebtedness or other obligations of any Loan Party (excluding Holdings);

(d)           (i)  Purchase money Indebtedness of any Loan Party or any Subsidiary of it to finance the acquisition or improvement of any fixed or capital assets (excluding Real Estate), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, provided that the aggregate principal amount of Indebtedness permitted by this clause (d)(i) outstanding at any time shall not exceed the greater of $40,000,000 or 4% of the book value of the Consolidated tangible assets of Holdings and its Subsidiaries determined in accordance with GAAP, and (ii) so long as the Payment Conditions shall be satisfied at the time of incurrence, purchase money Indebtedness of any Loan Party or any Subsidiary of it to finance the acquisition or improvement of any Real Estate and any Indebtedness assumed in connection with the acquisition of any such Real Estate or secured by a Lien on any such Real Estate prior to the acquisition thereof;

(e)           Indebtedness under Hedge Agreements, other than for speculative purposes, entered into in the ordinary course of business;

(f)            Contingent liabilities under surety bonds, customs and appeal bonds, governmental contracts and leases or similar instruments incurred in the ordinary course of business;

(g)           any Indebtedness constituting Senior Initial Loan Facility Indebtedness, provided that in no event shall the principal amount of such Indebtedness at any time outstanding, in the aggregate with the principal amount of any Holdco Initial Loan Facility Indebtedness outstanding at such time, exceed the aggregate principal amount outstanding as of the Closing Date of Senior Initial Loan Facility Indebtedness and Holdco Initial Loan Facility Indebtedness (except by the amount of (i) any accrued interest and reasonable closing costs, expenses, fees and premia paid in connection with any renewal, refinancing, replacement, conversion or exchange of any such Indebtedness and (ii) any increase in the principal of Holdco Initial Loan Facility Indebtedness resulting from payments of interest in kind pursuant to the Holdco Initial Loan Agreement as in effect on the Closing Date or any Holdco Initial Loan Agreement, Holdco Note Indenture or supplemental indenture), and provided further, that any renewal, refinancing (whether in whole or in part), replacement, conversion or exchange of any such Indebtedness shall only be permitted under this clause (g) to the extent it constitutes a Permitted Refinancing (disregarding clauses (i) and (ii)(B) of the definition of Permitted Refinancing);

(h)           Indebtedness under the Term Loan Financing Facility;

(i)            Indebtedness with respect to the deferred purchase price for any Permitted Acquisition, provided that such Indebtedness does not require the payment in cash of principal (other than in respect of working capital adjustments) prior to the Maturity Date, has a maturity which extends beyond the date that is six months after the later of the Maturity Date and the maturity date under the Term Loan Financing Facility, and is subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent;

(j)            [Reserved];

(k)           Subordinated Indebtedness; provided that the proceeds of such Subordinated Indebtedness are used (i) to pay closing and other transactional costs in connection with a Permitted Acquisition, (ii) to prepay the Term Loan Financing Facility, or (iii) to permanently reduce, retire or refinance (whether in whole or in part) the Senior Initial Loan Facility Indebtedness to the extent permitted under clause (g) of this definition; and further provided that such Subordinated Indebtedness (a) shall not have a maturity date or be subject to amortization, mandatory repurchase or redemption (except pursuant to customary asset sale and change of control provisions requiring such redemption or repurchase if and only to the extent permitted hereunder) prior to the date that is six months after the later of the Maturity Date and the maturity date under the Term Loan Financing Facility, and (b) shall not be exchangeable or convertible into Disqualified Capital Stock or any other Indebtedness (other than any Indebtedness of the same obligor that is otherwise permitted to be incurred under this Agreement at the time of such exchange or conversion); and further provided that to the extent the aggregate principal amount of such Subordinated Indebtedness outstanding after giving effect to any incurrence of Subordinated Indebtedness would exceed $100,000,000, the Loan Parties shall at the time of such incurrence have satisfied the Payment Conditions;

(l)            Indebtedness incurred in the ordinary course of business in connection with the financing of insurance premiums;

(m)          Indebtedness of any Loan Party or any Subsidiary acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time and as a result of a Permitted Acquisition); provided that in each case such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition;

(n)           Indebtedness relating to surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(o)           Unsecured Indebtedness owed to the Sponsors, Sponsor Related Parties, and/or other stockholders of Holdings and their respective Affiliates (other than the Lead Borrower and its Subsidiaries), provided that such Indebtedness (i) does not require the payment in cash of principal prior to the Maturity Date in excess of an aggregate amount per annum equal to 10% of the original principal amount thereof, (ii) does not require the payment in cash of interest prior to the Maturity Date at a rate in excess of 10% per annum, (iii) has a maturity which extends beyond the date that is six months after the later of the Maturity Date and the maturity date under the Term Loan Financing Facility, and (iv) is subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent; and provided further that extensions, renewals and replacements of such Indebtedness shall be permitted under this clause (o) to the extent constituting a Permitted Refinancing and in compliance with the requirements of clause (ii) of the preceding proviso;

(p)           Indebtedness constituting the obligation to make customary purchase price adjustments for working capital and indemnities in connection with Permitted Acquisitions and the VH Acquisition;

(q)           Guarantees and letters of credit and surety bonds (other than Guarantees of, or letters of credit and surety bonds related to, Indebtedness) issued in connection with Permitted Acquisitions and Permitted Dispositions;

(r)            without duplication of any other Indebtedness, non-cash accruals of interest, accretion or amortization of original issue discount and payment-in-kind interest with respect to Indebtedness permitted hereunder;

(s)           Indebtedness due to any landlord in connection with the financing by such landlord of leasehold improvements;

(t)            any Indebtedness of Holdings constituting Holdco Initial Loan Facility Indebtedness, provided that in no event shall the principal amount of such Indebtedness at any time outstanding, in the aggregate with the principal amount of any Senior Initial Loan Facility Indebtedness outstanding at such time, exceed the aggregate principal amount outstanding as of the Closing Date of Senior Initial Loan Facility Indebtedness and Holdco Initial Loan Facility Indebtedness (except by the amount of (i) any accrued interest and reasonable closing costs, expenses, fees and premia paid in connection with any renewal, refinancing, replacement, conversion or exchange of any such Indebtedness and (ii) any increase in the principal of Holdco Initial Loan Facility Indebtedness resulting from payments of interest in kind pursuant to the Holdco Initial Loan Agreement as in effect on the Closing Date or any Holdco Initial Loan Agreement, Holdco Note Indenture or supplemental indenture); and provided further that any renewal, refinancing (whether in whole or in part), replacement, extension, conversion or exchange of any such Indebtedness shall only be permitted under this clause (t) to the extent it constitutes a Permitted Refinancing (disregarding clauses (i) and (ii)(B) of the definition of Permitted Refinancing);

(u)           unsecured notes issued by Holdings to stockholders in connection with the repurchase of shares of Capital Stock of Holdings or any of its Subsidiaries;

(v)           without duplication of, or accumulation with, other categories of Indebtedness permitted hereunder, other unsecured Indebtedness (other than Subordinated Indebtedness), in an aggregate principal amount not exceeding $100,000,000 at any time outstanding; and

(w)          extensions, renewals and replacements of any such Indebtedness described in clauses (b), (c), (d), (e), (h), (i), (k), (m), (s) and (u) above provided that such Indebtedness constitutes a Permitted Refinancing.

“Permitted Investments” means each of the following:

(a)           Direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America) or any state or state agency thereof, in each case maturing within one (1) year from the date of acquisition thereof;

(b)           Investments in commercial paper maturing within one (1) year from the date of acquisition thereof and having, at the date of acquisition, the highest or next highest credit rating obtainable from S&P or from Moody’s;

(c)           Investments in certificates of deposit, banker’s acceptances and time deposits maturing within one (1) year from the date of acquisition thereof which are issued or guaranteed by, or placed with, and demand deposit and money market deposit accounts issued or offered by, any Lender or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)           Master demand notes and fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer;

(e)           Shares of any money market or mutual fund that has substantially all of its assets invested in the types of investments referred to in clauses (a) through (d), above;

(f)            Investments existing or contemplated on the Closing Date and set forth on Schedule 6.04;

(g)           capital contributions or loans made by (i) any Loan Party (with respect to loans, excluding Holdings) to any other Loan Party, (ii) any Subsidiary of a Loan Party to any other Subsidiary of a Loan Party or to any Loan Party or (iii) as long as no Specified Default then exists or would arise therefrom, any Loan Party to any Subsidiary or Affiliate of any Loan Party (other than to any Loan Party, any of the Sponsors, any of the Sponsor Related Parties, any other stockholder, member or partner of Holdings or any Affiliate of any thereof in which Holdings does not have a direct or indirect ownership interest) in an aggregate amount not to exceed $15,000,000 at any time outstanding, provided that the aggregate amount of all Investments of the type described in this clause (g)(iii) and clause (t) of this definition may not exceed $15,000,000 in the aggregate outstanding at any time;

(h)           Guarantees constituting Permitted Indebtedness;

(i)            Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(j)            Loans or advances to employees made in the ordinary course of business, provided that all such loans and advances to employees shall not exceed $2,500,000 in the aggregate at any time outstanding, and determined without regard to any write-downs or write-offs thereof;

(k)           Investments received from purchasers of assets pursuant to dispositions permitted pursuant to SECTION 6.05;

(l)            (A) Permitted Acquisitions, provided that the aggregate consideration in respect of such Permitted Acquisitions paid by any of the Loan Parties and their Subsidiaries since the Closing Date shall not exceed the greater of (x) $125,000,000 and (y) 4% of the book value of Consolidated total assets of Holdings and its Subsidiaries determined in accordance with GAAP and (B) existing Investments of the Persons acquired in connection with Permitted Acquisitions so long as such Investment was not made in contemplation of such Permitted Acquisition;

(m)          Hedging Agreements entered into in the ordinary course of business for non-speculative purposes;

(n)           To the extent permitted by Applicable Law, notes from officers and employees in exchange for equity interests of the Parent purchased by such officers or employees pursuant to a stock ownership or purchase plan or compensation plan;

(o)           Earnest money required in connection with Permitted Acquisitions;

(p)           Subject to SECTION 2.18, Investments in deposit accounts opened in the ordinary course of business;

(q)           Investments in new Subsidiaries subject to the provisions of SECTION 5.12;

(r)            Capital Expenditures;

(s)           Investments with foreign governmental entities which are members of the OECD or foreign banks organized under the laws of countries which are members of the OECD, in each case similar to the Investments set forth in clauses (a), (b), and (c) above, so long as such foreign bank has combined capital and surplus of a Dollar equivalent of no less than $500,000,000;

(t)            Guarantees of Indebtedness under clause (g)(ii) above of Subsidiaries that are not Loan Parties not in excess of $15,000,000 in the aggregate at any time outstanding, provided that the aggregate amount of all Investments of the type described in this clause (t) and clause (g)(iii) of this definition may not exceed $15,000,000 in the aggregate outstanding at any time;

(u)           a purchase or acquisition of all or substantially all of the assets of, or a Real Estate portfolio or Stores from, any other Loan Party or any Subsidiary thereof; and

(v)           without duplication of, or accumulation with, other categories of Investments permitted hereunder, other Investments in an amount not to exceed $25,000,000 in the aggregate outstanding at any time;

provided, however, that for purposes of calculation, the amount of any Investment held by any Person outstanding at any time shall be the aggregate cash Investment less all cash returns, cash dividends and cash distributions (or the fair market value of any non-cash returns, dividends and distributions) received by such Person in respect of such Investment and less all liabilities expressly assumed by another Person in connection with the sale of such Investment.

“Permitted Overadvance” means an Overadvance made by the Administrative Agent, in its reasonable discretion, which:

(a)           Is made to maintain, protect or preserve the Collateral and/or the Secured Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Secured Parties; or

(b)           Is made to enhance the likelihood of, or maximize the amount of, repayment of any Obligation; or

(c)           Is made to pay any other amount chargeable to any Borrower hereunder; and

(d)           Together with all other Permitted Overadvances then outstanding, shall not (i) exceed ten percent (10%) of the Borrowing Base each at the time, in the aggregate outstanding at any time or (ii) unless a Liquidation is taking place, remain outstanding for more than forty-five (45) consecutive Business Days;

provided however, that the foregoing shall not (i) modify or abrogate any of the provisions of SECTION 2.13(e) regarding any Lender’s obligations with respect to Letter of Credit Disbursements, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for “inadvertent Overadvances” (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)), and further provided that in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the principal amount of the Revolving Credit Extensions would exceed the aggregate of the Commitments (as in effect prior to any termination of the Commitments pursuant to SECTION 7.01 hereof).

“Permitted Refinancing” means any Indebtedness that replaces or refinances (whether in whole or in part) any other Permitted Indebtedness, as long as, after giving effect thereto (i) the principal amount of the Indebtedness outstanding at such time is not increased (except by the amount of any accrued interest and reasonable closing costs, expenses, fees and premia paid in connection with such extension, renewal or replacement), (ii) the result of such refinancing of or replacement shall not be (A) an earlier maturity date or (B) decreased weighted average life, (iii) the holders of such refinancing Indebtedness are not afforded covenants, defaults, rights or remedies, taken as a whole, which are materially more burdensome to the obligor or obligors than those contained in the Indebtedness being extended, renewed or replaced, (iv) the obligor or obligors under any such refinancing Indebtedness and the collateral, if applicable, granted pursuant to any such refinancing Indebtedness are the same (or in the case of collateral, the same or less than) as the obligor(s) and collateral under the Indebtedness being extended, renewed or replaced, (v) the subordination, to the extent applicable, and other material provisions of the refinancing Indebtedness are no less favorable to the Lenders than those terms of the Indebtedness being refinanced, and (vi) the refinancing Indebtedness is not exchangeable or convertible into any other Indebtedness which does not comply with clauses (i) through (v) above.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any of the Loan Parties or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” means the Pledge Agreement dated as of the Closing Date among the Loan Parties party thereto and the Collateral Agent for its own benefit and the benefit of the other Secured Parties, as amended and in effect from time to time.

“Post Acquisition Period” means, with respect to any Permitted Acquisition the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the fourth full consecutive Fiscal Quarter immediately following the date on which such Permitted Acquisition is consummated.

“Prepayment Event” means the occurrence of any of the following events:

(a)           Any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any assets of a Loan Party or any of its Subsidiaries (other than the sale of assets in the ordinary course of business and the transfer of any assets among Stores and other locations of the Loan Parties or any of their Subsidiaries) where the proceeds therefrom are in excess of $2,500,000, unless, as long as no Cash Dominion Event has occurred and is continuing, the proceeds therefrom are utilized for purposes of replacing or repairing the assets in respect of which such proceeds were received or reinvesting in assets used in any Loan Party’s or any of its Subsidiaries’ business (any such application of proceeds, a “Proceeds Reinvestment”) within twelve (12) months of the receipt of such proceeds (or, if a letter of intent or other binding commitment to reinvest such proceeds is entered into within twelve (12) months of receipt of such proceeds within the later of twelve (12) months of receipt of such proceeds and 180 days from the date of such letter of intent or other binding commitment) (such time period, with respect to such proceeds, the “Reinvestment Period”); or

(b)           Any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation, expropriation or similar proceeding of, any assets of a Loan Party or any of its Subsidiaries where the proceeds therefrom are in excess of $2,500,000, unless (i) the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Collateral Agent, or (ii) as long as no Cash Dominion Event has occurred and is continuing, the proceeds therefrom are utilized for purposes of replacing or repairing the assets in respect of which such proceeds, awards or payments were received or reinvesting in assets used in any Loan Party’s or any of its Subsidiaries’ business within the Reinvestment Period with respect to such proceeds.

“Prime Rate” means, as to any Borrowing, for any day, the higher of: (a) the variable annual rate of interest then determined by JPMorgan Chase Bank, N.A. at its principal office in New York, New York as its “Prime Rate”; and (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% (0.50%) per annum.  If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations thereof in accordance with the terms hereof, the Prime Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Prime Rate due to a change in JPMorgan Chase Bank’s Prime Rate or the Federal Funds

Effective Rate shall be effective on the effective date of such change in JPMorgan Chase Bank’s Prime Rate or the Federal Funds Effective Rate, respectively.

“Prime Rate Loan” means any Revolving Credit Loan bearing interest at a rate determined by reference to the Prime Rate in accordance with the provisions of Article II.

“Principal Issuing Bank” means JPMorgan Chase Bank.

“Proceeds Reinvestment” has the meaning set forth in the definition of “Prepayment Event.”

“Pro Forma Adjustments” means, with respect to any Permitted Acquisition, for any applicable period that includes all or any part of a Fiscal Quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or the Consolidated EBITDA of Holdings and its Subsidiaries, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA of Holdings and its Subsidiaries, as the case may be, certified by the chief financial officer of the Lead Borrower as having been determined in good faith to be reasonably anticipated to be realizable within twelve (12) months following any such Permitted Acquisition as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity with the operations of Holdings and its Subsidiaries; provided that (i) so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, the cost savings related to such actions or such additional costs, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA of Holdings and its Subsidiaries, as the case may be, that such costs savings will be realizable during the entirety of such period, or such additional costs, as applicable, will be incurred during the entirety of such period and (ii) any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA of Holdings and its Subsidiaries, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA of Holdings and its Subsidiaries, as the case may be, for such period; provided further that any such increase, decrease and other adjustments of such Acquired EBITDA or such Consolidated EBITDA of Holdings and its Subsidiaries, as the case may be, either (x) would be permitted to be included in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended or (y) shall have been approved by the Administrative Agent in its sole discretion; and provided further, that the aggregate amount of any such increase and other like adjustments of such Acquired EBITDA or such Consolidated EBITDA of Holdings and its Subsidiaries, as the case may be, shall not in the aggregate with any adjustments to Consolidated EBITDA for such period (or any portion thereof) for projected cost savings pursuant to clause (i) of the definition of “Consolidated EBITDA,” exceed an amount equal to 5% of Consolidated EBITDA of Holdings and its Subsidiaries for the period of four consecutive Fiscal Quarters most recently ended on or prior to the date of determination.

“Pro Forma Availability Condition” shall mean, for any date of calculation with respect to any transaction or payment, the Pro Forma Excess Availability for each of the twelve Fiscal

Months following, and after giving effect to, such transaction or payment, will be greater than the lesser of (a) $45,000,000 or (b) fifteen (15%) percent of the Total Commitments.

“Pro Forma Basis” means, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustments shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant:  (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a designation of a Restricted Subsidiary as an Unrestricted Subsidiary or the Disposition of all or substantially all equity interests in any Subsidiary of Holdings or any division, product line, or facility used for operations of Holdings or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by Holdings or any of its Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are consistent with the definition of Pro Forma Adjustments.

“Pro Forma Excess Availability” shall mean, for any date of calculation, the projected average Excess Availability for each Fiscal Month during any projected twelve (12) Fiscal Months.

“Qualifying IPO” means an equity issuance by Holdings consisting of an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) of its common stock (i) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act of 1933 as amended (whether alone or in connection with a secondary public offering) and (ii) resulting in gross proceeds to Holdings of at least $100,000,000.

“Real Estate” means all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof related to such owned property.

“Register” has the meaning provided in SECTION 9.04(c).

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reinvestment Period” has the meaning provided in clause (a) of the definition of Prepayment Event.

“Related Fund” means, with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed, administered or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” has the meaning provided in Section 101(22) of CERCLA without giving effect to the exclusions set forth in subsections (A), (B), (C) and (D) thereof.

“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Reports” has the meaning provided in SECTION 8.13.

“Required Holdco Initial Loan Refinancing” means any offering or issuance of indebtedness or securities of Holdings pursuant to the original Holdco Initial Loan Agreement.

“Required Initial Loan Refinancing” means any offering or issuance of indebtedness or securities of the Lead Borrower or any of its Subsidiaries pursuant to the original Senior Initial Loan Agreement.

“Required Lenders” means, at any time, Lenders (other than Delinquent Lenders) having Commitments aggregating more than 50% of the Total Commitments, or if the Commitments have been terminated, Lenders (other than Delinquent Lenders) whose percentage of the outstanding Credit Extensions (calculated assuming settlement and repayment of all Swingline Loans by the Lenders) aggregate more than 50% of all such Credit Extensions.

“Reserves” means all (if any) Inventory Reserves and Availability Reserves (including, without limitation, Cash Management Reserves, Bank Product Reserves and reserves for Customer Credit Liabilities).

“Responsible Officer” of any Person shall mean any executive officer or financial officer of such Person and any other officer or similar official thereof with responsibility for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any class of Capital Stock of a Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Capital Stock of a Person or any option, warrant or other right to acquire any

Capital Stock of a Person or on account of any return of capital to the Person’s stockholders, partners or members and (b) any principal or interest payment (or other distribution, whether in cash, securities or other property) on, or redemption, repurchase, defeasance or other acquisition or retirement for value of, in each case prior to any scheduled payment, sinking fund payment or maturity, of any Indebtedness due to Holdings, any of the Sponsors, Sponsor Related Parties and/or other stockholders, partners or members of Holdings or any of their respective Affiliates (other than Indebtedness due to the Lead Borrower or any Restricted Subsidiary of it).  “Restricted Payments” shall not include any dividends payable solely in Capital Stock of a Loan Party.

“Restricted Subsidiary” means any Subsidiary of Holdings other than an Unrestricted Subsidiary.

“Revolver Priority Collateral” means all “ABL Priority Collateral” (as such term is defined in the Intercreditor Agreement).

“Revolving Credit Ceiling” means $375,000,000, as such amount may be increased or reduced in accordance with the terms of this Agreement.

“Revolving Credit Loans” means all loans at any time made by any Lender (including, without limitation, Loans) pursuant to Article II and, to the extent applicable, shall include Swingline Loans made by the Swingline Lender pursuant to SECTION 2.06.

“Revolving Credit Notes” means the promissory notes of the Borrowers substantially in the form of Exhibit D, each payable to the order of a Lender, evidencing the Revolving Credit Loans made to the Borrowers.

“S&P” means Standard & Poor’s Ratings Services, advisor of The McGraw-Hill Companies, Inc. and any successor thereto.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Party” means (a) each Credit Party, (b) at the option of the Lead Borrower, any Lender or any Affiliate of a Lender providing Cash Management Services, (c) at the option of the Lead Borrower, any Person (other than any Loan Party or any of its Subsidiaries) party to a Designated Hedge Agreement, (d) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (e) the successors and, subject to any limitations contained in this Agreement, assigns of each of the foregoing.

“Security Agreement” means the Security Agreement dated as of the Closing Date among the Loan Parties and the Collateral Agent for its benefit and for the benefit of the other Secured Parties, as amended and in effect from time to time.

“Security Documents” means the Security Agreement, the Mortgages, the Intellectual Property Security Agreements, the Pledge Agreement, the Facility Guarantee, and each other security agreement or other instrument or document executed and delivered pursuant to this

Agreement or any other Loan Document that creates a Lien in favor of the Collateral Agent to secure any of the Obligations.

“Senior Initial Loan Agreement” means the Senior Initial Loan Credit Agreement, dated as of the Closing Date, among the Lead Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Initial Loan Agreement or other credit agreements, indentures (including any Senior Notes Indenture) or otherwise).

“Senior Initial Loan Documents” means the “Loan Documents” as such term is defined in the Senior Initial Loan Agreement, as the same may be amended, supplemented, waived, otherwise modified, extended, renewed, refinanced or replaced from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Initial Loan Documents or other agreements, indentures (including any Senior Notes Indenture) or otherwise).

“Senior Initial Loan Facility” means the collective reference to the Senior Initial Loan Agreement, any Senior Initial Loan Documents, any notes issued pursuant thereto and any guarantee agreement, and other guarantees and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Initial Loan Agreement or other credit agreements, indentures (including any Senior Notes Indenture) or otherwise).

Without limiting the generality of the foregoing, the term “Senior Initial Loan Facility” shall include (x) any Senior Notes Indenture and (y) any agreement (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Borrower as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, (iv) otherwise altering the terms and conditions thereof or (v) evidencing or governing any Indebtedness incurred pursuant to any Required Initial Loan Refinancing.

“Senior Initial Loan Facility Indebtedness” means any Senior Initial Loans, and any Indebtedness incurred under the Senior Initial Loan Facility, including any Senior Notes so incurred to refinance (whether in whole or in part) any Senior Initial Loans.  Notwithstanding the foregoing, the stated maturity of the Senior Initial Loan Facility Indebtedness (including, without limitation, any Senior Notes) shall not be earlier than eight years after the Closing Date.

“Senior Initial Loans” means any loans made pursuant to the Senior Initial Loan Agreement on the Closing Date.

“Senior Notes” means (a) any Senior Notes of the Borrower to be issued after the Closing Date upon the conversion or exchange of the Senior Initial Loans for such Senior Notes, or to refinance in whole or in part the Senior Initial Loans or any notes issued to refinance or upon the conversion or exchange of any Senior Initial Loans, and (b) any substantially similar Senior Notes (whether registered under the Securities Act or otherwise) that have been exchanged for any such other Senior Notes; in each case as any such Senior Notes may be amended, supplemented, waived or otherwise modified from time to time.

“Senior Notes Indenture” means any indenture governing any Senior Notes, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Settlement Date” has the meaning provided in SECTION 2.22(b).

“Shrink” means Inventory identified by the Loan Parties as lost, misplaced, or stolen.

“Software” has the meaning assigned to such term in the Security Agreement.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) at fair valuation on a going concern basis, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person on a going concern basis is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and generally pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to generally pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged.

“Specified Default” means the occurrence of any Event of Default specified in SECTION 7.01(a), SECTION 7.01(b), SECTION 7.01(c) (but only with respect to any representation made or deemed to be made by or on behalf of any Loan Party in any Borrowing Base Certificate or any certificate of a Financial Officer accompanying any financial statement), SECTION 7.01(d) (but only with respect to SECTION 2.18(c), SECTION 2.18(d), SECTION 2.18(e), the second sentence of SECTION 2.18(g), SECTION 5.01(f), SECTION 5.07, SECTION 5.08(b), SECTION 5.11 and SECTION 6.11), SECTION 7.01(f), SECTION 7.01(h), or SECTION 7.01(i).

“Specified Equity Contribution” means cash equity contributions (which if in the form of preferred equity shall be on terms and conditions reasonably acceptable to the Administrative Agent) made to Holdings and/or the Lead Borrower after the Closing Date and on or prior to the day that is 10 days after the day on which financial statements are required to be delivered hereunder for a Fiscal Year or Fiscal Quarter during the continuance of any Cash Dominion Event; provided that (a) in each four fiscal quarter period, there shall be at least one fiscal quarter in respect of which no Specified Equity Contribution is made, (b) the amount of any Specified

Equity Contribution shall be no greater than the amount required to cause Holdings to be in pro forma compliance with SECTION 6.11 and (c) all Specified Equity Contributions shall be disregarded for purposes of determining any baskets with respect to the covenants contained herein.

“Specified Indebtedness” means (a) all (i) Senior Initial Loan Facility Indebtedness, (ii) Holdco Initial Loan Facility Indebtedness and (iii) Indebtedness under the Term Loan Financing Facility and (b) any Indebtedness that replaces or refinances any of the foregoing (including pursuant to successive refinancings) pursuant to a Permitted Refinancing.

“Specified Transaction” means any (a) disposition of all or substantially all the assets or Capital Stock of any Subsidiary or of any division or product line of Holdings or any of its Subsidiaries, (b) designation of a Restricted Subsidiary as an Unrestricted Subsidiary, (c) Permitted Acquisition or (d) proposed incurrence of Indebtedness in respect of which compliance with the financial covenant set forth in SECTION 6.11 is by the terms of this Agreement required to be calculated on a Pro Forma Basis.

“Sponsors” means collectively, Bain Capital Partners, LLC, Highland Capital Partners, LLC and their respective Affiliates.

“Sponsor Group” means the Sponsors and the Sponsor Related Parties.

“Sponsor Related Parties” means, with respect to the Sponsors, (a) any Controlling stockholder or partner thereof (including in the case of an individual Person who possesses Control, the spouse or immediate family member of such Person provided such Person retains Control of the voting rights, by stockholders agreement, trust agreement or otherwise of the Capital Stock owned by such spouse or immediate family member) or (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 51% or more Controlling interest of which consist of such Person and/or such Persons referred to in the immediately preceding clause (a).

“Standby Letter of Credit” means any Letter of Credit other than a Commercial Letter of Credit.

“Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D.  LIBO Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Store” means any retail store (which includes any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party.

“Subordinated Indebtedness” means Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations on terms reasonably acceptable to the Agents.

“Subsidiary” means with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which Capital Stock representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.  With respect to each Loan Party, each reference to a “Subsidiary” thereof shall be deemed to exclude Unrestricted Subsidiaries unless expressly noted otherwise.

“Supermajority Required Lenders” means, at any time, Lenders (other than Delinquent Lenders) having Commitments aggregating more than 75% of the Total Commitments, or if the Commitments have been terminated, Lenders (other than Delinquent Lenders) whose percentage of the outstanding Credit Extensions (calculated assuming settlement and repayment of all Swingline Loans by the Lenders) aggregate more than 75% of all such Credit Extensions.

“Supporting Obligations” has the meaning assigned to such term in the Security Agreement.

“Swingline Lender” means JPMorgan Chase Bank, in its capacity as lender of Swingline Loans hereunder to the Borrowers hereunder.

“Swingline Loan” means a Revolving Credit Loan made by the Swingline Lender to the Borrowers pursuant to SECTION 2.06.

“Swingline Loan Ceiling” means $25,000,000, as such amount may be increased or reduced in accordance with the provisions of this Agreement.

“Swingline Note” means the promissory note of the Borrowers substantially in the form of Exhibit E, payable to the order of the Swingline Lender, evidencing the Swingline Loans made by the Swingline Lender to the Borrowers.

“Syndication Agent” means the financial institution accorded such title by the Arranger in consultation with the Lead Borrower in connection with the initial syndication of Commitments.

“Synthetic Lease” means any lease or other agreement for the use or possession of property creating obligations which do not appear as Indebtedness on the balance sheet of the lessee thereunder but which, upon the insolvency or bankruptcy of such Person, may be characterized as Indebtedness of such lessee without regard to the accounting treatment.

“Taxes” means any and all current or future income, stamp or other taxes, levies, imposts, duties (including stamp duties), deductions, fees, charges (including ad valorem charges) or withholdings now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and any and all interest and penalties related thereto.

“Termination Date” means the earlier to occur of (i) the Maturity Date, or (ii) the date on which the maturity of the Obligations (other than the Other Liabilities) is accelerated and the Commitments are irrevocably terminated in accordance with Article VII.

“Term Loan Agreement” means that certain Credit Agreement dated October 9, 2007 by and among the Lead Borrower, JPMorgan Chase Bank, as administrative agent and as collateral agent, and the lenders identified therein.

“Term Loan Financing Facility” means the term loan facility established pursuant to the Term Loan Agreement in a principal amount not to exceed $650,000,000 (as such amount may be increased in accordance with the terms of the Term Loan Agreement as in effect on the Closing Date or as such amount may be increased during the primary syndication of the Term Loan Financing Facility), as amended, modified, supplemented, refinanced or replaced from time to time, provided that any such refinancing constitutes a Permitted Refinancing.

“Term Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Threshold Lenders” has the meaning provided in SECTION 9.02(c).

“Total Commitments” means the aggregate of the Commitments of all Lenders.  On the Closing Date, the Total Commitments are $375,000,000.

“Trade Receivables Reserves” means such reserves as may be established from time to time by the Administrative Agent, in its reasonable commercial discretion exercised in good faith and consistent with past practice, with respect to Dilution related to Eligible Trade Receivables to the extent that such Dilution exceeds 5% of the gross sales of the Loan Parties for the then most recently completed period of twelve (12) consecutive months.

“Type”, when used in reference to any Revolving Credit Loan or Borrowing, refers to whether the rate of interest on such Revolving Credit Loan, or on the Revolving Credit Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Prime Rate, as applicable.

“U.S. Lender” means any Lender that is a “United States person,” as that term is defined in Section 7701(a)(30) of the Code.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform

Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“Unanimous Consent” means the consent of Lenders (other than Delinquent Lenders) holding 100% of the Commitments (other than Commitments held by a Delinquent Lender).

“Unrestricted Subsidiaries” means, at any time, (a) each Subsidiary of the Lead Borrower (other than any Borrower) that at such time is an Unrestricted Subsidiary (as designated by the board of directors of the Lead Borrower (as provided below) as an Unrestricted Subsidiary) and (b) any Subsidiary of an Unrestricted Subsidiary.

Any Subsidiary of the Lead Borrower (excluding any Borrower but including any existing Restricted Subsidiary and any newly acquired or newly formed Subsidiary) so designated by the board of directors of the Lead Borrower shall constitute an Unrestricted Subsidiary; provided that (i) both before and after giving effect to such designation, no Event of Default shall have occurred and be continuing; (ii) both before and after giving effect to such designation, all outstanding Investments of the Loan Parties in such Subsidiary, valued at an amount determined as set forth in the last sentence of the definition of “Investments”, would constitute Permitted Investments; (iii) at all times, shares of the Capital Stock of such Subsidiary entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Lead Borrower; (iv) at no time shall such Subsidiary nor any of its Subsidiaries own any Capital Stock or Indebtedness of, or own or hold any Lien on the assets of, Holdings or any of its Subsidiaries (other than any Subsidiary of the Subsidiary to be so designated); (v) at no time shall such Subsidiary nor any of its Subsidiaries create, incur, issue, assume, guarantee or otherwise be or become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Holdings, the Lead Borrower or any Subsidiary of the Lead Borrower (other than any Subsidiary of the Subsidiary to be so designated); and (vi) at no time shall such Subsidiary be designated or treated as a “Restricted Subsidiary” (or a similar concept) for the purpose of the Term Loan Financing Facility or any Junior Financing.

The Lead Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) both before and after giving effect to such designation, no Event of Default shall have occurred and be continuing; (ii) both before and after giving effect to such designation, all Indebtedness of such Subsidiary outstanding at such time would constitute Permitted Indebtedness; (iii) both before and after giving effect to such designation, Holdings shall be in compliance with SECTION 6.11, on a Pro Forma Basis, as of the last day of the then most recently ended Fiscal Quarter (as demonstrated by the Loan Parties to the Administrative Agent to its reasonable satisfaction); and (iv) both before and after giving effect to such designation, all Liens on any property or asset such Subsidiary would constitute Permitted Encumbrances.

“Unused Commitment” shall mean, on any day, (a) the then aggregate Commitments, minus (b) the sum of (i) the principal amount of Revolving Credit Loans of the Borrowers then outstanding, and (ii) the then Letter of Credit Outstandings.

“Unused Fee” has the meaning provided in SECTION 2.19(b).

“VH Acquisition” means the Acquisition of Guitar Center and its Subsidiaries in accordance with the Acquisition Documents.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such payment, by (2) the sum of all such payments.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

SECTION 1.02       Terms Generally.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Charter Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (vii) all references to “$” or “dollars” or to amounts of money and all calculations of Availability, Excess Availability, Borrowing Base, permitted “baskets” and other similar matters shall be deemed to be references to the lawful currency of the United States of America, and (viii) references to “knowledge” of any Loan Party means the actual knowledge of a Responsible Officer.

(b)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)           Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)           This Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Loan Parties and the Administrative Agent and are the product of discussions and negotiations among all parties.  Accordingly, this Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent’s or any Lender’s involvement in the preparation of such documents.

SECTION 1.03       Accounting Terms.

(a)           Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements described in SECTION 3.04, except as otherwise specifically prescribed herein.  All amounts used for purposes of financial calculations required to be made shall be without duplication.  Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated Fixed Charge Coverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

(b)           Issues Related to GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Lead Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Lead Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Lead Borrower shall provide to the Administrative Agent and the Lenders as reasonably requested hereunder a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  In addition, the definitions set forth in the Loan Documents and any financial calculations required by the Loan Documents shall be computed to exclude (a) the effect of purchase accounting adjustments, including the effect of non-cash items resulting from any amortization, write-up, write-down or write-off of any assets or deferred charges (including, without limitation, intangible assets, goodwill and deferred financing costs in connection with the VH Acquisition, any Permitted Acquisition or any merger, consolidation or other similar transaction permitted by this Agreement), (b) the application of FAS 133, FAS 150 or FAS 123r (to the extent that the pronouncements in FAS 123r result in recording an equity award as a liability on the Consolidated balance sheet of Holdings and its Subsidiaries in the circumstance where, but for the application of the pronouncements, such award would have been classified as equity), (c) any mark-to-market adjustments to any derivatives (including embedded derivatives contained in other debt or equity instruments under FAS 133), and (d) any non-cash compensation charges resulting from the application of FAS 123r.

SECTION 1.04       Rounding.  Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05       Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.06       Letter of Credit Amounts.  Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit, whether or not such maximum face amount is in effect at such time.

SECTION 1.07       Certifications.  All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such person in his or her capacity solely as an officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such person’s individual capacity.

ARTICLE II

Amount and Terms of Credit

SECTION 2.01       Commitment of the Lenders.

(a)       Each Lender, severally and not jointly with any other Lender, agrees, upon the terms and subject to the conditions herein set forth, to make Credit Extensions to or for the benefit of the Borrowers, on a revolving basis, subject in each case to the following limitations:

(i)            The initial Revolving Credit Loans to be made on the Closing Date to the Lead Borrower to consummate the VH Acquisition shall not exceed $125,000,000, plus any additional amounts necessary to fund any seasonal working capital, amounts attributable to variations from projected working capital and/or any purchase price adjustments due to working capital fluctuations.

(ii)           The aggregate outstanding amount of the Credit Extensions to the Borrowers shall not at any time cause Availability to be less than zero;

(iii)                               Letters of Credit shall be available from the Issuing Banks to the Borrowers, provided that the Borrowers shall not at any time permit the aggregate Letter of Credit Outstandings at any time to exceed the Letter of Credit Sublimit;

(iv)                              No Lender shall be obligated to make any Credit Extension to the Borrowers in excess of such Lender’s Commitment; and

(v)                                 Subject to all of the other provisions of this Agreement, Revolving Credit Loans to the Borrowers that are repaid may be reborrowed prior to the Termination Date.  No new Credit Extensions (other than Permitted Overadvances) shall be made to the Borrowers after the Termination Date.

(b)                     Each Borrowing of Revolving Credit Loans to the Borrowers (other than Swingline Loans) shall be made by the Lenders pro rata in accordance with their respective Commitments.  The failure of any Lender to make any Revolving Credit Loan to the Borrowers shall neither relieve any other Lender of its obligation to fund its Revolving Credit Loan to the Borrowers in accordance with the provisions of this Agreement nor increase the obligation of any such other Lender.

SECTION 2.02                    Increase in Commitments

(a)                      So long as no Default or Event of Default exists or would arise therefrom, the Lead Borrower shall have the right, at any time and from time to time after the Closing Date, to request an increase of the aggregate of the then outstanding Commitments by an amount not to exceed in the aggregate $75,000,000.  The Administrative Agent and the Lead Borrower shall determine the effective date of such requested increase and any such requested increase shall be first made available to all existing Lenders on a pro rata basis, with any such Lender accepting such increase in a timely fashion relative to the Commitment Increase Date.  To the extent that the existing Lenders decline to increase their Commitments, or decline to increase their Commitments to the amount requested by the Lead Borrower, the Administrative Agent, in consultation with the Lead Borrower, will use its reasonable best efforts to arrange for other Persons (which Person may be suggested by the Lead Borrower) to become a Lender hereunder and to issue commitments in an amount equal to the amount of the increase in the Total Commitments requested by the Lead Borrower and not accepted by the existing Lenders (each such increase by either means, a “Commitment Increase,” and each Person issuing, or Lender increasing, its Commitment, an “Additional Commitment Lender”), provided, however, that (i) no Lender shall be obligated to provide a Commitment Increase as a result of any such request by the Lead Borrower, (ii) any Additional Commitment Lender which is not an existing Lender shall be subject to the approval of the Administrative Agent, the Issuing Banks and the Lead Borrower (which approval shall not be unreasonably withheld or delayed), and (iii) without the consent of the Administrative Agent, at no time shall the Commitment of any Additional Lender under this Agreement be less than $5,000,000.  Each Commitment Increase shall be in a minimum aggregate amount of at least $15,000,000 and in integral multiples of $5,000,000 in excess thereof.

(b)                     No Commitment Increase shall become effective unless and until each of the following conditions have been satisfied or waived:

(i)                                     If a Cash Dominion Event then exists, the Loan Parties shall have demonstrated, to the reasonable satisfaction of the Administrative Agent, that both before and after giving effect to such Commitment Increase and any Credit Extensions and Investments made in connection therewith, Holdings shall be in compliance with SECTION 6.11, on a Pro Forma Basis, as of the last day of the then most recently ended Fiscal Quarter;

(ii)                                  The Borrowers, the Administrative Agent, and any Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents as the Administrative Agent shall reasonably require;

(iii)                               The Borrowers shall have paid such fees and other compensation to the Additional Commitment Lenders and to the Administrative Agent as the Lead Borrower and such Additional Commitment Lenders and the Administrative Agent shall agree;

(iv)                              The Borrowers shall deliver to the Administrative Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrowers and dated such date;

(v)                                 A Revolving Credit Note (to the extent requested) will be issued at the Borrowers’ expense, to each such Additional Commitment Lender, to be in conformity with requirements of SECTION 2.07 (with appropriate modification) to the extent necessary to reflect the new Commitment of each Additional Commitment Lender; and

(vi)                              The Borrowers and the Additional Commitment Lender shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested in order to effectuate the documentation of the foregoing.

(c)                      The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Commitment Increase (with each date of such effectiveness being referred to herein as a “Commitment Increase Date”), and at such time (i) the Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, (ii) Schedule 1.1(a) shall be deemed modified, without further action,  to reflect the revised Commitment Percentages of the Lenders and (iii) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect such increased Commitments.

(d)                     In connection with Commitment Increases hereunder, the Lenders and the Borrowers agree that, notwithstanding anything to the contrary in this Agreement, (i) the Borrowers shall, in coordination with the Administrative Agent, (x) repay outstanding Revolving Credit Loans of certain Lenders, and obtain Revolving Credit Loans from certain other Lenders (including the Additional Commitment Lenders), or (y) take such other actions as reasonably may be required by the Administrative Agent, in each case to the extent necessary so that all of the Lenders effectively participate in each of the outstanding Revolving Credit Loans pro rata on the basis of their Commitment Percentages (determined after giving effect to any increase in the

Commitments pursuant to this SECTION 2.02), and (ii) the Borrowers shall pay to the Lenders any costs of the type referred to in SECTION 2.16(b) in connection with any repayment and/or Revolving Credit Loans required pursuant to preceding clause (i).  Without limiting the obligations of the Borrowers provided for in this SECTION 2.02, the Administrative Agent and the Lenders agree that they will use their best efforts to attempt to minimize the costs of the type referred to in SECTION 2.16(b) which the Borrowers would otherwise occur in connection with the implementation of an increase in the Commitments.

SECTION 2.03                    Reserves; Changes to Reserves.  The Administrative Agent may hereafter establish additional Reserves or modify any existing Reserves, in the exercise of its reasonable business judgment acting in accordance with industry standards for asset based lending in the retail industry, provided that such Reserves shall not be established or changed except upon not less than ten (10) Business Days notice to the Borrowers (during which period the Agents shall be available to discuss any such proposed Reserve with the Borrowers).

SECTION 2.04                    Making of Revolving Credit Loans.

(a)                      Except as set forth in SECTION 2.09, SECTION 2.10 and SECTION 2.11, Revolving Credit Loans (other than Swingline Loans) shall be either Prime Rate Loans or LIBO Loans as the Lead Borrower on behalf of the Borrowers may request (which request shall substantially be made in the form attached hereto as Exhibit C) subject to and in accordance with this SECTION 2.04.  All Swingline Loans shall be only Prime Rate Loans.  All Revolving Credit Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Revolving Credit Loans of the same Type.  Each Lender may fulfill its Commitment with respect to any Revolving Credit Loan by causing any lending office of such Lender to make such Revolving Credit Loan; provided, however, that any such use of a lending office shall not affect the obligation of the Borrowers to repay such Revolving Credit Loan in accordance with the terms of the applicable Revolving Credit Note.  Each Lender shall, subject to its overall policy considerations, use reasonable efforts to select a lending office which will not result in the payment of increased costs by the Borrowers.  Subject to the other provisions of this SECTION 2.04 and the provisions of SECTION 2.11, Borrowings of Revolving Credit Loans of more than one Type may be incurred at the same time, but in any event no more than ten (10) Borrowings of LIBO Loans may be outstanding at any time.

(b)                     The Lead Borrower shall give the Administrative Agent (w) three (3) Business Days’ prior telephonic notice (thereafter confirmed in writing) of each Borrowing of LIBO Loans, and (x) one (1) Business Days’ prior telephonic notice (thereafter confirmed in writing) of each Borrowing of Prime Rate Loans by the Borrowers.  Any such notice, to be effective, must be received by the Administrative Agent not later than 1:00 p.m. on the third Business Day in the case of LIBO Loans, and one Business Day in the case of Prime Rate Loans, prior to the date on which such Borrowing is to be made.  Such notice shall be irrevocable (except to the extent set forth in SECTION 2.10 or SECTION 2.11 hereof), shall contain disbursement instructions and shall specify: (i) whether the Borrowing then being requested is to be a Borrowing of Prime Rate Loans or LIBO Loans and, if LIBO Loans, the Interest Period with respect thereto; (ii) the amount of the proposed Borrowing (which shall be in an integral multiple of $1,000,000, but not less than $5,000,000 in the case of LIBO Loans); and (iii) the date of the proposed Borrowing (which shall be a Business Day).  If no election of Interest Period is specified in any such notice for a Borrowing of LIBO Loans, such notice shall be deemed a request for an Interest Period of one (1) month.  If no election is made as to the Type of Revolving Credit Loan or, with respect to any Borrowing of LIBO Loans requested for the Closing Date or any of the two immediately succeeding Business Days, is not accompanied by a funding indemnity letter reasonably satisfactory to the Administrative Agent in form and substance, such notice shall be deemed a request for Borrowing of Prime Rate Loans.  The Administrative Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate.  On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Administrative Agent at 270 Park Avenue, New York, New York 10017 no later than 3:00 p.m., in immediately available funds.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this SECTION 2.04 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount.  In the event a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent, forthwith on demand such corresponding amount, with interest thereon for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Borrowers, the interest rate applicable to Prime Rate Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Revolving Credit Loan included in such Borrowing.  Upon receipt of the funds made available by the Lenders to fund any borrowing hereunder, the Administrative Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Lead Borrower and shall use reasonable efforts to make the funds so received from the Lenders available to the Borrowers no later than 5:00 p.m.

(c)                      To the extent not paid by the Borrowers when due (after taking into consideration any applicable grace period), the Administrative Agent, without the request of the Lead Borrower, may advance any interest, fee payable pursuant to SECTION 2.19 or other payment to which any Credit Party is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby.  The Administrative Agent shall advise the Lead Borrower of any such advance or charge promptly after the making thereof.  Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrowers’ obligations under SECTION 2.17(a).  Any amount which is added to the principal balance of the Loan Account as provided in this SECTION 2.04(c) shall bear interest at the interest rate then and thereafter applicable to Prime Rate Loans.

SECTION 2.05                    Overadvances.

(a)                      The Agents and the Lenders shall have no obligation to make any Revolving Credit Loan (including, without limitation, any Swingline Loan) or to provide any Letter of Credit if an Overadvance would result.

(b)                     The Administrative Agent may, in its discretion, make Permitted Overadvances to the Borrowers without the consent of the Lenders and each Lender shall be bound thereby.  Any Permitted Overadvances may constitute Swingline Loans.  The making of a Permitted Overadvance is for the benefit of the Borrowers and shall constitute a Revolving Credit Loan and an Obligation.  The making of any such Permitted Overadvance on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding.

(c)                      The making by the Administrative Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of SECTION 2.13(g) regarding the Lenders’ obligations to purchase participations with respect to Letter of Credit Disbursements.

SECTION 2.06                    Swingline Loans

(a)                      The Swingline Lender is authorized by the Lenders, and shall make, Swingline Loans at any time (subject to SECTION 2.06(b)) to the Borrowers up to the amount of the sum of (i) the Swingline Loan Ceiling, upon a notice of Borrowing from Lead Borrower received by the Administrative Agent and the Swingline Lender (which notice, at the Swingline Lender’s discretion, may be submitted prior to 3:00 p.m. on the Business Day on which such Swingline Loan is requested), plus (ii) any Permitted Overadvances.  Swingline Loans shall be Prime Rate Loans and shall be subject to periodic settlement with the Lenders under SECTION 2.22 below.

(b)                     The Lead Borrower’s request for a Swingline Loan shall be deemed a representation that the applicable conditions for borrowing under SECTION 4.02 are satisfied (unless such conditions have been waived).  If the conditions for borrowing under SECTION 4.02 cannot in fact be fulfilled, (x) the Lead Borrower shall give immediate notice (a “Noncompliance Notice”) thereof to the Administrative Agent and the Swingline Lender, and the Administrative Agent shall promptly provide each Lender with a copy of the Noncompliance Notice, and (y) the Required Lenders may direct the Swingline Lender to, and the Swingline Lender thereupon shall, cease making Swingline Loans (other than Permitted Overadvances) until such conditions can be satisfied or are waived in accordance with SECTION 9.02. Unless the Required Lenders so direct the Swingline Lender, the Swingline Lender may, but is not obligated to, continue to make Swingline Loans commencing one (1) Business Day after the Non-Compliance Notice is furnished to the Lenders.  Notwithstanding the foregoing, no Swingline Loans (other than Permitted Overadvances) shall be made pursuant to this SECTION 2.06(b) if the aggregate outstanding amount of the Credit Extensions and Swingline Loans would exceed the limitations set forth in SECTION 2.01.

SECTION 2.07                    Notes.

(a)                      Upon the request of any Lender, the Revolving Credit Loans made by such Lender shall be evidenced by a Revolving Credit Note, duly executed on behalf of the

Borrowers, dated the Closing Date, payable to the order of such Lender in an aggregate principal amount equal to such Lender’s Commitment.

(b)                     Upon the request of the Swingline Lender, the Revolving Credit Loans made by the Swingline Lender with respect to Swingline Loans shall be evidenced by a Swingline Note, duly executed on behalf of the Borrowers, dated the Closing Date, payable to the order of the Swingline Lender, in an aggregate principal amount equal to the Swingline Loan Ceiling.

(c)                      Each Lender is hereby authorized by the Borrowers to endorse on a schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Revolving Credit Loan from such Lender, each payment and prepayment of principal of any such Revolving Credit Loan, each payment of interest on any such Revolving Credit Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of any Borrower to repay the Revolving Credit Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

(d)                     Upon receipt of an affidavit and indemnity of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor at such Lender’s expense.

SECTION 2.08                    Interest on Revolving Credit Loans.

(a)                      Subject to SECTION 2.12, each Prime Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable) at a rate per annum that shall be equal to the then Prime Rate plus the Applicable Margin for Prime Rate Loans.

(b)                     Subject to SECTION 2.09 through SECTION 2.12, each LIBO Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBO Rate for such Interest Period, plus the Applicable Margin for LIBO Loans.

(c)                      Accrued interest on all Revolving Credit Loans shall be payable in arrears on each Interest Payment Date applicable thereto upon prepayment, at maturity (whether by acceleration or otherwise) and after such maturity on demand.

SECTION 2.09                    Conversion and Continuation of Revolving Credit Loans.

(a)                      The Lead Borrower shall have the right at any time, on three (3) Business Days’ prior notice to the Administrative Agent (which notice, to be effective, must be received by the Administrative Agent not later than 1:00 p.m. on the third Business Day preceding the date of any conversion), (i) to convert any outstanding Borrowings of Prime Rate Loans to Borrowings of LIBO Loans, or (ii) to continue an outstanding Borrowing of LIBO Loans for an additional

Interest Period, or (iii) to convert any outstanding Borrowings of LIBO Loans to a Borrowing of Prime Rate Loans, subject in each case to the following:

(i)                                     No Borrowing of Revolving Credit Loans may be converted into, or continued as, LIBO Loans at any time when any Event of Default has occurred and is continuing (nothing contained herein being deemed to obligate the Borrowers to incur Breakage Costs upon the occurrence and during the continuance of an Event of Default unless the Obligations are accelerated);

(ii)                                  If less than a full Borrowing of Revolving Credit Loans is converted, such conversion shall be made pro rata among the Lenders based upon their Commitment Percentages in accordance with the respective principal amounts of the Revolving Credit Loans comprising such Borrowing held by such Lenders immediately prior to such conversion;

(iii)                               The aggregate principal amount of Prime Rate Loans being converted into or continued as LIBO Loans shall be in an integral of $1,000,000 and at least $5,000,000;

(iv)                              Each Lender shall effect each conversion by applying the proceeds of its new LIBO Loan or Prime Rate Loan, as the case may be, to its Revolving Credit Loan being so converted;

(v)                                 The Interest Period with respect to a Borrowing of LIBO Loans effected by a conversion or in respect to the Borrowing of LIBO Loans being continued as LIBO Loans shall commence on the date of conversion or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

(vi)                              A Borrowing of LIBO Loans may be converted only on the last day of an Interest Period applicable thereto, unless the applicable Borrower pays all Breakage Costs incurred in connection with such conversion; and

(vii)                           Each request for a conversion or continuation of a Borrowing of LIBO Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one (1) month.

(b)                     If the Lead Borrower does not give notice to convert any Borrowing of LIBO Loans, or does not give notice to continue, or does not have the right to continue, any Borrowing as LIBO Loans, in each case as provided in SECTION 2.09(a) above, such Borrowing shall automatically be converted to, or continued as, as applicable, a Borrowing of Prime Rate Loans, at the expiration of the then-current Interest Period.  The Administrative Agent shall, after it receives notice from the Lead Borrower, promptly give each Lender notice of any conversion, in whole or part, of any Revolving Credit Loan made by such Lender.

SECTION 2.10                    Alternate Rate of Interest for Revolving Credit Loans.

If prior to the commencement of any Interest Period for a LIBO Borrowing, the Administrative Agent:

(a)                                  Reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate (in accordance with the terms of the definition thereof) for such Interest Period; or

(b)                                 Is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Required Lenders of making or maintaining their Revolving Credit Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Lead Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Lead Borrower and the applicable Lenders that the circumstances giving rise to such notice no longer exist (which notice the Administrative Agent shall deliver promptly upon obtaining knowledge of the same), (i) any Borrowing Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Borrowing shall be ineffective and (ii) if any Borrowing Request requests a LIBO Borrowing, such Borrowing shall be made as a Borrowing of Prime Rate Loans unless withdrawn by the Lead Borrower.

SECTION 2.11                    Change in Legality.

(a)                      Notwithstanding anything to the contrary contained elsewhere in this Agreement, if any Change in Law occurring after the Closing Date shall make it unlawful for a Lender to make or maintain a LIBO Loan or to give effect to its obligations as contemplated hereby with respect to a LIBO Loan, then, by written notice to the Lead Borrower, such Lender may (x) declare that LIBO Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Lead Borrower for a LIBO Borrowing shall, as to such Lender only, be deemed a request for a Prime Rate Loan unless such declaration shall be subsequently withdrawn; and (y) require that all outstanding LIBO Loans made by such Lender be converted to Prime Rate Loans, in which event all such LIBO Loans shall be automatically converted to Prime Rate Loans as of the effective date of such notice as provided in SECTION 2.09(b).  In the event any Lender shall exercise its rights hereunder, all payments and prepayments of principal which would otherwise have been applied to repay the LIBO Loans that would have been made by such Lender or the converted LIBO Loans of such Lender, shall instead be applied to repay the Prime Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBO Loans.

(b)                     For purposes of this SECTION 2.11, a notice to the Lead Borrower pursuant to SECTION 2.11(a) above shall be effective, if lawful, and if any LIBO Loans shall then be outstanding, on the last day of the then-current Interest Period; and otherwise such notice shall be effective on the date of receipt by the Lead Borrower.

SECTION 2.12                    Default Interest.

Effective upon written notice from the Administrative Agent (which notice shall be given only at the direction of the Required Lenders after the occurrence and during the continuance of an Event of Default under SECTION 7.01(a), SECTION 7.01(b), SECTION 7.01(h) or SECTION 7.01(i)) and at all times thereafter while such Event of Default is continuing, interest shall accrue on all Loans and other amounts owing by the Loan Parties (after as well as before judgment, as and to the extent permitted by law) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days as applicable) (the “Default Rate”) equal to (a) with respect to overdue principal of any Loan (including any Letter of Credit Disbursement), the rate (including the Applicable Margin) otherwise applicable thereto plus two percent (2.00%) per annum and (b) with respect to any other overdue amount, the rate then applicable to Prime Rate Loans plus two percent (2.00%) per annum.  Such interest shall be payable on each Interest Payment Date (or any earlier maturity of the Revolving Credit Loans).  Such interest shall not be payable to Delinquent Lenders.

SECTION 2.13                    Letters of Credit.

(a)                      Upon the terms and subject to the conditions herein set forth, at any time and from time to time after the date hereof and prior to the Termination Date, the Lead Borrower on behalf of the Borrowers may request an Issuing Bank to issue, and subject to the terms and conditions contained herein, the applicable Issuing Bank shall issue, for the account of the relevant Borrower, one or more Letters of Credit; provided, however, that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed the Letter of Credit Sublimit, or (ii) the aggregate Credit Extensions (including Swingline Loans) would exceed the limitations set forth in SECTION 2.01(a); provided, further, that no Letter of Credit shall be issued unless an Issuing Bank shall have received notice from the Administrative Agent that the conditions to such issuance have been met (such notice shall be deemed given (x) if the Issuing Bank has not received notice that the conditions have not been met within two (2) Business Days of the initial request to the Issuing Bank and the Administrative Agent pursuant to SECTION 2.13(h) or (y) if the aggregate undrawn amount under Letters of Credit issued by such Issuing Bank then outstanding does not exceed the amount theretofore agreed to by the Lead Borrower, the Administrative Agent and the Issuing Bank.  A permanent reduction of the Total Commitments shall not require a corresponding pro rata reduction in the Letter of Credit Sublimit; provided, however, that if the Total Commitments are reduced to an amount less than the Letter of Credit Sublimit, then the Letter of Credit Sublimit shall be reduced to an amount equal to (or, at Lead Borrower’s option, less than) the Total Commitments.  Any Issuing Bank (other than JPMorgan Chase Bank or any of its Affiliates) shall notify the Administrative Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such Issuing Bank, provided that until the aggregate amount of the Letters of Credit issued in any such week exceeds such amount as shall be agreed by the Administrative Agent and the Issuing Bank, such Issuing Bank shall be required to so notify the Administrative Agent in writing only once each week of the Letters of Credit issued by such Issuing Bank during the immediately preceding week as well as the daily amounts outstanding for the prior week, such notice to be furnished on such day of the week as the Administrative Agent and such Issuing Bank may agree.

(b)                     Each Standby Letter of Credit shall expire at or prior to the close of business on the earlier of the date which is (i) one (1) year after the date of the issuance of such Letter of Credit (or such other longer period of time as the Administrative Agent and the applicable Issuing Bank may agree) (or, in the case of any renewal or extension thereof, one (1) year after such renewal or extension) and (ii) unless cash collateralized or otherwise credit supported to the reasonable satisfaction of the Administrative Agent and the applicable Issuing Bank (in which case, the expiry may extend no longer than twelve months after the Maturity Date) at the time of issuance, renewal or extension, as applicable, five (5) Business Days prior to the Maturity Date; provided, however, that each Standby Letter of Credit may, upon the request of the Lead Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but not beyond the date that is five (5) Business Days prior to the Maturity Date unless cash collateralized or otherwise credit supported to the reasonable satisfaction of the Administrative Agent and the applicable Issuing Bank (in which case, the expiry may extend no longer than twelve months after the Maturity Date) at the time of such renewal) unless the applicable Issuing Bank notifies the beneficiary thereof at least thirty (30) days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

(c)                      Each Commercial Letter of Credit shall expire at or prior to the close of business on the earlier of the date which is (i) one (1) year after the date of the issuance of such Commercial Letter of Credit (or such other period as may be acceptable to the Administrative Agent and the applicable Issuing Bank) and (ii) unless cash collateralized or otherwise credit supported to the reasonable satisfaction of the Administrative Agent and the applicable Issuing Bank (in which case, the expiry may extend no longer than twelve months after the Maturity Date) at the time of issuance, five (5) Business Days prior to the Maturity Date.

(d)                     Drafts drawn under each Letter of Credit shall be reimbursed by the Borrowers by paying to the Administrative Agent an amount equal to such drawing not later than 1:00 p.m. on the second Business Day following the day that the Lead Borrower receives notice of such drawing and demand for payment by the applicable Issuing Bank, provided that (i) in the absence of written notice to the contrary from the Lead Borrower, and subject to the other provisions of this Agreement, such payments shall be financed when due with a Prime Rate Loan or Swingline Loan to the applicable Borrower in an equivalent amount and, to the extent so financed, the respective Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Prime Rate Loan or Swingline Loan, and (ii) in the event that the Lead Borrower has notified the Administrative Agent that it will not so finance any such payments, the applicable Borrowers will make payment directly to the applicable Issuing Bank when due. The Administrative Agent shall promptly remit the payments received by it from any Borrower in reimbursement of a draw under a Letter of Credit or the proceeds of a Prime Rate Loan or Swingline Loan, as the case may be, used to finance such payment to the applicable Issuing Bank.  Such Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  Such Issuing Bank shall promptly notify the Administrative Agent and the Lead Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make payment thereunder; provided, however, that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the Lenders with respect to any such payment.

(e)                      If any Issuing Bank shall make any Letter of Credit Disbursement, then, unless the applicable Borrowers shall reimburse such Issuing Bank in full on the date provided in SECTION 2.13(d) above, the unpaid amount thereof shall bear interest at the rate per annum then applicable to Prime Rate Loans for each day from and including the date such payment is made to, but excluding, the date that such Borrowers reimburse such Issuing Bank therefor, provided, however, that, if such Borrowers fail to reimburse any Issuing Bank when due pursuant to this SECTION 2.13(e), then interest shall accrue at the Default Rate.  Interest accrued pursuant to this paragraph shall be for the account of, and promptly remitted by the Administrative Agent, upon receipt to, the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to SECTION 2.13(g) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(f)                        Immediately upon the issuance of any Letter of Credit by any Issuing Bank (or the amendment of a Letter of Credit increasing the amount thereof), and without any further action on the part of such Issuing Bank, such Issuing Bank shall be deemed to have sold to each Lender, and each such Lender shall be deemed unconditionally and irrevocably to have purchased from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrowers under this Agreement and the other Loan Documents with respect thereto. Upon any change in the Total Commitments pursuant to SECTION 2.02 or SECTION 9.04 of this Agreement, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Lenders and the Additional Commitment Lenders, if applicable.  Any action taken or omitted by any Issuing Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to any Lender.

(g)                     In the event that any Issuing Bank makes any Letter of Credit Disbursement and the Borrowers shall not have reimbursed such amount in full to such Issuing Bank pursuant to this SECTION 2.13, such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender, of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent, for the account of such Issuing Bank the amount of such Lender’s Commitment Percentage of such unreimbursed payment in dollars and in same day funds.  If the applicable Issuing Bank so notifies the Administrative Agent and the Administrative Agent so notifies the Lenders prior to 11:00 a.m. on any Business Day, each such Lender shall make available to the applicable Issuing Bank such Lender’s Commitment Percentage of the amount of such payment on such Business Day in same day funds (or if such notice is received by the Lenders after 11:00 a.m. on the day of receipt, payment shall be made on the immediately following Business Day in same day funds).  If and to the extent such Lender shall not have so made its Commitment Percentage of the amount of such payment available to the applicable Issuing Bank on such date, such Lender agrees to pay to such Issuing Bank forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank at the Federal Funds Effective Rate.  Each Lender agrees to fund its Commitment Percentage of such unreimbursed payment notwithstanding a failure to satisfy any applicable lending conditions or the provisions of SECTION 2.01 or SECTION 2.06, or the occurrence of the Termination Date.  The failure of any Lender to make available to the applicable Issuing Bank its Commitment Percentage of any payment under any Letter of Credit shall neither relieve any Lender of its obligation hereunder to make available to such Issuing Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, nor increase the obligation of such other Lender.  Whenever any Lender has made payments to any Issuing Bank in respect of any reimbursement obligation for any Letter of Credit, such Lender shall be entitled to share ratably, based on its Commitment Percentage, in all payments and collections thereafter received on account of such reimbursement obligation.

(h)                     Whenever the Lead Borrower desires that any Issuing Bank issue a Letter of Credit (or the amendment, renewal or extension (other than automatic renewal or extensions) of an outstanding Letter of Credit), the Lead Borrower shall give to the applicable Issuing Bank and the Administrative Agent at least two (2) Business Days’ prior written (including, without limitation, by telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon in writing by such Issuing Bank and the Lead Borrower) specifying the date on which the proposed Letter of Credit is to be issued, amended, renewed or extended (which shall be a Business Day), the Stated Amount of the Letter of Credit so requested, the expiration date of such Letter of Credit, the name and address of the beneficiary thereof, and the provisions thereof.  If requested by the applicable Issuing Bank, the Lead Borrower shall also submit documentation on such Issuing Bank’s standard form in connection with any request for the issuance, amendment, renewal or extension of a Letter of Credit, provided that in the event of a conflict or inconsistency between the terms of such documentation and this Agreement, the terms of this Agreement shall supersede any inconsistent or contrary terms in such documentation and this Agreement shall control.

(i)                         Subject to the limitations set forth below, the obligations of the Borrowers to reimburse the Issuing Banks for any Letter of Credit Disbursement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrowers shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrowers might have or might acquire hereunder as a result of the payment by the applicable Issuing Bank of any draft or the reimbursement by the Borrowers thereof): (i) any lack of validity or enforceability of a Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which a Borrower may have at any time against a beneficiary of any Letter of Credit or against any Issuing Bank or any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged or fraudulent in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by any Issuing Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not strictly comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this SECTION 2.13, constitute a legal or equitable discharge of, or provide a right of setoff against, any Loan Party’s obligations hereunder; or (vi) the fact that any Event of Default shall have occurred and be continuing; provided that the Borrowers shall have no obligation to reimburse any Issuing Bank to the extent that such payment was made in error due to the gross negligence, bad faith, fraud or willful misconduct of such Issuing Bank (or any of its Affiliates or Related Parties) (as determined by a court of competent jurisdiction or another independent tribunal having jurisdiction).  No Credit Party shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank, provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of any Issuing Bank (as determined by a court of competent jurisdiction or another independent tribunal having jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its reasonable discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(j)                         If any Cash Dominion Event shall occur and be continuing, on the Business Day that the Lead Borrower receives notice from the Administrative Agent (which notice shall be given at the direction of the Required Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the applicable Loan Parties shall immediately deposit in the applicable Cash Collateral Account an amount in cash equal to 103% of the Letter of Credit Outstandings owing by such Loan Parties as of such date, plus any accrued and unpaid interest thereon. Each such deposit shall be held by the Collateral Agent for the payment and performance of the Obligations.  The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such Cash Collateral Account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and in the sole discretion of the Administrative Agent (at the request of the Lead Borrower and at the Borrowers’ risk and expense), such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such Cash Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Banks for payments on account of drawings under Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Letter of Credit Outstandings at such time or, if the maturity of the Revolving Credit Loans has been accelerated, shall be applied to satisfy the other respective Obligations of the applicable Borrower.  If the applicable Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence and continuance of a Cash Dominion Event, such amount (to the extent not applied as aforesaid) shall be returned promptly to the respective Borrower but in no event later than two (2) Business Days after such Cash Dominion Event has been cured or waived.

SECTION 2.14                    Increased Costs.

(a)                      If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any holding company of any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

(ii)                                  impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting LIBO Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost in any material amount in excess of those incurred by similarly situated lenders to such Lender of making or maintaining any LIBO Loan (or of maintaining its obligation to make any such Revolving Credit Loan) or to increase the cost in any material amount in excess of those incurred by similarly situated lenders to such Lender or any Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount in any material respect of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)                     If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Revolving Credit Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)                      A certificate of a Lender or any Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this SECTION 2.14 and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the Lead Borrower and shall be conclusive absent manifest error.  The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within fifteen (15) Business Days after receipt thereof.

(d)                     Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this SECTION 2.14 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or any Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor, and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15                    Optional Termination or Reduction of Commitments.

Upon at least two (2) Business Days’ prior written notice to the Administrative Agent, the Lead Borrower may, at any time, in whole permanently terminate, or from time to time in part permanently reduce, the Commitments.  Each such reduction shall be in the principal amount of $5,000,000 or any integral multiple thereof.  Each such reduction or termination shall (i) be applied ratably to the Commitments of each Lender and (ii) be irrevocable at the effective time of any such termination or reduction.  The Borrowers shall pay to the Administrative Agent for application as provided herein (i) at the effective time of any such termination (but not any partial reduction), all earned and unpaid fees under the Fee Letter and all Unused Fees accrued on the Commitments so terminated, and (ii) at the effective time of any such reduction or termination, any amount by which the Credit Extensions to the Borrowers outstanding on such date exceed the amount to which the Commitments are to be reduced effective on such date.

SECTION 2.16                    Optional Prepayment of Revolving Credit Loans; Reimbursement of Lenders.

(a)                      The Borrowers shall have the right at any time and from time to time to prepay without premium or penalty (but subject to payment of Breakage Costs as provided herein) (without a commitment reduction) outstanding Revolving Credit Loans in whole or in part, (x) with respect to LIBO Loans, upon at least three (3) Business Days’ prior written, telex or facsimile notice to the Administrative Agent, prior to 1:00 p.m., and (y) with respect to Prime Rate Loans, on the same Business Day if written, telex or facsimile notice is received by the Administrative Agent prior to 1:00 p.m., subject in each case to the following limitations:

(i)                                     Subject to SECTION 2.17, all prepayments shall be paid to the Administrative Agent for application (except as otherwise directed by the applicable Borrower), first, to the prepayment of outstanding Swingline Loans, second, to the prepayment of other outstanding Revolving Credit Loans ratably in accordance with each Lender’s Commitment Percentage, and third, if a Cash Dominion Event then exists, to the funding of a cash collateral deposit in the Cash Collateral Account in an amount equal to 103% of all Letter of Credit Outstandings;

(ii)                                  Subject to the foregoing, outstanding Prime Rate Loans of the Borrowers shall be prepaid before outstanding LIBO Loans of the Borrowers are prepaid (except as otherwise directed by the Lead Borrower).  Each partial prepayment of LIBO Loans shall be in an integral multiple of $1,000,000 (but in no event less than $5,000,000).  No prepayment of LIBO Loans shall be permitted pursuant to this SECTION 2.16 other than on the last day of an Interest Period applicable thereto, unless the Borrowers reimburse the Lenders for all Breakage Costs associated therewith within five (5) Business Days of receiving a written demand for such reimbursement which sets forth the calculation of such Breakage Costs in reasonable detail.  No partial prepayment of a Borrowing of LIBO Loans shall result in the aggregate principal amount of the LIBO Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000 (unless all such outstanding LIBO Loans are being prepaid in full); and

(iii)                               Each notice of prepayment shall specify the prepayment date, the principal amount and Type of the Revolving Credit Loans to be prepaid and, in the case of LIBO Loans, the Borrowing or Borrowings pursuant to which such Revolving Credit Loans were made.  Each notice of prepayment shall be revocable, provided that, within ten (10) Business Days of receiving a written demand for such reimbursement which sets forth the calculation of such Breakage Costs in reasonable detail, the Borrowers shall reimburse the Lenders for all Breakage Costs associated with the revocation of any notice of prepayment.  The Administrative Agent shall, promptly after receiving notice from the Lead Borrower hereunder, notify each applicable Lender of the principal amount and Type of the Revolving Credit Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

(b)                     The Borrowers shall reimburse each Lender as set forth below for any loss incurred or to be incurred by the Lenders in the reemployment of the funds (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, conversion to Prime Rate Loans or acceleration by virtue of, and after, the occurrence and during the continuance of an Event of Default) of any LIBO Loan required or permitted under this Agreement, if such Revolving Credit Loan is prepaid other than on the last day of the Interest Period for such Revolving Credit Loan or (ii) in the event that after the Lead Borrower delivers a notice of borrowing under SECTION 2.04 in respect of LIBO Loans, or any notice of conversion to LIBO Loans under SECTION 2.09, such Revolving Credit Loans are not made on the first day of the Interest Period specified in such notice of borrowing or such notice of conversion for any reason other than a breach by such Lender of its obligations hereunder or the delivery of any notice pursuant to SECTION 2.09(a)(i), SECTION 2.10 or SECTION 2.11, or (iii) in the event that after a Borrower delivers a notice of commitment reduction under SECTION 2.15 or a notice of prepayment under SECTION 2.16 in respect of LIBO Loans, such commitment reductions or such prepayments are not made on the day specified in such notice of reduction or prepayment.   Such loss shall be the amount (herein, collectively, “Breakage Costs”) as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid, not prepaid or not borrowed at a rate of interest equal to the Adjusted LIBO Rate for such Revolving Credit Loan (but specifically excluding any Applicable Margin), for the period from the date of such payment or failure to borrow or convert or failure to prepay to the last day (x) in the case of a payment or refinancing of a LIBO Loan with Prime Rate Loans other than on the last day of the Interest Period for such Revolving Credit Loan or the failure to prepay a LIBO Loan, of the then current Interest Period for such Revolving Credit Loan or (y) in the case of such failure to borrow or convert, of the Interest Period for such LIBO Loan which would have commenced on the date of such failure to borrow or convert, over (B) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market.  Any Lender demanding reimbursement for such loss shall deliver to the Lead Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined and such amounts shall be due within ten (10) Business Days after the receipt of such notice.

(c)                      Whenever any partial prepayment of Revolving Credit Loans are to be applied to LIBO Loans, such LIBO Loans shall be prepaid in the chronological order of their Interest Payment Dates or as the Lead Borrower may otherwise designate in writing.

SECTION 2.17                    Mandatory Prepayment; Commitment Termination; Cash Collateral.

The outstanding Obligations shall be subject to prepayment as follows:

(a)                                  If at any time the amount of the Credit Extensions by the Lenders causes Availability to be less than zero (including as a result of a reduction or termination of Commitments pursuant to SECTION 2.15), the Borrowers will, immediately upon notice from the Administrative Agent: (x) prepay the Loans in an amount necessary to eliminate such deficiency and (y) if, after giving effect to the prepayment in full of all outstanding Loans such deficiency has not been eliminated, deposit cash into the Cash Collateral Account in an amount equal to 103% of the Letters of Credit Outstanding.

(b)                                 The Revolving Credit Loans shall be repaid daily in accordance with (and to the extent required under) the provisions of SECTION 2.18, to the extent then applicable.

(c)                                  Any Net Proceeds received from a Prepayment Event (other than Excluded Net Proceeds), whether or not a Cash Dominion Event then exists, shall be paid over to the Administrative Agent on receipt by the Loan Parties and shall be utilized to prepay the Revolving Credit Loans in the order of priority set forth in SECTION 7.03.  The Agents shall not be obligated to release their Liens on any Collateral included in such Prepayment Event until such Net Proceeds have been so received (to the extent required in this clause (c)).  The application of such Net Proceeds to the Revolving Credit Loans shall not reduce the Commitments.  If all Obligations then due are paid, any excess Net Proceeds shall be remitted to the operating account of the Loan Parties maintained with the Administrative Agent.

(d)                                 Except as set forth in SECTION 2.17(c) and except during the continuance of a Cash Dominion Event, any Net Proceeds, Cash Receipts and other payments received by the Administrative Agent shall be applied as the Lead Borrower shall direct the Administrative Agent in writing.

(e)                                  Subject to the foregoing, outstanding Prime Rate Loans shall be prepaid before outstanding LIBO Loans are prepaid.  No prepayment of LIBO Loans shall be permitted pursuant to this SECTION 2.17 other than on the last day of an Interest Period applicable thereto, unless the Borrowers reimburse the Lenders for all Breakage Costs associated therewith within ten (10) Business Days of receiving a written demand for such reimbursement which sets forth the calculation of such Breakage Costs in reasonable detail.  In order to avoid such Breakage Costs, as long as no Cash Dominion Event has occurred and is continuing, at the request of the Lead Borrower, the Administrative Agent shall hold all amounts required to be applied to LIBO Loans in the Cash Collateral Account and will apply such funds to the applicable LIBO Loans at the end of the then pending Interest Period therefor (provided that the foregoing shall in no way limit or restrict the Agents’ rights upon the occurrence and during the continuance of any Cash Dominion Event).  A prepayment of the Revolving Credit Loans pursuant to SECTION 2.16 or SECTION 2.17 shall not permanently reduce the Total Commitments.

(f)                                    Upon the Termination Date, the Commitments and the credit facility provided hereunder shall be terminated in full and the Loan Parties shall pay, in full and in cash, all outstanding Revolving Credit Loans and all other outstanding Obligations then owing by them.

SECTION 2.18                    Cash Management.

(a)                      Annexed hereto as Schedule 2.18(a) is a list describing, as of the Closing Date, all arrangements to which any Loan Party is a party with respect to the payment to such Loan Party of the proceeds of all credit card charges for sales by such Loan Party.

(b)                     On or prior to the Closing Date, each Loan Party shall:

(i)                                     deliver to the Agents a schedule of all DDAs that, to the knowledge of the Responsible Officers of the Loan Parties, are maintained by the Loan Parties, which schedule includes, with respect to each depository (A) the name and address of such depository; (B) the account number(s) maintained with such depository; and (C) a contact person at such depository;

(ii)                                  deliver to the Collateral Agent notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit G which have been executed on behalf of such Loan Party and addressed to such Loan Party’s credit card clearinghouses and processors listed on Schedule 2.18(a); and

(iii)                               enter into a blocked account agreement (each, a “Blocked Account Agreement”), reasonably satisfactory in form and substance to the Agents, with any Blocked Account Bank with respect to each Blocked Account existing as of the Closing Date listed on Schedule 2.18(b) attached hereto (each a “Blocked Account”);

provided that to the extent the Loan Parties shall have used commercially reasonable efforts to procure any such schedule of DDAs (or any portion thereof), Credit Card Notification or Blocked Account Agreement and yet are unable to provide such agreements on or prior to the Closing Date (as determined by the Administrative Agent in its reasonable discretion), the Loan Parties shall have until sixty (60) days after the Closing Date to obtain such schedule of DDAs (or any portion thereof), Credit Card Notification or Blocked Account Agreement, which period may be extended by the Administrative Agent acting in its reasonable discretion.

(c)                      Each Credit Card Notification and Blocked Account Agreement shall require, during the continuance of a Cash Dominion Event (and delivery of notice thereof from the Collateral Agent), the ACH or wire transfer on each Business Day (and whether or not there is then an outstanding balance in the Loan Account) of all available cash receipts (the “Cash Receipts”) to the concentration account maintained by the Administrative Agent at JPMorgan Chase Bank (the “Concentration Account”), from:

(i)                                     the sale of Inventory and other Collateral;

(ii)                                  all proceeds of collections of Accounts;

(iii)                               all Net Proceeds on account of any Prepayment Event (other than, until the Term Loan Financing Facility is repaid in full, a Prepayment Event arising in connection with the Term Priority Collateral);

(iv)                              each Blocked Account (including all cash deposited therein from each DDA); and

(v)                                 the cash proceeds of all credit card charges.

(d)                     If, at any time during the continuance of a Cash Dominion Event, any cash or cash equivalents owned by any Loan Party (other than (i) any petty cash accounts funded in the ordinary course of business, the deposits in which shall not aggregate more than $3,000,000 or exceed $25,000 with respect to any one account (or in each case, such greater amounts to which the Administrative Agent may agree), (ii) any payroll, trust and tax withholding accounts funded in the ordinary course of business or required by Applicable Law and (iii) any Disbursement Account) are deposited to any account, or held or invested in any manner, otherwise than in a Blocked Account that is subject to a Blocked Account Agreement (or a DDA which is swept daily to a Blocked Account subject to a Blocked Account Agreement), or if at any time a Blocked Account shall cease to be subject to a Blocked Account Agreement, the applicable Loan Party shall promptly furnish the Collateral Agent with written notice thereof and the Collateral Agent may require such Loan Party to close such account and have any such funds transferred to a Blocked Account which is subject to a Blocked Account Agreement.  In addition to the foregoing, during the continuance of a Cash Dominion Event, the Loan Parties shall provide the Collateral Agent with an accounting of the contents of the Blocked Accounts, which shall identify, to the reasonable satisfaction of the Collateral Agent, the proceeds from the Term Priority Collateral which were deposited into a Blocked Account and swept to the Concentration Account.  Upon the receipt of (x) the contents of the Blocked Accounts, and (y) such accounting, the Collateral Agent agrees to promptly remit to the agent under the Term Loan Financing Facility the proceeds of the Term Priority Collateral received by the Administrative Agent.

(e)                      The Loan Parties may close DDAs or Blocked Accounts, maintain existing DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts, subject to the execution and delivery to the Collateral Agent of appropriate Blocked Account Agreements with respect to each Blocked Account (except with respect to (i) any petty cash accounts funded in the ordinary course of business, the deposits in which shall not aggregate more than $3,000,000 or exceed $25,000 with respect to any one account (or in each case, such greater amounts to which the Administrative Agent may agree), (ii) any payroll, trust, and tax withholding accounts funded in the ordinary course of business or required by Applicable Law and (iii) unless expressly waived by the Collateral Agent) consistent with the provisions of this SECTION 2.18 and otherwise reasonably satisfactory to the Collateral Agent.  The Loan Parties shall furnish the Collateral Agent with prior written notice of its intention to open or close a Blocked Account and the Collateral Agent shall promptly notify the Lead Borrower as to whether the Collateral Agent shall require a Blocked Account Agreement with the Person with whom such account will be maintained.  Unless consented to in writing by the Collateral Agent, the Loan Parties shall not enter into any agreements with credit card processors other than the ones expressly contemplated herein unless contemporaneously therewith, a Credit Card Notification, is executed and delivered to the Collateral Agent.

(f)                        The Loan Parties may also maintain one or more disbursement accounts which shall be used by the Loan Parties solely for disbursements and payments (including payroll) in the ordinary course of business or as otherwise permitted hereunder (any account so used, a “Disbursement Account”).

(g)                     The Concentration Account shall at all times be under the sole dominion and control of the Collateral Agent.  Each Borrower hereby acknowledges and agrees that (i) such Borrower has no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall at all times continue to be collateral security for all of the Obligations, and (iii) the funds on deposit in the Concentration Account shall be applied as provided in this Agreement.  In the event that, notwithstanding the provisions of this SECTION 2.18, during the continuation of a Cash Dominion Event, any Borrower receives or otherwise has dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by such Borrower for the Collateral Agent, shall not be commingled with any of such Borrower’s other funds or deposited in any account of such Borrower and shall promptly be deposited into the Concentration Account or dealt with in such other fashion as such Borrower may be instructed by the Collateral Agent.

(h)                     Any amounts remaining in the Concentration Account at any time when all of the Obligations (other than contingent obligations) then due have been and remain fully repaid shall be remitted to the operating account of the Loan Parties maintained with the Administrative Agent.

(i)                         The Collateral Agent shall promptly (but in any event within two (2) Business Days) furnish written notice to each Person with whom a Blocked Account is maintained when a Cash Dominion Event is no longer continuing for purposes of this Agreement.

(j)                         The following shall apply to deposits and payments under and pursuant to this Agreement:

(i)                                     Funds shall be deemed to have been deposited to the Concentration Account on the Business Day on which deposited, provided that such deposit is available to the Administrative Agent by 4:00 p.m. on that Business Day (except that if the Obligations are being paid in full, by 3:00 p.m., on that Business Day);

(ii)                                  Funds paid to the Administrative Agent, other than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that such payment is available to the Administrative Agent by 4:00 p.m. on that Business Day (except that if the Obligations are being paid in full, by 4:00 p.m., on that Business Day);

(iii)                               If a deposit to the Concentration Account or payment is not available to the Administrative Agent until after 4:00 p.m. on a Business Day, such deposit or payment shall be deemed to have been made at 9:00 a.m. on the then next Business Day;

(iv)                              If any item deposited to the Concentration Account and credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the applicable Loan Account and the Loan Parties shall indemnify the Secured Parties against all reasonable documented out-of-pocket claims and losses resulting from such dishonor or return; and

(v)                                 All amounts received under this SECTION 2.18 shall be applied in the manner set forth in SECTION 7.03.

SECTION 2.19                    Fees.

(a)                      The Borrowers shall pay to the Agents, for their respective accounts, the fees set forth in the Fee Letter as and when payment of such fees is due as therein set forth.

(b)                     The Borrowers shall pay the Administrative Agent, for the account of the Lenders, an aggregate fee (the “Unused Fee”) at a rate per annum equal to 0.25% per annum (on the basis of actual days elapsed in a year of 365 or 366 days, as applicable) of the average daily balance of the Unused Commitment, during the Fiscal Quarter just ended (or relevant period with respect to the payment being made through the first Fiscal Quarter ending after the Closing Date or on the Termination Date).  The Unused Fee shall be paid in arrears, on the first day of each Fiscal Quarter after the execution of this Agreement and on the Termination Date.  The Administrative Agent shall pay the Unused Fee to the Lenders (excluding Delinquent Lenders) upon the Administrative Agent’s receipt of the Unused Fee based upon their pro rata share of an amount equal to the aggregate Unused Fee payable to all Lenders.

(c)                      The Borrowers shall pay the Administrative Agent, for the account of the Lenders, on the first day of each Fiscal Quarter and on demand after the Termination Date, in arrears, a fee calculated on the basis of a 365 or 366 day year, as applicable and actual days elapsed (each, a “Letter of Credit Fee”), equal to the following per annum percentages of the aggregated Stated Amount of the following categories of Letters of Credit outstanding during the three month period then ended:

(i)                                     Standby Letters of Credit: At a per annum rate equal to the then Applicable Margin for LIBO Loans; and

(ii)                                  Commercial Letters of Credit: At a per annum rate equal to fifty percent (50%) of the then Applicable Margin for LIBO Loans.

(d)                     The Administrative Agent shall pay the Letter of Credit Fees to the Lenders (excluding Delinquent Lenders) upon the Administrative Agent’s receipt of the Letter of Credit Fees based upon their pro rata share of an amount equal to the Letter of Credit Fees payable to all Lenders.

(e)                      The Borrowers shall pay to each Issuing Bank, in addition to all Letter of Credit Fees otherwise provided for herein, (i) the reasonable and customary fees and charges of such Issuing Bank in connection with the negotiation, settlement and amendment of each Letter of Credit issued by such Issuing Bank as agreed between the Lead Borrower and such Issuing Bank from time to time, and (ii) a fronting fee (each, a “Fronting Fee”) equal to 1/8 of 1% on the aggregate Stated Amount of all Letters of Credit.  Each such Fronting Fee shall be payable on the first day of each Fiscal Quarter and on demand after the Termination Date, in arrears.

(f)                        All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for the account of the Administrative Agent and other Credit Parties as provided herein.  Once due, all fees shall be fully earned and shall not be refundable under any circumstances (except to the extent set forth in the Fee Letter).

SECTION 2.20                    Maintenance of Loan Account; Statements of Account.

(a)                      The Administrative Agent shall maintain an account on its books in the name of the Borrowers (each, the “Loan Account”) which will reflect (i) all Revolving Credit Loans and other advances made by the Lenders to the Borrowers or for the Borrowers’ account, (ii) all Letter of Credit Disbursements, fees and interest that have become payable as herein set forth, and (iii) any and all other monetary Obligations that have become payable.

(b)                     The Loan Account will be credited with all amounts received by the Administrative Agent from the Borrowers or from other Persons for the Borrowers’ account, including all amounts received in the Concentration Account from the Blocked Account Banks, and the amounts so credited shall be applied as set forth in and to the extent required by SECTION 2.17(e) or 7.03, as applicable.  After the end of each month, the Administrative Agent shall send to the Borrowers a statement accounting for the charges (including interest), loans, advances and other transactions occurring among and between the Administrative Agent, the Lenders and the Borrowers during that month.  The monthly statements shall, absent manifest error, shall be deemed presumptively correct.

SECTION 2.21                    Payments; Sharing of Setoff.

(a)                      The Borrowers shall make each payment required to be made hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of drawings under Letters of Credit, of amounts payable under SECTIONS 2.14, 2.16(b) or 2.23, or otherwise) prior to 3:00 p.m. on the date when due, in immediately available funds, without setoff or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its Funding Office, except payments to be made directly to each Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to SECTIONS 2.14, 2.16(b), 2.23 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  The Administrative Agent shall distribute any such payments to the appropriate recipient promptly following receipt thereof.  If any payment under any Loan Document shall be due on a day that is not a Business Day, except with respect to LIBO Borrowings, the date for payment shall be extended to the next succeeding Business Day, and, if any payment due with respect to LIBO Borrowings shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event, the date of such payment shall be on the last Business Day of subject calendar month, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(b)                     All funds received by and available to the Administrative Agent to pay principal, unreimbursed drawings under Letters of Credit, interest, fees and other amounts then due hereunder, shall be applied in accordance with the provisions of SECTIONS 2.17(e) or 7.03 ratably among the parties entitled thereto in accordance with the amounts of principal, unreimbursed drawings under Letters of Credit, interest, fees and other amounts then due to such respective parties.  For purposes of calculating interest due to a Lender, that Lender shall be entitled to receive interest on the actual amount contributed by that Lender towards the principal balance of the Revolving Credit Loans outstanding during the applicable period covered by the interest payment made by the Borrowers.  Any net principal reductions to the Revolving Credit Loans received by the Administrative Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Lender, until the Administrative Agent has distributed to the applicable Lender its Commitment Percentage thereof.

(c)                      Unless the Administrative Agent shall have received notice from the Lead Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(d)                     In accordance with the provisions of SECTION 8.15, if any Lender shall fail to make any payment required to be made by it pursuant to this Agreement, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.22                    Settlement Amongst Lenders

(a)                      The Swingline Lender may, at any time (but, in any event shall weekly, as provided in SECTION 2.22(b)), on behalf of the Borrowers (which hereby authorize the Swingline Lender to act on their behalf in that regard) request the Administrative Agent to cause the Lenders to make a Revolving Credit Loan (which shall be a Prime Rate Loan) in an amount equal to such Lender’s Commitment Percentage of the outstanding amount of Swingline Loans made in accordance with SECTION 2.06, which request may be made regardless of whether the conditions set forth in Article IV have been satisfied. Upon such request, each Lender shall make available to the Administrative Agent the proceeds of such Revolving Credit Loan for the account of the Swingline Lender.  If the Swingline Lender requires a Revolving Credit Loan to be made by the Lenders and the request therefor is received prior to 12:00 Noon on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if the request therefor is received after 12:00 Noon, then no later than 3:00 p.m. on the next Business Day.  The obligation of each such Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or the Swingline Lender.  If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the Federal Funds Effective Rate.

(b)                     The amount of each Lender’s Commitment Percentage of outstanding Revolving Credit Loans (including outstanding Swingline Loans) shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Revolving Credit Loans (including Swingline Loans) and repayments of Revolving Credit Loans (including Swingline Loans) received by the Administrative Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.

(c)                      The Administrative Agent shall deliver to each of the Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Revolving Credit Loans (including Swingline Loans) for the period and the amount of repayments received for the period.  As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Lender its applicable Commitment Percentage of repayments, and (ii) each Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Credit Loans made by each Lender with respect to Revolving Credit Loans to the Borrowers (including Swingline Loans) shall be equal to such Lender’s applicable Commitment Percentage of Revolving Credit Loans (including Swingline Loans) outstanding as of such Settlement Date.  If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 12:00 Noon on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 12:00 Noon, then no later than 3:00 p.m. on the next Business Day.  The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent.  If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the Federal Funds Effective Rate.

SECTION 2.23                    Taxes.

(a)                      Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, however, that if a Loan Party or an Agent or a Lender shall be required to deduct or remit any such Taxes from such payments, then (i) in the case of any Indemnified Taxes or Other Taxes, the sum payable shall be increased as necessary so that after making all required deductions or remittances for such Taxes (including deductions applicable to additional sums payable under this SECTION 2.23) the applicable Credit Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Loan Party shall make such deductions and (iii) the Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b)                     In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c)                      The Loan Parties shall indemnify each Credit Party, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid or payable by such Credit Party on or with respect to any payment by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this SECTION 2.23) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto; provided that if any Borrower reasonably believes that such Taxes were not correctly or legally asserted, each Lender will use reasonable efforts to cooperate with such Borrower to obtain a refund of such taxes so long as such efforts would not, in the sole determination of such Lender, result in any additional costs, expenses or risks or be otherwise disadvantageous to it; provided further, that the Borrowers shall not be required to compensate any Lender pursuant to this SECTION 2.23 for any amounts payable by such Lender in any fiscal year of such Lender if such Lender does not furnish notice of such claim within one (1) year from the end of such fiscal year; provided further, that if the law giving rise to such claim has a retroactive effect, then such one (1) year period shall be extended to include such period of retroactive effect. A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Credit Party, or by the Administrative Agent on its own behalf or on behalf of any other Credit Party, setting forth in reasonable detail the manner in which such amount was determined, shall be conclusive absent manifest error.

(d)                     As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, the Lead Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                      Any Foreign Lender that is entitled to an exemption from or reduction in United States withholding tax shall deliver to the Lead Borrower and the Administrative Agent two (2) copies of (i) either United States Internal Revenue Service Form W-8BEN (claiming a treaty benefit) or Form W-8ECI, or any subsequent versions thereof or successors thereto, or, (ii) in the case of a Foreign Lender claiming exemption from or reduction in U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a (A) Form W-8BEN, or any subsequent versions thereof or successors thereto and (B) a certificate representing that such Foreign Lender (1) is not a bank for purposes of Section 881(c) of the Code, (2) is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any Loan Party and (3) is not a controlled foreign corporation related to the Loan Parties (within the meaning of Section 864(d)(4) of the Code)), in all cases, properly completed and duly executed by such Foreign Lender claiming, as applicable, complete exemption from or reduced rate of, U.S. Federal withholding tax on payments by the Loan Parties under this Agreement and the other Loan Documents. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement (or, in the case of a transferee that is a participation holder, on or before the date such participation holder becomes a transferee hereunder) and on or before the date, if any, such Foreign Lender changes its applicable lending office by designating a different lending office (a “New Lending Office”).  In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender.  Notwithstanding any other provision of this SECTION 2.23(e), a Foreign Lender shall not be required to deliver any form pursuant to this SECTION 2.23(e) that such Foreign Lender is not legally able to deliver.

(f)                        Any U.S. Lender that is not an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c) shall deliver to the Lead Borrower and the Administrative Agent two (2) properly completed and duly executed copies of Internal Revenue Service Form W-9 or any successor form that such person is entitled to provide at such time in order to comply with United States back-up withholding requirements.

(g)                     The Loan Parties shall not be required to indemnify any Foreign Lender or to pay any additional amounts to any Foreign Lender in respect of U.S. Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Foreign Lender to comply with the provisions of paragraph (e) above.  Should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Loan Parties shall, at such Lender’s expense, take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

(h)                     If any Loan Party shall be required pursuant to this SECTION 2.23 to pay any additional amount to, or to indemnify, any Credit Party to the extent that such Credit Party becomes subject to Taxes subsequent to the Closing Date (or, if applicable, subsequent to the date such Person becomes a party to this Agreement) as a result of any change in the circumstances of such Credit Party (other than a change in Applicable Law), including without limitation a change in the residence, place of incorporation, principal place of business of such Credit Party or a change in the branch or lending office of such Credit Party, as the case may be, such Credit Party shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this SECTION 2.23(h); provided, however, that such efforts shall not include the taking of any actions by such Credit Party that would result in any tax, costs or other expense to such Credit Party (other than a tax, cost or other expense for which such Credit Party shall have been reimbursed or indemnified by the Loan Parties pursuant to this Agreement or otherwise) or any action which would or might in the reasonable opinion of such Credit Party have an adverse effect upon its business, operations or financial condition or otherwise be disadvantageous to such Credit Party.

(i)                         If any Lender is entitled to a reduction in (and not complete exemption from) the applicable withholding tax, the Borrowers may withhold from any interest payment to such

Lender an amount equivalent to the applicable withholding tax after taking into account such reduction.

(j)                         If any Credit Party, in its sole discretion, determines in good faith that it has actually and finally realized, by reason of a refund, deduction or credit of any Taxes paid or reimbursed by the Loan Parties pursuant to subsection (a) or (c) above in respect of payments under the Loan Documents (which refund, deduction or credit is provided by the jurisdiction imposing such Taxes), a current monetary benefit that it would otherwise not have obtained and that would result in the total payments under this SECTION 2.23 exceeding the amount needed to make such Credit Party whole, such Credit Party shall pay to the Lead Borrower, with reasonable promptness following the date upon which it actually realizes such benefit, an amount equal to the amount of such refund, deduction or credit (but only to the extent of the amount of any Taxes paid or reimbursed by the Loan Parties), net of all reasonable out of pocket expenses incurred in securing such refund, deduction or credit; provided, however, that the Lead Borrower, upon the request of the Administrative Agent or such Credit Party, agrees to repay the amount paid over to the Lead Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Credit Party in the event the Administrative Agent or such Credit Party is required to repay such refund, deduction or credit to such Governmental Authority.  This SECTION 2.23(j) shall not be construed to require any Credit Party to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to any Loan Party.

SECTION 2.24                    Mitigation Obligations; Replacement of Lenders.

(a)                      If any Lender requests compensation under SECTION 2.14 or cannot make Revolving Credit Loans under SECTION 2.11, or if the Loan Parties are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.23, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Revolving Credit Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to SECTION 2.14 or SECTION 2.23, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense. The Loan Parties hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; provided, however, that the Loan Parties shall not be liable for such costs and expenses of a Lender requesting compensation if (i) such Lender becomes a party to this Agreement on a date after the Closing Date and (ii) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto.

(b)                     If any Lender requests compensation under SECTION 2.14 or cannot make Revolving Credit Loans under SECTION 2.11 for thirty (30) consecutive days, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.23, or if any Lender is a Delinquent Lender or otherwise defaults in its obligation to fund Revolving Credit Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in SECTION 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, however,  that (i) the Lead Borrower shall have received the prior written consent of the Administrative Agent, the Issuing Banks and the Swingline Lender, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Credit Loans and participations in unreimbursed drawings under Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under SECTION 2.14 or payments required to be made pursuant to SECTION 2.23, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 2.25                    Designation of Lead Borrower as Borrowers’ Agent.

(a)                      Each Borrower hereby irrevocably designates and appoints the Lead Borrower as such Borrower’s agent to obtain Revolving Credit Loans and Letters of Credit, the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement.  As the disclosed principal for its agent, each Borrower shall be obligated to the Administrative Agent and each Lender on account of Revolving Credit Loans so made and Letters of Credit so issued as if made directly by the Lenders to such Borrower, notwithstanding the manner by which such Revolving Credit Loans and Letters of Credit are recorded on the books and records of the Lead Borrower and of any other Borrower.

(b)                     Each Borrower represents to the Credit Parties that it is an integral part of a consolidated enterprise, and that each Loan Party will receive direct and indirect benefits from the availability of the joint credit facility provided for herein, and from the ability to access the collective credit resources of the consolidated enterprise which the Loan Parties comprise.  Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers.  Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of each of the other Borrowers as if the Borrower which is so assuming and agreeing were each of the other Borrowers.

(c)                      The Lead Borrower shall act as a conduit for each Borrower (including itself, as a Borrower) on whose behalf the Lead Borrower has requested a Revolving Credit Loan.  None of the Agents nor any other Credit Party shall have any obligation to see to the application of such proceeds.

(d)                     The authority of the Lead Borrower to request Revolving Credit Loans and Letters of Credit on behalf of, and to bind, the Borrowers, shall continue unless and until the Administrative Agent actually receives written notice of: (i) the termination of such authority, (ii) the subsequent appointment of a successor Lead Borrower, which notice is signed by the respective Financial Officers of each Borrower and (iii) written notice from such successive

Lead Borrower accepting such appointment and acknowledging that from and after the date of such appointment, the newly appointed Lead Borrower shall be bound by the terms hereof, and that as used herein, the term “Lead Borrower” shall mean and include the newly appointed Lead Borrower.

SECTION 2.26                    Security Interests in Collateral.

To secure their Obligations under this Agreement and the other Loan Documents, the Borrowers shall, and shall cause each other Loan Party to, grant to the Collateral Agent, for its benefit and the benefit of the other Secured Parties, a first-priority security interest in (subject only to Permitted Encumbrances (x) having priority by operation of Applicable Law on all Revolver Priority Collateral, or (y) in favor of the agent under the Term Loan Financing on any Term Priority Collateral), all of the Collateral pursuant hereto and to the Security Documents, provided that the Collateral shall secure amounts owing with respect to Cash Management Services and the Other Liabilities only to the extent as agreed to by the Lead Borrower.

ARTICLE III

Representations and Warranties

To induce the Credit Parties to make the Revolving Credit Loans and to issue Letters of Credit, the Loan Parties executing this Agreement or a Joinder hereto, jointly and severally, make the following representations and warranties to each Credit Party with respect to each Loan Party and its Subsidiaries on the Closing Date and on each other date required by SECTION 4.02 hereof, in each case assuming the effectiveness of the transactions contemplated under the Acquisition Documents and in each case as of the date such representation and warranty is made unless an earlier date is specified:

SECTION 3.01                    Organization; Powers.

Each Loan Party and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate or other applicable entity power and authority to own its property and assets and to carry on its business as now conducted, except, in each case, where the failure to do so, or so possess, individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect.  Each Loan Party has all requisite organizational power and authority to execute and deliver and perform all its obligations under all Loan Documents to which such Loan Party is a party.  Each Loan Party and each of its Subsidiaries is qualified to do business in, and is in good standing (where such concept exists) in, every jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified or in good standing individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect.  Schedule 3.01 annexed hereto sets forth, as of the Closing Date, each Loan Party’s and each of its Subsidiaries’ name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.

SECTION 3.02                    Authorization; Enforceability.

The transactions contemplated hereby and by the other Loan Documents to be entered into by each Loan Party are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate, membership, partnership or other necessary action.  This Agreement has been duly executed and delivered by each Loan Party that is a party hereto or thereto and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03                    No Conflicts.

The transactions to be entered into and contemplated by the Loan Documents (a) will not violate any Applicable Law (except to the extent that such violation would not reasonably be expected to result in a Material Adverse Effect) or the Charter Documents of any Loan Party or any of its Subsidiaries, (b) do not violate or result in a default (with due notice, lapse of grace period or both) under any indenture or any other material agreement or instrument, except to the extent that such default would not reasonably be expected to result in a Material Adverse Effect, and (c) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries, except Liens created under the Loan Documents and Permitted Encumbrances.

SECTION 3.04                    Financial Condition.

(a)                      The Lead Borrower has heretofore furnished to the Agents the Consolidated balance sheet, and statements of operations, stockholders’ equity, and cash flows for the Lead Borrower and its Subsidiaries (i) as of and for the Fiscal Years ended December 31, 2004, December 31, 2005 and December 31, 2006, in each case audited by KPMG, LLP, independent public accountants, and (ii) as of and for the Fiscal Quarters ended March 31, 2007 and June 30, 2007.  Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Lead Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes.  Since December 31, 2006, there has been no event, change, condition or development that has had or could reasonably be expected to have, individually or in the aggregate, (i) as of the Closing Date, a Company Material Adverse Effect (as defined in the Acquisition Agreement) or (ii) a Material Adverse Effect.

(b)                     The Lead Borrower has heretofore furnished to the Agents the pro forma financial statements required pursuant to SECTION 4.01(i) hereof.  Such pro forma financial statements have been prepared in good faith by the Lead Borrower, are based on assumptions believed by the Lead Borrower to be reasonable at the time of preparation, accurately reflect in all material respects all adjustments required to be made to give effect to the VH Acquisition and present fairly in all material respects on a pro forma basis the estimated Consolidated financial position of the Lead Borrower and its Subsidiaries as of such date and for the periods reflected therein, assuming that the VH Acquisition had actually occurred at such date; it being understood that such pro forma financial statements are subject to significant uncertainties and contingencies, many of which are beyond the Lead Borrower’s control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ and that such differences may be material.

SECTION 3.05                    Properties.

(a)                      Each Loan Party and each of its Subsidiaries has title to, or valid leasehold interests in or right to use, all its real and personal property material to its business, except for defects which would not reasonably be expected to have a Material Adverse Effect.

(b)                     Schedule 3.05(b) sets forth with respect to each Loan Party and each of its Subsidiaries a list of all registrations and issuances of the Intellectual Property owned by such Loan Party and each of its Subsidiaries and all applications for the registrations or issuance thereof.  Each such registration, issuance and application that is material to the business of such Loan Party or such Subsidiary is subsisting, has not expired or been abandoned or cancelled, and to the knowledge of each Loan Party, is valid and enforceable.  To the knowledge of each Loan Party, no proceeding is pending against any Loan Party challenging the ownership, registration, validity, enforceability or use of any item of Intellectual Property.  Each Loan Party and each of its Subsidiaries owns or is licensed to use, all Intellectual Property used in its business, free and clear of all Liens other than Permitted Encumbrances, except to the extent that the failure to so own or have the right to use would not reasonably be expected to have a Material Adverse Effect, and each Loan Party’s and each of its Subsidiaries’ conduct of its business and its use of the Intellectual Property owned by such Loan Party or such Subsidiary does not infringe upon, misappropriate, dilute or otherwise violate the rights of any other Person, except for any such infringements, misappropriations, dilutions or other violations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.  No proceeding is pending (or to the knowledge of each Loan Party, threatened) in which any Person is alleging that a Loan Party or any of its Subsidiaries is infringing, misappropriating, diluting, or otherwise violating the Intellectual Property rights of any Person in any material respect.  Each Loan Party and each of its Subsidiaries have taken reasonable actions to maintain and protect their material Intellectual Property.

(c)                      Schedule 3.05(c)(i) sets forth the address (including county) of all Real Estate that is owned by the Loan Parties and their Subsidiaries as of the Closing Date.  Schedule 3.05(c)(ii) sets forth, in all material respects, the address of all real property that is leased by the Loan Parties and their Subsidiaries as of the Closing Date in each Landlord Lien State on which Inventory included in the Borrowing Base is located with an aggregate Cost in excess of $700,000, together with a list of the lessor with respect to each such Lease.

SECTION 3.06                    Litigation and Environmental Matters.

(a)                      Except as set forth on Schedule 3.06(a), there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the actual knowledge of Responsible Officers of a Loan Party, threatened in writing against or affecting any Loan Party or any of its Subsidiaries (i) as to which there is a reasonable expectation of an adverse determination which, if adversely determined, would reasonably be expected individually or in the aggregate to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents, the Senior Initial Loan Documents, the Holdco Initial Loan Documents or the Acquisition Agreement.

(b)                     No Loan Party nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any actual or potential claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, which, in each case, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(c)                      No Real Estate or facility owned, operated or leased by any Loan Party or any of its Subsidiaries is listed or, to the knowledge of the Loan Parties, proposed for listing on the National Priorities List promulgated pursuant to CERCLA or similar state “Superfund” list except to the extent that such filings, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(d)                     No Lien has been recorded or, to the knowledge of any Loan Party, threatened under any Environmental Law with respect to any Real Estate of the Loan Parties or any of their Subsidiaries.

(e)                      The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any Governmental Real Property Disclosure Requirements or any other applicable Environmental Law, except for any requirement the noncompliance with which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f)                        The Lead Borrower has made available to the Agents and the Lenders all material documents, studies, and reports in the possession, custody or control of the Loan Parties and their Subsidiaries concerning compliance with or liability under Environmental Law, including those concerning the actual or suspected existence of Hazardous Material at Real Estate or facilities currently or formerly owned, operated, leased or used by any Loan Party or any of its Subsidiaries.

(g)                     Hazardous Materials are not present at or about any of the Real Estate or any other facility currently owned, operated or leased by any Loan Party or any of its Subsidiaries in amount or condition that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

SECTION 3.07                    Compliance with Laws and Agreements.

Other than as set forth on Schedule 3.06(a), each Loan Party and each of its Subsidiaries is in compliance with all Applicable Law and all Material Indebtedness, and no event of default has occurred and is continuing thereunder, except in each case where the failure to comply or the existence of a default, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.  Without limiting the generality of the foregoing, each Loan Party and each of its Subsidiaries has obtained all permits, licenses and other authorizations which are required with respect to the ownership and operations of its business, except where the failure to obtain such permits, licenses or other authorizations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Each Loan Party and each of its Subsidiaries is in compliance with all terms and conditions of all such permits, licenses, orders and authorizations, except where the failure to comply with such terms or conditions, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.08                    Investment Company Status.

No Loan Party nor any of its Subsidiaries is an “investment company” as defined in, and subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.09                    Taxes.

Since the Closing Date, each Loan Party and each of its Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings, for which such Loan Party or such Subsidiary has set aside on its books adequate reserves in accordance with GAAP, and as to which no Lien has arisen or (b) to the extent that the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10                    ERISA.

Except as would not reasonably be expected to result in a Material Adverse Effect: (i) each of the Loan Parties and their ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Plans and the regulations and published interpretations thereunder; (ii) the present value of all benefit liabilities under each Plan of each of the Loan Parties and their ERISA Affiliates (based on those assumptions used to fund such Plan) does not exceed the value of the assets of such Plan and the present value of all accrued benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) does not exceed the value of the assets of all such underfunded Plans; (iii) no ERISA Event has occurred or is reasonably expected to occur; and (iv) none of the Loan Parties or the ERISA Affiliates has received any written notification that any Multiemployer Plan is in reorganization or is in endangered or critical status or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization or in endangered or critical status or to be terminated.

SECTION 3.11                    Disclosure.

As of the Closing Date, none of the reports, financial statements, certificates or other written information (other than any projections, pro formas, budgets and general market information) concerning any of the Loan Parties or any of their Subsidiaries furnished by or on at the direction of any Loan Party to any Credit Party in connection with the negotiation of this

Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), when taken as a whole, contains, as of the date furnished, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading in light of the circumstances under which such statements were made.

SECTION 3.12                    Subsidiaries.

(a)                      Schedule 3.12 sets forth the name of, and the ownership interest of each Loan Party and each of its Subsidiaries in, each Subsidiary as of the Closing Date; there is no other Capital Stock of any class outstanding as of the Closing Date.  To the knowledge of the Loan Parties, all such shares of Capital Stock as of the Closing Date are validly issued, fully paid, and, with respect to corporate shares, non-assessable.

(b)                     Except as set forth on Schedule 3.12, no Loan Party nor any of its Subsidiaries is party to any joint venture, general or limited partnership, or limited liability company agreements as of the Closing Date.

SECTION 3.13                    Reserved.

SECTION 3.14                    Labor Matters.

As of the Closing Date, there are no strikes, lockouts or slowdowns against any Loan Party or any of its Subsidiaries pending or, to the actual knowledge of any Responsible Officer of any Loan Party, threatened, except to the extent that strikes, lockouts or slowdowns would not reasonably be expected to result in a Material Adverse Affect.  The hours worked by and payments made to employees of any of the Loan Parties and any of their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters to the extent that any such violation could reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 3.06(a) or except to the extent that such liability would not reasonably be expected to have a Material Adverse Effect, all payments due from any Loan Party or any Subsidiary thereof, or for which any claim may be made against any Loan Party or any Subsidiary thereof, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued in accordance with GAAP as a liability on the books of such Loan Party or such Subsidiary.  Except as set forth on Schedule 3.14, as of the Closing Date no Loan Party nor any Subsidiary thereof is a party to or bound by any material collective bargaining agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement.  As of the Closing Date, there are no representation proceedings pending or, to the actual knowledge of any Responsible Officer of any Loan Party, threatened to be filed with the National Labor Relations Board or other applicable Governmental Authority, and no labor organization or group of employees of any Loan Party or any Subsidiary thereof has made a pending demand in writing for recognition.  As of the Closing Date, the consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any Subsidiary thereof is bound to the extent that such would be reasonably expected to result in a Material Adverse Effect.

SECTION 3.15                    Security Documents.

The Security Documents create in favor of the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, a legal, valid and enforceable security or mortgage interests in the Collateral (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law), and the Security Documents constitute, or will upon the filing of financing statements or other instruments within the time periods prescribed under Applicable Law and/or the obtaining of “control”, in each case with respect to the relevant Collateral as required under the applicable Uniform Commercial Code or similar legislation of any jurisdiction, to the extent security interests in such Collateral can be perfected by such filings or control, the creation of a fully perfected and opposable first priority Lien on, and security interest in, all right, title and interest of the Loan Parties and their Subsidiaries thereunder in such Collateral (to the extent required under the Security Documents), in each case prior and superior in right to any other Person, except for Permitted Encumbrances (x) having priority by operation of Applicable Law on all Revolver Priority Collateral, or (y) in favor of the agent under the Term Loan Financing on any Term Priority Collateral.

SECTION 3.16                    Federal Reserve Regulations.

(a)                      No Loan Party nor any Subsidiary thereof is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)                     No part of the proceeds of any Revolving Credit Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or to refund indebtedness originally incurred for such purpose in violation of Regulation U or X or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

SECTION 3.17                    Solvency.

The Loan Parties and their Subsidiaries, on a Consolidated basis, are Solvent on and as of the Closing Date.  No transfer of property is being made by any Loan Party or any Subsidiary thereof and no obligation is being incurred by any Loan Party or any Subsidiary thereof in connection with the transactions contemplated by the VH Acquisition or this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party or any Subsidiary thereof.

SECTION 3.18                    Reserved.

SECTION 3.19                    Subordination of Junior Financing.  The Obligations are “Senior Debt”, “Senior Indebtedness”, “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) and “Designated Senior Debt”, “Designated Senior Indebtedness”, “Designated Guaranteed Senior Debt”, or “Designated Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation.

ARTICLE IV

Conditions

SECTION 4.01                    Closing Date.

The obligation of the Lenders to make each Revolving Credit Loan and of the Issuing Banks to issue each Letter of Credit, including the initial Revolving Credit Loans and the initial Letters of Credit, if any, on the Closing Date, is subject to the satisfaction by the Loan Parties or the waiver of each of the following conditions precedent:

(a)                                  Subject to SECTION 2.18(b), SECTION 5.16 and SECTION 5.17, the Agents and the Arrangers (or their counsel) shall have received either (i) a counterpart of this Agreement and all other Loan Documents from each party thereto signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Agents and the Arrangers (which may include telecopy transmission or electronic pdf copy of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and all other Loan Documents to which it is a party.

(b)                                 The Agents and the Arrangers shall have received a written opinion (addressed to each Agent, the Arrangers and the Lenders and dated the Closing Date) of Kirkland & Ellis LLP, counsel for the Loan Parties, covering such matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby as the Agents and the Arrangers shall reasonably request.  The Loan Parties hereby request such counsel to deliver such opinions.

(c)                                  The Agents and the Arrangers shall have received Charter Documents and such other documents and certificates as the Agents or their counsel may reasonably request relating to the organization and existence of each Loan Party, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby, all in form and substance reasonably satisfactory to the Agents, the Arrangers and their counsel.

(d)                                 The Administrative Agent shall have received a notice with respect to such Borrowing or issuance, as the case may be, as required by Article II and a Borrowing Base Certificate relating to the month ended on August 31, 2007 (and dated not more than 30 days prior to the Closing Date) evidencing that, after giving effect to the Credit Extensions requested to be made on the Closing Date, Availability will be no less than $125,000,000, and executed by a Financial Officer of the Lead Borrower.

(e)                                  The Agents and the Arrangers shall have received a certificate, reasonably satisfactory in form and substance to the Agents and the Arrangers, certifying that, as of the Closing Date, no Default or Event of Default exists and the Loan Parties and their Subsidiaries, taken as a whole, are Solvent and that immediately after the consummation of the VH Acquisition, no Default or Event of Default will exist and the Loan Parties and their Subsidiaries, taken as a whole, will be Solvent.

(f)                                    The Closing Date Representations and Warranties shall be true and correct in all material respects, provided that any such representation and warranty that is already qualified by materiality or “Material Adverse Effect” shall be true and correct in all respects.

(g)                                 The Collateral Agent shall have received (a) appraisals by a third party appraiser reasonably acceptable to the Collateral Agent of all Inventory of the Loan Parties, the results of which are reasonably satisfactory to the Collateral Agent and (b) a written report regarding the results of a commercial finance examination of the Loan Parties, which shall be reasonably satisfactory to the Collateral Agent.

(h)                                 No Company Material Adverse Effect (as defined in the Acquisition Agreement) shall have occurred since December 31, 2006.

(i)                                     There shall not be any other Indebtedness of the Loan Parties outstanding immediately after the Closing Date other than (i) the Senior Initial Loan Facility Indebtedness, (ii) the Term Loan Financing Facility, (iii) the Holdco Initial Loan Facility Indebtedness, (iv) this Agreement, (v) Indebtedness permitted to remain outstanding under the Acquisition Agreement (except that all Indebtedness outstanding under the Lead Borrower’s Existing Credit Agreement shall have been paid in full (other than contingent obligations) and all commitments thereunder shall have terminated) and (vi) Permitted Indebtedness.

(j)                                     The Administrative Agent shall have received (a) Consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Lead Borrower and its Subsidiaries as of and for the Fiscal Years ended December 31, 2004, December 31, 2005 and December 31, 2006, all prepared in accordance with GAAP and audited and reported on by independent public accountants of recognized national standing, (b) to the extent made available to Holdings, unaudited Consolidated balance sheets and related statements of income, stockholders’ equity and cash flow of the Lead Borrower and its Subsidiaries for each subsequent Fiscal Quarter ended at least forty-five (45) days prior to the Closing Date, prepared in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes and (c) a pro forma Consolidated balance sheet of the Lead Borrower and its Subsidiaries as of the date of the most recent Consolidated balance sheet delivered pursuant to clause (b) above, as adjusted to give effect to the transactions contemplated by the Acquisition Documents and the Loan Documents as if such transactions had occurred on such date, and to such other adjustments as shall be agreed among the Sponsors, the Lead Borrower and the Arranger.

(k)                                  The Collateral Agent shall have received results of searches or other evidence reasonably satisfactory to the Collateral Agent (in each case dated as of a date reasonably satisfactory to the Collateral Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases or subordination agreements are being tendered on the Closing Date.

(l)                                     The Agents and the Arrangers shall have received, and be reasonably satisfied with, evidence of the Loan Parties’ insurance, together with such endorsements as are required by the Loan Documents.

(m)                               Holdings and/or the Lead Borrower shall have received a cash and/or roll-over common equity contribution in an aggregate amount equal to at least 25% of the pro forma total Consolidated capitalization of Holdings and its Subsidiaries as of the Closing Date (as adjusted to give effect to the transactions contemplated by the Acquisition Documents and the Loan Documents (including the funding of the Senior Initial Loan Facility, the Holdco Initial Loan Facility, the Term Loan Financing Facility and such equity contribution) as if such transactions had occurred on such date, and to such other adjustments as shall be agreed among the Sponsors, Holdings and the Arranger) to pay a portion of the purchase price under the Acquisition Documents and the Acquisition Charges.

(n)                                 [Reserved].

(o)                                 The Merger shall have been consummated, or substantially simultaneously with the initial Borrowing under this Agreement shall be consummated, in accordance with the Acquisition Agreement, which shall be reasonably satisfactory to the Arranger, and no material provision of the Acquisition Agreement shall have been waived, amended, supplemented or otherwise modified in a manner material and adverse to the Lenders without the consent of the Arranger (not to be unreasonably withheld or delayed).

(p)                                 The Collateral Agent shall have received all Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect in the United States the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Collateral Agent.

(q)                                 There shall have been delivered to the Agents and the Arrangers all documentation and other information requested by them that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Act (as defined in SECTION 9.16 below).

SECTION 4.02                    Conditions Precedent to Each Revolving Credit Loan and Each Letter of Credit.

The obligation of the Lenders to make each Revolving Credit Loan and of the Issuing Banks to issue each Letter of Credit (other than the initial Revolving Credit Loan and Letter of Credit to be issued on Closing Date in order to consummate the VH Acquisition) is also subject to the satisfaction by the Loan Parties or the waiver of each of the following conditions precedent:

(a)                                  The Administrative Agent shall have received a notice with respect to such Borrowing or issuance, as the case may be, as required by Article II, and in the case of the issuance of a Letter of Credit, the applicable Issuing Bank shall have received notice with respect thereto in accordance with SECTION 2.13.

(b)                                 All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith (including in any Borrowing Base Certificate) shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date, other than representations and warranties that specifically relate solely to an earlier date.

(c)                                  On the date of each Borrowing hereunder and the issuance of each Letter of Credit and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

The request by the Lead Borrower for, and the acceptance by any Loan Party of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Loan Parties that the conditions specified in this SECTION 4.02 have been satisfied at that time and that after giving effect to such extension of credit the Loan Parties shall continue to be in compliance with the Borrowing Base.  The conditions set forth in this SECTION 4.02 are for the sole benefit of the Administrative Agent and each other Credit Party and may be waived by the Administrative Agent, in whole or in part, without prejudice to the rights of the Administrative Agent or any other Credit Party.

ARTICLE V

Affirmative Covenants

Until (i) the Commitments have expired or been terminated, (ii) the principal of and interest on each Revolving Credit Loan and all fees and other Obligations (other than contingent indemnity obligations with respect to then unasserted claims and the Other Liabilities) shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated (or been cash collateralized in a manner reasonably satisfactory to the applicable Issuing Bank) and (iv) all Letter of Credit Outstandings have been reduced to zero (or cash collateralized in a manner reasonably satisfactory to the applicable Issuing Bank), each Loan Party covenants and agrees with the Credit Parties that:

SECTION 5.01                    Financial Statements and Other Information.

Holdings (and, with respect to clauses (f) through (l) below, the Lead Borrower) will furnish to the Administrative Agent:

(a)                                  Within (i) one hundred and five (105) days after the end of the first Fiscal Year of Holdings after the Closing Date and (ii) ninety (90) days after the end of each Fiscal Year of Holdings thereafter, the Consolidated balance sheet and related statements of operations, and Consolidated statements of cash flows as of the end of and for such year for Holdings and its Subsidiaries (including Unrestricted Subsidiaries), setting forth in comparative form, the Consolidated figures for the previous Fiscal Year (such comparisons to the prior Fiscal Year only to commence with the Fiscal Year ended on December 31, 2008) and the figures as set forth in the projections delivered pursuant to SECTION 5.01(e), all audited and reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without a qualification or exception as to the scope of such audit), except for the aforementioned projections, to the effect that such Consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its Subsidiaries (including Unrestricted Subsidiaries) on a Consolidated basis in accordance with GAAP;

(b)                                 Within (i) sixty (60) days after the end of each of the first three (3) Fiscal Quarters of Holdings beginning with the Fiscal Quarter ended March 31, 2008 and (ii) forty-five (45) days after the end of each Fiscal Quarter of Holdings thereafter, in each case excluding the last Fiscal Quarter of each Fiscal Year of Holdings, the Consolidated balance sheet and related statements of operations, and Consolidated statements of cash flows for Holdings and its Subsidiaries (including Unrestricted Subsidiaries) as of the end of and for such Fiscal Quarter and the elapsed portion of the Fiscal Year, setting forth in each case in comparative form the Consolidated figures for the previous Fiscal Year (such comparisons to the prior Fiscal Year only to commence with the Fiscal Quarter ended on March 31, 2009), all such Consolidated figures certified by one of the Lead Borrower’s Financial Officers as fairly presenting in all material respects the financial condition and results of operations of Holdings and its Subsidiaries (including Unrestricted Subsidiaries) on a Consolidated basis in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes;

(c)                                  within forty (40) days after the end of each Fiscal Month of Holdings and its Subsidiaries, beginning with the Fiscal Month ended October 31, 2007, internally prepared monthly operating financial reports for Holdings and its Subsidiaries (including Unrestricted Subsidiaries), as of the end of and for such Fiscal Month and the elapsed portion of the Fiscal Year, setting forth in each case in comparative form the Consolidated figures for the previous Fiscal Year (such comparisons to the prior Fiscal Year only to commence with the Fiscal Month ended on October 31, 2008), all certified by one of the Lead Borrower’s Financial Officers as fairly presenting in all material respects the financial condition and results of operations of Holdings and its Subsidiaries

(including Unrestricted Subsidiaries) on a Consolidated basis in accordance with GAAP, subject to normal year end audit adjustments and the absence of footnotes;

(d)                                 Concurrently with any delivery of financial statements under clause (a) or clause (b) above, a certificate of a Financial Officer of the Lead Borrower substantially in the form of Exhibit H hereto (a “Compliance Certificate”) (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations with respect to the daily Excess Availability for such period, (iii) detailing all Store openings and Store closings during the immediately preceding fiscal period, and stating the aggregate number of the Loan Parties’ and their Subsidiaries’ Stores as of the first day of the current fiscal period, (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of Holdings’ most recent audited financial statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate, (v) listing the names of all Immaterial Subsidiaries (if any) of Holdings and certifying that each Subsidiary set forth on such list qualifies as an Immaterial Subsidiary, provided that such list shall only be required to be produced annually, concurrently with any delivery of financial statements under clause (a) above, with monthly updates to the extent necessary, concurrently with any delivery of financial reports under clause (c) above, and (vi) setting forth all information and calculations necessary for determining compliance by Holdings with SECTION 6.11 as of the last day of the Fiscal Quarter or Fiscal Year for which such financial statements are delivered;

(e)                                  Within ninety (90) days after the commencement of each Fiscal Year of the Loan Parties, a detailed, Consolidated budget by month for the applicable Fiscal Year for Holdings and its Subsidiaries and promptly when available, any revisions to such budget resulting from any Permitted Acquisition, Permitted Disposition or other transaction, the effect of which would reasonably be expected to change the projected Consolidated EBITDA of Holdings and the Restricted Subsidiaries in the subsequent Fiscal Year by 20% or more;

(f)                                    (A) On the 15th Business Day of each Fiscal Month (or, with respect to each Fiscal Month in the Fiscal Year 2007 of the Loan Parties, on such later date as may be agreed by the Administrative Agent in its sole discretion, but in any event no later than the date that is thirty days after the first day of such Fiscal Month) and (B) more frequently (but no more frequently than weekly) as the Loan Parties may elect or the Administrative Agent may reasonably request at any time during the continuance of a Cash Dominion Event or so long as a Specified Default has occurred and is continuing, a certificate in substantially the form of Exhibit I (a “Borrowing Base Certificate”) showing the Borrowing Base as of the close of business on the immediately preceding Fiscal Month (or, in the case of a delivery of a Borrowing Base Certificate pursuant to clause (B) above, a subsequent date), each Borrowing Base Certificate to be certified as complete and correct in all material respects on behalf of the Lead Borrower by a Financial Officer of the Lead Borrower;

(g)                                 Promptly after the same become publicly available, copies of (i) all material periodic and other reports, proxy statements and other materials filed by any Loan Party with the SEC, and (ii) SEC Forms 10K and 10Q for the Lead Borrower and/or Holdings (for so long as the Lead Borrower and/or Holdings is subject to the reporting requirements under the Securities Exchange Act of 1934, as amended);

(h)                                 Promptly upon receipt thereof, copies of all material reports submitted to any Loan Party by independent certified public accountants in connection with each annual or special audit of the books of the Loan Parties or any of their Subsidiaries made by such accountants;

(i)                                     The financial and collateral reports described on Schedule 5.01(i) hereto, at the times set forth in such Schedule 5.01(i);

(j)                                     Concurrently with any delivery of financial statements under clause (a) or (b) above, the related unaudited Consolidated financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such Consolidated financial statements;

(k)                                  Promptly following any reasonable request therefor, on and after the effectiveness of the Pension Act, copies of (i) any documents described in Section 101(k) of ERISA that any Loan Party or any of their ERISA Affiliates have received with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l) of ERISA that the any Loan Party any of their ERISA Affiliates have received with respect to any Plan or Multiemployer Plan; provided, that if the Loan Parties or any of their ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Plan or Multiemployer Plan, upon reasonable request of the Administrative Agent, the Loan Parties and/or their ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and the Lead Borrower shall provide copies of such documents and notices promptly after receipt thereof; and

(l)                                     Promptly following any reasonable request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party as the Agents or any Lender may reasonably request (other than information which is subject to an attorney-client privilege or would result in a breach of a confidentiality obligation of the Loan Parties to any other Person).

Documents required to be delivered pursuant to SECTION 5.01 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Lead Borrower’s and/or Holdings’ behalf on IntraLinks/ IntraAgency or another relevant website (the “Informational Website”), if any, to which each Lender and the Administrative Agent have unrestricted access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that:  (A) the accommodation provided by the foregoing sentence shall not impair the right of the Administrative Agent, or any Lender through the

Administrative Agent, to request and receive from the Loan Parties physical delivery of specific financial information provided for in this SECTION 5.01 and (B) the Lead Borrower and/or Holdings, as applicable, shall give the Administrative Agent and each Lender (or if applicable, the Administrative Agent shall give each Lender) written or electronic notice each time any information is delivered by posting to the Informational Website.  The Credit Parties shall have no liability to any Loan Party, any Credit Party or any of their respective Affiliates associated with establishing and maintaining the security and confidentiality of the Informational Website and the information posted thereto.

SECTION 5.02                    Notices of Material Events.

The Lead Borrower will furnish to the Administrative Agent prompt written notice of the occurrence of any of the following after any Responsible Officer of the Lead Borrower obtains knowledge thereof:

(a)                                  A Default or Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto;

(b)                                 The filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Subsidiary of the Lead Borrower that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(c)                                  The occurrence of an ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a liability to any Loan Party or any of their respective ERISA Affiliates in excess of $15,000,000; and

(d)                                 Any development that results in a Material Adverse Effect.

Each notice delivered under SECTION 5.02 shall be accompanied by a statement of a Responsible Officer of the Lead Borrower setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto.

SECTION 5.03                    Information Regarding Collateral.

The Lead Borrower will furnish to the Agents prompt written notice of any change in: (a) any Loan Party’s name; (b) the location of any Loan Party’s chief executive office or its principal place of business; (c) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (d) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization.  The Loan Parties agree not to effect or permit any change referred to in the preceding sentence unless all filings, publications and registrations, have been made (or will be made in a timely fashion) under the Uniform Commercial Code or other Applicable Law that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest to the extent required under the Security Documents (subject only to Permitted Encumbrances) in all the Collateral for its own benefit and the benefit of the other Secured Parties.

SECTION 5.04                    Existence; Conduct of Business.

Each Loan Party will, and will cause each Subsidiary of it to, do all things necessary (a) to comply with its Charter Documents in all material respects, and (b) to obtain, preserve, renew and keep in full force and effect (i) its legal existence and (ii) the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks, trade names, domain names, trade secrets and other proprietary and confidential information material to the conduct of its business, except, in the case of clause (a) and (b)(ii) above, to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under SECTION 6.03 or SECTION 6.05.

SECTION 5.05                    Payment of Obligations.

Each Loan Party will, and will cause each Subsidiary of it to, pay its Taxes before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (b) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, or (c) the failure to make payment, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.  The provisions of this paragraph shall not limit or restrict the ability of the Agents to establish any Reserve for any unpaid Tax liabilities.

SECTION 5.06                    Maintenance of Properties.

Each Loan Party will, and will cause each Subsidiary of it to, keep and maintain all tangible property material to the conduct of its business in substantially the same condition as of the Closing Date (ordinary wear and tear, casualty loss and condemnation excepted), except (a) where the failure to do so would not reasonably be expected to result in a Material Adverse Effect and (b) for Store closings and Permitted Dispositions permitted hereunder.  Each Loan Party will, and will cause each Subsidiary of it to, use commercially reasonable efforts to prosecute, maintain, and enforce the Intellectual Property, except to the extent such Intellectual Property is no longer used or deemed by such Loan Party or such Subsidiary in its reasonable business judgment to be materially useful or desirable in the conduct of the business of the Loan Parties and their Subsidiaries.

SECTION 5.07                    Insurance.

(a)                      Each Loan Party shall, and shall cause each Subsidiary of it to, (i) maintain insurance with financially sound and reputable insurers (or, to the extent consistent with business practices in effect on the Closing Date, a program of self-insurance) on such of its property and in at least such amounts and against at least such risks as is consistent with business practices in effect on the Closing Date or as otherwise determined by the Responsible Officers of the Loan Parties acting reasonably in their business judgment, including public liability insurance against claims for personal injury or death occurring upon, in or about or in connection with the use of any properties owned, occupied or controlled by it (including the insurance required pursuant to the Security Documents); (ii) maintain such other insurance as may be required by law; and (iii) furnish to the Agents, upon written request, full information as to the insurance carried.

(b)                     Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a non-contributing mortgage clause (regarding improvements to real property) and a lenders’ loss payable clause (regarding personal property), in form and substance reasonably satisfactory to the Agents, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to any of the Loan Parties or their Subsidiaries under the policies directly to the Administrative Agent, (ii) a provision to the effect that none of the Loan Parties, their Subsidiaries, Credit Parties (in their capacity as such) or any other Affiliate of a Loan Party shall be a co-insurer (the foregoing not being deemed to limit the amount of self-insured retention or deductibles under such policies, which self-insured retention or deductibles shall be consistent with business practices in effect on the Closing Date or as otherwise determined by the Responsible Officers of the Loan Parties acting reasonably in their business judgment), and (iii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Credit Parties. Commercial general liability policies shall be endorsed to name the Administrative Agent as an additional insured.  Business interruption policies shall name the Administrative Agent as a loss payee and shall be endorsed or amended to include (i) a provision that, after the occurrence and during the continuance of a Cash Dominion Event, the insurer shall pay all proceeds of such business interruption policies otherwise payable to any of the Loan Parties or their Subsidiaries under the policies directly to the Administrative Agent, (ii) a provision to the effect that none of the Loan Parties, their Subsidiaries, Credit Parties (in their capacity as such) or any other Affiliate of a Loan Party shall be a co-insurer and (iii) such other provisions to the endorsement as the Administrative Agent may reasonably require from time to time to protect the interests of the Credit Parties. Each such casualty or liability policy referred to in this SECTION 5.07(b) shall also provide that it shall not be canceled, modified in any manner that would cause this SECTION 5.07 to be violated, or not renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Administrative Agent. The Lead Borrower shall deliver to the Administrative Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement insurance binder or certificate (or other evidence of renewal of a policy previously delivered to the Administrative Agent, including an insurance binder) together with evidence reasonably satisfactory to the Administrative Agent of payment of the premium therefor.

(c)                      With respect to each Real Estate for which a Mortgage is required to be delivered under the Loan Documents, obtain flood insurance in such total amounts as the Administrative Agent may from time to time reasonably require, if at any time the area in which any improvements located on such Real Estate is designated as a “flood hazard area” in any Flood Insurance Rate Map established by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

SECTION 5.08                    Books and Records; Inspection and Audit Rights; Appraisals; Accountants.

(a)                      Each Loan Party will, and will cause each Subsidiary of it to, keep proper books of record and account in accordance with GAAP and in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  Each Loan Party will, and will cause each Subsidiary of it to, permit any representatives designated by any Agent, upon reasonable prior written notice and during regular business hours, to visit and inspect its properties, to discuss its affairs, finances and condition with its officers and to examine and make extracts from its books and records, all at the reasonable expense of the Loan Parties at such reasonable times and as often as reasonably requested; provided that, so long as no Event of Default or Cash Dominion Event has occurred and is continuing, the Loan Parties shall pay the reasonable out-of-pocket expenses for only one such visit/inspection in any calendar year.

(b)                     Each Loan Party will from time to time upon the reasonable request of any Agent, permit any Agent or professionals (including consultants, accountants, lawyers and appraisers) retained by the Agents, on reasonable prior written notice and during normal business hours, to conduct appraisals and commercial finance examinations, including, without limitation, of (i) the Loan Parties’ practices in the computation of the Borrowing Base, and (ii) the assets included in the Borrowing Base and the proceeds therefrom and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves.  The Loan Parties shall pay the reasonable documented out-of-pocket fees and expenses of the Agents or such professionals with respect to such evaluations and appraisals within thirty (30) days after receipt of an invoice therefor.  The foregoing notwithstanding, (i) the Agents may undertake no more than one (1) commercial finance examination in any calendar year at the Loan Parties’ expense (provided that the Agents, in their reasonable discretion, may cause such additional commercial finance examinations to be undertaken as the Agents reasonably determine (each, at the expense of the Loan Parties) if any Cash Dominion Event shall have occurred and be continuing), and (ii) the Agents may undertake no more than one (1) appraisal in any calendar year at the Loan Parties’ expense (provided that the Agents, in their reasonable discretion, may cause such additional appraisals to be taken as the Agents reasonably determine (each, at the expense of the Loan Parties) if any Cash Dominion Event shall have occurred and be continuing).

(c)                      The Loan Parties shall, and shall cause each Subsidiary of it to, at all times retain independent certified public accountants of national standing and shall instruct such accountants to cooperate with, and be available to, the Agents or their representatives to discuss the annual audited statements, the Loan Parties’ and their Subsidiaries’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants for such audited statements, as may be raised by the Agents; subject, however, if requested by such accountants, to the execution of an access agreement by the Agents and such accountants in form reasonably satisfactory to each of them; provided that a representative of the Lead Borrower shall be given the opportunity to be present all such discussions.

(d)                     At its election, upon either (i) its reasonable belief that any Loan Party or any Subsidiary thereof has breached any representation, warranty or covenant herein relating to environmental matters, which breach could reasonably be expected to have a Material Adverse Effect, or (ii) in connection with the enforcement of remedies against any Real Estate after the occurrence and during the continuance of an Event of Default, the Collateral Agent or any Lender may request in writing that the Loan Party, at its own cost and expense, retain an independent engineer or environmental consultant to conduct an environmental assessment or other appropriate review of reasonable scope (but, prior to the occurrence of any such Event of Default, only with respect to the subject matter of such breach), including, as relevant of the condition of any Real Estate or facility of any Loan Party or any Subsidiary thereof and/or such Loan Party’s or such Subsidiary’s compliance with Environmental Law.  If the Loan Party fails to conduct such assessment or review within 30 days of receipt of the request, the Collateral Agent or Lender may retain an independent engineer or environmental consultant to conduct an environmental assessment or other appropriate review.  Each Loan Party shall, and shall cause each Subsidiary of it to, cooperate in the performance of any such environmental assessment or review and permit any such engineer or consultant designated by the Collateral Agent or such Lender to have full access to each property or facility at reasonable times and after reasonable notice to the Lead Borrower of the plans to conduct such an environmental assessment or review.  Environmental assessments or reviews conducted under this paragraph shall be limited to visual inspections of the Real Estate or facility, interviews with representatives of the Loan Parties or their Subsidiaries or facility personnel, and review of applicable records and documents pertaining to the condition of the property or facility, its compliance with Environmental Law and any potential Environmental Liabilities, in each case prior to the occurrence and during the continuance of an Event of Default, to the extent relevant to the subject matter of such breach.  All environmental assessments or reviews conducted pursuant to this paragraph shall be at the Loan Parties’ sole cost and expense.

SECTION 5.09                    Physical Inventories.

Each Loan Party, at its own expense, shall cause either periodic cycle counts or full physical counts of Inventory at its locations to be undertaken in each twelve (12) month period in conjunction with the preparation of Holdings’ annual audited Consolidated financial statements, conducted following such methodology as is consistent with the methodology used in the immediately preceding Inventory or as otherwise may be reasonably satisfactory to report financial results in accordance with GAAP.  Following the completion of such Inventory count, and in any event by the next date required for the delivery of a Borrowing Base Certificate hereunder, such Loan Party shall post such results to its and the Loan Parties’ stock ledgers and general ledgers, as applicable.

SECTION 5.10                    Compliance with Laws.

Each Loan Party will, and will cause each Subsidiary of it to, comply with all Applicable Laws and the orders of any Governmental Authority except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.  Except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, each Loan Party shall, and shall cause each Subsidiary of it to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws; and (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to materially comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate.  The Loan Parties shall, and shall cause each Subsidiary of it to, notify the Administrative Agent promptly after such Person becomes aware of any violation of or non-compliance with any Environmental Laws or any Release on, at, in, under, above, to, from or about any Real Estate or any property subject to a Lease that is reasonably likely to result in Environmental Liabilities in excess of $1,000,000 individually or in the aggregate; and promptly forward to Administrative Agent a copy of any order, notice, request for information or any communication or report received by such Person in connection with any such violation or Release or any other matter that could reasonably be expected to result in Environmental Liabilities in excess of $1,000,000 individually or in the aggregate in each case whether or not any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter.

SECTION 5.11                    Use of Proceeds and Letters of Credit.

The proceeds of Revolving Credit Loans made hereunder and of Letters of Credit issued hereunder will be used only (a) to directly or indirectly finance the VH Acquisition and the Acquisition Charges, (b) to repay in full all amounts, if any, due or owing under the Existing Credit Agreement and to repay other Indebtedness of the Lead Borrower and its Subsidiaries, in each case, on the Closing Date, (c) to provide working capital from time to time for the Loan Parties and their Subsidiaries, and (d) for general corporate purposes (including, without limitation, for Permitted Investments and Permitted Acquisitions, Restricted Payments and payments with respect to Permitted Indebtedness); provided that the aggregate amount of any such proceeds used for the purposes described in clauses (a) and (b) above, excluding any proceeds used to fund any seasonal working capital, amounts attributable to variations from projected working capital and/or any purchase price adjustments due to working capital fluctuations, shall not exceed $125,000,000.  No part of the proceeds of any Revolving Credit Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations U and X.

SECTION 5.12                    Additional Subsidiaries.

If any Loan Party shall form or directly acquire all or substantially all of the outstanding Capital Stock of a Subsidiary that is not an Excluded Subsidiary after the Closing Date, the Lead Borrower will notify the Agents thereof and if such Subsidiary is not an Excluded Subsidiary, such Loan Party will cause such Subsidiary to enter into a Joinder Agreement and to become a Loan Party hereunder and under each applicable Security Document in the manner provided therein within ten (10) Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary’s assets to secure the Obligations as the Agents or the Required Lenders shall reasonably request; provided that Mortgages shall only be required in respect of Real Estate  having a fair market value at the time of the acquisition of such Subsidiary exceeding $1,000,000.  If any shares of Capital Stock or Indebtedness of any Subsidiary are owned by or on behalf of any Loan Party, such Loan Party will cause such shares and promissory notes evidencing such Indebtedness to be pledged to secure the Obligations within ten (10) Business Days after such Subsidiary is formed or such shares of Capital Stock or Indebtedness are acquired (except that, (i) if such Subsidiary is a Foreign Subsidiary, shares of Capital Stock of such Subsidiary to be pledged shall be limited to 65% of the outstanding shares of Capital Stock of such Subsidiary and (ii) if such Subsidiary is an Immaterial Subsidiary or an Unrestricted Subsidiary, no shares of Capital Stock of such Subsidiary are required to be pledged).

SECTION 5.13                    Further Assurances.

(a)                      Each Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages, deeds of trust and other documents), that may be required under any Applicable Law, or which any Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties.

(b)                     If any Real Estate having a fair market value in excess of $1,000,000 is acquired by any Loan Party after the Closing Date (other than Real Estate constituting Collateral under the Security Agreement that becomes subject to a Lien in favor of the Collateral Agent upon acquisition thereof), the Lead Borrower will notify the Collateral Agent, and, if reasonably requested by the Collateral Agent, the Lead Borrower will cause such Real Estate to be subjected to a Lien securing the Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary to grant and perfect such Liens, including actions described in SECTION 4.01(b) and (p), paragraph (a) of this SECTION 5.13 and SECTION 5.16, all at the expense of the Loan Parties.

(c)                      Each Loan Party shall deliver to the Collateral Agent any and all certificates representing Capital Stock (to the extent certificated) that are required to be pledged pursuant to the Pledge Agreement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local law) and instruments evidencing the intercompany Indebtedness held by such Loan Party and required to be pledged pursuant to the Pledge Agreement, indorsed in blank to the Collateral Agent.

SECTION 5.14                    Corporate Separateness

(a)                      Each Loan Party shall satisfy, and cause each of its Subsidiaries (including Unrestricted Subsidiaries) to satisfy, customary corporate and other formalities, including, as applicable, the holding of regular board of directors’ and shareholders’ meetings or action by directors or shareholders without a meeting, in each case, to the extent required by law and the maintenance of corporate offices and records.

(b)                     Each Loan Party shall ensure that (i) no payment is made by it or any of its Restricted Subsidiaries to a creditor of any Unrestricted Subsidiary in respect of any liability of any Unrestricted Subsidiary, except as permitted under SECTION 6.04, (ii) no bank account of any Unrestricted Subsidiary shall be commingled with any bank account of any Loan Party or any direct or indirect parent of any Loan Party, and (iii) any financial statements distributed to any creditors of any Unrestricted Subsidiary shall clearly establish or indicate the corporate separateness of such Unrestricted Subsidiary from any Loan Party, any of its Restricted Subsidiaries or any direct or indirect parent of any Loan Party.

SECTION 5.15                    Designation of Subsidiaries

The board of directors of the Lead Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary, in each case pursuant and subject to the provisions in the definition of “Unrestricted Subsidiary”.  Any such designation by the Lead Borrower shall be notified by the Lead Borrower to the Administrative Agent by promptly delivering to the Administrative Agent a copy of any applicable board resolution giving effect to such designation and a certificate by a Responsible Officer of the Lead Borrower certifying that such designation complied with such provisions.  Notwithstanding the foregoing, as of the Closing Date, all of the Subsidiaries of the Lead Borrower shall be Restricted Subsidiaries.

SECTION 5.16                    Mortgages

Prior to, on or within sixty (60) days after the Closing Date (which period may be extended by the Administrative Agent acting in its reasonable discretion), each Loan Party shall have delivered to the Collateral Agent: (a) fully executed Mortgages in respect of each of the Real Estate properties set forth on Schedule 5.16(a), which Mortgages shall be recorded promptly to create valid and enforceable liens on each such Real Estate property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for its benefit and for the benefit of the Secured Parties, (b) title insurance in form, scope and amount reasonably satisfactory in all respects to the Collateral Agent and a flood insurance policy if required by the Flood Disaster Protection Act of 1973; (c) written opinions (addressed to each Agent, the Arrangers and the Lenders) of applicable local counsel with respect to the enforceability and perfection of the Mortgages referred to in clause (a) above and any related fixture filings in form and substance reasonably satisfactory to the Collateral Agent; and (d) for each Real Estate property listed on Schedule 5.16(a), (i) new ALTA/ACSM surveys reasonably satisfactory to and certified to the Collateral Agent (including such additional Table A items as the Collateral Agent may reasonably request), dated not more than thirty (30) days prior to the Closing Date or (ii) ALTA/ACSM surveys dated within four (4) years of the Closing Date reasonably satisfactory to the Collateral Agent together with an affidavit of “No Change”, provided that the title company provides full title coverage for such ALTA/ACSM surveys, including the issuance of all survey-dependent title endorsements (to the extent available in the state in which the applicable Real Estate is located).

SECTION 5.17                    Post-Closing Matters

(a)                      To the extent the Loan Parties shall have used commercially reasonable efforts to deliver to the Agents the deliverables set forth on Schedule 5.17 and yet are unable to provide such deliverables on or prior to the Closing Date (as determined by the Administrative Agent in its reasonable discretion), the Loan Parties shall deliver such deliverables in each case within the time limits set forth on Schedule 5.17 or such longer period as determined by the Administrative Agent in its sole discretion.

(b)                     Within thirty (30) days after the Closing Date, or such longer period as determined by the Administrative Agent in its sole discretion, the Lead Borrower shall liquidate, dissolve or wind up American Student Rental, Inc., Musician’s Choice, Inc. and GC Stores

Canada, Inc.  Prior to and up to the date of the liquidation, dissolution or winding up of the aforementioned entities, such entities shall not engage in any business or activity except as ancillary or incidental to such liquidation or dissolution.

(c)                      Within two (2) Business Day after the Closing Date, Holdings and/or the Lead Borrower shall have received a cash common equity contribution in an amount that, in the aggregate with the cash and roll-over common equity contributions made to Holdings and/or the Lead Borrower on the Closing Date, shall be equal to at least $625,000,000.

ARTICLE VI

Negative Covenants

Until (i) the Commitments have expired or been terminated, (ii) the principal of and interest on each Revolving Credit Loan and all fees and other Obligations (other than contingent indemnity obligations with respect to then unasserted claims and the Other Liabilities) shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated (or been cash collateralized in a manner reasonably satisfactory to the applicable Issuing Bank) and (iv) all Letter of Credit Outstandings have been reduced to zero (or cash collateralized in a manner reasonably satisfactory to the applicable Issuing Bank), each Loan Party covenants and agrees with the Credit Parties that:

SECTION 6.01                    Indebtedness and Other Obligations.

No Loan Party will, nor will it permit any Subsidiary of it to, create, incur, assume or permit to exist any Indebtedness, except Permitted Indebtedness.

SECTION 6.02                    Liens.

No Loan Party will, nor will it permit any Subsidiary of it to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except Permitted Encumbrances.

SECTION 6.03                    Fundamental Changes

(a)                      No Loan Party will, nor will it permit any Subsidiary of it to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would arise therefrom, (i) any Subsidiary may liquidate, dissolve, consolidate, or merge into a Loan Party in a transaction in which a Loan Party is the surviving corporation, (ii) any Subsidiary that is not a Loan Party may liquidate, dissolve, consolidate, or merge into any Subsidiary that is not a Loan Party, (iii) any Loan Party may merge with or into any other Loan Party, and (iv) Permitted Acquisitions and transactions permitted pursuant to SECTION 6.05 may be consummated in the form of a merger or consolidation, as long as, in the event of a Permitted Acquisition, a Loan Party is the surviving Person, provided that any such merger or consolidation involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by SECTION 6.04, further provided that any such merger or consolidation involving any Borrower shall not be permitted unless such Borrower or another Borrower is the surviving Person; and further provided that any such merger or consolidation involving Holdings shall not be permitted unless Holdings is the  surviving Person.

(b)                     No Loan Party will, nor will it permit any Subsidiary of it to, engage, to any material extent, in any business other than businesses of the type conducted by such Loan Party or such Subsidiary, as applicable, on the date of execution of this Agreement and businesses reasonably related thereto and those supportive, complementary or ancillary thereto.

(c)                      Holdings shall not, nor shall it permit any of its Subsidiaries directly or indirectly owning Capital Stock of the Lead Borrower to, (i) engage or commit to engage in any business or activity other than (A) the ownership of all the outstanding shares of Capital Stock of the Lead Borrower and activities incidental thereto and (B) the ownership of all the outstanding shares of Capital Stock of other entities created or acquired in a transaction otherwise permitted hereunder and activities incidental thereto, (ii) own or acquire any assets (other than all of the outstanding shares of Capital Stock of the Lead Borrower, the cash proceeds of any Restricted Payments permitted by SECTION 6.06 or all of the outstanding shares of Capital Stock of any other entity created or acquired in a transaction otherwise permitted hereunder), or (iii) incur any Indebtedness or other liabilities or financial obligations (other than obligations constituting Permitted Indebtedness under clause (a), (c), (i), (k), (m), (o), (t) or (u) of the definition thereof, or, with respect to such types of Permitted Indebtedness, constituting Permitted Indebtedness under clause (w) of the definition thereof to the extent permitted thereunder, nonconsensual obligations imposed by operation of law and obligations reasonably incurred in connection with its maintenance of its existence).

SECTION 6.04                    Investments, Unrestricted Subsidiaries.

(a)                      No Loan Party will, nor will it permit any Subsidiary of it to, make or permit to exist any Investment, except Permitted Investments.

(b)                     The Lead Borrower will not permit (i) any Restricted Subsidiary to be designated as or remain an Unrestricted Subsidiary or (ii) any Unrestricted Subsidiary to be designated as a Restricted Subsidiary, except in each case in accordance with the provisions of the definition of “Unrestricted Subsidiary”.  The Lead Borrower will not permit any Restricted Subsidiary to be designated an Unrestricted Subsidiary if such Subsidiary had been designated as an Unrestricted Subsidiary at any time during the term of this Agreement.

SECTION 6.05                    Asset Sales.

No Loan Party will, nor will it permit any Subsidiary of it to, sell, transfer, lease (as lessor), license (as licensor), abandon or otherwise voluntarily dispose of any asset, including any Capital Stock of another Person, except sales of Inventory and the use of cash or cash equivalents in the ordinary course of business, transactions permitted by SECTION 6.03 and Permitted Dispositions and the making of Permitted Investments (to the extent such Investment would involve a sale, transfer or disposition of any assets).

SECTION 6.06                    Restricted Payments; Certain Payments of Indebtedness.

(a)                      No Loan Party will, nor will it permit any Subsidiary of it to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that

(i)                                     Any Loan Party or any Subsidiary of a Loan Party may declare and pay cash dividends or make other distributions of property to a Loan Party; provided that any such Restricted Payments made to Holdings under this clause (i) shall be used only (A) (x) to pay general corporate, overhead and similar expenses incurred by Holdings in the ordinary course of business, or the amount of any indemnification claims made by any director or officer of Holdings, (y) to pay franchise taxes and other fees, taxes and expenses required to maintain the corporate existence of Holdings and (z) to pay taxes that are due and payable by Holdings as the parent of a consolidated group that includes Holdings and its Subsidiaries (including Unrestricted Subsidiaries); (B) so long as (1) no Event of Default has occurred and is continuing or would arise therefrom and (2) the Lead Borrower is not prohibited under the Senior Initial Loan Facility or the Term Loan Financing Facility from making such payments to Holdings, to make payments in connection with the repurchase of Capital Stock of Holdings or any Subsidiary of it (including payments of principal and interest in respect of notes issued by Holdings to stockholders in connection therewith), provided that such payments are otherwise permitted under this SECTION 6.06; (C) so long as (1) no Event of Default under SECTION 7.01(a), SECTION 7.01(b) (but only with respect to clause (i) thereof as it relates to non-payment of interest), SECTION 7.01(h) or SECTION 7.01(i) has occurred and is continuing or would arise therefrom and (2) the Lead Borrower is not prohibited under the Senior Initial Loan Facility or the Term Loan Financing Facility from making such payments to Holdings, to pay interest as and when due in respect of the Holdco Initial Loan Facility Indebtedness; and (D) to partially redeem or prepay Holdco Initial Loan Facility Indebtedness to the extent necessary to make an AHYDO “catch-up” payment thereon;

(ii)                                  The Loan Parties and their Subsidiaries may make Restricted Payments for the purpose of paying amounts owing under the Advisory Agreement, to the extent permitted under SECTION 6.07;

(iii)                               The Loan Parties and their Subsidiaries may make Restricted Payments on the Closing Date to consummate the VH Acquisition;

(iv)                              The Loan Parties and their Subsidiaries may make Restricted Payments consisting of Permitted Dispositions of the type described, and subject to the limitations contained, in the definition thereof;

(v)                                 The Loan Parties and their Subsidiaries may make Restricted Payments constituting repurchases of Capital Stock of Holdings or any Subsidiary of it in connection with the exercise of stock options or warrants if such equity interests represent a portion of the exercise price of such option or warrants, provided that Restricted Payments made pursuant to this clause (v) shall not exceed $2,000,000 in any Fiscal Year of the Lead Borrower;

(vi)                              Holdings may make Restricted Payments constituting other repurchases of Capital Stock of Holdings or any Subsidiary of it, provided that such payments, in the aggregate with any payments made pursuant to clause (vii) below, shall not exceed $3,000,000 in any Fiscal Year (and provided further that, (A) in the event the entire $3,000,000 is not utilized in any Fiscal Year under clauses (vi) and (vii) of this SECTION 6.06, one hundred percent (100%) of such unutilized portion may be carried forward to the next succeeding Fiscal Year of Holdings, (B) Restricted Payments made pursuant to this clause during any Fiscal Year shall be deemed made, first, in respect of amounts carried over from the prior Fiscal Year pursuant to clause (A) above and, second, in respect of amounts permitted for such Fiscal Year as provided above and (C) the amount of excess capacity that may be carried over from a prior Fiscal Year pursuant to clause (A) above shall be calculated without taking into account any amounts carried over to such prior Fiscal Year);

(vii)                           Holdings may make payments of principal and interest in respect of notes issued to stockholders in connection with the repurchase of shares of Capital Stock of Holdings or any Subsidiary of it, provided that such payments, in the aggregate with any payments made pursuant to clause (vi) above, shall not exceed $3,000,000 in any Fiscal Year, (and provided further that, (A) in the event the entire $3,000,000 is not utilized in any Fiscal Year under clauses (vi) and (vii) of this SECTION 6.06, one hundred percent (100%) of such unutilized portion may be carried forward to the next succeeding Fiscal Year of Holdings, (B) Restricted Payments made pursuant to this clause during any Fiscal Year shall be deemed made, first, in respect of amounts carried over from the prior Fiscal Year pursuant to clause (A) above and, second, in respect of amounts permitted for such Fiscal Year as provided above and (C) the amount of excess capacity that may be carried over from a prior Fiscal Year pursuant to clause (A) above shall be calculated without taking into account any amounts carried over to such prior Fiscal Year); and

(viii)                        so long as the Payment Conditions are satisfied, the Loan Parties and their Subsidiaries may in each Fiscal Year make Restricted Payments in an aggregate amount not exceeding the amount set forth below for such Fiscal Year:

Fiscal Year	Restricted Payment Amount
2007	$1,000,000
2008	$5,000,000
2009	$10,000,000
2010	$15,000,000
2011	$20,000,000
2012	$20,000,000
2013	$20,000,000

; provided, that (a) to the extent the capacity to make Restricted Payments pursuant to this clause (vi) for any Fiscal Year exceeds the aggregate amount of Restricted Payments made during such Fiscal Year, such excess capacity may be carried over to the next succeeding Fiscal Year, (b) Restricted Payments made pursuant to this clause during any Fiscal Year shall be deemed made, first, in respect of amounts carried over from the prior Fiscal Year pursuant to clause (a) above and, second, in respect of amounts permitted for such Fiscal Year as provided above and (c) the amount of excess capacity that may be carried over from a prior Fiscal Year pursuant to clause (a) above shall be calculated without taking into account any amounts carried over to such prior Fiscal Year.

(b)                     No Loan Party will, nor will it permit any Subsidiary of it to, make or agree to pay or make any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Specified Indebtedness of the type described in clause (a)(i), clause (a)(ii) or, with respect to the types of Specified Indebtedness described in clauses (a)(i) and (a)(ii), clause (b) of the definition of Specified Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Specified Indebtedness, except

(i)                                     payments in Capital Stock (as long as no Change in Control would result therefrom) and payments of interest in-kind of the Loan Parties and their Subsidiaries;

(ii)                                  (A) scheduled payments of principal and interest as and when due and (B) as long as the Payment Conditions are satisfied, prepayments in whole or in part of the Senior Initial Loan Facility Indebtedness and the Holdco Initial Loan Facility Indebtedness in a principal amount not exceeding $10,000,000 in the aggregate in any Fiscal Year and not exceeding $25,000,000 in the aggregate since the Closing Date;

(iii)                               prepayment in whole or in part of the Senior Initial Loan Facility, the Holdco Initial Loan Facility or the Term Loan Financing Facility with the proceeds of any equity securities issued or capital contributions received by any Loan Party or any Subsidiary for the purpose of making such payment or prepayment;

(iv)                              (A) mandatory prepayments by the Lead Borrower as required under the Senior Initial Loan Agreement as in effect on the Closing Date or any Senior Initial Loan Agreement, Senior Note Indenture or supplemental indenture, so long as such Senior Initial Loan Agreement, Senior Note Indenture or supplemental indenture contains terms regarding mandatory prepayments no less favorable to the obligors thereunder than the Senior Initial Loan Agreement in effect on the Closing Date and (B) mandatory prepayments by Holdings as required under the Holdco Initial Loan Agreement as in effect on the Closing Date or any Holdco Initial Loan Agreement, Holdco Note Indenture or supplemental indenture, so long as such Holdco Initial Loan Agreement, Holdco Note Indenture or supplemental indenture contains terms regarding mandatory prepayments no less favorable to Holdings than the Holdco Initial Loan Agreement in effect on the Closing Date;

(v)                                 partial redemption or prepayment by Holdings of the Holdco Initial Loan Facility Indebtedness to the extent necessary to make an AHYDO “catch-up” payment thereon;

(vi)                              any repayment purchase, redemption, repurchase, defeasance or other acquisition or retirement of any Indebtedness constituting Senior Initial Loan Facility Indebtedness (including, without limitation, Senior Initial Loans and any Senior Notes) made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Indebtedness of the Lead Borrower incurred in compliance with Section 6.01; and

(vii)                           any repayment purchase, redemption, repurchase, defeasance or other acquisition or retirement of any Indebtedness constituting Holdco Initial Loan Facility Indebtedness (including, without limitation, Holdco Initial Loans and any Holdco Notes) made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Indebtedness of Holdings incurred in compliance with Sections 6.01 and 6.03.

SECTION 6.07                    Transactions with Affiliates.

No Loan Party will, nor will it permit any Subsidiary of it to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates involving aggregate payments or consideration in excess of $1,000,000, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions, taken as a whole, not less favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Loan Parties and/or their Subsidiaries not otherwise prohibited hereunder, (c) payments due pursuant to the Advisory Agreement on account of Advisory Fees, consisting of (i) fees payable on the Closing Date or (ii) payments (but not prepayments) of annual Advisory Fees provided that such payments may not be made if an Event of Default under SECTION 7.01(a), (b), (d) (but only with respect to SECTION 6.11), (h) or (i) has occurred and is continuing or would arise therefrom, and provided further that such fees not paid shall accrue and be paid when the applicable Event of Default has been cured or waived and no additional Event of Default under SECTION 7.01(a), (b), (d) (but only with respect to SECTION 6.11), (h) or (i) has occurred and is continuing or would arise as a result of such payment; (d) payments of indemnities and reasonable expense reimbursements under the Advisory Agreement; (e) payment of reasonable compensation to officers and employees for services actually rendered to any such Loan Party or any of its Subsidiaries; (f) payment of director’s fees, expenses and indemnities; (g) stock option, stock incentive, equity, bonus and other compensation plans of the Loan Parties and their Subsidiaries; (h) employment contracts with officers and management of the Loan Parties and their Subsidiaries; (i) the repurchase of equity interests from officers, directors and employees to the extent specifically permitted under this Agreement; (j) advances and loans to officers and employees of the Loan Parties and their Subsidiaries to the extent specifically permitted under this Agreement; (k) Investments consisting of notes from officers, directors and employees to purchase equity interests to the extent specifically permitted under this Agreement; (l) payments pursuant to the tax sharing agreements among the Loan Parties and their Subsidiaries to the extent attributable to the ownership or operations of the Holdings and its Subsidiaries; (m) the issuance of equity interests to the management of Holdings in connection with the VH Acquisition; (n) other transactions with Affiliates specifically permitted under SECTION 6.01 in connection with clause (c)(i), (ii) and (iv), (l) and (p) of the definition of “Permitted Indebtedness,” SECTION

6.04(b) or SECTION 6.04(a) in connection with clause (g)(i) and (ii), (j) and (n) of the definition of “Permitted Investments,” SECTION 6.05 in connection with clause (q) of the definition of “Permitted Dispositions” or SECTION 6.06(a)(i), (a)(v) through (a)(viii) or SECTION 6.06(b)(v); and (o) as set forth on Schedule 6.07.

SECTION 6.08                    Restrictive Agreements.

No Loan Party will, nor will it permit any Subsidiary of it to, directly or indirectly enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or such Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets in favor of the Collateral Agent or (b) the ability of any Subsidiary thereof to pay dividends or other distributions with respect to any shares of its Capital Stock to such Loan Party or such Subsidiary or to make or repay loans or advances to a Loan Party or to guarantee Indebtedness of the Loan Parties, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by Applicable Law, by any Loan Document, by any documents in existence on the Closing Date or under any documents relating to joint ventures of any Loan Party or any Subsidiary to the extent that such joint ventures are not prohibited hereunder, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of assets or equity permitted hereunder by a Loan Party or a Subsidiary pending such sale, provided such restrictions and conditions apply only to the assets of the Loan Party or Subsidiary that are to be sold and such sale is permitted hereunder, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iv) clause (a) of the foregoing shall not apply to customary provisions in contracts or leases restricting the assignment or subleasing or sublicensing thereof, (v) the foregoing shall not apply to any agreement related to the Specified Indebtedness, (vi) clause (a) of the foregoing shall not apply to licenses or contracts which by the terms of such licenses and contracts prohibit the granting of Liens on the rights contained therein, and (vii) the foregoing shall not apply to any restrictions in existence prior to the time any such Person became a Subsidiary and not created in contemplation of any such acquisition.

SECTION 6.09                    Amendment of Material Documents.

No Loan Party will, nor will it permit any Subsidiary of it to, amend, modify or waive any of its rights governing any Specified Indebtedness in any way to (i) increase the rate of or change the time for payment of interest on any Specified Indebtedness, (ii) advance the final maturity date of or shorten the Weighted Average Life to Maturity of any Specified Indebtedness or (iii) alter the redemption provisions or the price or terms at which any Loan Party is required to offer to purchase any Specified Indebtedness in any manner materially adverse to the Lenders; provided that the rate of interest payable on Indebtedness under the Term Loan Financing Facility may be increased to the extent required under the documentation governing such Indebtedness in effect on the Closing Date to permit an increase of the aggregate principal amount thereof.

SECTION 6.10                    Fiscal Year.

No Loan Party will, nor will it permit any Subsidiary of it to, change its Fiscal Year without the prior written consent of the Administrative Agent.

SECTION 6.11                    Consolidated Fixed Charge Coverage Ratio.

If a Cash Dominion Event shall have occurred and be continuing, Holdings shall maintain a Consolidated Fixed Charge Coverage Ratio, as determined as of the last day of each Fiscal Quarter, of at least 1.00 to 1.00.  For purposes of determining compliance with the foregoing minimum Consolidated Fixed Charge Coverage Ratio under this Section 6.11, any Specified Equity Contribution will, at the request of Holdings, be included in the calculation of Consolidated EBITDA for the relevant determination period, provided that (A) in each four Fiscal Quarter period, there shall be a period of at least one Fiscal Quarter in respect of which no Specified Equity Contribution is made, (B) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Loan Parties to be in compliance with the Consolidated Fixed Charge Coverage Ratio specified above and (C) all Specified Equity Contributions shall be disregarded for any purposes under any Loan Document other than determining compliance with this SECTION 6.11.

ARTICLE VII

Events of Default

SECTION 7.01                    Events of Default.

If any of the following events (“Events of Default”) shall occur:

(a)                                  Any Loan Party shall fail to pay any principal of any Revolving Credit Loan or any reimbursement obligation in respect of any Letter of Credit Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration or otherwise;

(b)                                 Any Loan Party shall fail to pay (i) any interest on or fee with respect to any Revolving Credit Loan as the same shall become due and payable under this Agreement or any other Loan Document and such failure continues for five (5) Business Days; or (ii) any other amount (other than an amount referred to in SECTION 7.01(a), any amount payable for Cash Management Services or Other Liabilities) as the same shall become due and payable under this Agreement or any other Loan Document and such failure continues for twenty (20) days;

(c)                                  Any representation or warranty made or deemed made by or on behalf of any Loan Party in, or in connection with, any Loan Document or any amendment or modification thereof or waiver thereunder (including, without limitation, in any Borrowing Base Certificate or any certificate of a Financial Officer accompanying any financial statement) shall prove to have been incorrect in any material respect when made or deemed made;

(d)                                 Any Loan Party shall fail to observe or perform when due any covenant, condition or agreement contained in (i) Article VI or SECTION 5.04(b)(i) or SECTION 5.17(c), (ii) SECTION 5.01(f) or 5.08(b) (in each case, after a fifteen (15) day grace period), or (iii) any of SECTION 2.18, SECTION 5.01(d), or SECTION 5.11 (provided that, if (A) any such Default described in this clause (iii) is of a type that can be cured within five (5) Business Days and (B) such Default could not materially adversely impact the Lenders’ Liens on the Collateral, such default shall not constitute an Event of Default for five (5) Business Days after the occurrence of such Default so long as the Loan Parties are diligently pursuing the cure of such Default);

(e)                                  Any Loan Party shall fail to observe or perform when due any covenant, condition or agreement contained in any Loan Document (other than those specified in SECTION 7.01(a), SECTION 7.01(b), SECTION 7.01(c), or SECTION 7.01(d)), and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (x) notice thereof from the Administrative Agent to the Lead Borrower and (y) a Responsible Officer of any Loan Party obtaining actual knowledge thereof;

(f)                                    (i) Any Loan Party shall fail to make any payment (whether of principal, interest, letter of credit fees or commitment fees and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable and such failure shall continue beyond the expiration of any applicable grace or cure period set forth in the documents governing such Material Indebtedness, (ii) any event, circumstance or condition occurs that, with or without any action on the part of the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf, results in any Material Indebtedness becoming due prior to its scheduled maturity or requiring the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (iii) any event, circumstance or condition shall have occurred and be continuing that enables or permits (with or without the giving of notice) the holder or holders of any Material Indebtedness (other than Indebtedness outstanding under the Term Loan Financing Facility) or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, redemption, repurchase or defeasance thereof, prior to its scheduled maturity and any applicable grace or cure period set forth in respect of such event, circumstance or condition in the documents governing such Material Indebtedness shall have expired;

(g)                                 a Change in Control shall occur;

(h)                                 An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)                                     Any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under the Bankruptcy Code or any other federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in SECTION 7.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing;

(j)                                     Except with respect to matters set forth on Schedule 3.06(a), one or more final judgments for the payment of money in an aggregate amount in excess of $25,000,000 (or such lesser amount as would reasonably be expected to result in a Material Adverse Effect) in excess of insurance coverage (or indemnities from indemnitors reasonably satisfactory to the Agents) shall be rendered against any Loan Party or any combination of Loan Parties and the same shall remain undischarged for a period of forty-five (45) days during which execution shall not be effectively stayed, satisfied or bonded or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of any Loan Party to enforce any such judgment;

(k)                                  An ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a liability of any Loan Party in excess of $25,000,000 or such other amount that would reasonably be expected to result in a Material Adverse Effect, and the same shall remain undischarged for a period of thirty (30) consecutive days;

(l)                                     Any challenge by or on behalf of any Loan Party to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document’s terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto, in each case, as to which an order or judgment has been entered materially adverse to the Agents and the Lenders;

(m)                               (i) Any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any such Collateral, with the priority required by (but subject to the limitations set forth in) the applicable Security Document and this Agreement except (A) as a result of the sale, release or other disposition of the applicable Collateral in a Permitted Disposition or other transaction permitted under the Loan Documents or, (B) relating to an immaterial amount of Collateral not constituting Revolver Priority Collateral, or (C) as a result of the failure of the Collateral Agent, through its acts or omissions and through no fault of the Loan Parties, to maintain the perfection of its Liens in accordance with Applicable Law or (ii) any of the outstanding Capital Stock of the Lead Borrower shall cease to be pledged pursuant to the Pledge Agreement free of Liens other than Liens created by the Security Documents or any non-consensual Liens arising solely by operation of law; or

(n)                                 The termination of the Facility Guaranty or any other guaranty of the Obligations (except for any release or termination permitted hereunder);

then, and in every such event (other than an event with respect to any Loan Party described in SECTION 7.01(h) or SECTION 7.01(i)), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Lead Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall irrevocably terminate immediately; (ii) declare the Obligations owing by such Borrower then outstanding to be due and payable in whole, and thereupon the principal of the Revolving Credit Loans and all other Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties to the extent permitted by Applicable Law; or (iii) require the Loan Parties to furnish cash collateral in an amount equal to 103% of its respective Letter of Credit Outstandings to be held and applied in accordance with SECTION 7.03.  In case of any event with respect to any Loan Party described in SECTION 7.01(h) or SECTION 7.01(i), the Commitments shall automatically and irrevocably terminate and the principal of the Revolving Credit Loans and other Obligations owing by such Borrower then outstanding, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties to the extent permitted by Applicable Law.

SECTION 7.02                    Remedies on Default.

In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, the Agents (at the direction of the Required Lenders) shall proceed to protect and enforce their rights and remedies under this Agreement or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Secured Parties. No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

SECTION 7.03                    Application of Proceeds.

After the occurrence and during the continuance of (i) any Cash Dominion Event or (ii) any Event of Default and acceleration of the Obligations, all proceeds realized from any Loan Party or on account of any Collateral owned by a Loan Party or, without limiting the foregoing, on account of any Prepayment Event, any payments in respect of any Obligations and all proceeds of the Collateral, shall be applied in the following order:

(a)                      FIRST, ratably to pay the Obligations in respect of any Credit Party Expenses, indemnities and other amounts then due to the Agents until paid in full (other than contingent obligations);

(b)                     SECOND, ratably to pay any Credit Party Expenses and indemnities, and to pay any fees then due to the Lenders, until paid in full;

(c)                      THIRD, ratably to pay interest accrued in respect of the Obligations until paid in full;

(d)                     FOURTH, to pay principal due in respect of the Swingline Loans until paid in full;

(e)                      FIFTH, ratably to pay principal due in respect of the Revolving Credit Loans until paid in full;

(f)                        SIXTH, to the Administrative Agent, to be held by the Administrative Agent, for the ratable benefit of the Issuing Banks and the Lenders as cash collateral in an amount up to 103% of the then Stated Amount of Letters of Credit until paid in full;

(g)                     SEVENTH, ratably to pay outstanding Obligations (to the extent such Obligations are secured hereunder and under the other Loan Documents at the option of the Lead Borrower) with respect to any Designated Hedge Agreement and Cash Management Services furnished to any Loan Party by the Agents;

(h)                     EIGHTH, ratably to pay any other outstanding Obligations (including any outstanding Other Liabilities); and

(i)                         NINTH, to the Lead Borrower or such other Person entitled thereto under Applicable Law.

ARTICLE VIII

The Agents

SECTION 8.01                    Appointment and Administration by Administrative Agent.

Each Credit Party hereby irrevocably designates JPMorgan Chase Bank as Administrative Agent under this Agreement and the other Loan Documents.  The general administration of the Loan Documents shall be by the Administrative Agent.  The Credit Parties each hereby (a) irrevocably authorizes the Administrative Agent (i) to enter into the Loan Documents to which it is a party, and (ii) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto, and (b) agrees and consents to all of the provisions of the Security Documents. The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents, nor shall it have any fiduciary relationship with any other Credit Party, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

SECTION 8.02                    Appointment of Collateral Agent.

Each Secured Party hereby irrevocably designates JPMorgan Chase Bank as Collateral Agent under this Agreement and the other Loan Documents.  The Secured Parties each hereby (i) irrevocably authorizes the Collateral Agent (x) to enter into the Loan Documents to which it is a party, and (y) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto, and (ii) agrees and consents to all of the provisions of the Security Documents.  All Collateral shall be held or administered by the Collateral Agent (or its duly-appointed agent) for its own benefit and for the ratable benefit of the other Credit Parties.  Any proceeds received by the Collateral Agent from the foreclosure, sale, lease or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Security Documents or the other Loan Documents shall be paid over to the Administrative Agent for application as provided in this Agreement and the other Loan Documents.  The Collateral Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents, nor shall it have any fiduciary relationship with any other Secured Party, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Collateral Agent.

SECTION 8.03                    Sharing of Excess Payments.

If at any time or times any Secured Party shall receive (i) by payment, foreclosure, setoff, banker’s lien, counterclaim, or otherwise, or any payments with respect to the Obligations owing to such Secured Party arising under, or relating to, this Agreement or the other Loan Documents, or (ii) payments from the Administrative Agent in excess of such Secured Party’s ratable portion of all such distributions by the Administrative Agent, such Secured Party shall promptly (1) turn the same over to the Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in same day funds, as applicable, for the account of all of the Secured Parties and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Secured Parties so that such excess payment received shall be applied ratably as among the Secured Parties in accordance with the provisions of SECTION 2.17 or SECTION 7.03, as applicable; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.  In no event shall the provisions of this paragraph be construed to apply to any payment made by the Loan Parties pursuant to and in accordance with the express terms of this Agreement or any other Loan Document or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Loans or participations in drawings under Letters of

Credit to any assignee or participant, other than to the Loan Parties or any Affiliate(s) thereof (as to which the provisions of this paragraph shall apply).

SECTION 8.04                    Agreement of Applicable Lenders.

Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Applicable Lenders, action shall be taken by each Agent for and on behalf or for the benefit of all Credit Parties upon the direction of the Applicable Lenders, and any such action shall be binding on all Credit Parties.  No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of SECTION 9.02.

SECTION 8.05                    Liability of Agents.

(a)                      The Agents, when acting on behalf of the Credit Parties, may execute any of their respective duties under this Agreement or any of the other Loan Documents by or through any of their respective officers, agents and employees, and no Agent nor any of their respective directors, officers, agents or employees shall be liable to any other Secured Party for any action taken or omitted to be taken in good faith, or be responsible to any other Secured Party for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law by reason of such Agent’s own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). No Agent nor any of their respective directors, officers, agents and employees shall in any event be liable to any other Secured Party for any action taken or omitted to be taken by it pursuant to instructions received by it from the Applicable Lenders, or in reliance upon the advice of counsel selected by it.  Without limiting the foregoing no Agent, nor any of their respective directors, officers, employees, or agents shall be: (i) responsible to any other Secured Party for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any recital, statement, warranty or representation in, this Agreement, any other Loan Document or any related agreement, document or order; (ii) required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents; (iii) responsible to any other Secured Party for the state or condition of any properties of the Loan Parties or any other obligor hereunder constituting Collateral for the Obligations or any information contained in the books or records of the Loan Parties; (iv) responsible to any other Secured Party for the validity, enforceability, collectibility, effectiveness or genuineness of this Agreement or any other Loan Document or any other certificate, document or instrument furnished in connection therewith; or (v) responsible to any other Secured Party for the validity, priority or perfection of any Lien securing or purporting to secure the Obligations or for the value or sufficiency of any of the Collateral.

(b)                     The Agents may execute any of their duties under this Agreement or any other Loan Document by or through their agents or attorneys-in-fact, and shall be entitled to the advice of counsel concerning all matters pertaining to its rights and duties hereunder or under the other Loan Documents.  The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care.

(c)       None of the Agents nor any of their respective directors, officers, employees, or agents shall have any responsibility to any Loan Party on account of the failure or delay in performance or breach by any other Secured Party (other than by each such Agent in its capacity as a Lender) of any of its respective obligations under this Agreement or any of the other Loan Documents or in connection herewith or therewith.

(d)       The Agents shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, affidavit, or other document or writing believed by them to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon the advice and statements of legal counsel (including, without, limitation, counsel to the Loan Parties), independent accountants and other experts selected by any Loan Party or any Secured Party.  The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless they shall first receive such advice or concurrence of the Applicable Lenders as they deem appropriate or they shall first be indemnified to their satisfaction by the other Secured Parties against any and all liability and expense which may be incurred by them by reason of the taking or failing to take any such action.

SECTION 8.06       Notice of Default.

No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has actual knowledge of the same or has received notice from a Secured Party or Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that an Agent obtains such actual knowledge or receives such a notice, such Agent shall give prompt notice thereof to each of the other Secured Parties.  Upon the occurrence of an Event of Default, the Agents shall (subject to the provisions of SECTION 9.02) take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.  Unless and until the Agents shall have received such direction, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as they shall deem advisable in the best interest of the Secured Parties.  In no event shall the Agents be required to comply with any such directions to the extent that the Agents believe that their compliance with such directions would be unlawful.

SECTION 8.07       Credit Decisions.

Each Secured Party (other than the Agents) acknowledges that it has, independently and without reliance upon the Agents or any other Secured Party, and based on the financial statements prepared by the Loan Parties and such other documents and information as it has deemed appropriate, made its own credit analysis and investigation into the business, assets, operations, property, and financial and other condition of the Loan Parties and has made its own decision to enter into this Agreement and the other Loan Documents.  Each Credit Party (other than the Agents) also acknowledges that it will, independently and without reliance upon the Agents or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in determining whether or not conditions precedent to closing any Revolving Credit Loan hereunder have been satisfied and in taking or not taking any action under this Agreement and the other Loan Documents.

SECTION 8.08       Reimbursement and Indemnification.

Each Secured Party (other than the Agents) agrees to (i) reimburse the Agents for such Secured Party’s pro rata share of all Obligations held by such Secured Party of (x) any expenses and fees incurred by any Agent for the benefit of Secured Parties under this Agreement and any of the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Secured Parties, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Loan Parties, and (y) any expenses of any Agent incurred for the benefit of the Secured Parties that the Loan Parties have agreed to reimburse pursuant to this Agreement or any other Loan Document and have failed to so reimburse, and (ii) indemnify and hold harmless each Agent and any of their respective directors, officers, employees, or agents, on demand, in the amount of such Secured Party’s pro rata share of all Obligations held by such Secured Party, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any Secured Party in any way relating to or arising out of this Agreement or any of the other Loan Documents or any other agreement or instrument contemplated hereby or thereby or any action taken or omitted by it or any of them under this Agreement or any of the other Loan Documents or any other agreement or instrument contemplated hereby or thereby to the extent not reimbursed by the Loan Parties, including, without limitation, costs of any suit initiated by each Agent against any Secured Party (except such as shall have been determined by a court of competent jurisdiction or another independent tribunal having jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent); provided, however, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Secured Party in its capacity as such.  The provisions of this SECTION 8.08 shall survive the repayment of the Obligations and the termination of the Commitments.

SECTION 8.09       Rights of Agents.

It is understood and agreed that the Agents shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as their rights and powers under other agreements and instruments to which they are or may be party, and engage in other transactions with the Loan Parties, as though they were not the Agents.  Each Agent and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of commercial or investment banking, trust, advisory or other business with the Loan Parties and their Affiliates as if it were not an Agent thereunder.

SECTION 8.10       Notice of Transfer.

The Administrative Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in SECTION 9.04.

SECTION 8.11       Successor Agents.

Any Agent may resign at any time by giving thirty (30) Business Days’ written notice thereof to the other Secured Parties and the Lead Borrower.  Upon any such resignation of an Agent, the Required Lenders shall have the right to appoint a successor Agent, which, so long as there is no Specified Default, shall be reasonably satisfactory to the Lead Borrower (whose consent in any event shall not be unreasonably withheld or delayed).  If no successor Agent shall have been so appointed by the Required Lenders and/or none shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation, the retiring Agent may, on behalf of the other Secured Parties, appoint a successor Agent which shall be a commercial bank (or affiliate thereof) organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $1,000,000,000, or capable of complying with all of the duties of such Agent hereunder (in the opinion of the retiring Agent and as certified to the other Secured Parties in writing by such successor Agent) which, so long as there is no Specified Default, shall be reasonably satisfactory to the Lead Borrower (whose consent shall not in any event be unreasonably withheld or delayed).  Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring Agent’s resignation hereunder as such Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement.

SECTION 8.12       Relation Among the Lenders.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of any Agent) authorized to act for, any other Lender.

SECTION 8.13       Reports and Financial Statements.

By signing this Agreement, each Lender:

(a)           agrees to furnish the Administrative Agent on the first day of each month with a summary of all Other Liabilities due or to become due to such Lender;

(b)           is deemed to have requested that the Agents furnish such Lender, promptly after they become available, copies of (i) all financial statements required to be delivered by Holdings under SECTIONS 5.01(a) through and including 5.01(e), (ii) all Borrowing Base Certificates reqired to be delivered by the Lead Borrower under Sections 5.01(f) and (iii) all commercial finance examinations and appraisals of the Collateral received by the Agents (collectively, the “Reports”) (and the Agents agree to furnish such Reports promptly to the Lenders, which Reports may be furnished in accordance with the final paragraph of SECTION 5.01);

(c)           expressly agrees and acknowledges that no Agent makes any representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;

(d)           expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agents or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(e)           agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

(f)            without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold each Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Revolving Credit Loan or Revolving Credit Loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend, and hold each Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agents and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender in violation of the terms hereof.

SECTION 8.14       Agency for Perfection.

Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Agents and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other Applicable Law of the United States of America can be perfected only by possession.  Should any Secured Party (other than an Agent) obtain possession of any such Collateral, such Secured Party shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent, or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

SECTION 8.15       Delinquent Lender.

(a)       If for any reason any Lender shall fail or refuse to abide by its obligations under this Agreement, including without limitation its obligation to make available to Administrative Agent its Commitment Percentage of any Revolving Credit Loans, expenses or setoff or purchase its Commitment Percentage of a participation interest in the Swingline Loans or Letter of Credit Outstandings (a “Delinquent Lender”) and such failure is not cured within ten (10) days of receipt from the Administrative Agent of written notice thereof, then, in addition to the rights and remedies that may be available to the other Secured Parties, the Loan Parties or any other party at law or in equity, and not at limitation thereof, (i) such Delinquent Lender’s right to participate in the administration of, or decision-making rights related to, the Revolving Credit Loans, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, and (ii) a Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Loan Parties, whether on account of outstanding Revolving Credit Loans, interest, fees or otherwise, to the remaining non-delinquent Lenders for application to, and reduction of, their proportionate shares of all outstanding Obligations until, as a result of application of such assigned payments the Lenders’ respective Commitment Percentages of all outstanding Obligations (other than Other Liabilities) shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.  The Delinquent Lender’s decision-making and participation rights and rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Delinquent Lender of its Commitment Percentage of any Obligations (other than Other Liabilities), any participation obligation, or expenses as to which it is delinquent, together with interest thereon at the Default Rate from the date when originally due until the date upon which any such amounts are actually paid.

(b)       The non-Delinquent Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to cause the termination and assignment without any further action by the Delinquent Lender for no cash consideration (pro rata, based on the respective Commitments of those Lenders electing to exercise such right), the Delinquent Lender’s Commitment to fund future Credit Extensions.  Upon any such purchase of the Commitment Percentage of any Delinquent Lender, the Delinquent Lender’s share in future Credit Extensions and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Delinquent Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance.  The Borrowers may, on ten (10) days’ prior written notice to the Administrative Agent and such Delinquent Lender, replace such Delinquent Lender (in its capacity as a Lender) by causing such Delinquent Lender to (and such Delinquent Lender shall be obligated to) assign (with the assignment fee to be paid by the Borrowers in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees.

(c)       Each Delinquent Lender shall indemnify the Administrative Agent and each non-delinquent Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys’ fees and funds advanced by the Administrative Agent or by any non-delinquent Lender, on account of a Delinquent Lender’s failure to timely fund its Commitment Percentage of a Revolving Credit Loan or to otherwise perform its obligations under the Loan Documents.

SECTION 8.16       Collateral Matters.

(a)           The Lenders hereby irrevocably authorize the Collateral Agent to release any Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full of all Obligations (other than contingent indemnity obligations with respect to then unasserted claims), all Letters of Credit shall have expired or terminated (or been collateralized in a manner satisfactory to the applicable Issuing Bank) and all Letter of Credit Outstandings have been reduced to zero (or collateralized in a manner satisfactory to the applicable Issuing Bank), or (ii) constituting property being sold, transferred or disposed of in a Permitted Disposition upon receipt by the Administrative Agent of the Net Proceeds thereof to the extent required by this Agreement. Except as provided above, the Collateral Agent will not release any of the

Collateral Agent’s Liens without the prior written authorization of the Applicable Lenders.  Upon request by any Agent or any Loan Party at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release any  Liens upon particular types or items of Collateral pursuant to this SECTION 8.16.

(b)           Upon at least two (2) Business Days’ prior written request by the Lead Borrower, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens upon any Collateral described in SECTION 8.16(a); provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in its reasonable opinion, would, under Applicable Law, expose the Collateral Agent to liability or create any obligation or entail any adverse consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Loan Party in respect of) all interests retained by any Loan Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

SECTION 8.17       Syndication Agent and Arranger.

Notwithstanding the provisions of this Agreement or any of the other Loan Documents, the Syndication Agent and the Arranger shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents.

ARTICLE IX

Miscellaneous

SECTION 9.01       Notices.

Except in the case of notices and other communications expressly permitted to be given by telephone or electronically, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail, as follows:

(a)           if to any Loan Party, to it at Guitar Center, Inc., 5795 Lindero Canyon Road, Westlake Village, California 91362, Attention: Erick Mason (Telecopy No.  (818) 735-8833, E-Mail: emason@guitarcenter.com), David Robson (Telecopy No.  (818) 735-8833, E-Mail: drobson@guitarcenter.com) and Michelle Sanft Telecopy No.  (818) 735-8833, E-Mail: msanft@guitarcenter.com), with copies to Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199, Attention: John Tudor (Telecopy No.  (617) 516-2010), (E-Mail: jtudor@baincapital.com), and Kirkland & Ellis, LLP, 200 East Randolph Drive, Chicago, Illinois 60601, Attention: Linda K. Myers, P.C. (Telecopy No.  (312) 861-2200), (E-Mail: lmyers@kirkland.com);

(b)           if to the Administrative Agent, the Collateral Agent or the Swingline Lender to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017,

Attention: Barry Bergman, with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Attention: William B. Sheehan;

(c)           if to any other Credit Party, to it at its address (or telecopy number or electronic mail address) set forth on the signature pages hereto or on any Assignment and Acceptance.

Notwithstanding the foregoing, any notice hereunder sent by e-mail shall be solely for the distribution of (i) routine communications such as financial statements and (ii) documents and signature pages for execution by the parties hereto, and for no other purpose.  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02       Waivers; Amendments.

(a)       No failure or delay by any Credit Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Credit Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any other rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by SECTION 9.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Revolving Credit Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Credit Party may have had notice or knowledge of such Default or Event of Default at the time.

(b)       Except as otherwise specifically provided herein, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Loan Parties and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent(s) and the Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided, however, that no such waiver, amendment, modification or other agreement shall:

(i)            Increase the Commitment of any Lender without the prior written consent of such Lender;

(ii)           Without:

(A)          the prior written Unanimous Consent of all Lenders directly adversely affected thereby, reduce the principal amount of any Obligation or reduce the rate of interest thereon (other than the waiver of the Default Rate), or reduce any fees payable under the Loan Documents (it being understood that a waiver of a Default shall not constitute a reduction of interest for purposes of this Section);

(B)           the prior written Unanimous Consent of all Lenders directly adversely affected thereby, postpone the scheduled date of payment of any interest on any Obligation or any fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment (provided that a waiver of a Default shall not constitute a reduction, excuse or waiver of interest for purposes of this Section), or postpone the expiration of the Commitments or postpone the Maturity Date;

(C)           the prior written Unanimous Consent of all Lenders, except for Permitted Dispositions or for Collateral releases as provided in SECTION 8.16 and for mergers, consolidations, liquidations and dissolutions permitted under SECTION 6.03, release all or substantially all of the Collateral from the Liens of the Security Documents or release all or substantially all of the Facility Guarantors from their respective obligations under their Facility Guarantee or substantially limit their liability in respect of such Facility Guarantee;

(D)          the prior written consent of the Supermajority Required Lenders, change the definition of the terms “Availability” or “Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Loan Parties would be increased, provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves or to add Inventory and Accounts acquired in a Permitted Acquisition to the Borrowing Base as provided herein;

(E)           the prior written Unanimous Consent of all Lenders, except in connection with Permitted Dispositions and mergers, consolidations, liquidations and dissolutions permitted under SECTION 6.03, release any Borrower from its obligations under any Loan Document, or limit its liability in respect of such Loan Document;

(F)           the prior written Unanimous Consent of all Lenders, change any of the provisions of SECTION 8.03; or

(G)           the prior written Unanimous Consent of all Lenders, change any of the provisions of this SECTION 9.02(b) or the definitions of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder;

(iii)          Without prior written consent of the Agents or the Issuing Banks, as the case may be, affect the rights or duties of the Agents or the Issuing Banks.

(c)       Notwithstanding anything to the contrary contained in this SECTION 9.02, in the event that the Lead Borrower shall request that this Agreement or any other Loan Document be modified, amended or waived in a manner which would require the consent of the Supermajority

Required Lenders, all Lenders or all directly adversely affected Lenders pursuant to SECTION 9.02(b) and such modification, amendment or waiver is approved by the Lenders holding at least 50% of the aggregate Commitments held by the Supermajority Required Lenders, all Lenders or all directly adversely affected Lenders (as applicable) or, if Commitments have been terminated, at least 50% of the aggregate outstanding Credit Extensions (calculated assuming settlement and repayment of all Swingline Loans by the Lenders) held by the Supermajority Required Lenders, all Lenders or all directly adversely affected Lenders (as applicable) (such Lender or Lenders collectively, the “Threshold Lenders”), but not by the requisite percentage of the Supermajority Required Lenders, all the Lenders or all the directly adversely affected Lenders (as applicable), the Lead Borrower and the Administrative Agent shall be permitted to amend this Agreement without the consent of the requisite Lender or Lenders which did not agree to the modification or amendment requested by the Lead Borrower (such Lender or Lenders, collectively the “Minority Lenders”) subject to the Lead Borrower or (in its sole discretion) the Administrative Agent providing for (i) the termination of the Commitment of each of the Minority Lenders, (ii) the addition to this Agreement of one or more other financial institutions which would qualify as an Eligible Assignee, subject to the reasonable approval of the Administrative Agent, or an increase in the Commitment of one or more of the Threshold Lenders, so that the Total Commitments after giving effect to such amendment shall be in the same amount as the aggregate Commitments immediately before giving effect to such amendment, (iii) if any Revolving Credit Loans are outstanding at the time of such amendment, the making of such additional Revolving Credit Loans by such new or increasing Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Revolving Credit Loans (including principal, interest, fees and other amounts due and owing under the Loan Documents) of the Minority Lenders immediately before giving effect to such amendment and (iv) such other modifications to this Agreement or the Loan Documents as may be appropriate and incidental to the foregoing.

(d)       Further, notwithstanding anything to the contrary contained in this SECTION 9.02, if following the Closing Date, the Administrative Agent and the Lead Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Lead Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

(e)       No notice to or demand on any Loan Party shall entitle any Loan Party to any other or further notice or demand in the same, similar or other circumstances.  Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Lender, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked.  No amendment to this Agreement or any other Loan Document shall be effective against any Loan Party unless signed by such Loan Party.

SECTION 9.03       Expenses; Indemnity; Damage Waiver.

(a)       The Loan Parties shall jointly and severally pay all Credit Party Expenses incurred as of the Closing Date on the Closing Date.  Thereafter, the Loan Parties shall jointly and severally pay all Credit Party Expenses within thirty (30) days after receipt of an invoice therefor setting forth such expenses in reasonable detail; provided that in the event the Loan Parties have a bona fide dispute with any such expenses, payment of such disputed amounts shall not be required until the earlier of the date such dispute is resolved to the reasonable satisfaction of the Loan Parties or thirty (30) days after receipt of any such invoice (and any such disputed amount which is so paid shall be subject to a reservation of the Loan Parties’ rights with respect thereto).

(b)       The Loan Parties shall, jointly and severally, indemnify the Secured Parties and each of their Subsidiaries and Affiliates, and each of the respective directors, officers, employees, agents and controlling persons of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all damages, actual out-of-pocket losses, claims, actions, causes of action, settlement payments, obligations, liabilities and related expenses, including the reasonable fees, charges and disbursements of one counsel for all the Indemnitees (plus, in each case, one local counsel in any other jurisdiction to the extent reasonably necessary) (provided that in the case of a conflict of interest the affected Indemnitee may engage and shall be reimbursed for one additional counsel, plus one local counsel in any other jurisdiction to the extent reasonably necessary), incurred, suffered, sustained or required to be paid by, or asserted against, any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, (ii) any Credit Extension or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Loan Party or any Subsidiary, or any Environmental Liability related in any way to any Loan Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to or arising from any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or whether such claim, litigation, investigation or proceeding is brought by a third party or any Loan Party or any Affiliate thereof or (v) any documentary taxes, assessments or similar charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any other Loan Document; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from (i) the gross negligence, bad faith, fraud or willful misconduct of such Indemnitee (or any of its Affiliates or Related Parties), (ii) such Indemnitee’s (or any of its Affiliates’ or Related Parties’) material breach of its obligations under this Agreement or any other Loan Document or (iii) any dispute solely among the Indemnitees other than claims against the Administrative Agent in its capacity or in fulfilling its role as an agent or arranger or any other similar role under this Agreement or any other Loan Document or any other agreement or instrument contemplated hereby or thereby, and any claims arising out of any act or omission by the Lead Borrower or any of its Affiliates.  Notwithstanding anything to the contrary contained herein, the Loan Parties shall have no obligation to reimburse any Indemnitee for fees and expenses unless such Indemnitee provides the Loan Parties with an executed undertaking in which such Indemnitee agrees to refund and return any and all amounts paid by the Loan Parties to such Indemnitee to the extent any of the foregoing items described in clauses (i) through (iii) occurs.

(c)       No party to this Agreement shall assert and, to the extent permitted by Applicable Law, each such party hereby waives, any claim against any other party to this Agreement or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated by the Loan Documents, any Credit Extension or the use of the proceeds thereof.

(d)       The provisions of paragraphs (b) and (c) of this SECTION 9.03 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of any Loan Document, or any investigation made by or on behalf of any Credit Party.  All amounts due under this SECTION 9.03 shall be payable within thirty (30) days of written demand therefor, which written demand shall set forth such amounts in reasonable detail.

SECTION 9.04       Successors and Assigns.

(a)       The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agents and the Lenders (and any such attempted assignment or transfer without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, Indemnitees), any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)       Any Lender may, with the consent of the Administrative Agent, the Swingline Lender, each Principal Issuing Bank at the time of such assignment and the Lead Borrower (which consent in each case shall not be unreasonably withheld or delayed), assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Revolving Credit Loans at the time owing to it); provided, however, that no such consent of the Lead Borrower shall be required (A) in connection with any assignment to another Lender, an Affiliate of a Lender or an Approved Fund (unless such Lender Affiliate or Approved Fund is a Disqualified Institution) or (B) if an Event of Default under SECTION 7.01(a), (b), (h) or (i) has occurred and is continuing; and provided further that, each assignment shall be subject to the following conditions: (i) except in the case of an assignment to a Lender or an Affiliate of a Lender (unless such Lender Affiliate is a

Disqualified Institution), the amount of the Commitment or Revolving Credit Loans of the assigning Lender subject to a partial assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds) shall not be less than $5,000,000 with respect to the Commitments, or, if less, the entire remaining amount of the assigning Lender’s Commitment or Revolving Credit Loans; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations; and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, and, after completion of the syndication of the Revolving Credit Loans, together with a processing and recordation fee of $3,500.00.  Subject to acceptance and recording thereof pursuant to SECTION 9.04(d), from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTION 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this SECTION 9.04(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with SECTION 9.04(e).  The Loan Parties hereby acknowledge and agree that any effective assignment shall give rise to a direct obligation of the Loan Parties to the assignee and that the assignee shall be considered to be a “Credit Party” for all purposes under this Agreement and the other Loan Documents.

(c)       The Administrative Agent, acting for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in New York, New York, a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Revolving Credit Loans and Letter of Credit Disbursements owing to, each Lender pursuant to the terms hereof from time to time.  The entries in the Register shall be conclusive and the Loan Parties and Credit Parties shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement absent any manifest error, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Lead Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)       Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in SECTION 9.04(b) and any written consent to such assignment required by SECTION 9.04(a), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this SECTION 9.04(d).

(e)       Any Lender may, without the consent of the Loan Parties or any other Person, sell participations to one or more banks or other entities (other than any Person in direct competition with a Loan Party’s business) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Revolving Credit Loans owing to it), subject to the following:

(i)            such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged;

(ii)           such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

(iii)          the Loan Parties and other Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement;

(iv)          any agreement or instrument pursuant to which a Lender sells a participation in the Commitments, the Revolving Credit Loans and the Letters of Credit Outstandings shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided, however, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to SECTION 9.02(b)(ii)(A)  (B) or (C) that affects such Participant;

(v)           subject to clauses (viii) and (ix) of this SECTION 9.04(e), the Loan Parties agree that each Participant shall be entitled to the benefits of SECTION 2.14 and SECTION 2.23 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to SECTION 9.04(b);

(vi)          to the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 9.08 as though it were a Lender so long as such Participant agrees to be subject to SECTION 2.21(c) as though it were a Lender;

(vii)         each Lender, acting for this purpose as an agent of the Loan Parties, shall maintain at its offices a record of each agreement or instrument effecting any participation and a register (each a “Participation Register”) meeting the requirements of 26 CFR §5f.103 1(c) for the recordation of the names and addresses of its Participants and their rights with respect to principal amounts and other Obligations from time to time.  The entries in each Participation Register shall be conclusive and the Loan Parties and the Credit Parties may treat each Person whose name is recorded in a Participant Register as a Participant for all purposes of this Agreement (including, for the avoidance of doubt, for purposes of entitlement to benefits under SECTION 2.14, SECTION 2.23, and SECTION 9.08).  The Participation Register shall be available for inspection by the Lead Borrower and any Credit Party at any reasonable time and from time to time upon reasonable prior notice;

(viii)        a Participant shall not be entitled to receive any greater payment under SECTION 2.14 or SECTION 2.23 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent; and

(ix)           a Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 2.23 unless the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with SECTION 2.23(e) as though it were a Lender and such Participant is eligible for exemption from, or reduction in,  the withholding Tax referred to therein, following compliance with SECTION 2.23(e).

(f)        Any Credit Party may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Credit Party, including any pledge or grant to secure obligations to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341, and this SECTION 9.04 shall not apply to any such pledge or grant of a security interest; provided, however, that no such pledge or grant of a security interest shall release a Credit Party from any of its obligations hereunder or substitute any such pledgee or grantee for such Credit Party as a party hereto.

(g)       The Loan Parties authorize each Credit Party to disclose to any Participant or grantee and any prospective Participant or grantee, subject to the provisions of SECTION 9.15, any and all financial information in such Credit Party’s possession concerning the Loan Parties which has been delivered to such Credit Party by or on behalf of the Loan Parties pursuant to this Agreement or which has been delivered to such Credit Party by or on behalf of the Loan Parties in connection with such Credit Party’s credit evaluation of the Loan Parties prior to becoming a party to this Agreement.

(h)       Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Lead Borrower, the option to provide to a Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to a Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefits of SECTIONS 2.11, 2.14, 2.21, 2.22 and 2.23 to the same extent as if it were a Lender, (ii) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of any Borrower under this Agreement (including its obligations under SECTION 2.14 or 2.23) unless the grant to the SPC was made with the Lead Borrower’s prior written consent, (iii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iv) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof.  In addition, notwithstanding anything to the contrary contained in this SECTION 9.04, any SPC may (i) with notice to, but without the prior written consent of, any Borrower, the Administrative Agent, the Swingline Lender or any Issuing Bank and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or, subject to obtaining the requisite consents under SECTION 9.04(b), to any other financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.  Any Lender who grants an option to an SPC to make a Loan to the any Borrower shall, if such option is exercised, maintain a register similar to the Participant Register described in paragraph (c) of this SECTION.

SECTION 9.05       Survival.

All covenants, agreements, indemnities, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Revolving Credit Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and, notwithstanding that any Credit Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until (i) the Commitments have expired or been terminated, (ii) the principal of and interest on each Revolving Credit Loan and all fees and other Obligations (other than contingent indemnity obligations with respect to then unasserted claims) shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated (or been cash collateralized in a manner satisfactory to the applicable Issuing Bank) and (iv) all Letter of Credit Outstandings have been reduced to zero (or cash collateralized in a manner satisfactory to the applicable Issuing Bank).  The provisions of SECTION 2.14, SECTION 2.23, SECTION 9.03 and Article VIII shall survive and remain in full force and effect regardless of the repayment of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.  In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Agents, on behalf of themselves and the other Credit Parties, may require such indemnities as they shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, and (y) any obligations that may thereafter arise with respect to the Other Liabilities.

SECTION 9.06       Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all contemporaneous or previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in SECTION 4.01, this Agreement shall become effective when it shall have been executed by the applicable Credit Parties and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07       Severability.

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08       Right of Set-off.

If any Specified Default shall have occurred and be continuing, each Secured Party, each Participant and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, but excluding any payroll, trust and tax withholding accounts) at any time held and other obligations at any time owing by such Secured Party, Participant or Affiliate to or for the credit or the account of the Loan Parties against any and all of the Obligations of the Loan Parties now or hereafter existing under this Agreement or other Loan Document to the extent such are then due and owing, although such Obligations may be otherwise fully secured; provided that such Secured Party shall provide the Lead Borrower with written notice promptly after its exercise of such right of setoff. The rights of each Secured Party under this SECTION 9.08 are in addition to other rights and remedies (including other rights of setoff) that such Credit Party may have.  No Credit Party will, or will permit its Participant to, exercise its rights under this SECTION 9.08 without the consent of the Administrative Agent or the Required Lenders.  ANY AND ALL RIGHTS TO REQUIRE THE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE OBLIGATIONS PRIOR TO THE EXERCISE BY ANY SECURED PARTY, PARTICIPANT OR AFFILIATE OF ITS RIGHT OF SETOFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

SECTION 9.09       Governing Law; Jurisdiction; Consent to Service of Process.

(a)       THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)       Each Loan Party agrees that any suit for the enforcement of this Agreement or any other Loan Document may be brought in the courts of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein as the Administrative Agent may elect in its sole discretion and consents to the non-exclusive jurisdiction of such courts.  Each party to this Agreement hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any Credit Party may otherwise have to bring any action or proceeding relating to this Agreement against a Loan Party or its properties in the courts of any jurisdiction.

(c)       Each Loan Party agrees that any action commenced by any Loan Party asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in a court of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein as the Administrative Agent may elect in its sole discretion and consents to the exclusive jurisdiction of such courts with respect to any such action.

(d)       Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in SECTION 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10       WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN  ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11       Press Releases and Related Matters.

Each Borrower consents to the publication by the Administrative Agent of customary trade advertising material in tombstone format relating to the financing transactions contemplated by this Agreement using any Borrower’s name, and with the consent of the Lead Borrower, logo or trademark.  The Administrative Agent shall provide a draft reasonably in advance of any advertising material to the Lead Borrower for review and comment prior to the publication thereof.  The Administrative Agent and the Lenders reserve the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

SECTION 9.12       Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13       Interest Rate Limitation.

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Revolving Credit Loan, together with all fees, charges and other amounts that are treated as interest on such Revolving Credit Loan under Applicable Law (collectively, the “Charges”), shall be found by a court of competent jurisdiction in a final order to exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Revolving Credit Loan in accordance with Applicable Law, the rate of interest payable in respect of such Revolving Credit Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Revolving Credit Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Revolving Credit Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14       Additional Waivers.

(a)       The Obligations are the joint and several obligation of each Loan Party.  To the fullest extent permitted by Applicable Law, the obligations of each Loan Party hereunder shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or under Applicable Law, (ii) any rescission, waiver, amendment or modification of, or any release of any Loan Party from, any of the terms or provisions of, this Agreement, any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Collateral Agent or any other Credit Party.

(b)       The obligations of each Loan Party to pay the Obligations in full hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Obligations after the termination of all Commitments to any Loan Party under any Loan Document), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the payment in full in cash of all the Obligations after termination of all Commitments to any Loan Party under any Loan Document).

(c)       To the fullest extent permitted by Applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the payment in full in cash of all the Obligations after the termination of all Commitments to any Loan Party under any Loan Document.  The Collateral Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash and performed in full after the termination of Commitments to any Loan Party under any Loan Document.  Pursuant to Applicable Law, each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

(d)       Except as otherwise specifically provided herein, each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement.  Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Obligations (other than contingent indemnity obligations for then unasserted claims) and the termination of all Commitments to any Loan Party under any Loan Document.  If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents.  Subject to the foregoing, to the extent that any Loan Party shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Revolving Credit Loans made to another Loan Party hereunder (an “Accommodation Payment”), then the Loan Party making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Loan Parties in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Loan Party’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Loan Parties.  As of any date of determination, the “Allocable Amount” of each Loan Party shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Loan Party hereunder without (a) rendering such Loan Party “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Loan Party with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Loan Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

(e)       Each Loan Party hereby agrees to keep each other Loan Party fully apprised at all times as to the status of its business, affairs, finances, and financial condition, and its ability to perform its Obligations under the Loan Documents, and in particular as to any adverse developments with respect thereto.  Each Loan Party hereby agrees to undertake to keep itself apprised at all times as to the status of the business, affairs, finances, and financial condition of each other Loan Party, and of the ability of each other Loan Party to perform its Obligations under the Loan Documents, and in particular as to any adverse developments with respect to any thereof.  Each Loan Party hereby agrees, in light of the foregoing mutual covenants to inform each other, and to keep themselves and each other informed as to such matters, that the Credit Parties shall have no duty to inform any Loan Party of any information pertaining to the business, affairs, finances, or financial condition of any other Loan Party, or pertaining to the ability of any other Loan Party to perform its Obligations under the Loan Documents, even if such information is adverse, and even if such information might influence the decision of one or more of the Loan Parties to continue to be jointly and severally liable for, or to provide Collateral for, the Obligations of one or more of the other Loan Parties. To the fullest extent permitted by applicable law, each Loan Party hereby expressly waives any duty of the Credit Parties to inform any Loan Party of any such information.

SECTION 9.15       Confidentiality.

Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to their and their Affiliates’ (other than Excluded Institutions’) directors, officers, employees and agents, including accountants, legal counsel and other advisors involved with the financing (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and agree to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Applicable Laws or by any subpoena or similar legal process (the Credit Parties’ agreeing to furnish the Lead Borrower with notice of such process and an opportunity to contest such disclosure as long as furnishing such notice and opportunity would not result in the Credit Parties’ violation of Applicable Law), (d) to any other party to this Agreement in accordance with Applicable Laws, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement and any actual or prospective counterparty or advisors to any swap or derivative transactions relating to the Loan Parties and the Obligations so long as such Person or any of their Affiliates is not a competitor of any Loan Party, (g) with the consent of the Loan Parties, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section, or to the knowledge of such Credit Party, the breach of any other Person’s obligation to keep the information confidential, or (ii) becomes available to any Credit Party on a nonconfidential basis from a source other than the Loan Parties, or (i) to the extent that such Information is independently developed by such Credit Party.  For the purposes of this Section, the term “Information” means all information received from or on behalf of the Loan Parties or any of their Affiliates relating to their business.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.16       Patriot Act.

Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub.  L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of each Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Act.  Each Borrower is in compliance, in all material respects, with the Act.  No part of the proceeds of the Revolving Credit Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 9.17       Foreign Asset Control Regulations.

Neither of the advance of the Revolving Credit Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)).  Furthermore, none of the Loan Parties or their Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) knowingly engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.

SECTION 9.18       Intercreditor Agreement.

The Loan Parties, the Agents, the Lenders and the other Credit Parties acknowledge that the exercise of certain of the Agents’ rights and remedies hereunder may be subject to, and restricted by, the provisions of the Intercreditor Agreement.  Except as specified herein, nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement and the other Loan Documents, which, as among the Loan Parties, the Agents, the Lenders and the other Credit Parties shall remain in full force and effect.

SECTION 9.19       Joint and Several Obligations.

The Obligations are the joint and several obligations of each Borrower.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as a sealed instrument as of the day and year first above written.

VH MERGERSUB, INC., as Borrower

By:	/s/ John Tudor
Name: John Tudor
Title: Vice President

As of and upon effectiveness of the Merger, the undersigned hereby acknowledges and agrees that it will succeed to all of the rights and obligations of the Borrower set forth herein and that all references herein to the Borrower shall thereupon be deemed to be references to the undersigned.

GUITAR CENTER, INC.

By:	/s/ Leland Smith
Name: Leland Smith
Title: Executive VP of Corporate Development, General Counsel and Secretary

GUITAR CENTER HOLDINGS, INC.

By:	/s/ John Tudor
Name: John Tudor
Title: Vice President

GUITAR CENTER STORES, INC.

By:	/s/ Leland Smith
Name: Leland Smith
Title: Executive VP of Corporate Development, General Counsel and Secretary

GUITAR CENTER GIFT CARD COMPANY, LLC

By:	/s/ Leland Smith
Name: Leland Smith
Title: Executive Vice President, General Counsel and Secretary

HARMONY CENTRAL GROUP, LLC

By:	/s/ Leland Smith
Name: Leland Smith
Title: Executive VP of Corporate Development, General Counsel and Secretary

MUSICIAN’S FRIEND, INC.

By:	/s/ Leland Smith
Name: Leland Smith
Title: Executive Vice President, General Counsel and Secretary

JPMORGAN CHASE BANK, N.A., As Administrative Agent, as Collateral Agent and as Issuing Bank

By:	/s/ Thomas H. Kozlark
Name: Thomas H. Kozlark
Title: Executive Director

Address:
270 Park Avenue
New York, New York 10017
Attn:
Telephone:
Telecopy:

JPMORGAN CHASE BANK, N.A., As a Lender

By:	/s/ Thomas H. Kozlark
Name: Thomas H. Kozlark
Title: Executive Director

Address:
270 Park Avenue
New York, New York 10017
Attn:
Telephone:
Telecopy:

EXHIBIT A TO CREDIT AGREEMENT

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement dated as of October 9, 2007 (as modified, amended, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) VH MergerSub, Inc. (“Merger Sub” and, prior to the Merger (as defined below), the “Lead Borrower”), to be merged (the “Merger”) with and into Guitar Center, Inc. (“Guitar Center” and, after the Merger, the “Lead Borrower”), in each case for itself and in conjunction with its capacity as Lead Borrower as agent for the other Borrowers party thereto (collectively, with the Lead Borrower, the “Borrowers”), (ii) the other Borrowers party thereto, (iii) the Facility Guarantors party thereto, (iv) JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and as collateral agent (in such capacity the “Collateral Agent”, and collectively with the Administrative Agent, the “Agents”) for its own benefit and the benefit of the other Secured Parties, and (v) the Lenders party thereto (collectively, the “Lenders”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                                                           (the “Assignor”) and                                                                  (the “Assignee”) agree as follows:

1.                          The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations as a Lender under the Credit Agreement as of the date hereof which represents the applicable percentage interest(s) specified on Schedule I hereto of all outstanding rights and obligations of the Lenders under the Credit Agreement (including, without limitation, such interest in each of the Assignor’s outstanding Commitments, if any, and the Loans (and related Obligations) owing to it and its participations in Swingline Loans and Letters of Credit). After giving effect to such sale and assignment, the Assignor’s and the Assignee’s Commitments and the amount of the Loans owing to the Assignor and the Assignee and the amount of Letters of Credit participated in by the Assignor and the Assignee will be as set forth in Section 2 of Schedule I hereto.

2.                          The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Liens and that it is legally authorized to enter into this Assignment and Acceptance; (b) makes no representation or warranty and assumes no responsibility with respect to: (i) any statements, warranties or representations made in, or in connection with, the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; and (d) confirms, in the case of an Assignee who is not a Lender or an Affiliate of a Lender (unless such Lender Affiliate is

1

a Disqualified Institution), the amount of the Commitment subject to this Assignment and Acceptance is not less than $5,000,000.00, or, if less, the entire remaining amount of the Assignor’s Commitment or Revolving Credit Loans.

3.                          The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Agents, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes the Agents or their successors to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Credit Agreement, are required to be performed by it as a Lender; (e) specifies as its lending office (and address for notices) the office set forth beneath its name on the signature pages hereof; (f) agrees that if the Assignee is a Foreign Lender entitled to an exemption from or reduction in withholding tax it shall deliver to the Lead Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form W-8BEN (claiming a treaty benefit) or Form W-8ECI, or any subsequent versions thereof or successors thereto, or, in the case of a Foreign Lender claiming exemption from or reduction in U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, (i) a Form W-8BEN, or any subsequent versions thereof or successors thereto and (ii) a certificate representing that such Foreign Lender is not (A) a bank for purposes of Section 881(c) of the Code, (B) is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any Loan Party and (C) is not a controlled foreign corporation related to the Loan Parties (within the meaning of Section 864(d)(4) of the Code)); and (g) represents and warrants that it is an Eligible Assignee.

4.                          Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered, together with a processing and recordation fee of $3,500, to the Administrative Agent for acceptance by the Administrative Agent and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Administrative Agent, the Swingline Lender, each Principal Issuing Bank at the time of such assignment, and, subject to Section 9.04(b) of the Credit Agreement, the Lead Borrower, unless otherwise specified on Schedule I hereto (the “Effective Date”).

5.                          Upon such acceptance by the Administrative Agent, the Swingline Lender and each Principal Issuing Bank at the time of such assignment and acceptance by the Lead Borrower (whose acceptance shall not be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing or the interest assigned by this Assignment and Acceptance is being assigned to another Lender or to an Affiliate of a Lender or an Approved Fund (unless such Lender Affiliate or Approved Fund is a Disqualified Institution)) and recording by the Administrative Agent, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the

2

extent of the interest assigned by this Assignment and Acceptance, shall have the rights and obligations under the Credit Agreement of a Lender thereunder, and (b) the Assignor shall, to the extent of the interest assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement, except as otherwise provided in Section 9.04 of the Credit Agreement.

6.                          Upon such acceptance by the Administrative Agent, the Swingline Lender and each Principal Issuing Bank at the time of such assignment and acceptance by the Lead Borrower (whose acceptance shall not be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing or the interest assigned by this Assignment and Acceptance is being assigned to another Lender or to an Affiliate of a Lender or an Approved Fund (unless such Lender or Approved Fund is a Disqualified Institution)), and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

7.                          This Assignment and Acceptance shall be governed by, and be construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

Lending Office (and address for notices):

[Address]

Accepted this day
of ,

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

4

JPMORGAN CHASE BANK, N.A., as Swingline Lender

By:
Name:
Title:

[Principal Issuing Banks]

5

Acknowledged and, to the extent required under Section 9.04(b) of the Credit Agreement, consented to, this                day of                                 ,

GUITAR CENTER, INC., as Lead Borrower

By:
Name:
Title:

6

Schedule I
to
Assignment and Acceptance
Dated                    ,

Section 1.

Commitment Percentage:		%

Section 2.

Assignor’s Commitment:	$

Assignee’s Commitment:	$

Aggregate Outstanding Principal Amount of Loans Owing to Assignor:	$

Aggregate Outstanding Principal Amount of Loans Owing to Assignee:	$

Aggregate Participations by Assignor in Letters of Credit:	$

Aggregate Participations by Assignee in Letters of Credit:	$

Section 3.

Effective Date:	,

7

EXHIBIT B TO CREDIT AGREEMENT

CONVERSION/CONTINUATION NOTICE

Reference is made to the Credit Agreement dated as of October 9, 2007 (as modified, amended, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among, among others, VH MergerSub, Inc. (“Merger Sub” and, prior to the Merger (as defined below), the “Lead Borrower”), to be merged (the “Merger”) with and into Guitar Center, Inc. (“Guitar Center” and, after the Merger, the “Lead Borrower”) in each case for itself and in conjunction with its capacity as Lead Borrower as agent for the Borrowers, the Borrowers and the Facility Guarantors from time to time party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and as collateral agent (in such capacity the “Collateral Agent”, and collectively with the Administrative Agent, the “Agents”) for its own benefit and the benefit of the other Secured Parties. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 2.09 of the Credit Agreement, the Borrower desires to convert or to continue the following Revolving Credit Loans, each such conversion and/or continuation to be effective as of [mm/dd/yy]:

1.                         Revolving Credit Loans:

$[    ,    ,    ]                   LIBO Loans to be continued with Interest Period of            month(s)(1)

$[    ,    ,    ]                   Prime Rate Loans to be converted to LIBO Loans with Interest Period of            month(s)(1)

$[    ,    ,    ]                   LIBO Loans to be converted to Prime Rate Loans

(1)                     If no election of Interest Period is specified, such notice shall be deemed a request for an Interest Period of one (1) month.

The Borrower hereby certifies that as of the date hereof, no Event of Default has occurred and is continuing.

Date: [mm/dd/yy]	GUITAR CENTER, INC., as Lead Borrower

By:
Title:

EXHIBIT C TO CREDIT AGREEMENT

FORM OF NOTICE OF BORROWING

Date:

To:                 JPMorgan Chase Bank, N.A., as Administrative Agent
270 Park Avenue
New York, New York 10017
Attention: Barry Bergman

Re:        Credit Agreement dated as of October 9, 2007 (as modified, amended, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and between, among others, VH MergerSub, Inc. (“Merger Sub” and, prior to the Merger (as defined below), the “Lead Borrower”), to be merged (the “Merger”) with and into Guitar Center, Inc. (“Guitar Center” and, after the Merger, the “Lead Borrower”), in each case for itself and in conjunction with its capacity as Lead Borrower as agent for the other Borrowers party thereto (collectively, with the Lead Borrower, the “Borrowers”), the other Borrowers party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) for its own benefit and the benefit of the other Secured Parties. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

Ladies and Gentlemen:

The Lead Borrower refers to the above described Credit Agreement and, on behalf of the Borrowers, hereby irrevocably notifies you of the Borrowing requested below:

1.                         The Business Day of the proposed Borrowing is                               , 200  .

2.                         The aggregate amount of the proposed Borrowing is $                               (which shall be in an integral multiple of $1,000,000.00, but not less than $5,000,000.00, in the case of LIBO Loans), which Borrowing consists of the following Types:

Type of Borrowing (Prime Rate Loans or LIBO Loans)(2)	Amount	Interest Period for LIBO Loans(3)
	$	[months]
	$	[months]
	$	[months]
	$	[months]

(2)                     If no election is made as to the Type of Revolving Credit Loan, such notice shall be deemed a request for Borrowing of Prime Rate Loans.

(3)                     If no election of Interest Period is specified, such notice shall be deemed a request for an Interest Period of one (1) month.

3.                         Proceeds of the proposed Borrowing are to be disbursed to the following account(s):

The Lead Borrower, on behalf of the Borrowers, hereby certifies that the following statements are true and correct on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:(4)

a.                  The representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents or otherwise made in writing in connection therewith (including in any Borrowing Base Certificate) are true and correct in all material respects as though made on and as of the date of the proposed Borrowing, other than such representations and warranties that specifically relate solely to an earlier date; and

b.                 No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing.

[VH MERGERSUB, INC., as Lead Borrower](5) [GUITAR CENTER, INC., as Lead Borrower]

By:
Name:
Title:

(4)                     Certification not required for initial Borrowing on the Closing Date.

(5)                     Only for purposes of the initial Borrowing on the Closing Date.

EXHIBIT D TO CREDIT AGREEMENT

FORM OF REVOLVING CREDIT NOTE

REVOLVING CREDIT NOTE

$	October [ ], 2007

FOR VALUE RECEIVED, the undersigned (each, a “Borrower” and collectively, the “Borrowers”, together with all successors and assigns), jointly and severally promise to pay to the order of                                                             (hereinafter, together with its successors in title and assigns, the “Lender”), c/o JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017, the principal sum of THREE HUNDRED SEVENTY-FIVE MILLION DOLLARS ($375,000,000.00), or, if less, the aggregate unpaid principal balance of Revolving Credit Loans made by the Lender to or for the account of any Borrower pursuant to the Credit Agreement (as hereafter defined), with interest, fees, reasonable out-of-pocket expenses, and costs at the rate and payable in the manner stated in the Credit Agreement. As used herein, the “Credit Agreement” means and refers to that certain Credit Agreement dated as of even date (as such may be amended, modified, supplemented or restated hereafter) by, among others, (i) VH MergerSub, Inc. (“Merger Sub” and, prior to the Merger (as defined below), the “Lead Borrower”), a Delaware corporation, to be merged (the “Merger”) with and into Guitar Center, Inc. (“Guitar Center” and, after the Merger, the “Lead Borrower”), a Delaware corporation, in each case for itself and in conjunction with its capacity as Lead Borrower as agent for the other Borrowers, (ii) the Borrowers named therein, (iii) JPMorgan Chase Bank, N.A. as Administrative Agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties, (iv) JPMorgan Chase Bank, N.A. as Collateral Agent for its own benefit and the benefit of the other Secured Parties, and (v) the Lenders named therein.

This is a “Revolving Credit Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Revolving Credit Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Administrative Agent’s books and records concerning the Revolving Credit Loans, the accrual of interest thereon, and the repayment of such Revolving Credit Loans, shall be prima facie evidence of the indebtedness to the Lender hereunder, absent manifest error.

No delay or omission by any Agent or the Lender in exercising or enforcing any of such Agent’s or Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver.

Each Borrower waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent and/or the Lender with respect to this Revolving Credit Note and/or any Security Document or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Revolving Credit Note.

This Revolving Credit Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and permitted assigns.

The liabilities of each Borrower, and of any endorser or guarantor of this Revolving Credit Note, are joint and several, provided, however, the release by any Agent or the Lender of any one or more such Persons shall not release any other Person obligated on account of this Revolving Credit Note. Each reference in this Revolving Credit Note to each Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly. No Person obligated on account of this Revolving Credit Note may seek contribution from any other Person also obligated except as expressly permitted by the terms of Section 9.14(d) of the Credit Agreement.

Each Borrower agrees that any suit for the enforcement of this Revolving Credit Note or any other Loan Document may be brought in any New York state or federal court sitting in New York County as the Administrative Agent may elect in its sole discretion and each Borrower consents to the non-exclusive jurisdiction of such courts. Each Borrower hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum. Each Borrower agrees that any action commenced by any Borrower asserting any claim or counterclaim arising under or in connection with this Revolving Credit Note or any other Loan Document shall be brought solely in any New York state or federal court sitting in New York County as the Administrative Agent may elect in its sole discretion and consents to the exclusive jurisdiction of such courts with respect to any such action. Nothing in this Revolving Credit Note shall affect any right that any Credit Party may otherwise have to bring any action or proceeding relating to this Agreement against a Loan Party or its properties in the courts of any jurisdiction.

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agents and the Lender, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Revolving Credit Note, are each

13

relying thereon. EACH BORROWER, EACH FACILITY GUARANTOR, ENDORSER AND SURETY, AND THE LENDER BY ITS ACCEPTANCE HEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS REVOLVING CREDIT NOTE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS REVOLVING CREDIT NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGES FOLLOW]

14

IN WITNESS WHEREOF, the Borrowers have caused this Revolving Credit Note to be duly executed as of the date set forth above.

BORROWERS:

GUITAR CENTER, INC., as Lead Borrower, as of and after the Merger

By:
Name:
Title:

GUITAR CENTER STORES, INC.

By:
Name:
Title:

MUSICIAN’S FRIEND, INC.

By:
Name:
Title:

15

EXHIBIT E TO CREDIT AGREEMENT

FORM OF SWINGLINE NOTE

SWINGLINE NOTE

$	October [ ], 2007

FOR VALUE RECEIVED, the undersigned (each, a “Borrower” and collectively, the “Borrowers”, together with all successors and assigns), jointly and severally promise to pay to the order of JPMORGAN CHASE BANK, N.A., a national banking association with an office at 270 Park Avenue, New York, New York 10017 (hereinafter, together with its successors in title and assigns, the “Swingline Lender”), the principal sum of TWENTY-FIVE MILLION DOLLARS ($25,000,000.00), or, if less, the aggregate unpaid principal balance of Swingline Loans made by the Swingline Lender to or for the account of any Borrower pursuant to the Credit Agreement (as hereafter defined), with interest, fees, reasonable out-of-pocket expenses, and costs at the rate and payable in the manner stated in the Credit Agreement. As used herein, the “Credit Agreement” means and refers to that certain Credit Agreement dated as of even date (as such may be amended, modified, supplemented or restated hereafter) by, among others, (i) VH MergerSub, Inc. (“Merger Sub” and, prior to the Merger (as defined below), the “Lead Borrower”), a Delaware corporation, to be merged (the “Merger”) with and into Guitar Center, Inc. (“Guitar Center” and, after the Merger, the “Lead Borrower”), a Delaware corporation, in each case for itself and in conjunction with its capacity as Lead Borrower as agent for the other Borrowers, (ii) the Borrowers named therein, (iii) JPMorgan Chase Bank, N.A. as Administrative Agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties, (iv) JPMorgan Chase Bank, N.A. as Collateral Agent for its own benefit and the benefit of the other Secured Parties, and (v) the Lenders named therein.

This is the “Swingline Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Swingline Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Administrative Agent’s books and records concerning the Swingline Loans, the accrual of interest thereon, and the repayment of such Swingline Loans, shall be prima facie evidence of the indebtedness hereunder, absent manifest error.

No delay or omission by any Agent or the Swingline Lender in exercising or enforcing any of such Agent’s or Swingline Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver.

Each Borrower waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent and/or the Swingline Lender with respect to this Swingline Note and/or any Security Document, or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Swingline Note.

This Swingline Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Swingline Lender and its successors, endorsees, and permitted assigns.

The liabilities of each Borrower, and of any endorser or guarantor of this Swingline Note, are joint and several, provided, however, the release by any Agent or the Swingline Lender of any one or more such Persons shall not release any other Person obligated on account of this Swingline Note. Each reference in this Swingline Note to each Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly. No Person obligated on account of this Swingline Note may seek contribution from any other Person also obligated except as expressly permitted by the terms of Section 9.14(d) of the Credit Agreement.

Each Borrower agrees that any suit for the enforcement of this Swingline Note or any other Loan Document may be brought in any New York state or federal court sitting in New York County as the Administrative Agent may elect in its sole discretion and each Borrower consents to the non-exclusive jurisdiction of such courts. Each Borrower hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum. Each Borrower agrees that any action commenced by any Borrower asserting any claim or counterclaim arising under or in connection with this Swingline Note or any other Loan Document shall be brought solely in any New York state or federal court sitting in New York County as the Administrative Agent may elect in its sole discretion and consents to the exclusive jurisdiction of such courts with respect to any such action. Nothing in this Swingline Note shall affect any right that any Credit Party may otherwise have to bring any action or proceeding relating to this Agreement against a Loan Party or its properties in the courts of any jurisdiction.

THIS SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agents and the Swingline Lender, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Swingline Note, are each relying thereon. EACH BORROWER, EACH FACILITY GUARANTOR, ENDORSER AND SURETY, AND THE SWINGLINE LENDER BY ITS ACCEPTANCE HEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING

17

DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SWINGLINE NOTE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS SWINGLINE NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGES FOLLOW]

18

IN WITNESS WHEREOF, the Borrowers have caused this Swingline Note to be duly executed as of the date set forth above.

BORROWERS:

GUITAR CENTER, INC., as Lead Borrower, as of and after the Merger

By:
Name:
Title:

GUITAR CENTER STORES, INC.

By:
Name:
Title:

MUSICIAN’S FRIEND, INC.

By:
Name:
Title:

19

EXHIBIT F TO CREDIT AGREEMENT

JOINDER TO CREDIT AGREEMENT

This Joinder to Credit Agreement (this “Joinder”) is made as of                                             , by and among:

                                         , a                                          (the “New [Borrower/Facility Guarantor]”), with its principal executive offices at                                               ; and

JPMORGAN CHASE BANK, N.A., a national banking association, having a place of business at 270 Park Avenue, New York, New York 10017, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties (as defined in the Credit Agreement referred to below) and as collateral agent (in such capacity, the “Collateral Agent”), for its own benefit and for the benefit of the other Secured Parties (as defined in the Credit Agreement referred to below) to the Credit Agreement (as defined below);

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH:

A.          Reference is made to a certain Credit Agreement dated as of October 9, 2007 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by, among others (i) VH MergerSub, Inc. (“Merger Sub” and, prior to the Merger (as defined below), the “Lead Borrower”), a Delaware corporation, to be merged (the “Merger”) with and into Guitar Center, Inc. (“Guitar Center” and, after the Merger, the “Lead Borrower”), a Delaware corporation, in each case for itself and in conjunction with its capacity as Lead Borrower as agent for the other Borrowers, (ii) the other Borrowers named therein (collectively, with the Lead Borrower, the “Existing Borrowers”), (iii) the Facility Guarantors named therein (the “Existing Facility Guarantors”, and together with the Existing Borrowers, the “Loan Parties”), (iv) the Lenders named therein (collectively, the “Lenders”), (v) JPMorgan Chase Bank, N.A., as Administrative Agent and (vi) JPMorgan Chase Bank, N.A., as Collateral Agent. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement.

B.          The New [Borrower/Facility Guarantor] desires to become a party to, and bound by the terms of, the Credit Agreement and the other Loan Documents in the same capacity and to the same extent as the Existing [Borrowers/Facility Guarantors] thereunder.

C.          Pursuant to the terms of the Credit Agreement, in order for the New [Borrower/Facility Guarantor] to become party to the Credit Agreement and the other Loan

20

Documents as provided herein, the New [Borrower/Facility Guarantor] and the Existing [Borrowers/Facility Guarantors] are required to execute this Joinder.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

4.                          Joinder and Assumption of Obligations. Effective as of the date of this Joinder, the New [Borrower/Facility Guarantor] hereby acknowledges that the New [Borrower/Facility Guarantor] has received and reviewed a copy of the Credit Agreement, and hereby:

a.                         joins in the execution of, and becomes a party to, the Credit Agreement as a [Borrower/Facility Guarantor], as indicated by its signature below;

b.                        covenants and agrees to be bound by all covenants, agreements, liabilities and acknowledgments of a [Borrower/Facility Guarantor] under the Credit Agreement and the other Loan Documents, in each case, with the same force and effect as if such New [Borrower/Facility Guarantor] was a signatory to the Credit Agreement and the other Loan Documents and was expressly named as a [Borrower/Facility Guarantor] therein (other than covenants which specifically relate solely to an earlier date);

c.                         assumes and agrees to perform all applicable duties and Obligations of a Loan Party under the Credit Agreement and the other Loan Documents.

5.                          Representations and Warranties. The New [Borrower/Facility Guarantor] hereby makes all representations, warranties, and covenants set forth in the Credit Agreement as of the date hereof (other than representations, warranties and covenants that specifically relate solely to an earlier date). To the extent that any changes in any representations, warranties, and covenants require any amendments to the Schedules to the Credit Agreement, such Schedules are hereby updated, as evidenced by any supplemental Schedules (if any) annexed to this Joinder.

6.                          Ratification of Loan Documents. Except as specifically amended by this Joinder and the other documents executed and delivered in connection herewith, all of the terms and conditions of the Credit Agreement and of the other Loan Documents shall remain in full force and effect as in effect prior to the date hereof, without releasing any Loan Party thereunder or Collateral therefore.

7.                          Conditions Precedent to Effectiveness. This Joinder shall not be effective until each of the following conditions precedent have been fulfilled to the reasonable satisfaction of the Administrative Agent:

21

a.                         This Joinder shall have been duly executed and delivered by the respective parties hereto, and shall be in full force and effect and shall be in form and substance reasonably satisfactory to the Administrative Agent.

b.                        All action on the part of the New [Borrower/Facility Guarantor] and the other Loan Parties necessary for the valid execution, delivery and performance by the New [Borrower/Facility Guarantor] of this Joinder and all other documentation, instruments, and agreements required to be executed in connection herewith shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

c.                         The New [Borrower/Facility Guarantor] (and each other Loan Party, to the extent requested by the Administrative Agent) shall each have delivered the following to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent:

i.                             Certificate of Legal Existence and Good Standing issued by the Secretary of the State of its incorporation or organization.

ii.                          A certificate of an authorized officer of the due adoption, continued effectiveness, and setting forth the text, of each corporate resolution adopted in connection with the assumption of obligations under the Credit Agreement and the other Loan Documents, and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents, together with true and accurate copies of all Charter Documents.

iii.                       Execution and delivery by the New [Borrower/Facility Guarantor] of the following Loan Documents:

a)                        [Joinders to the Revolving Credit Notes];

b)                       [Joinder to the Swingline Note];

c)                        Joinder to the Security Documents, as applicable;

d)                       [Joinder to the Fee Letter];

e)                        [Blocked Account Agreement with [                                          ]];

f)                          [Facility Guaranty]; and

g)                       Such other documents, agreements and certificates as the Administrative Agent and the Collateral Agent may reasonably require.

22

iv.                      Execution and delivery by the New Facility Guarantor of the Acknowledgment to the Intercreditor Agreement.

d.                        Upon the reasonable request of the Administrative Agent, the Agents shall have received a favorable written legal opinion of the Loan Parties’ counsel addressed to the Agents and the other Lenders, covering such matters relating to the New [Borrower/Facility Guarantor], the Loan Documents and/or the transactions contemplated thereby as the Agents shall reasonably request.

e.                         The Administrative Agent shall have received all documents and instruments, (including an authenticated record authorizing the Agents and their representatives to file such UCC financing statements as the Agents may determine to be appropriate), required by law or requested by the Administrative Agent or the Collateral Agent to create or perfect the first priority Lien (subject only to Permitted Encumbrances having priority by operation of Applicable Law) intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded or other arrangements reasonably satisfactory to the Agents.

f.                           All Credit Party Expenses incurred by the Agents in connection with the preparation and negotiation of this Joinder and related documents for which invoices have been rendered shall have been paid in full by the New [Borrower/Facility Guarantor].

g.                        The Loan Parties shall have executed and delivered to the Agents such additional documents, instruments, and agreements as the Agents may reasonably request.

8.                          Miscellaneous.

a.                         This Joinder may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

b.                        This Joinder expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

c.                         Any determination that any provision of this Joinder or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Joinder.

d.                        The Loan Parties shall pay all Credit Party Expenses of the Agents and the Secured Parties, including, without limitation, all such Credit Party Expenses

23

incurred in connection with the preparation, negotiation, execution and delivery of this Joinder in accordance with the terms of the Credit Agreement.

e.                         THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the undersigned has caused this Joinder to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

NEW [BORROWER/FACILITY GUARANTOR]:

By:
Name:
Title:

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

COLLATERAL AGENT:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

25

Acknowledged and Agreed:

GUITAR CENTER, INC., as Lead Borrower

By:
Name:
Title:

GUITAR CENTER STORES, INC., as a Borrower

By:
Name:
Title:

MUSICIAN’S FRIEND, INC., as a Borrower

By:
Name:
Title:

GUITAR CENTER HOLDINGS, INC., as Facility Guarantor

By:
Name:
Title:

GUITAR CENTER GIFT CARD COMPANY, LLC, as Facility Guarantor

By:
Name:
Title:

26

HARMONY CENTRAL GROUP, LLC, as Facility Guarantor

By: Guitar Center Inc., its sole member

By:
Name:
Title:

27

EXHIBIT G TO CREDIT AGREEMENT

CREDIT CARD NOTIFICATION
PREPARE ON LOAN PARTY LETTERHEAD — ONE FOR EACH PROCESSOR

October [   ], 2007

BY CERTIFIED MAIL — RETURN RECEIPT REQUESTED

To:                 [Name and Address of Processor]
(the “Processor”)

Re:
Merchant Account Number:                                        . The credit card processing agreement between                                  and                                  dated                                  (the “Processing Agreement”).

Dear Sir/Madam:

Under various agreements among                                 , a                                  with an address at                                          (the “Loan Party”) and JPMorgan Chase Bank, N.A., a national banking association with offices at 270 Park Avenue, New York, New York 10017, as collateral agent (in such capacity, herein the “Collateral Agent”) for the benefit of a syndicate of lenders and certain other secured parties (the “ABL Secured Parties”), the Loan Party has granted or will grant as of the date hereof to the Collateral Agent, for the benefit of the Collateral Agent and the other ABL Secured Parties, a security interest in and to, among other things, the Loan Party’s inventory, credit card receivables, other trade receivables, certain accounts, books and records relating to the foregoing, and proceeds therefrom, including without limitation, all amounts due or to become due from the Processor to the Loan Party pursuant to the Processing Agreement between the Processor and the Loan Party.

Under the terms and provisions of the agreements with the Collateral Agent, under certain circumstances, the Loan Party is obligated to deliver all proceeds of the Loan Party’s accounts, accounts receivable and inventory to the Collateral Agent. Such proceeds include all credit card charges (the “Charges”) submitted by the Loan Party to the Processor for processing and the amounts which the Processor owes to the Loan Party on account thereof (the “Credit Card Proceeds”) and all other amounts due or to become due to the Loan Party under the Processing Agreement.

Until the Processor receives notification from an officer of the Collateral Agent as provided below, all amounts due from time to time from the Processor to the Loan Party (including Credit Card Proceeds, payment from any reserve account or the like or other payments) shall be transferred only as follows:

28

By ACH, Depository Transfer Check, or Electronic Depository Transfer to:

ABA#
For Credit to
Account No.

After the Processor receives notification from an officer of the Collateral Agent, all amounts shall be transferred as the Processor may be instructed from time to time in writing by an officer of the Collateral Agent. Upon request of an officer of the Collateral Agent, a copy of each periodic statement provided by the Processor to the Loan Party should be provided to the Collateral Agent, at the following address (which address may be changed upon seven (7) days written notice given to the Processor by an officer of the Collateral Agent):

If to the Collateral Agent:

JPMorgan Chase Bank, N.A.
270 Park Avenue
New York, New York 10017
Attention: Barry Bergman

The Processor shall be fully protected in acting on any written order or direction by an officer of the Collateral Agent given in accordance with the terms of this letter respecting the Charges and the Credit Card Proceeds without making any inquiry whatsoever as to the Collateral Agent’s right or authority to give such order or direction or as to the application of any payment made pursuant thereto, provided that the Processor does not act with gross negligence, bad faith or willful misconduct.

This letter may be amended only by notice in writing signed by an officer of the Loan Party, an officer of the Collateral Agent, and may be terminated solely by written notice signed by an officer of the Collateral Agent.

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Very truly yours,

The LOAN PARTY:

By:
Name:
Title:

cc:  JPMorgan Chase Bank, N.A.

30

EXHIBIT H TO THE CREDIT AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

To:	JPMorgan Chase Bank, N.A. 270 Park Avenue New York, New York 10017 Attention: [ ]	Date:

Re: Credit Agreement dated as of October 9, 2007 (as amended, modified, supplemented or restated from time to time the “Credit Agreement”) by, among others (i) VH MergerSub, Inc. (“Merger Sub” and, prior to the Merger (as defined below), the “Lead Borrower”), to be merged (the “Merger”) with and into Guitar Center, Inc. (“Guitar Center” and, after the Merger, the “Lead Borrower”), (ii) the other Borrowers party thereto, (iii) the Facility Guarantors party thereto, (iv) the Lenders party thereto, and (v) JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used herein but not defined shall have the meanings set forth in the Credit Agreement.

The undersigned, a duly authorized and acting Financial Officer of the Lead Borrower hereby certifies to you as follows:

1.                          No Defaults or Events of Default. No Default or Event of Default presently exists, except as set forth in Appendix I.

2.                          Financial Calculations. Attached hereto as Appendix II are all reasonably detailed calculations with respect to daily Excess Availability for the period ending               .

3.                          Store Openings and Closings. Appendix III hereto sets forth in reasonable detail all Store openings and Store closings for the period ending                   , and states the aggregate number of the Loan Parties’ and their Subsidiaries’ Stores as of the first day of the current Fiscal Quarter/Year.

4.                          No Material Accounting Changes, Etc. The financial statements furnished to the Administrative Agent for the Fiscal Quarter/Fiscal Year ending                              were prepared in accordance with GAAP (subject to normal year end audit adjustments and the absence of footnotes in the case of quarterly and monthly financial statements) consistently applied and present fairly in all material respects the financial condition and results of operations of Holdings on a Consolidated basis at the close of the period(s) covered. There has been no change in GAAP or the application thereof since the date of the audited financial statements furnished to the Administrative Agent for the Fiscal Year ending                     , other than the material accounting changes and the effects of such changes on the financial statements accompanying this Certificate as disclosed on Appendix IV hereto.

31

5.                          Immaterial Subsidiaries. Appendix V hereto lists the names of all Immaterial Subsidiaries (if any) of Holdings. Each Subsidiary set forth on Appendix V hereto qualifies as an Immaterial Subsidiary as of and for the period ending                                     .(6)

6.                          Consolidated Fixed Charge Coverage Ratio. Attached hereto as Appendix VI are all reasonably detailed calculations necessary for determining compliance by Holdings with respect to the Consolidated Fixed Charge Coverage Ratio, for the period ending                                 .(7)

(6)                     To be delivered annually with monthly updates as necessary pursuant to Section 5.01(d) of the Credit Agreement.

(7)                     To be completed only in the event a Cash Dominion Event shall have occurred and be continuing pursuant to Section 6.11 of the Credit Agreement.

32

IN WITNESS WHEREOF, I have executed this Certificate this            day of                           ,             .

GUITAR CENTER, INC.

By:
Financial Officer of Lead Borrower

Name:
Title:

33

APPENDIX I

Except as set forth below, no Default or Event of Default presently exists. If a Default or Event of Default exists, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or proposed to be taken on account thereof.

34

APPENDIX II

A.	Daily Excess Availability for the period ending :		See Attached Schedule

	Daily Borrowing Base for the period ending :		See Attached Schedule

B.	Daily Excess Availability

	(1).	the lesser of:

		(a) the Borrowing Base	See Attached Schedule

and

(b) the Revolving Credit Ceiling:

Minus

	(2)	Outstanding Credit Extensions for such period:

	(3)	Sum of the differences, for each day in such period, of Line B(2) subtracted from the lesser of Line B(l)(a) and Line B(l)(b):

	(4)	Number of days in such period:

	(5)	Daily Excess Availability (Line B(3) divided by Line B(4)):

Pricing Grid Level:

35

APPENDIX III

[Attach reasonable detail of all Store openings and Store closings for the period ending                     ]

Aggregate number of the Loan Parties’ and their Subsidiaries’ Stores as of the first day of the current Fiscal Quarter/Year:

36

APPENDIX IV

Except as set forth below, no changes in GAAP or the application thereof have occurred since                                                [the date of the most recently delivered financial statements to the Administrative Agent prior to the date of this Certificate]. [If changes in GAAP or in application thereof have occurred, the following describes the nature of the changes in reasonable detail and the effect, if any, of each such change in GAAP or in application thereof on the financial statements delivered in connection with this certificate.]

37

APPENDIX V

Immaterial Subsidiaries

38

APPENDIX VI

Consolidated Fixed Charge Coverage Ratio for the four consecutive Fiscal Quarters most recently ending :

A.	Consolidated EBITDA of Holdings for such period:

	1.	The sum of (without duplication):

		(a)	Consolidated Net Income for such period:

Plus

(b)

depreciation, amortization (including goodwill impairment charges), and all other non-cash charges, non-cash expenses or non-cash losses (including, but not limited to, amortization of deferred financing fees, non-cash rent expense, non-cash expense from any employee benefit or stock plan, loss on sale or disposition of fixed assets, and subsequent non-cash impairment charges) to the extent deducted in arriving at Consolidated Net Income for such period:

Plus

		(c)	provisions for Consolidated Taxes based on income to the extent deducted in arriving at Consolidated Net Income for such period:

Plus

		(d)	Consolidated Interest Expense to the extent deducted in arriving at Consolidated Net Income for such period:

Plus

		(e)	Acquisition Charges to the extent deducted in arriving at Consolidated Net Income for such period:

Plus

(f)

non-recurring and other one time costs (including, without limitation, legal, consulting and other advisory fees) in connection with the corporate restructuring of Holdings and its Restricted Subsidiaries which are incurred within twelve

39

(12) months after the Closing Date to the extent deducted in arriving at Consolidated Net Income for such period:

Plus

(g)	expenses and indemnities paid to directors to the extent deducted in arriving at Consolidated Net Income for such period:

Plus

(h)	all costs, fees, expenses and any one time payments made related to the VH Acquisition to the extent deducted in arriving at Consolidated Net Income for such period:

Plus

(i)

all costs, fees, expenses and any one time payments made related to any Permitted Investments and Permitted Acquisitions, issuance of equity, recapitalization, reorganization, Permitted Disposition or issuance of Permitted Indebtedness, to the extent deducted in arriving at Consolidated Net Income, and any reasonably identifiable and factually supportable cost savings, in an aggregate amount for such consecutive four Fiscal Quarter period not to exceed in the aggregate with any Pro Forma Adjustments for such period (or any portion thereof) an amount equal to 5% of Consolidated EBITDA of Holdings and its Subsidiaries for the period of four consecutive Fiscal Quarters most recently ended on or prior to the date of determination for such period:

Plus

(j)

all one time compensation charges, including, without limitation, stay bonuses paid to existing management and severance costs to the extent deducted in arriving at Consolidated Net Income for such period:

Plus

(k)	to the extent not already included in Consolidated Net Income, proceeds from business interruption insurance for such period:

Plus

(l)	to the extent not already included in Consolidated

40

Net Income and actually indemnified or reimbursed, any expenses and charges that are covered by indemnification or reimbursement provisions in connection with any Permitted Acquisition or any Permitted Disposition for such period:

Plus

(m)

cash receipts (or reduced cash expenditures) in respect of income received in connection with subleases to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA under Line A(2)(b) below for any previous period to the extent deducted in arriving at Consolidated Net Income for such period:

Plus

(n)	non-cash charges, expenses or losses relating to the vesting of warrants to the extent deducted in arriving at Consolidated Net Income for such period:

Plus

(o)	any one time expenses related to enhanced accounting functions to the extent deducted in arriving at Consolidated Net Income for such period:

Plus

(p)

any non-cash increase in expenses (i) resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods, including, without limitation, changes in capitalization of variances) or (ii) due to purchase accounting associated with the Transactions to the extent deducted in arriving at Consolidated Net Income for such period:

Plus

(q)

costs related to implementation of inventory management and point of sale solutions and other systems and technology initiatives (provided, that the amount of any cash costs added back in the calculation of Consolidated EBITDA under this Line A(l)(q) for such period, in the aggregate with the amount of any add-backs for preceding period shall not exceed $4,000,000) to the extent deducted in arriving at Consolidated Net Income

41

for such period:

Plus

(r)

annual Advisory Fees whether accrued or paid in cash (provided, that to the extent non-cash expense added back under this Line A(1)(r) becomes a cash charge in any subsequent period, such cash charge shall not be deducted in determining Consolidated Net Income for such subsequent period) to the extent deducted in arriving at Consolidated Net Income for such period:

Plus

(s)

cash expenses incurred as a result of litigation against any Loan Party or any of its Subsidiaries to the extent not reimbursed in such period from insurance proceeds or by other third parties (provided, that the amount of any such reimbursement in respect of such expenses received in a subsequent period, shall be deducted in calculating Consolidated EBITDA for such subsequent period) in an amount not to exceed $3,000,000 in the aggregate with the amount of add-backs for preceding periods under this Line A(1)(s) to the extent deducted in arriving at Consolidated Net Income for such period:

Plus

(t)

annual non-cash bonus expense in the period recorded (provided, that to the extent any non-cash expense added back under this Line A(1)(t) becomes a cash expense in any subsequent period, such cash expense shall be deducted in calculating Consolidated EBITDA for such subsequent period) to the extent deducted in arriving at Consolidated Net Income for such period:

Plus

(u)

unusual, non-recurring or extraordinary expenses, losses or charges as reasonably approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) to the extent deducted in arriving at Consolidated Net Income for such period:

(v)	Sum of Lines A(1)(a) through A(1)(u):

42

	2.	Minus the sum of the following:

		(a)	any Restricted Payment made in cash during such period to any Person (other than a Loan Party) having an interest in any Restricted Subsidiary of a Loan Party during such period:

Plus

		(b)	non-cash gains for such period to the extent included in Consolidated Net Income for such period:

Plus

		(c)	cash payments made during such period on account of non-cash charges added back in the calculation of Consolidated EBITDA under Line A(1)(b) above for any previous period:

		(d)	The sum of Lines A(1)(a) through A(2)(c):

	3.	Consolidated EBITDA for such period (Line A(1)(v) minus Line A(2)(d)):

Minus

B.	the unfinanced portion of all Capital Expenditures during such period:

Plus

C.

Equity received from the Sponsors or any Affiliate thereof to the extent used to make payments on account of Debt Service Charges to the lenders under the Term Loan Financing Facility during such period:

D.	Line B subtracted from Line A(3):

E.	The sum of Line C and Line D:

F.	Debt Service Charges payable in cash during such period:

	1.	the sum of, with respect to Holdings and its Restricted Subsidiaries:

		(a)	Consolidated Interest Expense required to be paid or paid in cash:

Plus

		(b)	scheduled principal payments made or required to be made (after giving effect to any prepayments

43

paid in cash that reduce the amount of such required payments) on account of Indebtedness, including the full amount of any non-recourse Indebtedness (excluding the Obligations, payments to reimburse any drawings under any letters of credit and any payments on Indebtedness required to be made on the final maturity date thereof, but including, without limitation, Capital Lease Obligations) for such period:

Plus

(c)

scheduled mandatory payments on account of Disqualified Capital Stock (whether in the nature of dividends, redemption, repurchase or otherwise) required to be made during such period, in each case determined in accordance with GAAP:

	2.	Debt Service Charges (the sum of Lines F(1)(a) through F(1)(c)):

Plus

G.	Federal, state and foreign income Taxes paid in cash (net of refunds received) during such period:

Plus

H.	The annual Advisory Fees provided for in the Advisory Agreement, whether accrued or paid in cash during such period:

Plus

I.	Restricted Payments paid in cash during such period in reliance on Section 6.06(a)(v), (vi), (vii) or (viii), all as determined on a Consolidated basis in accordance with GAAP:

J.	The sum of Lines F(2) through I:

K.	Consolidated Fixed Charge Coverage Ratio (Line E divided by Line J):

Covenant: If a Cash Dominion Event shall have occurred and be continuing, the Lead Borrower shall maintain a Consolidated Fixed Charge Coverage Ratio, as determined as of the last day of each Fiscal Quarter, of at least 1.00 to 1.00.

In compliance (if applicable):	☐	Yes	☐	No

44

EXHIBIT I - FORM OF BORROWING BASE CERTIFICATE

Please see attached.

Exhibit I

Guitar Center, Inc.
Borrowing Base Certificate
For the period ended                                    (in $000’s)

A.	Available Receivables (page 2 of 4)	$—

B.	Available Inventory (page 3 of 4)	—

C.	Availability Reserves (page 4 of 4)	—

D.	Borrowing Base (lines A + B - C)		$—

E.	Lower of:
	Borrowing Base (line D)	—
	Commitment	—
$—
F.	Revolving Credit Outstandings:
	Revolving Loans	—
	Letters of Credit	—
	Total Revolving Credit Outstandings		$—

G.	Excess availability (lines E - F)		$—

Officer’s Certification:

Pursuant to the Credit Agreement dated as of October        2007, the undersigned Financial Officer of Guitar Center, Inc. certifies that the information provided in this certificate to JPMorgan Chase Bank, as Collateral Agent, is true and correct based on the accounting records of Guitar Center, Inc.

Name	Date
Title

1

Guitar Center, Inc.
Borrowing Base Certificate
For the period ended                          (in $000’s)

	Guitar Center	Musician’s Friend	Woodwind	Music & Arts Center	Total

Gross Trade Accounts Receivable	$—	$—	$—	$—	$—

Less ineligibles:

Over 60 days past due / 90 days past invoice date	—	—	—	—	—
Credit reclass	—	—	—	—	—
Inter-Company	—	—	—	—	—
Cross age @ 50%	—	—	—	—	—
Government A/R	—	—	—	—	—
Foreign A/R	—	—	—	—	—
Contra	—	—	—	—	—
Future amounts due-contract sales receivable	—	—	—	—	—
Late fees (net of past due amount)	—	—	—	—	—
Loss or damage waivers	—	—	—	—	—
Extended maintenance contracts	—	—	—	—	—
Unprocessed refunds	—	—	—	—	—
Tuition receivables (net of past due amounts)	—	—	—	—	—
Concentration Cap	—	—	—	—	—
Progress Billing / Performance Receivables	—	—	—	—	—
Bill and Hold	—	—	—	—	—
COD Terms	—	—	—	—	—
Returned Payment	—	—	—	—	—
Bankrupt Accounts/In Dispute	—	—	—	—	—
Note Receivable	—	—	—	—	—
Debit Memos/Chargebacks	—	—	—	—	—
Other Per Terms of the Credit Agreement	—	—	—	—	—
Total ineligibles:	—	—	—	—	—

Eligible Trade A/R	—	—	—	—	—
Dilution Reserve (In Excess of 5%)	—	—	—	—	—
Eligible Trade A/R net of Dilution Reserve	—	—	—	—	—
Advance Rate	85.0%	85.0%	85.0%	85.0%	85.0%
Net Available Trade A/R	—	—	—	—	—

Gross 3rd Party Credit Card Accounts Receivable	$—	$—	$—	$—	$—

Less ineligibles:	—	—	—	—	—
Balances over 5 days past due	—	—	—	—	—
Reconciliation variance	—	—	—	—	—
Merchant / processor fees	—	—	—	—	—
In Dispute	—	—	—	—	—
Accounts subject to repurchase agreement	—	—	—	—	—
Private Label Credit Card Accounts	—	—	—	—	—
Debit Memo/Chargebacks	—	—	—	—	—
Other Per Terms of the Credit Agreement	—	—	—	—	—
Total ineligibles:	—	—	—	—	—

Eligible 3rd Party Credit Card A/R	—	—	—	—	—
Dilution Reserve (In Excess of 5%)	—	—	—	—	—
Eligible 3rd Party Credit Card A/R net of Dilution Reserve	—	—	—	—	—
Advance Rate	90.0%	90.0%	90.0%	90.0%	90.0%
Net Available 3rd Party Credit Card A/R	—	—	—	—	—

Total Available A/R	$—	$—	$—	$—	$—

2

Guitar Center, Inc.
Borrowing Base Certificate
For the period ended                          (in $000’s)

	Guitar Center	Musician’s Friend	Woodwind	Music & Arts Center	Total

Gross Inventory per perpetual (with in-transit)	$—	$—	$—	$—	$—

Less ineligibles:

Demo Cables	—	—	—	—	—
Damaged / defective / return to vendor	—	—	—	—	—
Merchandise on loan	—	—	—	—	—
Nonusable inventory	—	—	—	—	—
Obsolete/Custom Items/Spare Parts / Supplies	—	—	—	—	—
Trade show stock	—	—	—	—	—
Corporate inventory/Samples/Display Items / Packaging	—	—	—	—	—
Inventory at Education Representative locations	—	—	—	—	—
Inventory on consignment at affiliate locations	—	—	—	—	—
Rental inventory out on rent	—	—	—	—	—
Loaner Location	—	—	—	—	—
Affiliate Virtual Locations	—	—	—	—	—
Unposted Sales	—	—	—	—	—
Reconciliation Difference	—	—	—	—	—
Offsite Inventory	—	—	—	—	—
Billed and Held Inventory	—	—	—	—	—
Other Per Terms of the Credit Agreement	—	—	—	—	—
Total ineligibles:	—	—	—	—	—

Less GL reserves: (a)

Shrink reserve	—	—	—	—	—
Slow moving and obsolete	—	—	—	—	—
Accrued Warranty	—	—	—	—	—
Accrued Vendor Rebates / Discounts	—	—	—	—	—
Sales returns	—	—	—	—	—
Other Per Terms of the Credit Agreement	—	—	—	—	—
Total GL reserves:	—	—	—	—	—

Eligible inventory	—	—	—	—	—
Advance Rate	75.0%	75.0%	75.0%	75.0%	75.0%
Available inventory, before net recovery liquidation cap	—	—	—	—	—

Lesser of:

(i) 75% of Eligible inventory less reserves	$—	$—	$—	$—	$—

(ii) NOLV Cap Calculation equals the product of:
Net orderly liquidation rate (12 month trailing average)	0.0%	0.0%	0.0%	0.0%
90% of Net orderly liquidation rate	0.0%	0.0%	0.0%	0.0%
Eligible Inventory	$—	$—	$—	$—	$—

Total Available Inventory	$—	$—	$—	$—	$—

(a)  General Ledger Reserves may be based on management estimates calculated in accordance with historical Company policy, as agreed upon by the Administrative Agent in its sole discretion.

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Guitar Center, Inc.
Borrowing Base Certificate
For the period ended                              (in $000’s)

	Guitar Center	Musician’s Friend	Woodwind	Music & Arts Center	Total

Less Availability Reserves:

Credits due customers @ 50%	—	—	—	—	—
Gift card / certificate liability @ 50%	—	—	—	—	—
Layaway deposits @ 50%	—	—	—	—	—
Rental Contract Security Deposits	—	—	—	—	—
Landlord rent reserve	—	—	—	—	—
Customer Deposits/Special Order Deposits	—	—	—	—	—
Cash management reserves	—	—	—	—	—
Bank Product Reserves	—	—	—	—	—
Total Availability Reserves:	—	—	—	—	—

4

EXHIBIT J

EXECUTION VERSION

INTERCREDITOR AGREEMENT

by and between

JPMORGAN CHASE BANK, N.A.,

as ABL Agent,

and

JPMORGAN CHASE BANK, N.A.

as Term Agent

Dated as of October 9, 2007

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INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of October 9, 2007 between JPMORGAN CHASE BANK, N.A. (“JPMorgan Chase Bank”), in its capacities as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “ABL Agent”) for the financial institutions party from time to time to the Original ABL Credit Agreement referred to below (such financial institutions, together with their successors, assigns and transferees, the “ABL Credit Agreement Lenders” and, together with affiliates thereof and certain other specified hedging parties, in their capacity as ABL Bank Products Affiliates or ABL Hedging Affiliates (in each case, as hereinafter defined), the “ABL Lenders”) and JPMORGAN CHASE BANK, N.A., in its capacities as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “Term Agent”) for the financial institutions party from time to time to the Original Term Credit Agreement referred to below (such financial institutions, together with their successors, assigns and transferees, the “Term Lenders”).

RECITALS

A.            Pursuant to that certain Credit Agreement dated as of the date hereof by and among VH MergerSub, Inc. (to be merged with and into Guitar Center, Inc.), as lead borrower (the “Lead Borrower” and, together with certain other Subsidiaries of the Lead Borrower specified in the Original ABL Credit Agreement, the “ABL Borrowers”), the ABL Credit Agreement Lenders and the ABL Agent (as such agreement may be amended, supplemented, restated or otherwise modified from time to time, the “Original ABL Credit Agreement”), the ABL Credit Agreement Lenders have agreed to make certain loans and other financial accommodations to or for the benefit of the ABL Borrowers (as hereinafter defined).

B.            Pursuant to certain guaranty agreements and security agreements dated as of the date hereof (the “ABL Guaranties”) by the ABL Guarantors (as hereinafter defined) in favor of the ABL Agent, the ABL Guarantors have agreed to guarantee the payment and performance of the ABL Borrowers’ obligations under the ABL Documents (as hereinafter defined).

C.            As a condition to the effectiveness of the Original ABL Credit Agreement and to secure the obligations of the ABL Borrowers and the ABL Guarantors (the ABL Borrowers, the ABL Guarantors and each other direct or indirect subsidiary or parent of the ABL Borrowers or any of their affiliates that is now or hereafter becomes a party to any ABL Document, collectively, the “ABL Credit Parties”) under and in connection with the ABL Documents, the ABL Credit Parties have granted to the ABL Agent (for the benefit of the ABL Lenders, including, at the option of the Lead Borrower, the ABL Bank Products Affiliates and ABL Hedging Affiliates) Liens on the Collateral.

D.            Pursuant to that certain Credit Agreement dated as of the date hereof by and among the Lead Borrower (the “Term Borrower”), the Term Lenders and the Term Agent (as such agreement may be amended, supplemented, restated or otherwise modified from time to time, the “Original Term Credit Agreement”), the Term Lenders have agreed to make certain loans and other financial accommodations to or for the benefit of the Term Borrower.

E.             Pursuant to certain guaranty agreements and security agreements dated as of the date hereof (the “Term Guaranties”) by the Term Guarantors (as hereinafter defined) in favor of the Term Agent, the Term Guarantors have agreed to guarantee the payment and performance of the Term Borrower’s obligations under the Term Documents (as hereinafter defined).

F.             As a condition to the effectiveness of the Original Term Credit Agreement and to secure the obligations of the Term Borrower and the Term Guarantors (the Term Borrower, the Term Guarantors and each other direct or indirect subsidiary or parent of the Term Borrower or any of its affiliates that is now or hereafter becomes a party to any Term Document, collectively, the “Term Credit Parties”) under and in connection with the Term Documents, the Term Credit Parties have granted to the Term Agent (for the benefit of the Term Lenders) Liens on the Collateral.

G.            Each of the ABL Agent (on behalf of the ABL Lenders) and the Term Agent (on behalf of the Term Lenders) and, by their acknowledgment hereof, the ABL Credit Parties and the Term Credit Parties, desire to agree to the relative priority of Liens on the Collateral and certain other rights, priorities and interests as provided herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.1               UCC Definitions.  The following terms which are defined in the Uniform Commercial Code are used herein as so defined:  Accounts, Chattel Paper, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Financial Assets, Fixtures, Instruments, Inventory, Investment Property, Letter-Of-Credit Rights, Money, Payment Intangibles, Promissory Notes, Records, Security, Securities Accounts, Security Entitlements, Supporting Obligations and Tangible Chattel Paper.

Section 1.2               Other Definitions.  Subject to Section 1.1 above, unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Original ABL Credit Agreement and the Original Term Credit Agreement, in each case as in effect on the Closing Date.  In addition, as used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Agent” or “Administrative Agent” under any ABL Credit Agreement.

“ABL Bank Products Affiliate” shall mean any ABL Credit Agreement Lender or any Affiliate of any ABL Credit Agreement Lender that has entered into a Bank Products Agreement with an ABL Credit Party or any Subsidiary thereof with, at the option of the Lead Borrower, the obligations of such ABL Credit Party or Subsidiary thereunder being secured by one or more ABL Collateral Documents.

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“ABL Borrowers” shall have the meaning assigned to that term in the introduction to this Agreement.

“ABL Collateral Documents” shall mean all “Security Documents” as defined in the Original ABL Credit Agreement, and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with any ABL Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

“ABL Credit Agreement” shall mean the Original ABL Credit Agreement and any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the ABL Obligations, whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of any Indebtedness that may be incurred thereunder.

“ABL Credit Agreement Lenders” shall have the meaning assigned to that term in the introduction to this Agreement.

“ABL Credit Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

“ABL Documents” shall mean the ABL Credit Agreement, the ABL Guaranties, the ABL Collateral Documents, at the option of the Lead Borrower, any Bank Product Agreements, at the option of the Lead Borrower, any ABL Designated Hedge Agreements, those other ancillary agreements as to which the ABL Agent or any ABL Lender is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any ABL Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the ABL Agent, in connection with any of the foregoing or any ABL Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

“ABL Designated Hedge Agreements” means “Designated Hedge Agreements” as such term is defined in the Original ABL Credit Agreement.

“ABL Guaranties” shall have the meaning assigned to that term in the recitals to this Agreement.

“ABL Guarantors” shall mean the collective reference to Holdings and its Subsidiaries, other than the ABL Borrowers and any Excluded Subsidiary (as defined in the Original ABL Credit Agreement), and any other Person who becomes a guarantor under any of the ABL Guaranties.

“ABL Hedging Affiliate” shall mean any Person that has entered into a Designated Hedge Agreement with an ABL Credit Party or any Subsidiary thereof with, at the option of the Lead Borrower, the obligations of such ABL Credit Party or Subsidiary thereunder being secured by one or more ABL Collateral Documents by an ABL Credit Party.

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“ABL Lenders” shall have the meaning assigned to that term in the introduction to this Agreement and shall, at the option of the Lead Borrower, include all ABL Bank Product Affiliates and ABL Hedging Affiliates and all successors, assigns, transferees and replacements thereof, as well as any Person designated as a “Lender” under any ABL Credit Agreement.

“ABL Obligations” shall mean all obligations of every nature of each ABL Credit Party and each Subsidiary thereof from time to time owed to the ABL Agent, the ABL Lenders or any of them, under any ABL Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such ABL Credit Party or such Subsidiary, would have accrued on any ABL Obligation, whether or not a claim is allowed against such ABL Credit Party or such Subsidiary for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under letters of credit, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the ABL Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time in accordance with the terms thereof.

“ABL Priority Collateral” shall mean all Collateral consisting of the following:

(1)           all Accounts;

(2)           all Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper);

(3)           (x) all Deposit Accounts and Money and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein and (y) Securities, Security Entitlements and Securities Accounts, in each case, solely to the extent constituting cash or Cash Equivalents or representing a claim to Cash Equivalents and all cash, checks and other property held therein or credited thereto, but in any event and regardless of the foregoing clauses, excluding, in each case, the Asset Sales Proceeds Account;

(4)           all Inventory;

(5)           to the extent relating to, evidencing or governing any of the items referred to in the preceding clauses (1) through (4), all Documents, General Intangibles (other than any Intellectual Property), Instruments (including Promissory Notes) and commercial tort claims, provided that to the extent any of the foregoing also relates to Term Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) through (4) shall be included in the ABL Priority Collateral.

(6) to the extent evidencing or governing any of the items referred to in the preceding clauses (1) through (5), all Supporting Obligations; provided that to the extent any of the foregoing also relates to Term Priority Collateral only that portion related to the items referred to in the preceding clauses (1) through (5) shall be included in the ABL Priority Collateral;

(7)           all books and Records relating to the items referred to in the preceding clauses (1) through (6) (including all books, databases, customer lists, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (1) through (6)); and

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(8)           all collateral security and guarantees with respect to any of the foregoing and all cash, Money, insurance proceeds, instruments, securities, financial assets and deposit accounts received as proceeds of any of the foregoing (such proceeds, “ABL Priority Proceeds”); provided, however, that no proceeds of ABL Priority Proceeds will constitute ABL Priority Collateral unless such proceeds of ABL Priority Proceeds would otherwise constitute ABL Priority Collateral.

“ABL Recovery” shall have the meaning set forth in Section 5.3(a).

“ABL Secured Parties” shall mean the ABL Agent and the ABL Lenders.

“Account(s)” means “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit or charge card or information contained on or for use with the card.  The term “Account” does not include (a) rights to payment evidenced by chattel paper or an instrument, (b) commercial tort claims, (c) deposit accounts, (d) investment property, or (e) letter-of-credit rights or letters of credit.

“Affiliate” shall mean, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person specified.

“Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.

“Asset Sales Proceeds Account” shall mean one or more Deposit Accounts or Securities Accounts, in each case with the Term Agent, holding only the proceeds of any sale or disposition of any Term Priority Collateral and the proceeds or investment thereof.

“Bank Products Agreement” shall mean any agreement pursuant to which any ABL Bank Products Affiliate agrees to provide Cash Management Services.

“Borrower” shall mean any of the ABL Borrowers and the Term Borrower.

“Capital Stock” shall mean, as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the membership or other ownership interests in such Person, including the right to share in profits and losses, the right to receive distributions of cash and other property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise Control over such Person, collectively with, in any such case, all warrants, options and other rights to purchase or otherwise acquire, and all other instruments convertible into or exchangeable for, any of the foregoing.

“Cash Collateral” shall mean any Collateral consisting of Money or Cash Equivalents, Deposit Accounts, Instruments, any Security Entitlement and any Financial Assets.

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“Cash Equivalents” shall mean (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America) or any state or state agency thereof, in each case maturing within one (1) year from the date of acquisition thereof, (b) investments in commercial paper maturing within one (1) year from the date of acquisition thereof and having, at the date of acquisition, the highest or next highest credit rating obtainable from S&P or from Moody’s, (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one (1) year from the date of acquisition thereof which are issued or guaranteed by, or placed with, and demand deposit and money market deposit accounts issued or offered by, any Lender or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000, (d) master demand notes and fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer, (e) shares of any money market or mutual fund that has substantially all of its assets invested in the types of investments referred to in clauses (a) through (d), above, and (f) investments with foreign governmental entities which are members of the OECD, or foreign banks organized under the laws of countries which are member of the OECD, similar to the investments set forth in clauses (a), (b) and (c) above, so long as such foreign bank has combined capital and surplus of a dollar equivalent of no less than $500,000,000.

“Cash Management Services” shall have the meaning provided in the ABL Credit Agreement as in effect on the date hereof.

“Collateral” shall mean all Property now owned or hereafter acquired by any Borrower or any Guarantor in or upon which a Lien is granted or purported to be granted to the ABL Agent or the Term Agent under any of the ABL Collateral Documents or the Term Collateral Documents, together with all rents, issues, profits, products and Proceeds thereof.

“Control” shall mean the possession, directly or indirectly, of the power (a) to vote 50% or more of the securities having ordinary voting power for the election of directors (or any similar governing body) of a Person, or (b) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power or by contract.  The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Control Collateral” shall mean any Collateral consisting of any Certificated Security (as defined in Section 8-102 of the Uniform Commercial Code), Investment Property, Deposit Account, Instruments and any other Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor.

“Copyright Licenses” shall have the meaning assigned to such term in the Intellectual Property Security Agreement as in effect on the Closing Date.

“Copyrights” shall have the meaning assigned to such term in the Intellectual Property Security Agreement as in effect on the Closing Date.

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“Credit Documents” shall mean the ABL Documents and the Term Documents.

“Credit Parties” shall mean the ABL Credit Parties and the Term Credit Parties.

“Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

“DIP Financing” shall have the meaning set forth in Section 6.1(a).

“Discharge of ABL Obligations” shall mean (a) the payment in full in cash of the ABL Obligations that are outstanding and unpaid at the time all Indebtedness thereunder is paid in full including, with respect to amounts available to be drawn under outstanding letters of credit issued thereunder (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit) delivery or provision of Money or backstop letters of credit in respect thereof in compliance with the terms of any ABL Credit Agreement (which shall not exceed an amount equal to 103% of the aggregate undrawn amount of such letters of credit) and (b) the termination of all commitments to extend credit under the ABL Documents.

“Discharge of Term Obligations” shall mean (a) the payment in full in cash of the Term Obligations that are outstanding and unpaid at the time all Indebtedness thereunder is paid in full and (b) the termination of all commitments to extend credit under the Term Documents.

“Event of Default” shall mean an Event of Default under any ABL Credit Agreement or any Term Credit Agreement.

“Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:

(a)           the taking by any Secured Party of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code;

(b)           the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Collateral in satisfaction of a Lien;

(c)           the taking by any Secured Party of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Collateral or the Proceeds thereof;

(d)           the appointment on an application of a Secured Party of a receiver, receiver and manager or interim receiver of all or part of the Collateral;

7

(e)           the sale, lease, license, or other disposition of all or any portion of the Collateral by private or public sale conducted by a Secured Party or any other means permissible under applicable law;

(f)            the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code;

(g)           the exercise by any Secured Party of any voting rights relating to any Capital Stock included in the Collateral; and

(h)           the delivery of any claim or demand relating to the Collateral to any Person (including any securities intermediary, depository bank or landlord) in possession or control of any Collateral in connection with the collection of the ABL Obligations or Term Obligations after the occurrence of an Event of Default (except, with respect to the ABL Lenders, such action shall not be deemed an Exercise of Secured Creditor Remedies if the ABL Lenders have not terminated their commitments to the ABL Borrowers under the ABL Credit Agreement and/or are continuing to make loans and advances to or for the benefit of the ABL Borrowers).

For the avoidance of doubt, exercising any right or remedy provided to an ABL Lender upon the occurrence of a Cash Dominion Event, reducing advance rates and sub-limits, imposing reserves, filing a proof of claim in bankruptcy court or seeking adequate protection shall not be deemed to be an Exercise of Secured Creditor Remedies.

“Financing Lease” shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“Foreign Subsidiary” shall have the meaning provided in the Original ABL Credit Agreement and the Original Term Credit Agreement as in effect on the date hereof.

“General Intangibles” shall mean all “general intangibles” as such term is defined in the Uniform Commercial Code including, with respect to any Credit Party, all contracts, agreements and indentures in any form, and portions thereof, to which such Credit Party is a party or under which such Credit Party has any right, title or interest or to which such Credit Party or any property of such Credit Party is subject, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Guarantor” shall mean any of the ABL Guarantors or Term Guarantors.

“Holdings” shall mean Guitar Center Holdings, Inc., a Delaware corporation.

“Indebtedness”  shall have the meaning provided in the ABL Credit Agreement and the Term Credit Agreement as in effect on the date hereof.

“Initial Borrower” shall have the meaning assigned to that term in the recitals to this Agreement.

8

“Insolvency Proceeding” shall mean (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case covered by clauses (a) and (b) undertaken under United States Federal, State or foreign law, including the Bankruptcy Code.

“JPMorgan Chase Bank” shall have the meaning assigned to that term in the introduction to this Agreement.

“Lead Borrower” shall have the meaning assigned to that term in the recitals to this Agreement.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any Financing Lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Lien Priority” shall mean with respect to any Lien of the ABL Agent, the ABL Lenders, the Term Agent or the Term Lenders in the Collateral, the order of priority of such Lien as specified in Section 2.1.

“Original ABL Credit Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.

“Original Term Credit Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.

“Party” shall mean the ABL Agent or the Term Agent, and “Parties” shall mean both the ABL Agent and the Term Agent.

“Patent License” shall have the meaning assigned to such term in the Intellectual Property Security Agreement as in effect on the Closing Date.

“Patents” shall have the meaning assigned to such term in the Intellectual Property Security Agreement as in effect on the Closing Date.

“Payment Collateral” shall mean all Accounts, Instruments, Chattel Paper, Deposit Accounts (other than the Asset Sales Proceeds Account), Securities Accounts and Payment Intangibles, together with all Supporting Obligations, in each case composing a portion of the Collateral.

“Priority Collateral” shall mean the ABL Priority Collateral or the Term Priority Collateral, as applicable.

9

“Proceeds” shall mean (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Secured Parties” shall mean the ABL Secured Parties and the Term Secured Parties.

“Subsidiary” shall mean with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which Capital Stock representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Term Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Agent” or “Administrative Agent” under any Term Credit Agreement.

“Term Borrower” shall have the meaning assigned to that term in the introduction to this Agreement.

“Term Collateral Documents” shall mean all “Security Documents” as defined in the Original Term Credit Agreement, and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with any Term Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

“Term Credit Agreement” shall mean the Original Term Credit Agreement and any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the Term Obligations, whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of any Indebtedness that may be incurred thereunder.

“Term Credit Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

“Term Designated Hedge Agreements” means “Designated Hedge Agreements” as such term is defined in the Original Term Credit Agreement.

“Term Documents” shall mean the Term Credit Agreement, the Term Guaranties, the Term Collateral Documents, at the option of the Term Borrower, any Term Designated Hedge Agreements, those other ancillary agreements as to which the Term Agent or any Term Lender is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Term Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the Term Agent, in connection with any of the foregoing or any

10

Term Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

“Term Guaranties” shall have the meaning assigned to that term in the recitals to this Agreement.

“Term Guarantors” shall mean the collective reference to Holdings and its Subsidiaries, other than any Excluded Subsidiary (as defined in the Original Term Credit Agreement), and any other Person who becomes a guarantor under any of the Term Guaranties.

“Term Hedging Affiliate” shall mean any Person that has entered into a Designated Hedge Agreement with a Term Credit Party or any Subsidiary thereof with, at the option of the Term Borrower, the obligations of such Term Credit Party or Subsidiary thereunder being secured by one or more Term Collateral Documents by a Term Credit Party.

“Term Lenders” shall have the meaning assigned to that term in the introduction to this Agreement and shall, at the option of the Term Borrower, include all Term Hedging Affiliates and all successors, assigns, transferees and replacements thereof, as well as any Person designated as a “Lender” under any Term Credit Agreement.

“Term Obligations” shall mean all obligations of every nature of each Term Credit Party and each Subsidiary thereof from time to time owed to the Term Agent, the Term Lenders or any of them, under any Term Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Term Credit Party or such Subsidiary, would have accrued on any Term Obligation, whether or not a claim is allowed against such Term Credit Party or such Subsidiary for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the Term Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time in accordance with the terms thereof.

“Term Priority Collateral” shall mean:

(1)           all Equipment, Fixtures, Real Estate, Intellectual Property and Investment Property (other than Cash Equivalents not credited to or deposited in the Asset Sales Proceeds Account),

(2)           except to the extent relating to, evidencing or governing ABL Priority Collateral, all Instruments, Documents, General Intangibles and commercial tort claims,

(3)           all other Collateral, other than the ABL Priority Collateral, and

(4)           all collateral security and guarantees with respect to the foregoing and all cash, Money, insurance proceeds, instruments, securities, financial assets and deposit accounts received as proceeds of any Collateral, other than the ABL Priority Collateral (such proceeds, “Term Priority Proceeds”); provided, however, no proceeds of Term Priority Proceeds will constitute Term Priority Collateral unless such proceeds of Term Priority Proceeds would otherwise constitute Term Priority Collateral or are credited to the Asset Sales Proceeds Account.

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“Term Recovery” shall have the meaning set forth in Section 5.3(b).

“Term Secured Parties” shall mean the Term Agent and the Term Lenders.

“Trademark License” shall have the meaning assigned to such term in the Intellectual Property Security Agreement as in effect on the Closing Date.

“Trademarks” shall have the meaning assigned to such term in the Intellectual Property Security Agreement as in effect on the Closing Date.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that to the extent that the Uniform Commercial Code is used to define any term in any security document and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Liens of any Party is governed by the Uniform Commercial Code or foreign personal property security laws as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” will mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

Section 1.3               Rules of Construction.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation, or in such other manner as may be approved by the requisite holders or representatives in respect of such obligation.

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ARTICLE 2
LIEN PRIORITY

Section 2.1               Priority of Liens.

(a)       Subject to the provisos in subclauses (b) and (c) of Section 4.1, notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the ABL Agent or the ABL Lenders in respect of all or any portion of the Collateral or of any Liens granted to the Term Agent or the Term Lenders in respect of all or any portion of the Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Agent or the Term Agent (or ABL Lenders or Term Lenders) in any Collateral, (iii) any provision of the Uniform Commercial Code, the Bankruptcy Code or any other applicable law, or of the ABL Documents or the Term Documents, (iv) whether the ABL Agent or the Term Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (v) the fact that any such Liens in favor of the ABL Agent or the ABL Lenders or the Term Agent or the Term Lenders securing any of the ABL Obligations or Term Obligations, respectively, are (x) subordinated to any Lien securing any obligation of any Credit Party other than the Term Obligations or the ABL Obligations, respectively, or (y) otherwise subordinated, voided, avoided, invalidated or lapsed, or (vi) any other circumstance of any kind or nature whatsoever, the ABL Agent, on behalf of itself and the ABL Lenders, and the Term Agent, on behalf of itself and the Term Lenders, hereby agree that:

(1)           any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Lender that secures all or any portion of the Term Obligations shall in all respects be junior and subordinate to all Liens granted to the ABL Agent and the ABL Lenders in the ABL Priority Collateral to secure all or any portion of the ABL Obligations;

(2)           any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Lender that secures all or any portion of the ABL Obligations shall in all respects be senior and prior to all Liens granted to the Term Agent or any Term Lender in the ABL Priority Collateral to secure all or any portion of the Term Obligations;

(3)           any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Lender that secures all or any portion of the ABL Obligations shall in all respects be junior and subordinate to all Liens granted to the Term Agent and the Term Lenders in the Term Priority Collateral to secure all or any portion of the Term Obligations; and

(4)           any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Lender that secures all or any portion of the Term Obligations shall in all respects be senior and prior to all Liens granted to the ABL Agent or any ABL Lender in the Term Priority Collateral to secure all or any portion of the ABL Obligations.

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(b)       Notwithstanding any failure by any ABL Secured Party or Term Secured Party to perfect its security interests in the Collateral or any avoidance, invalidation, priming or subordination by any third party or court of competent jurisdiction of the security interests in the Collateral granted to the ABL Secured Parties or the Term Secured Parties but, for the avoidance of doubt, subject to the provisos in subclauses (b) and (c) of Section 4.1, the priority and rights as between the ABL Secured Parties and the Term Secured Parties with respect to the Collateral shall be as set forth herein.

(c)       The Term Agent, for and on behalf of itself and the Term Lenders, acknowledges and agrees that, concurrently herewith, the ABL Agent, for the benefit of itself and the ABL Lenders, has been granted Liens upon all of the Collateral in which the Term Agent has been granted Liens and the Term Agent hereby consents thereto.  The ABL Agent, for and on behalf of itself and the ABL Lenders, acknowledges and agrees that, concurrently herewith, the Term Agent, for the benefit of itself and the Term Lenders, has been granted Liens upon all of the Collateral in which the ABL Agent has been granted Liens and the ABL Agent hereby consents thereto.  The subordination of Liens by the Term Agent and the ABL Agent in favor of one another as set forth herein shall not be deemed to subordinate the Term Agent’s Liens or the ABL Agent’s Liens to the Liens of any other Person.

Section 2.2               Waiver of Right to Contest Liens.

(a)       The Term Agent, for and on behalf of itself and the Term Lenders, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Agent and the ABL Lenders in respect of the Collateral or the provisions of this Agreement.  Except to the extent expressly set forth in this Agreement, the Term Agent, for itself and on behalf of the Term Lenders, agrees that none of the Term Agent or the Term Lenders will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the ABL Agent or any ABL Lender under the ABL Documents with respect to the ABL Priority Collateral.  Except to the extent expressly set forth in this Agreement, the Term Agent, for itself and on behalf of the Term Lenders, hereby waives any and all rights it or the Term Lenders may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the ABL Agent or any ABL Lender seeks to enforce its Liens in any ABL Priority Collateral.  The foregoing shall not be construed to prohibit the Term Agent from enforcing the provisions of this Agreement as to the relative priority of the parties hereto.

(b)       The ABL Agent, for and on behalf of itself and the ABL Lenders, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Term Agent or the Term Lenders in respect of the Collateral or the provisions of this Agreement.  Except to the extent expressly set forth in this Agreement, the ABL Agent, for itself and on behalf of the ABL Lenders, agrees that none of the ABL Agent or the ABL Lenders will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the Term Agent or any

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Term Lender under the Term Documents with respect to the Term Priority Collateral.  Except to the extent expressly set forth in this Agreement, the ABL Agent, for itself and on behalf of the ABL Lenders, hereby waives any and all rights it or the ABL Lenders may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the Term Agent or any Term Lender seeks to enforce its Liens in any Term Priority Collateral.  The foregoing shall not be construed to prohibit the ABL Agent from enforcing the provisions of this Agreement as to the relative priority of the parties hereto.

Section 2.3               Remedies Standstill.

(a)       The Term Agent, on behalf of itself and the Term Lenders, agrees that, until the date upon which the Discharge of ABL Obligations shall have occurred, neither the Term Agent nor any Term Lender will Exercise Any Secured Creditor Remedies with respect to any of the ABL Priority Collateral without the written consent of the ABL Agent, and will not take, receive or accept any Proceeds of ABL Priority Collateral, it being understood and agreed that the temporary deposit of Proceeds of ABL Priority Collateral in a Deposit Account controlled by the Term Agent shall not constitute a breach of this Agreement so long as such Proceeds are promptly remitted to the ABL Agent.  From and after the date upon which the Discharge of ABL Obligations shall have occurred (or prior thereto upon obtaining the written consent of the ABL Agent), the Term Agent or any Term Lender may Exercise Any Secured Creditor Remedies under the Term Documents or applicable law as to any ABL Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the Term Agent is at all times subject to the provisions of this Agreement, including Section 4.1 hereof.

(b)       The ABL Agent, on behalf of itself and the ABL Lenders, agrees that, until the date upon which the Discharge of Term Obligations shall have occurred, neither the ABL Agent nor any ABL Lender will Exercise Any Secured Creditor Remedies with respect to the Term Priority Collateral without the written consent of the Term Agent, and will not take, receive or accept any Proceeds of the Term Priority Collateral, it being understood and agreed that the temporary deposit of Proceeds of Term Priority Collateral in a Deposit Account controlled by the ABL Agent shall not constitute a breach of this Agreement so long as such Proceeds are promptly remitted to the Term Agent.  From and after the date upon which the Discharge of Term Obligations shall have occurred (or prior thereto upon obtaining the written consent of the Term Agent), the ABL Agent or any ABL Lender may Exercise Any Secured Creditor Remedies under the ABL Documents or applicable law as to any Term Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the ABL Agent is at all times subject to the provisions of this Agreement, including Section 4.1 hereof.

(c)       Notwithstanding any other provision of this agreement, nothing contained herein shall be construed to prevent (i) the ABL Agent or any ABL Lender from objecting to any proposed retention of collateral by the Term Agent or any Term Lender in full or partial satisfaction of any Term Obligations of (ii) the Term Agent or any Term Lender from objecting to any proposed retention of collateral by the ABL Agent or any ABL Lender in full or partial satisfaction of any ABL Obligations.

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Section 2.4               Exercise of Rights.

(a)       No Other Restrictions.  Except as expressly set forth in this Agreement, each of the Term Agent, each Term Lender, the ABL Agent and each ABL Lender shall have any and all rights and remedies it may have as a creditor under applicable law, including the right to the Exercise of Secured Creditor Remedies; provided, however, that the Exercise of Secured Creditor Remedies with respect to the Collateral shall be subject to the Lien Priority and to the provisions of this Agreement, including Sections 2.3 and 4.1 hereof.  None of the Term Agent, any Term Lender, the ABL Agent or any ABL Lender waives any claim it may have on grounds of commercial reasonableness.  The ABL Agent may enforce the provisions of the ABL Documents, the Term Agent may enforce the provisions of the Term Documents and each may Exercise Any Secured Creditor Remedies, all in such order and in such manner as each may determine in the exercise of its sole discretion, consistent with the terms of this Agreement and mandatory provisions of applicable law; provided, however, that each of the ABL Agent and the Term Agent agrees to provide to the other copies of any notices that it is required under applicable law to deliver to any Borrower or any Guarantor; provided further, however, that the ABL Agent’s failure to provide any such copies to the Term Agent shall not impair any of the ABL Agent’s rights hereunder or under any of the ABL Documents and the Term Agent’s failure to provide any such copies to the ABL Agent shall not impair any of the Term Agent’s rights hereunder or under any of the Term Documents.  Each of the Term Agent, each Term Lender, the ABL Agent and each ABL Lender agrees that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim, in the case of the Term Agent and each Term Lender, against either the ABL Agent or any other ABL Secured Party, and in the case of the ABL Agent and each other ABL Secured Party, against either the Term Agent or any other Term Secured Party, seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, any action taken or omitted to be taken by such Person with respect to the Collateral which is consistent with the terms of this Agreement, and none of such Parties shall be liable for any such action taken or omitted to be taken.

(b)           Release of Liens.  (i)  In the event of (A) any private or public sale of all or any portion of the ABL Priority Collateral in connection with any Exercise of Secured Creditor Remedies by or with the consent of the ABL Agent (other than in connection with a refinancing as described in Section 5.2(c)), (B) any sale, transfer or other disposition of all or any portion of the ABL Priority Collateral (other than in connection with a refinancing as described in Section 5.2(c)), so long as such sale, transfer or other disposition is then permitted by the ABL Documents or shall have been approved by the requisite ABL Lenders or (C) the release of the ABL Secured Parties’ Lien on all or any portion of the ABL Priority Collateral (other than in connection with a sale, transfer or other disposition as described in clauses (A) and (B) above), so long as such release is then permitted by the ABL Documents or shall have been approved by the requisite ABL Lenders, in the case of clause (C) only to the extent prior to the date upon which the Discharge of ABL Obligations shall have occurred and not in connection with a Discharge of ABL Obligations (and irrespective of whether an Event of Default has occurred), the Term Agent agrees, on behalf of itself and the Term Lenders, such sale, transfer, other disposition or release will be free and clear of the Liens on such ABL Priority Collateral securing the Term Obligations, and the Term Agent’s and the Term Secured Parties’ Liens with respect to the ABL Priority Collateral so sold, transferred, disposed or released shall terminate and be

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automatically released without further action.  In furtherance of, and subject to, the foregoing, the Term Agent agrees that it will promptly execute any and all Lien releases or other documents reasonably requested by the ABL Agent in connection therewith.  The Term Agent hereby appoints the ABL Agent and any officer or duly authorized person of the ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Term Agent and in the name of the Term Agent or in the ABL Agent’s own name, from time to time, in the ABL Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).  All proceeds realized from any such sale or disposition shall be applied to the ABL Obligations or the Term Obligations in accordance with the terms of this Agreement.

(ii)           In the event of (A) any private or public sale of all or any portion of the Term Priority Collateral in connection with any Exercise of Secured Creditor Remedies by or with the consent of the Term Agent (other than in connection with a refinancing as described in Section 5.2(c)), (B) any sale, transfer or other disposition of all or any portion of the Term Priority Collateral (other than in connection with a refinancing as described in Section 5.2(c)), so long as such sale, transfer or other disposition is then permitted by the Term Documents or shall have been approved by the requisite Term Lenders or (C) the release of the Term Secured Parties’ Lien on all or any portion of the Term Priority Collateral (other than in connection with a sale, transfer or other disposition as described in clauses (A) and (B) above), so long as such release is then permitted by the Term Documents or shall have been approved by the requisite Term Lenders, in the case of clause (C) only to the extent prior to the date upon which the Discharge of Term Obligations shall have occurred and not in connection with a Discharge of ABL Obligations (and irrespective of whether an Event of Default has occurred), the ABL Agent agrees, on behalf of itself and the ABL Lenders, that such sale, transfer, other disposition or release will be free and clear of the Liens on such Term Priority Collateral securing the ABL Obligations and the ABL Agent’s and the ABL Secured Parties’ Liens with respect to the ABL Priority Collateral so sold, transferred, disposed or released shall terminate and be automatically released without further action.  In furtherance of, and subject to, the foregoing, the ABL Agent agrees that it will promptly execute any and all Lien releases or other documents reasonably requested by the Term Agent in connection therewith.  The ABL Agent hereby appoints the Term Agent and any officer or duly authorized person of the Term Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Agent and in the name of the ABL Agent or in the Term Agent’s own name, from time to time, in the Term Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).  All proceeds realized from any such sale or disposition shall be applied to the ABL Obligations or the Term Obligations in accordance with the terms of this Agreement.

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Section 2.5               No New Liens.  (a)  Until the date upon which the Discharge of ABL Obligations shall have occurred, the parties hereto agree that no Term Secured Party shall acquire or hold any Lien on any assets of any Credit Party securing any Term Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents, subject to the Lien Priority set forth herein.  If any Term Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Credit Party securing any Term Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents, subject to the Lien Priority set forth herein, then the Term Agent (or the relevant Term Secured Party) shall, without the need for any further consent of any other Term Secured Party, the Term Borrower or any Term Guarantor, and notwithstanding anything to the contrary in any other Term Document, be deemed to also hold and have held such Lien as bailee for the benefit of the ABL Agent as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the ABL Agent in writing of the existence of such Lien.

(b)       Until the date upon which the Discharge of Term Obligations shall have occurred, the parties hereto agree that no ABL Secured Party shall acquire or hold any Lien on any assets of any Credit Party securing any ABL Obligation which assets are not also subject to the Lien of the Term Agent under the Term Documents, subject to the Lien Priority set forth herein.  If any ABL Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Credit Party securing any ABL Obligation which assets are not also subject to the Lien of the Term Agent under the Term Documents, subject to the Lien Priority set forth herein, then the ABL Agent (or the relevant ABL Secured Party) shall, without the need for any further consent of any other ABL Secured Party, any ABL Borrower or any ABL Guarantor and notwithstanding anything to the contrary in any other ABL Document be deemed to also hold and have held such Lien as bailee for the benefit of the Term Agent as security for the Term Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Term Agent in writing of the existence of such Lien.

Section 2.6               Waiver of Marshalling.  (a)  Until the Discharge of the ABL Obligations, the Term Agent, on behalf of itself and the Term Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

(b)           Until the Discharge of the Term Obligations, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Term Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

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ARTICLE 3
ACTIONS OF THE PARTIES

Section 3.1               Certain Actions Permitted.  The Term Agent and the ABL Agent may make such demands or file such claims in respect of the Term Obligations or the ABL Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time.

Section 3.2               Agent for Perfection.  The ABL Agent, for and on behalf of itself and each ABL Lender, and the Term Agent, for and on behalf of itself and each Term Lender, as applicable, each agree to hold all Control Collateral and Cash Collateral that is part of the Collateral in their respective possession, custody, or control (or in the possession, custody, or control of agents or bailees for either) as agent for the other solely for the purpose of perfecting the security interest granted to each in such Control Collateral or Cash Collateral, subject to the terms and conditions of this Section 3.2.  None of the ABL Agent, the ABL Lenders, the Term Agent, or the Term Lenders, as applicable, shall have any obligation whatsoever to the others to assure that the Control Collateral is genuine or owned by any Borrower, any Guarantor, or any other Person or to preserve rights or benefits of any Person.  The duties or responsibilities of the ABL Agent and the Term Agent under this Section 3.2 are and shall be limited solely to holding or maintaining control of the Control Collateral and the Cash Collateral as agent for the other Party for purposes of perfecting the Lien held by the Term Agent or the ABL Agent, as applicable.  The ABL Agent is not and shall not be deemed to be a fiduciary of any kind for the Term Agent, the Term Lenders, or any other Person.  The Term Agent is not and shall not be deemed to be a fiduciary of any kind for the ABL Agent, the ABL Lenders, or any other Person.  In the event that (a) the Term Agent or any Term Lender receives any Collateral or Proceeds of the Collateral in violation of the terms of this Agreement, or (b) the ABL Agent or any ABL Lender receives any Collateral or Proceeds of the Collateral in violation of the terms of this Agreement, then the Term Agent, such Term Lender, the ABL Agent, or such ABL Lender, as applicable, shall promptly pay over such Proceeds or Collateral to (i) in the case of clause (a), the ABL Agent, or (ii) in the case of clause (b), the Term Agent, in each case, in the same form as received with any necessary endorsements, for application in accordance with the provisions of Section 4.1 of this Agreement.

Section 3.3               Sharing of Information and Access.  In the event that the ABL Agent shall, in the exercise of its rights under the ABL Collateral Documents or otherwise, receive possession or control of any books and Records of any Term Credit Party which contain information identifying or pertaining to the Term Priority Collateral, the ABL Agent shall, upon request from the Term Agent and as promptly as practicable thereafter, either make available to the Term Agent such books and Records for inspection and duplication or provide to the Term Agent copies thereof.  In the event that the Term Agent shall, in the exercise of its rights under the Term Collateral Documents or otherwise, receive possession or control of any books and records of any ABL Credit Party which contain information identifying or pertaining to any of the ABL Priority Collateral, the Term Agent shall, upon request from the ABL Agent and as promptly as practicable thereafter, either make available to the ABL Agent such books and records for inspection and duplication or provide the ABL Agent copies thereof.

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Section 3.4               Insurance.  Proceeds of Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds.  The ABL Agent and the Term Agent each shall be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to Collateral.  The ABL Agent shall have the sole and exclusive right, as against the Term Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Priority Collateral.  The Term Agent shall have the sole and exclusive right, as against the ABL Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Term Priority Collateral.  All proceeds of such insurance shall be remitted to the ABL Agent or the Term Agent, as the case may be, and each of the Term Agent and ABL Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1 hereof.

Section 3.5               No Additional Rights For the Credit Parties Hereunder.  Except as provided in Section 3.6, if any ABL Secured Party or Term Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Credit Parties shall not be entitled to use such violation as a defense to any action by any ABL Secured Party or Term Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or Term Secured Party.

Section 3.6               Inspection Rights and Insurance.  (a)  Without limiting any rights the ABL Agent or any other ABL Secured Party may otherwise have under applicable law or by agreement, the ABL Agent, the ABL Secured Parties and any representatives designated by the ABL Agent may, at any time and whether or not the Term Agent or any other Term Secured Party has commenced and is continuing to Exercise Any Secured Creditor Remedies (the “ABL Permitted Access Right”), (i) during normal business hours on any business day, access ABL Priority Collateral that (A) is stored or located in or on, (B) has become an accession with respect to (within the meaning of Section 9-335 of the Uniform Commercial Code), or (C) has been commingled with (within the meaning of Section 9-336 of the Uniform Commercial Code), Term Priority Collateral and (ii) in the event of any liquidation of the ABL Priority Collateral (or any other Exercise of Any Secured Creditor Remedies by the ABL Agent or any representatives designated by the ABL Agent (including any ABL Borrower or ABL Guarantor) acting with the consent or on behalf of the ABL Agent), use the Term Priority Collateral (including without limitation, Equipment, Fixtures, Intellectual Property, General Intangibles and Real Estate) (A) in the case of Term Priority Collateral other than Intellectual Property, until the date that is 120 days after the commencement of such liquidation of the ABL Priority Collateral or Exercise of Any Secured Creditor Remedies, as the case may be, and (B) in the case of Intellectual Property until the liquidation of such ABL Collateral is completed, non-exclusively, royalty free and without other costs, expenses or charges, in the case of each of (i) and (ii), (x) for the limited purposes of assembling, inspecting, copying or downloading information stored on, taking actions to perfect its Lien on, completing a production run of inventory involving, taking possession of, moving, preparing and advertising for sale, selling, liquidating (by public auction, private sale or a “store closing”, “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business, which sale may include augmented inventory of the same type sole in the ABL Borrowers’ and ABL Guarantors’ business), storing or otherwise dealing with, or to Exercise Any Secured Creditor Remedies with respect to, the ABL Priority Collateral (collectively, “ABL Permitted Access Purposes”) and (y) without notice to,

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the involvement of or interference by any Term Secured Party or liability to any Term Secured Party.  In the event that any ABL Secured Party has commenced and is continuing to Exercise Any Secured Creditor Remedies with respect to any ABL Priority Collateral, the Term Agent may not sell, assign or otherwise transfer the related Term Priority Collateral prior to the expiration of the 120-day period commencing on the date such Secured Party begins to Exercise Any Secured Creditor Remedies, unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.6.  If any stay or other order that prohibits the ABL Agent and other ABL Secured Parties from commencing and continuing to Exercise Any Secured Creditor Remedies with respect to ABL Priority Collateral has been entered by a court of competent jurisdiction, such 120-day period shall be tolled during the pendency of any such stay or other order.  The ABL Agent and the ABL Secured parties shall not be obligated to pay any amounts to the Term Agent or the Term Secured Parties (or any Person claiming by, through or under the Term Secured Parties, including any purchaser of the Term Priority Collateral) or to the ABL Borrowers and ABL Guarantors, for or in respect of the use by the ABL Agent and the ABL Secured Parties of the Term Priority Collateral in accordance with this Section and none of the ABL Agent or the ABL Secured Parties shall be obligated to secure, protect, insure or repair any such Term Priority Collateral (other than for damages caused by the ABL Agent, the ABL Secured Parties or other respective employees, agents and representatives).

(b)       The Term Agent and the other Term Secured Parties shall use commercially reasonable efforts to not hinder or obstruct the ABL Agent and the other ABL Secured Parties from exercising the ABL Permitted Access Right.

(c)       Subject to the terms hereof, the Term Agent may advertise and conduct public auctions or private sales of the Term Priority Collateral without notice (except as required herein or by applicable law) to, the involvement of or interference by any ABL Secured Party or liability to any ABL Secured Party.

Section 3.7               Agreement Regarding Mortgages.  The ABL Agent agrees, for and on behalf of itself and the ABL Lenders, that all mortgages, deeds of trust, deeds and similar instruments (collectively, “mortgages”) now or thereafter filed against real property in favor of or for the benefit of the ABL Agent shall be in form satisfactory to the Term Agent and shall contain the following notation:  “The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to JPMorgan Chase Bank, N.A., as Term Agent, and its successors and assigns, in such property, in accordance with the provisions of the Intercreditor Agreement dated as of October 9, 2007 among JPMorgan Chase Bank, N.A., as ABL Agent and JPMorgan Chase Bank, N.A., as Term Agent, as amended from time to time.”

ARTICLE 4
APPLICATION OF PROCEEDS

Section 4.1               Application of Proceeds.

(a)       Revolving Nature of ABL Obligations.  The Term Agent, for and on behalf of itself and the Term Lenders, expressly acknowledges and agrees that (i) any ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the

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ABL Agent and the ABL Lenders will apply payments and make advances thereunder, and that no application of any Payment Collateral or Cash Collateral or the release of any Lien by the ABL Agent upon any portion of the Collateral in connection with a permitted disposition under any ABL Credit Agreement shall constitute the Exercise of Secured Creditor Remedies under this Agreement; (ii) the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Term Secured Parties and without affecting the provisions hereof; and (iii) all Payment Collateral or Cash Collateral received by the ABL Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Obligations at any time; provided, however, that from and after the date on which the ABL Agent (or any ABL Lender) commences the Exercise of Any Secured Creditor Remedies (other than, prior to the acceleration of any of the Term Obligations, the exercise of its rights in accordance with Section 7.02 of the Original ABL Credit Agreement or any similar provision of any other ABL Credit Agreement), all amounts received by the ABL Agent or any ABL Lender shall be applied as specified in this Section 4.1.  The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Term Obligations, or any portion thereof.

(b)       Application of Proceeds of ABL Priority Collateral.  The ABL Agent and the Term Agent hereby agree that all ABL Priority Collateral, and all ABL Priority Proceeds thereof, received by either of them in connection with any Exercise of Secured Creditor Remedies with respect to ABL Priority Collateral shall be applied, first, to the payment of costs and expenses of the ABL Agent in connection with such Exercise of Secured Creditor Remedies,

second, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations (other than contingent indemnity obligations with respect to then unasserted claims) shall have occurred, third, to the payment, on a pro rata basis, of the Term Obligations (other than contingent indemnity obligations with respect to then unasserted claims), and fourth, the balance, if any, to the Credit Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct;

provided that in the event the Term Agent receives, in connection with an Insolvency Proceeding, any Proceeds of any ABL Priority Collateral and the Lien granted in favor of the ABL Agent or the ABL Lenders in respect of such ABL Priority Collateral has been voided, avoided or otherwise invalidated by a court of competent jurisdiction and the provisions of Section 5.3 would not be effective, then such Proceeds received by the Term Agent with respect to the ABL Priority Collateral shall be applied to the extent permitted by applicable law, to the payment, on a pro rata basis, of the Term Obligations in accordance with the Term Documents until the Discharge of the Term Obligations shall have occurred.

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(c)       Application of Proceeds of Term Priority Collateral.  The ABL Agent and the Term Agent hereby agree that all Term Priority Collateral, and all Term Priority Proceeds thereof, received by either of them in connection with any Exercise of Secured Creditor Remedies with respect to Term Priority Collateral shall be applied, first, to the payment of costs and expenses of the Term Agent in connection with such Exercise of Secured Creditor Remedies,

second, to the payment, on a pro rata basis, of the Term Obligations in accordance with the Term Documents until the Discharge of Term Obligations shall have occurred (other than contingent indemnity obligations with respect to then unasserted claims), third, to the payment of the ABL Obligations (other than contingent indemnity obligations with respect to then unasserted claims); and

fourth, the balance, if any, to the Credit Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct;

provided that in the event the ABL Agent receives, in connection with an Insolvency Proceeding, any Proceeds of any Term Priority Collateral and the Lien granted in favor of the Term Agent or the Term Lenders in respect of such Term Priority Collateral has been voided, avoided or otherwise invalidated by a court of competent jurisdiction and the provisions of Section 5.3 would not be effective, then such Proceeds received by the ABL Agent with respect to the Term Priority Collateral as a result of such defect shall be applied to the extent permitted by applicable law, to the payment, on a pro rata basis, of the ABL Obligations in accordance with the ABL Documents until the Discharge of the ABL Obligations shall have occurred.

(d)       Limited Obligation or Liability.  In exercising remedies, whether as a secured creditor or otherwise, the ABL Agent shall have no obligation or liability to the Term Agent or to any Term Lender, and the Term Agent shall have no obligation or liability to the ABL Agent or any ABL Lender, regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement so long as such exercise of remedies is conducted in a commercially reasonable manner, in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

(e)       Turnover of Cash Collateral After Discharge.  Upon the Discharge of ABL Obligations, the ABL Agent shall (at the ABL Borrowers’ expense) deliver to the Term Agent or shall execute such documents as the Term Agent may reasonably request to enable the Term Agent to have control over any Cash Collateral or Control Collateral still in the ABL Agent’s possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.  Upon the Discharge of Term Obligations, the Term Agent shall (at the Term Borrower’s expense) deliver to the ABL Agent or shall execute such documents as the ABL Agent may reasonably request to enable the ABL Agent to have control over any Cash Collateral or Control Collateral still in the Term Agent’s possession, custody or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

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Section 4.2               Specific Performance.  Each of the ABL Agent and the Term Agent is hereby authorized to demand specific performance of this Agreement, whether or not any Borrower or any Guarantor shall have complied with any of the provisions of any of the Credit Documents, at any time when the other Party shall have failed to comply with any of the provisions of this Agreement applicable to it.  Each of the ABL Agent, for and on behalf of itself and the ABL Lenders, and the Term Agent, for and on behalf of itself and the Term Lenders, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

ARTICLE 5
INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

Section 5.1               Notice of Acceptance and Other Waivers.

(a)       All ABL Obligations at any time made or incurred by any Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the Term Agent, on behalf of itself and the Term Lenders, hereby waives notice of acceptance, or proof of reliance by the ABL Agent or any ABL Lender of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations.  All Term Obligations at any time made or incurred by any Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the ABL Agent, on behalf of itself and the ABL Lenders, hereby waives notice of acceptance, or proof of reliance, by the Term Agent or any Term Lender of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Term Obligations.

(b)       None of the ABL Agent, any ABL Lender, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable to the Term Agent, any Term Lender, or any of their respective Affiliates for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement.  If the ABL Agent or any ABL Lender honors (or fails to honor) a request by any Borrower for an extension of credit pursuant to any ABL Credit Agreement or any of the other ABL Documents, whether the ABL Agent or any ABL Lender has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any Term Credit Agreement or any other Term Document (but not a default under this Agreement) or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the ABL Agent or any ABL Lender otherwise should exercise any of its contractual rights or remedies under any ABL Documents (subject to the express terms and conditions hereof), neither the ABL Agent nor any ABL Lender shall have any liability whatsoever to the Term Agent or any Term Lender as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement).  The ABL Agent and the ABL Lenders shall be entitled to manage and supervise their loans and extensions of credit under any ABL Credit Agreement and any of the other ABL Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the Term Agent or any of

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the Term Lenders have in the Collateral, except as otherwise expressly set forth in this Agreement.  The Term Agent, on behalf of itself and the Term Lenders, agrees that neither the ABL Agent nor any ABL Lender shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the ABL Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

(c)       None of the Term Agent, any Term Lender or any of their respective Affiliates, directors, officers, employees, or agents shall be liable to the ABL Agent, any ABL Lender, or any of their respective Affiliates for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement.  If the Term Agent or any Term Lender honors (or fails to honor) a request by any Borrower for an extension of credit pursuant to any Term Credit Agreement or any of the other Term Documents, whether the Term Agent or any Term Lender has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any ABL Credit Agreement or any other ABL Document (but not a default under this Agreement) or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the Term Agent or any Term Lender otherwise should exercise any of its contractual rights or remedies under the Term Documents (subject to the express terms and conditions hereof), neither the Term Agent nor any Term Lender shall have any liability whatsoever to the ABL Agent or any ABL Lender as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement).  The Term Agent and the Term Lenders shall be entitled to manage and supervise their loans and extensions of credit under the Term Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the ABL Agent or any ABL Lender has in the Collateral, except as otherwise expressly set forth in this Agreement.  The ABL Agent, on behalf of itself and the ABL Lenders, agrees that none of the Term Agent or the Term Lenders shall incur any liability as a result of a sale, lease, license, application, or other disposition of the Collateral or any part or Proceeds thereof, pursuant to the Term Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

Section 5.2               Modifications to ABL Documents and Term Documents.

(a)       The Term Agent, on behalf of itself and the Term Lenders, hereby agrees that, without affecting the obligations of the Term Agent and the Term Lenders hereunder, the ABL Agent and the ABL Lenders may, at any time and from time to time, in their sole discretion without the consent of or notice to the Term Agent or any Term Lender (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the Term Agent or any Term Lender or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the ABL Documents in any manner whatsoever, including, without limitation, to:

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(i)        change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the ABL Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the ABL Obligations or any of the ABL Documents;

(ii)       retain or obtain a Lien on any Property of any Person to secure any of the ABL Obligations, and in connection therewith to enter into any additional ABL Documents;

(iii)      amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the ABL Obligations;

(iv)      release its Lien on any Collateral or other Property;

(v)       exercise or refrain from exercising any rights against any Borrower, any Guarantor, or any other Person;

(vi)      retain or obtain the primary or secondary obligation of any other Person with respect to any of the ABL Obligations; and

(vii)     otherwise manage and supervise the ABL Obligations as the ABL Agent shall deem appropriate.

(b)       The ABL Agent, on behalf of itself and the ABL Lenders, hereby agrees that, without affecting the obligations of the ABL Agent and the ABL Lenders hereunder, the Term Agent and the Term Lenders may, at any time and from time to time, in their sole discretion without the consent of or notice to the ABL Agent or any ABL Lender (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the ABL Agent or any ABL Lender or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Term Documents in any manner whatsoever, including, without limitation, to:

(i)        change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the Term Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Term Obligations or any of the Term Documents;

(ii)       retain or obtain a Lien on any Property of any Person to secure any of the Term Obligations, and in connection therewith to enter into any additional Term Documents;

(iii)      amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Term Obligations;

(iv)      release its Lien on any Collateral or other Property;

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(v)       exercise or refrain from exercising any rights against any Borrower, any Guarantor, or any other Person;

(vi)      retain or obtain the primary or secondary obligation of any other Person with respect to any of the Term Obligations; and

(vii)     otherwise manage and supervise the Term Obligations as the Term Agent shall deem appropriate.

(c)       The ABL Obligations and the Term Obligations may be refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the refinancing transaction under any ABL Document or any Term Document) of the ABL Agent, the ABL Lenders, the Term Agent or the Term Lenders, as the case may be, all without affecting the Lien Priorities provided for herein or the other provisions hereof, provided, however, that the holders of such refinancing Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the ABL Agent or the Term Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the ABL Agent or the Term Agent, as the case may be, and any such refinancing transaction shall be in accordance with any applicable provisions of both the ABL Documents and the Term Documents.

Section 5.3               Reinstatement and Continuation of Agreement.

(a)       If the ABL Agent or any ABL Lender is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Borrower, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the ABL Obligations (an “ABL Recovery”), then the ABL Obligations shall be reinstated to the extent of such ABL Recovery.  If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect in the event of such ABL Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement.  All rights, interests, agreements, and obligations of the ABL Agent, the Term Agent, the ABL Lenders, and the Term Lenders under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Borrower or any Guarantor in respect of the ABL Obligations or the Term Obligations.  No priority or right of the ABL Agent or any ABL Lender shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the ABL Documents, regardless of any knowledge thereof which the ABL Agent or any ABL Lender may have.

(b)       If the Term Agent or any Term Lender is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Borrower, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the Term Obligations (a “Term Recovery”), then the Term Obligations shall be reinstated to the

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extent of such Term Recovery.  If this Agreement shall have been terminated prior to such Term Recovery, this Agreement shall be reinstated in full force and effect in the event of such Term Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement.  All rights, interests, agreements, and obligations of the ABL Agent, the Term Agent, the ABL Lenders, and the Term Lenders under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Borrower or any Guarantor in respect of the ABL Obligations or the Term Obligations.  No priority or right of the Term Agent or any Term Lender shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the Term Documents, regardless of any knowledge thereof which the Term Agent or any Term Lender may have.

ARTICLE 6
INSOLVENCY PROCEEDINGS

Section 6.1               DIP Financing.

(a)       If any Borrower or any Guarantor shall be subject to any Insolvency Proceeding in the United States at any time prior to the Discharge of ABL Obligations, and the ABL Agent or the ABL Lenders shall seek to provide any Borrower or any Guarantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral under Section 363 of the Bankruptcy Code (each, a “DIP Financing”), with such DIP Financing to be secured by all or any portion of the ABL Priority Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be ABL Priority Collateral) (it being understood that the ABL Agent and the ABL Secured Parties shall not propose any DIP Financing with respect to the Term Priority Collateral in competition with the Term Agent and the Term Secured Parties without the consent of the Term Agent), then the Term Agent, on behalf of itself and the Term Lenders, agrees that it will raise no objection and will not support any objection to such DIP Financing or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the Term Agent securing the Term Obligations or on any other grounds (and will not request any adequate protection solely as a result of such DIP Financing), so long as (i) the Term Agent retains its Lien on the Collateral to secure the Term Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the Term Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien on Term Priority Collateral securing such DIP Financing is junior and subordinate to the Lien of the Term Agent on the Term Priority Collateral, (ii) all Liens on ABL Priority Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the ABL Agent and the ABL Lenders securing the ABL Obligations on ABL Priority Collateral and (iii) if the ABL Agent receives an adequate protection Lien on post-petition assets of the debtor to secure the ABL Obligations, the Term Agent also may seek to obtain an adequate protection Lien on such post-petition assets of the debtor to secure the Term Obligations, provided that (x) such Liens in favor of the ABL Agent and the Term Agent shall be subject to the provisions of Section 6.1(c) hereof

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and (y) the foregoing provisions of this Section 6.1(a) shall not prevent the Term Agent and the Term Lenders from objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization.

(b)       If any Borrower or any Guarantor shall be subject to any Insolvency Proceeding in the United States at any time prior to the Discharge of Term Obligations, and the Term Agent or the Term Lenders shall seek to provide any Borrower or any Guarantor with, or consent to a third party providing, any DIP Financing, with such DIP Financing to be secured by all or any portion of the Term Priority Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be Term Priority Collateral) (it being understood that the Term Agent and the Term Secured Parties shall not propose any DIP Financing with respect to the ABL Priority Collateral in competition with the ABL Agent and the ABL Secured Parties without the consent of the ABL Agent), then the ABL Agent, on behalf of itself and the ABL Lenders, agrees that it will raise no objection and will not support any objection to such DIP Financing or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the ABL Agent securing the ABL Obligations or on any other grounds (and will not request any adequate protection solely as a result of such DIP Financing), so long as (i) the ABL Agent retains its Lien on the Collateral to secure the ABL Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the ABL Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien on ABL Priority Collateral securing such DIP Financing is junior and subordinate to the Lien of the ABL Agent on the ABL Priority Collateral, (ii) all Liens on Term Priority Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the Term Agent and the Term Lenders securing the Term Obligations on Term Priority Collateral and (iii) if the Term Agent receives an adequate protection Lien on post-petition assets of the debtor to secure the Term Obligations, the ABL Agent also may seek to obtain an adequate protection Lien on such post-petition assets of the debtor to secure the ABL Obligations, provided that (x) such Liens in favor of the Term Agent and the ABL Agent shall be subject to the provisions of Section 6.1(c) hereof and (y) the foregoing provisions of this Section 6.1(b) shall not prevent the ABL Agent and the ABL Lenders from objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization.

(c)       All Liens granted to the ABL Agent or the Term Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

Section 6.2            Relief From Stay.  Until the Discharge of ABL Obligations has occurred, the Term Agent, on behalf of itself and the Term Lenders, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the ABL Priority Collateral without the ABL Agent’s express written consent.  Until the Discharge of Term Obligations has occurred, the ABL Agent, on behalf of itself and the ABL Lenders, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Term Priority Collateral without the Term Agent’s express written consent.  In addition, neither the Term Agent nor the ABL Agent shall seek any relief from the automatic stay with respect to any Collateral without providing seven (7) business days’

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prior written notice to the other, unless such period is agreed by both the ABL Agent and the Term Agent to be modified or unless the ABL Agent or the Term Agent, as applicable, makes a good faith determination that either (A) the ABL Priority Collateral or the Term Priority Collateral, as applicable, will decline speedily in value, or (B) the failure to take any action will have a reasonable likelihood of endangering the ABL Agent’s or the Term Agent’s ability to realize upon its Collateral.

Section 6.3            No Contest.  The Term Agent, on behalf of itself and the Term Lenders, agrees that, prior to the Discharge of ABL Obligations, none of them shall contest (or support any other Person contesting) (a) any request by the ABL Agent or any ABL Lender for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(b) above), or (b) any objection by the ABL Agent or any ABL Lender to any motion, relief, action, or proceeding based on a claim by the ABL Agent or any ABL Lender that its interests in the Collateral (unless in contravention of Section 6.1(b) above) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the ABL Agent as adequate protection of its interests are subject to this Agreement.  The ABL Agent, on behalf of itself and the ABL Lenders, agrees that, prior to the Discharge of Term Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the Term Agent or any Term Lender for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(a) above), or (ii) any objection by the Term Agent or any Term Lender to any motion, relief, action or proceeding based on a claim by the Term Agent or any Term Lender that its interests in the Collateral (unless in contravention of Section 6.1(a) above) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the Term Agent as adequate protection of its interests are subject to this Agreement.

Section 6.4            Asset Sales.  The Term Agent agrees, on behalf of itself and the Term Lenders, that it will not oppose any sale consented to by the ABL Agent of any ABL Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) so long as the proceeds of such sale are applied in accordance with this Agreement.  The ABL Agent agrees, on behalf of itself and the ABL Lenders, that it will not oppose any sale consented to by the Term Agent of any Term Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) so long as the proceeds of such sale are applied in accordance with this Agreement.  If such sale of Collateral includes both ABL Priority Collateral and Term Priority Collateral and the Parties are unable after negotiating in good faith to agree on the allocation of the purchase price between the ABL Priority Collateral and Term Priority Collateral, either Party may apply to the court in such Insolvency Proceeding to make a determination of such allocation, and the court’s determination shall be binding upon the Parties.

Section 6.5            Separate Grants of Security and Separate Classification.  Each Term Lender, the Term Agent, each ABL Lender and the ABL Agent acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Security Documents and the Term Security Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Term Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding.  To further effectuate the intent of the parties as provided in the

30

immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Term Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Secured Parties and the Term Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligation claims and Term Obligation claims against the Credit Parties (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Term Priority Collateral is sufficient (for this purpose ignoring all other claims held by the Secured Parties), the ABL Secured Parties or the Term Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from each pool of Priority Collateral for the satisfaction of each of the applicable ABL Obligation claims and the applicable Term Obligation claims, respectively, before any distribution is made in respect of the other claims held by the Secured Parties, with the Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries).

Section 6.6            Enforceability.  The provisions of this Agreement are intended to be and shall be enforceable under Section 510(a) of the Bankruptcy Code.

Section 6.7            ABL Obligations Unconditional.  All rights of the ABL Agent hereunder, and all agreements and obligations of the Term Agent and the Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

(i)        any lack of validity or enforceability of any ABL Document;

(ii)       any change in the time, place or manner of payment of, or in any other term of, all or any portion of the ABL Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any ABL Document;

(iii)      any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the ABL Obligations or any guarantee or guaranty thereof; or

(iv)      any other circumstances that otherwise might constitute a defense (other than payment in full of the ABL Obligations) available to, or a discharge of, any Credit Party in respect of the ABL Obligations, or of any of the Term Agent or any Credit Party, to the extent applicable, in respect of this Agreement.

Section 6.8            Term Obligations Unconditional.  All rights of the Term Agent hereunder, all agreements and obligations of the ABL Agent and the Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

(i)        any lack of validity or enforceability of any Term Document;

31

(ii)       any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Term Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Term Document;

(iii)      any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral, or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the Term Obligations or any guarantee or guaranty thereof; or

(iv)      any other circumstances that otherwise might constitute a defense (other than payment in full of the Term Obligations) available to, or a discharge of, any Credit Party in respect of the Term Obligations, or of any of the ABL Agent or any Credit Party, to the extent applicable, in respect of this Agreement.

Section 6.9            Adequate Protection.  Except to the extent expressly provided in Sections 6.1 and 6.3, nothing in this Agreement shall limit the rights of the ABL Agent and the ABL Lenders, on the one hand, and the Term Agent and the Term Lenders, on the other hand, from seeking or requesting adequate protection with respect to their respective interests in the applicable Collateral in any Insolvency Proceeding, including adequate protection in the form of a cash payment, periodic cash payments, cash payments of interest, additional collateral or otherwise; provided that (a) in the event that the ABL Agent, on behalf of itself or any of the ABL Lenders, seeks or requests adequate protection in respect of the ABL Obligations and such adequate protection is granted in the form of additional collateral comprising assets of the type of assets that constitute Term Priority Collateral, then the ABL Agent, on behalf of itself and each of the ABL Lenders, agrees that the Term Agent shall have the right to seek or request a senior Lien on such collateral as security for the Term Obligations and that any Lien on such collateral securing the ABL Obligations shall be subordinate to the Lien on such collateral securing the Term Obligations and (b) in the event that the Term Agent, on behalf of itself or any of the Term Lenders, seeks or requests adequate protection in respect of the Term Obligations and such adequate protection is granted in the form of additional collateral comprising assets of the type of assets that constitute ABL Priority Collateral, then the Term Agent, on behalf of itself and each of the Term Lenders, agrees that the ABL Agent shall have the right to seek or request a senior Lien on such collateral as security for the ABL Obligations and that any Lien on such collateral securing the Term Obligations shall be subordinate to the Lien on such collateral securing the ABL Obligations.

ARTICLE 7
MISCELLANEOUS

Section 7.1               Rights of Subrogation.  The Term Agent, for and on behalf of itself and the Term Lenders, agrees that no payment to the ABL Agent or any ABL Lender pursuant to the provisions of this Agreement shall entitle the Term Agent or any Term Lender to exercise any rights of subrogation in respect thereof until the Discharge of ABL Obligations shall have occurred.  Following the Discharge of ABL Obligations, the ABL Agent agrees to execute such documents, agreements, and instruments as the Term Agent or any Term Lender may

32

reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent are paid by such Person upon request for payment thereof.  The ABL Agent, for and on behalf of itself and the ABL Lenders, agrees that no payment to the Term Agent or any Term Lender pursuant to the provisions of this Agreement shall entitle the ABL Agent or any ABL Lender to exercise any rights of subrogation in respect thereof until the Discharge of Term Obligations shall have occurred.  Following the Discharge of Term Obligations, the Term Agent agrees to execute such documents, agreements, and instruments as the ABL Agent or any ABL Lender may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term Obligations resulting from payments to the Term Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Term Agent are paid by such Person upon request for payment thereof.

Section 7.2               Further Assurances.  The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Agent or the Term Agent to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.2.

Section 7.3               Representations.  The Term Agent represents and warrants to the ABL Agent that it has the requisite power and authority under the Term Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Term Lenders and that this Agreement shall be a binding obligation of the Term Agent and the Term Lenders, enforceable against the Term Agent and the Term Lenders in accordance with its terms.  The ABL Agent represents and warrants to the Term Agent that it has the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the ABL Lenders and that this Agreement shall be a binding obligation of the ABL Agent and the ABL Lenders, enforceable against the ABL Agent and the ABL Lenders in accordance with its terms.

Section 7.4               Amendments.  No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by the Term Agent and the ABL Agent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.5               Addresses for Notices.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in

33

writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed).  For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

ABL Agent:	JPMorgan Chase Bank, N.A.
270 Park Avenue
New York, New York 10017
Attention: Barry Bergman

Term Agent:	JPMorgan Chase Bank, N.A.
270 Park Avenue
New York, New York 10017
Attention: Barry Bergman

Section 7.6               No Waiver, Remedies.  No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.7               Continuing Agreement, Transfer of Secured Obligations.  This Agreement is a continuing agreement and shall (a) remain in full force and effect until the Discharge of ABL Obligations and the Discharge of Term Obligations shall have occurred, (b) be binding upon the Parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns.  Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral.  All references to any Credit Party shall include any Credit Party as debtor-in-possession and any receiver or trustee for such Credit Party in any Insolvency Proceeding.  Without limiting the generality of the foregoing clause (c), the ABL Agent, any ABL Lender, the Term Agent, or any Term Lender may assign or otherwise transfer all or any portion of the ABL Obligations or the Term Obligations, as applicable, to any other Person (other than any Borrower, any Guarantor or any Affiliate of any Borrower or any Guarantor (except as provided in the ABL Credit Agreement or the Term Credit Agreement) and any Subsidiary of any Borrower or any Guarantor), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the ABL Agent, the Term Agent, any ABL Lender, or any Term Lender, as the case may be, herein or otherwise.  The ABL Secured Parties and the Term Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Credit Party on the faith hereof.

Section 7.8               Governing Law: Entire Agreement.  The validity, performance, and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  This Agreement constitutes the entire agreement and

34

understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 7.9               Counterparts.  This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

Section 7.10             No Third Party Beneficiaries.  This Agreement is solely for the benefit of the ABL Agent, ABL Lenders, Term Agent and Term Lenders.  No other Person (including any Borrower, any Guarantor or any Affiliate of any Borrower or any Guarantor, or any Subsidiary of any Borrower or any Guarantor) shall be deemed to be a third party beneficiary of this Agreement.

Section 7.11             Headings.  The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 7.12             Severability.  If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement.

Section 7.13             Attorneys Fees.  The Parties agree that if any dispute, arbitration, litigation, or other proceeding is brought with respect to the enforcement of this Agreement or any provision hereof, the prevailing party in such dispute, arbitration, litigation, or other proceeding shall be entitled to recover its reasonable attorneys’ fees and all other costs and expenses incurred in the enforcement of this Agreement, irrespective of whether suit is brought and whether incurred before or after judgment.

Section 7.14             VENUE; JURY TRIAL WAIVER.

(a)       EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT

35

THAT ANY ABL SECURED PARTY OR ANY TERM SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY ABL DOCUMENTS AGAINST ANY CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)       EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c)       EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.5.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 7.15             Intercreditor Agreement.  This Agreement is the Intercreditor Agreement referred to in the Original ABL Credit Agreement and the Original Term Credit Agreement.  Nothing in this Agreement shall be deemed to subordinate the obligations due (i) to any ABL Secured Party to the obligations due to any Term Secured Party or (ii) to any Term Secured Party to the obligations due to any ABL Secured Party, in each case whether before or after the occurrence of an Insolvency Proceeding, it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness.

Section 7.16             No Warranties or Liability.  The Term Agent and the ABL Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or any Term Document.  Except as otherwise provided in this Agreement, the Term Agent and the ABL Agent will be entitled to manage and supervise their respective extensions of credit to any Credit Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

Section 7.17             Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Term Document, the provisions of this Agreement shall govern.

Section 7.18             Information Concerning Financial Condition of the Credit Parties.  Each of the Term Agent and the ABL Agent hereby assume responsibility for keeping itself informed of the financial condition of the Credit Parties and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Obligations.  The Term Agent and the ABL Agent hereby agree that no party shall have any duty to advise any other party of

36

information known to it regarding such condition or any such circumstances.  In the event the Term Agent or the ABL Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, (a) it shall be under no obligation (i) to provide any such information to such other party or any other party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, (b) it makes no representation as to the accuracy or completeness of any such information and (c) the party receiving such information hereby indemnifies and holds harmless the other party from and against any and all losses, claims, damages, liabilities and expenses to which such receiving party may become subject arising out of or in connection with the use of such information.

[Signature pages follow]

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IN WITNESS WHEREOF, the ABL Agent, for and on behalf of itself and the ABL Lenders, and the Term Agent, for and on behalf of itself and the Term Lenders, have caused this Agreement to be duly executed and delivered as of the date first above written.

JPMORGAN CHASE BANK, N.A., in its capacity as the ABL Agent

By:	/s/ Thomas H. Kozlark
Name:	Thomas H. Kozlark
Title:	Executive Director

JPMORGAN CHASE BANK, N.A., in its capacity as the Term Agent

By:	/s/ Thomas H. Kozlark
Name:	Thomas H. Kozlark
Title:	Executive Director

[Signature Page — Intercreditor Agreement]

ACKNOWLEDGMENT

Each Borrower and each Guarantor hereby acknowledges that it has received a copy of this Agreement and consents thereto, agrees to recognize all rights granted thereby to the ABL Agent, the ABL Lenders, the Term Agent, and the Term Lenders and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement. Each Borrower and each Guarantor further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under this Agreement and that the ABL Documents and Term Documents remain in full force and effect as written.

VH MERGERSUB, INC.

By:	/s/ John Tudor
Name: John Tudor
Title: Vice President

GUITAR CENTER, INC.

By:	/s/ Leland Smith
Name: Leland Smith
Title: Executive VP of Corporate Development, General Counsel and Secretary

MUSICIAN’S FRIEND, INC.

By:	/s/ Leland Smith
Name: Leland Smith
Title: Executive Vice President, General Counsel and Secretary

GUITAR CENTER STORES, INC.

By:	/s/ Leland Smith
Name: Leland Smith
Title: Executive VP of Corporate Development, General Counsel and Secretary

[Signature Page — Intercreditor Agreement]

GUITAR CENTER HOLDINGS, INC.

By:	/s/ John Tudor
Name: John Tudor
Title: Vice President

GUITAR CENTER GIFT CARD COMPANY, LLC

By:	/s/ Leland Smith
Name: Leland Smith
Title: Executive Vice President, General Counsel and Secretary

HARMONY CENTRAL GROUP, LLC

By:	/s/ Leland Smith
Name: Leland Smith
Title: Executive VP of Corporate Development, General Counsel and Secretary

[Signature Page — Intercreditor Agreement]

Schedule 1.1(a)
Lenders and Commitments

Lender	Revolving Loan Commitment
JPMorgan Chase Bank, N.A.	$375,000,000
TOTAL	$375,000,000

Schedule 1.1(b)
Business Segments

1.             Tunecore

2.             GC Studios

3.             Harmony Central

Schedule 2.18(a)
Credit Card Arrangements

Guitar Center, Inc. Processor	Type of Arrangement	Contact
Chase Merchant Services	Credit Card / Payment Processor	Jim Torres
Director, National Rel Manager
(954) 375-5459
jim.torres@chasepaymentech.com

American Express	Credit Card / Payment Processor	June Conrad
National Accounts Manager
(800) 697-7353
june.conrad@aexp.com

Discover	Credit Card / Payment Processor	Ira Simpson
National Accounts
(800) 229-0058
irasimpson@discoverfinancial.com

HSBC	Private Label Card	Chris Mangold
Account Executive
(503) 524-3342
chris.x.mangold@us.hsc.com

Schedule 2.18(b)
Blocked Accounts

Blocked accounts

Owner	Contact Information	Account Number	Purpose
Guitar Center, Inc.	Wells Fargo 6001 Topanga Blvd., #205 Woodland Hills, CA 91367 Attn. Grier Ross	4375679289	Depository
Guitar Center, Inc.	Wells Fargo 6001 Topanga Blvd., #205 Woodland Hills, CA 91367 Attn. Grier Ross	4629103789	Operating/Concentration
Guitar Center Stores, Inc.	Wells Fargo 6001 Topanga Blvd., #205 Woodland Hills, CA 91367 Attn. Grier Ross	4121539316	Concentration/Depository & ZBA
Guitar Center Stores, Inc.	Wells Fargo 6001 Topanga Blvd., #205 Woodland Hills, CA 91367 Attn. Grier Ross	4121539340	Depository-ZBA
Guitar Center Stores, Inc.	Bank of America 4 North Main Street West Hartford, CT 06107 Attn. Robert Saracino	003344714319	Depository/Depository Plus
Guitar Center Stores, Inc.	Wachovia Corporation 316 Broad Street, SC1000 Charleston, SC 29401 Attn. Rob Kendrick	2000013949318	Depository
Guitar Center Stores, Inc.	Fifth Third Bank 1850 Bassett Street, Suite 109 Denver, CO 80202 Attn. Jennifer Poindexter	9990200769	Depository/Composite

Owner	Contact Information	Account Number	Purpose
Musician’s Friend, Inc.	UMB Bank 6400 Independence Avenue Kansas City, MO 64125 Attn. Jon Henderson	9870579383	Depository
Musician’s Friend, Inc.	Wells Fargo 6001 Topanga Blvd., #205 Woodland Hills, CA 91367 Attn. Grier Ross	4375679339	Depository
Musician’s Friend, Inc.	Wells Fargo 6001 Topanga Blvd., #205 Woodland Hills, CA 91367 Attn. Grier Ross	4496795857	Concentration
Musician’s Friend, Inc.	Wells Fargo 6001 Topanga Blvd., #205 Woodland Hills, CA 91367 Attn. Grier Ross	4121488050	Concentration/Depository & ZBA
Guitar Center Stores, Inc.	Wells Fargo 6001 Topanga Blvd., #205 Woodland Hills, CA 91367 Attn. Grier Ross	4121320675	Depository
Guitar Center Stores, Inc.	Wells Fargo 6001 Topanga Blvd., #205 Woodland Hills, CA 91367 Attn. Grier Ross	4121320683	Concentration
Guitar Center Stores, Inc. d/b/a Music & Arts Centers	Wachovia Corporation 316 Broad Street, SC1000 Charleston, SC 29401 Attn. Rob Kendrick	2000004558048	Depository
Guitar Center Stores, Inc. d/b/a Music & Arts Centers	Fifth Third Bank 38 Fountain Square Plaza Cincinnati, OH 45202 Attn. Gary Losey	9990202971	Depository
Guitar Center Stores, Inc. d/b/a Music & Arts Centers	Bank of America 4 North Main Street West Hartford, CT 06107 Attn. Robert Saracino	006044502319	Concentration and Deposits

Schedule 3.01
Organization Information

Name	State/Province of Incorporation	Organization Type	Organizational Number	Federal Employer Identification Number
Guitar Center Holdings, Inc.	Delaware	Corporation	4376637	26-0843262
VH MergerSub, Inc.	Delaware	Corporation	4376643	N/A
Guitar Center, Inc.	Delaware	Corporation	2569725	95-460082
Guitar Center Stores, Inc.	Delaware	Corporation	3153691	95-4774340
Musician’s Friend, Inc.	Delaware	Corporation	2839744	93-1235414
Guitar Center Gift Card Company, LLC	Virginia	Limited Liability Company	S130087	N/A
GC Insurance Company, Inc.	Hawaii	Corporation	206327D1	20-0437067
Guitar Center Stores Canada Inc.	Ontario, Canada	Corporation	7218359	N/A
Musician’s Choice, Inc.	Delaware	Corporation	3117147	95-4771830
American Student Rental, Inc.	Maryland	Corporation	D05266358	52-2237109
Harmony Central Group, LLC	Delaware	Limited Liability Company	3962685	N/A

Schedule 3.05(b)
Intellectual Property

UNITED STATES PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	DESCRIPTION
None.

Applications:

OWNER	APPLICATION NUMBER	DESCRIPTION
None.

OTHER PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	DESCRIPTION
None.

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	DESCRIPTION
None.

UNITED STATES TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK
Guitar Center, Inc.	2360974	Acoustic Control
Guitar Center, Inc.	2470898	Acoustic

OWNER	REGISTRATION NUMBER	TRADEMARK
Guitar Center, Inc.	2309451	Acoustic
Guitar Center, Inc.	2294166	Acoustic
Guitar Center, Inc.	2312002	Acoustic
Guitar Center, Inc.	2312001	Acoustic
Guitar Center, Inc.	2580641	Acoustic
Guitar Center, Inc.	2519142	Acoustic
Guitar Center, Inc.	2309450	Acoustic
Guitar Center, Inc.	2326378	Acoustic
Musician’s Friend, Inc.	3158086	Adesso
Musician’s Friend, Inc.	3073117	AJ’s Pro Percussion (stylized and/or with design)
Musician’s Friend, Inc.	2711231	Allora
Guitar Center, Inc.	1,671,712	American Music
Guitar Center, Inc.	1,684,766	American Music
Guitar Center, Inc.	1,685,628	American Music
Guitar Center, Inc.	1,671,713	American Music (Design only - star and background)
Guitar Center, Inc.	2866155	American Student Rental
Musician’s Friend, Inc.	2980482	Arcolla CF
Musician’s Friend, Inc.	2,572,703	Axman
Musician’s Friend, Inc.	2913700	Baja (stylized and/or with design)
Musician’s Friend, Inc.	2689669	Bandl23
Musician’s Friend, Inc.	2680722	Band123
Musician’s Friend, Inc.	2789241	Bandnow (stylized and/or with design)
Musician’s Friend, Inc.	2577867	Bellafina
Guitar Center, Inc.	3,141,551	Black Label
Musician’s Friend, Inc.	2746794	Chicago Jazz Series
Musician’s Friend, Inc.	1318652	Design only
Guitar Center, Inc.	2,307,875	Digital Reference
Guitar Center, Inc.	3,296,826	Dr Pro
Musician’s Friend, Inc.	1867349	Drums in the Wind
Musician’s Friend, Inc.	2914943	Drumwind
Guitar Center, Inc.	003,068,209	Find your Voice
Musician’s Friend, Inc.	2819420	Florea (stylized and/or with design)
Guitar Center, Inc.	2,884,873	FretRest
Musician’s Friend, Inc.	1922887	Fullerton
Musician’s Friend, Inc.	3,261,383	Fullerton
Guitar Center, Inc.	3,213,513	GGiardinelli (new logo) (design mark/use in commerce)

OWNER	REGISTRATION NUMBER	TRADEMARK
Musician’s Friend, Inc.	3,202,210	GGiardinelli (new logo) (design mark/use in commerce)
Guitar Center, Inc.	3,227,898	Giardinelli (old logo) (design mark/use in commerce)
Musician’s Friend, Inc.	1318025	Grime Gutter
Guitar Center, Inc.	3,212,416	Guitarathon
Guitar Center, Inc.	2,280,874	Guitar Center
Guitar Center, Inc.	1,290,481	Guitar Center & Design (Disclaimer of “Guitar Center” apart from mark)
Guitar Center, Inc.	2,085,508	Guitar Center & Design (No Disclaimer of “Guitar Center” apart from mark)
Guitar Center, Inc.	2,810,188	Guitar Center’s Drum Off
Guitar Center, Inc.	2,810,186	Guitar Center’s Spinoff
Guitar Center, Inc.	3,053,666	Guitar drawing only
Musician’s Friend, Inc.	2802687	Guitarsl23.com
Musician’s Friend, Inc.	3,073,197	Harmony Central (word mark)
Musician’s Friend, Inc.	1107200	Jet-Tone
Musician’s Friend, Inc.	1654877	Jo-Ral (stylized and/or with design)
Musician’s Friend, Inc.	2542706	Karl Willhelm
Musician’s Friend, Inc.	3158209	Keytech (stylized and/or with design)
Guitar Center, Inc.	3,269,834	King of the Blues
Musician’s Friend, Inc.	2562681	Laser Trimmed
Musician’s Friend, Inc.	1692880	Lazer
Guitar Center, Inc.	2,831,584	Live Wire
Guitar Center, Inc.	3,234,366	Live Wire Solutions
Musician’s Friend, Inc.	1446299	Lyons
Musician’s Friend, Inc.	1276584	Lyons
Musician’s Friend, Inc.	1318653	Lyons (stylized and/or with design)
Musician’s Friend, Inc.	2813387	Misupply
Guitar Center, Inc.	3,129,275	Mitchell
Musician’s Friend, Inc.	2731573	Molto Presto
Musician’s Friend, Inc.	2627153	Musicl23.com (stylized and/or with design)
Musician’s Friend, Inc.	2387979	Musicl23.com
Guitar Center, Inc.	2868579	Music & Arts Centers

OWNER	REGISTRATION NUMBER	TRADEMARK
Guitar Center, Inc.	3,257,948	Music & Arts Centers (word mark)
Guitar Center, Inc.	2866149	Music & Arts Centers (design mark)
Musician’s Friend, Inc.	1,812,560	Musician’s Friend
Musician’s Friend, Inc.	2,412,387	Musician’s Friend
Musician’s Friend, Inc.	2,238,700	Musician’s Friend and Design
Musician’s Friend, Inc.	2,492,090	Musician’s friend.com and Design
Guitar Center, Inc.	3,163,994	Palomino
Musician’s Friend, Inc.	2942606	Play Now
Musician’s Friend, Inc.	2324958	Playtest
Guitar Center, Inc.	2,912,130	Proline
Musician’s Friend, Inc.	1682861	Ria Fine Saxophone & Clarinet Mouthpieces (stylized and/or with design)
Guitar Center, Inc.	3,159,452	Roadrunner
Guitar Center, Inc.	1576899	Rock Walk
Musician’s Friend, Inc.	2946523	Rockwind
Musician’s Friend, Inc.	2,247,491	Rogue and Design
Musician’s Friend, Inc.	2847715	Sheetmusicl23.com
Musician’s Friend, Inc.	2324957	Shopcheck
Musician’s Friend, Inc.	2936992	Silver Creek
Guitar Center, Inc.	3,246,321	Simmons
Guitar Center, Inc.	3041383	Sound Percussion
Guitar Center, Inc.	2932518	SPSound Percussion and design
Guitar Center, Inc.	3,093,672	Spectral
Guitar Center, Inc.	3,248,576	Stick Brick
Guitar Center, Inc.	3,111,814	The List
Guitar Center, Inc.	1,946,542	The Musician’s Choice
Musician’s Friend, Inc.	2980483	The String Centre (stylized and/or with design)
Musician’s Friend, Inc.	1927030	The Woodwind & The Brasswind
Musician’s Friend, Inc.	3007043	Valdesta
Musician’s Friend, Inc.	2822780	Verve (stylized and/or with design)
Guitar Center, Inc.	2,996,547	WWilliams
Musician’s Friend, Inc.	1804375	Wolfpak (stylized and/or with design)

Applications:

OWNER	APPLICATION NUMBER	TRADEMARK
Guitar Center, Inc.	77117514	Agazarian
Guitar Center, Inc.	77207548	Band Gear
Guitar Center, Inc.	78890400	Crumar
Guitar Center, Inc.	78890433	Delta Labs
Guitar Center, Inc.	77251498	DeltaLab (logo)
Guitar Center, Inc.	77262983	Drum Pads
Guitar Center, Inc.	77153729	Earth III
Musician’s Friend, Inc.	78783810	Echo Man
Guitar Center, Inc.	78543269	EssentialsPak
Guitar Center, Inc.	77253547	Etude
Musician’s Friend, Inc.	78783809	5TH Gear
Guitar Center, Inc.	77117702	Gain
Guitar Center, Inc.	77119436	Gaincentral
Guitar Center, Inc.	77181835	GC Studios
Guitar Center, Inc.	78903660	Giardinelli (word mark) (use in commerce)
Guitar Center, Inc.	78893172	Giardinelli (work mark) (intent to use basis)
Musician’s Friend, Inc.	78712559	Guitar Sale
Guitar Center, Inc.	78903541	Harbinger
Guitar Center, Inc.	77080663	Independence
Guitar Center, Inc.	77117443	Laguna
Guitar Center, Inc.	78674347	Lucero
Musician’s Friend, Inc.	78602010	Mainline
Musician’s Friend, Inc.	78602107	Mainline Audio
Guitar Center, Inc.	77144052	Make Noise
Musician’s Friend, Inc.	78783814	Metal Man
Guitar Center, Inc.	78890414	Multivox
Musician’s Friend, Inc.	78730891	Musical Sandbox
Guitar Center, Inc.	77144164	Music & Arts (horizontal)
Guitar Center, Inc.	77145665	Music & Arts (vertical)
Guitar Center, Inc.	77081037	Music & Arts Center (new logo - horizontal)
Guitar Center, Inc.	77081222	Music & Arts Center (new logo - vertical)

OWNER	APPLICATION NUMBER	TRADEMARK
Musician’s Friend, Inc.	78759285	Music As Easy As 123
Musician’s Friend, Inc.	78850445	Music Emporium
Guitar Center, Inc.	78928970	Ocean
Guitar Center, Inc.	77080228	Otto Benjamin
Guitar Center, Inc.	78889870	Polaris
Musician’s Friend, Inc.	78834541	Pro Player
Musician’s Friend, Inc.	78699383	Pulse
Guitar Center, Inc.	77117494	Raven
Musician’s Friend, Inc.	78783816	Razor Phaser
Guitar Center, Inc.	78797151	Road Kill
Guitar Center, Inc.	78741134	Rocketeer
Musician’s Friend, Inc.	78783812	Sheen Machine
Guitar Center, Inc.	77059144	Simmons (logo)
Guitar Center, Inc.	77117473	Socal Drums
Guitar Center, Inc.	78663615	SPSound Percussion and design
Guitar Center, Inc.	78650328	Sterling Audio (standard characters)
Guitar Center, Inc.	78785088	Sterling Audio (logo design)
Guitar Center, Inc.	77099900	Sticks & Stones
Guitar Center, Inc.	77080276	Strobel
Guitar Center, Inc.	78890454	Studio Master
Guitar Center, Inc.	78890481	Tangent
Guitar Center, Inc.	78889858	Tantrum
Musician’s Friend, Inc.	78648056	The Music Gear Garage
Guitar Center, Inc.	78836323	Tonecloth

OTHER TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	TRADEMARK
Guitar Center, Inc.	802293	Australia	Guitar Center & Design
Guitar Center, Inc.	869346	Australia	Guitar Center & Design
Guitar Center, Inc.	4114856	Japan	Guitar Center & Design
Guitar Center, Inc.	2068383	United Kingdom	Guitar Center & Design

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	TRADEMARK
Musician’s Choice, Inc.	2239958	European Community	Musician.com and Design
Musician’s Friend, Inc.	592327	Canada	Musician’s Friend
Guitar Center, Inc.	39617712	Germany	Guitar Center
Guitar Center, Inc.	888 069	International Register	Guitar Center (design mark)

		Protection claimed in:
		Netherland Antilles
		Switzerland
		Czech Republic
		Spain
		Finland
		France
		Greece
		Ireland
		Italy
		Democratic People’s
		Republic of Korea
		Republic of Korea
		Monaco
		Norway
		Portugal
		Sweden
		Singapore
		Turkey
Guitar Center, Inc.	889 590	International Register	Guitar Center (word mark)

		Protection claimed in:
		Netherland Antilles
		Switzerland
		Czech Republic
		Spain
		Finland
		France
		Greece
		Ireland
		Italy
		Democratic People’s
		Republic of Korea
		Republic of Korea
		Monaco
		Norway
		Portugal
		Sweden
		Singapore
		Turkey
Guitar Center, Inc.	885 493	International Register	Live Wire

		Protection claimed in:
		Germany
		Great Britain

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	TRADEMARK
Guitar Center, Inc.	885 494	International Register Protection claimed in: Germany Great Britain	Proline
Musician’s Friend, Inc.	885 949

International Register

Protection claimed in:
Netherland Antilles
Austria
Australia
Switzerland
Denmark
Spain
Finland
France
Greece
Ireland
Italy
Japan
Democratic People’s
Republic of Korea
Republic of Korea
Monaco
Norway
Portugal
Sweden
Singapore
Turkey

Musician’s Friend (word mark)
Guitar Center, Inc.	885 495	International Register Protection claimed in: Germany Great Britain	Fretrest
Guitar Center, Inc.	887 177	International Register Protection claimed in: Germany United Kingdom	Guitar Center (word mark)
Guitar Center, Inc.	828785	Australia	Musicl23.com
Guitar Center, Inc.	TMA591577	Canada	Musicl23.com
Guitar Center, Inc.	780228	Benelux	Woodwind & Brasswind
Guitar Center, Inc.	TMA671621	Canada	Woodwind & Brasswind

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	TRADEMARK
Guitar Center, Inc.	1,209,369	Canada	Guitar Center
Guitar Center, Inc.	1,209,381	Canada	Guitar Center and design
Musician’s Friend, Inc.	1,225,780	Canada	Musician.com and design
Musician’s Friend, Inc.	1,140,231	Canada	Musician’s Friend and Design

	APPLICATION
OWNER	NUMBER	COUNTRY/STATE	TRADEMARK
Musician’s Friend, Inc.	1,265,396	Canada	Musician’s Friend and Design
Guitar Center, Inc.	1190468	Taiwan	Music 23
Guitar Center, Inc.	234967693	Japan	Music 123
Guitar Center, Inc.	4563652	China	Music123
Guitar Center, Inc.	4751862	China	Music123
Guitar Center, Inc.	1562669	European Community	Musicl23.com
Guitar Center, Inc.	4258067	European Community	Musicl23.com
Guitar Center, Inc.	6310992	European Community	Musicl23.co.uk
Guitar Center, Inc.	780227	Benelux	Music 123
Guitar Center, Inc.	827803508	Brazil	Music123
Guitar Center, Inc.	2440539	United Kingdom	Simmons
Guitar Center, Inc.	096015073	Taiwan	Woodwind & Brasswind (design mark)
Guitar Center, Inc.	4865674	China	Woodwind & Brasswind
Guitar Center, Inc.	4865675	China	Woodwind & Brasswind
Guitar Center, Inc.	1068505	Australia	Woodwind & Brasswind
Guitar Center, Inc.	4612297	European Community	Woodwind & Brasswind
Guitar Center, Inc.	4526893	European Community	Zapfs Music 123, Inc.

UNITED STATES COPYRIGHTS:

Registrations:

OWNER	REGISTRATION NUMBER	COPYRIGHT
Guitar Center, Inc.	VAu691-983	Headstock design for Mitchell guitars

Domain Names:

See attached Exhibit 3.05(b).

Exhibit 3.05(b)
Domain Names

Domain Name	Expires	Registrar	Notes
AMERICANMUSICSTORE.COM	8/9/2007	GoDaddy
BANDFAKTORY.COM	7/20/2007	GoDaddy
BANDRENTAL.COM	12/16/2008	GoDaddy
BANDRENTALS.COM	11/12/2009	GoDaddy
i
CD-DUP.COM	9/21/2008	GoDaddy
CELEBRATINGMUSICFORLIFE.COM	4/15/2009	GoDaddy
CELEBRATINGMUSICFORLIFE.ORG	4/15/2009	GoDaddy
CERTIFIEDRESERVE.COM	4/18/2008	GoDaddy
CERTIFIEDRESERVE.US	4/30/2008	GoDaddy

DALLASPLATINUMROOM.COM	1/27/2008	GoDaddy
DIGITAL-REFERENCE.COM	11/8/2007	GoDaddy
DIGITALREFERENCE.NET	11/8/2007	GoDaddy
DIGITAL-REFERENCE.NET	11/8/2007	GoDaddy
DIGITALREFERENCE.US	11/7/2007	GoDaddy
DIGITAL-REFERENCE.US	11/7/2007	GoDaddy
DlGITALREFERENCEHEADPHONES.COM	11/8/2007	GoDaddy
DIGITALREFERENCEHEADPHONES.NET	11/8/2007	GoDaddy
DIGITALREFERENCEHEADPHONES.US	11/7/2007	GoDaddy
DIGITALREFERENCEMICS.COM	11/8/2007	GoDaddy
DIGITALREFERENCEMICS.NET	11/8/2007	GoDaddy
DIGITALREFERENCEMICS.US	11/7/2007	GoDaddy
DIGITALREFERENCE-USA.COM	11/9/2007	GoDaddy
DIGITALREFERENCE-USA.NET	11/9/2007	GoDaddy
DIGITALREFERENCE-USA.US	11/8/2007	GoDaddy
DIGITALREFERENCEWIRELESS.COM	11/8/2007	GoDaddy
DIGITALREFERENCEWIRELESS.NET	11/8/2007	GoDaddy
DIGITALREFERENCEWIRELESS.US	11/7/2007	GoDaddy
DR-PRO.NET	11/9/2007	GoDaddy
DR-PRO.US	11/8/2007	GoDaddy
DRPROPRODUCTS.COM	11/9/2007	GoDaddy
DRPROPRODUCTS.NET	11/9/2007	GoDaddy
DRPROPRODUCTS.US	11/8/2007	GoDaddy
DRPROSTANDS.COM	11/9/2007	GoDaddy

DRPROSTANDS.NET	11/9/2007	GoDaddy
DRPROSTANDS.US	11/8/2007	GoDaddy
DRPRO-USA.COM	11/9/2007	GoDaddy
DRPRO-USA.NET	11/9/2007	GoDaddy
DRPRO-USA.US	11/8/2007	GoDaddy
DRUMOFF.NET	8/29/2008	GoDaddy
DUPCD.COM	9/21/2008	GoDaddy
DUP-CD.COM	9/21/2008	GoDaddy
ESSENTIALSPACK.NET	11/9/2007	GoDaddy
ESSENTIALSPAK.COM	11/9/2007	GoDaddy
ESSENTIALSPAK.NET	11/9/2007	GoDaddy
ESSENTIALSPAK.US	11/8/2007	GoDaddy
ESSENTIALSPAK-USA.COM	11/9/2007	GoDaddy
ESSENTIALSPAK-USA.NET	11/9/2007	GoDaddy
ESSENTIALSPAK-USA.US	11/8/2007	GoDaddy
FAMILYMUSlCSTORE.COM	5/14/2008	GoDaddy
FENDERROOM.COM	9/2/2007	GoDaddy
FRETRESTPRODUCTS.COM	11/9/2007	GoDaddy
FRETRESTPRODUCTS.NET	11/9/2007	GoDaddy
FRETRESTPRODUCTS.US	11/8/2007	GoDaddy
FRETREST-USA.COM	11/9/2007	GoDaddy
FRETREST-USA.NET	11/9/2007	GoDaddy
FRETREST-USA.US	11/8/2007	GoDaddy
GAINCENTRAL.COM	2/19/2017	GoDaddy
GAINCENTRAL.NET	2/19/2017	GoDaddy
GCDRUMOFF.COM	8/29/2008	GoDaddy
GCDRUMOFF.NET	8/29/2008	GoDaddy
GCFOUNDATION.COM	10/21/2007	GoDaddy
GCGEARCARD.COM	4/14/2009	GoDaddy
GCGEARCARDS.COM	4/14/2009	GoDaddy
GCIGNET.COM	3/2/2015	GoDaddy
GCKIDS.COM	10/21/2007	GoDaddy
GCKIDS.NET	10/21/2007	GoDaddy
GCKIDS.ORG	10/21/2007	GoDaddy
GCKIDS.US	10/20/2007	GoDaddy
GCKINGOFTHEBLUES.COM	12/4/2008	GoDaddy
GCKOTB.COM	12/4/2008	GoDaddy

GCMEF.COM	10/21/2007	GoDaddy
GCMEF.NET	10/21/2007	GoDaddy
GCMEF.ORG	10/21/2007	GoDaddy
GCMEF.US	10/20/2007	GoDaddy
GCMUSlCEDUCATION.COM	10/21/2007	GoDaddy
GCMUSICEDUCATION.NET	10/21/2007	GoDaddy
GCMUSICEDUCATION.ORG	10/21/2007	GoDaddy
GCMUSICEDUCATION.US	10/20/2007	GoDaddy
GCMUSICEDUCATIONFOUNDATION.COM	10/21/2007	GoDaddy
GCMUSICEDUCATIONFOUNDATION.NET	10/21/2007	GoDaddy
GCMUSICEDUCATIONFOUNDATION.ORG	10/21/2007	GoDaddy
GCMUSICEDUCATIONFOUNDATION.US	10/20/2007	GoDaddy
GCMUSICFOUNDATION.COM	10/21/2007	GoDaddy
GCMUSICFOUNDATION.NET	10/21/2007	GoDaddy
GCMUSICFOUNDATION.ORG	10/21/2007	GoDaddy
GCMUSICFOUNDATION.US	10/20/2007	GoDaddy
GCPLATINUM.COM	9/30/2007	GoDaddy
GCPLATINUM.NET	6/20/2009	GoDaddy
GCPLATINUMGUITAR.COM	6/20/2009	GoDaddy
GCPLATINUMGUITAR.NET	6/20/2009	GoDaddy
GCPLATINUMGUITARS.COM	6/20/2009	GoDaddy
GCPLATINUMGUITARS.NET	6/20/2009	GoDaddy
GCPODCAST.COM	1/18/2008	GoDaddy
GCPODCASTS.COM	1/18/2008	GoDaddy
GCPRO.COM	5/19/2012	NetNameOne
GCROCKTHEEMPIRE.COM	4/24/2008	GoDaddy
GCSPINOFF.COM	8/29/2008	GoDaddy
GCSPINOFF.NET	8/29/2008	GoDaddy
GCSYSTEMS.NET	3/23/2008	GoDaddy
GEARCARDS.COM	4/14/2009	GoDaddy
GETAGEARCARD.COM	4/14/2009	GoDaddy
GUITARCENTER.BIZ	11/6/2007	GoDaddy
GUITAR-CENTER.BIZ	5/25/2008	GoDaddy
GUITARCENTER.COM	3/18/2008	GoDaddy
GUITARCENTER.INFO	9/22/2007	GoDaddy
GUITAR-CENTER.INFO	5/26/2008	GoDaddy
GUITARCENTER.LA	6/13/2007	www.la

GUITARCENTER.NAME	1/15/2008	GoDaddy
GUITARCENTER.NET	12/14/2007	GoDaddy
GUITAR-CENTER.NET	1/25/2008	GoDaddy
GUITARCENTER.ORG	10/20/2007	GoDaddy
GUITARCENTER.TV	8/22/2007	www.tv
GUITAR-CENTER.US	4/30/2008	GoDaddy
GUITARCENTERAUCTION.COM	11/22/2007	GoDaddy
GUITARCENTERAUCTIONS.COM	11/22/2007	GoDaddy
GUITARCENTERFOUNDATION.COM	10/21/2007	GoDaddy
GUITARCENTERFOUNDATION.NET	10/21/2007	GoDaddy
GUITARCENTERFOUNDATION.ORG	10/21/2007	GoDaddy
GUITARCENTERFOUNDATION.US	10/20/2007	GoDaddy
GUITARCENTERHOLLYWOOD.COM	2/9/2008	GoDaddy
GUITARCENTERINC.COM	8/9/2007	GoDaddy
GUITARCENTERMERCH.COM	7/20/2007	GoDaddy
GUITARCENTERMUSICEDUCATIONFOUNDATION.COM	10/21/2007	GoDaddy
GUITARCENTERMUSICEDUCATIONFOUNDATION.NET	10/21/2007	GoDaddy
GUITARCENTERMUSICEDUCATIONFOUNDATION.ORG	10/21/2007	GoDaddy
GUITARCENTERMUSICEDUCATIONFOUNDATION.US	10/20/2007	GoDaddy
GUITARCENTERMUSICFOUNDATION.COM	10/21/2007	GoDaddy
GUITARCENTERMUSICFOUNDATION.NET	10/21/2007	GoDaddy
GUITARCENTERMUSICFOUNDATION.ORG	10/21/2007	GoDaddy
GUITARCENTERMUSICFOUNDATION.US	10/20/2007	GoDaddy
GUITARCENTERPLATINUM.COM	9/30/2007	GoDaddy
GUITARCENTERPODCASTS.COM	1/18/2008	GoDaddy
GUITARCENTERPRINTING.COM	1/9/2008	GoDaddy
GUITARCENTERSESSIONS.COM	4/13/2017	GoDaddy
GUlTARCENTERSHERMANOAKS.COM	2/9/2008	GoDaddy
GUITARCENTERSTORES.CO.UK	2/16/2009	GoDaddy
GUITARCENTERSTORES.COM	2/17/2008	GoDaddy
GUITARCENTERSTORES.NET	2/17/2008	GoDaddy
GUITARCENTERSTORES.US	2/16/2008	GoDaddy
GUITARCENTERTRAINING.COM	12/15/2007	GoDaddy
GUITARCENTERUSED.COM	7/17/2008	GoDaddy
GUITARCENTRE.COM	12/11/2007	GoDaddy
GUITARCENTRE.US	4/30/2008	GoDaddy
GUITARCLUB.ORG	8/21/2007	GoDaddy

GUITARCLUB.TV	8/20/2007	www.tv
GUITARCLUB.US	8/19/2007	GoDaddy
GUITARCNTR.NET	3/13/2008	GoDaddy
GUITARSCHOOL.NET	12/14/2007	GoDaddy
GUITARSCHOOL.US	4/30/2008	GoDaddy
GUITARSCHOOL3D.COM	2/1/2008	GoDaddy
GUITARSCHOOL3D.NET	2/1/2008	GoDaddy
GUITARSCHOOL3D.ORG	2/1/2008	GoDaddy

HARBINGERAUDIO.COM	7/17/2007	GoDaddy
HARBINGER-AUDIO.COM	7/17/2007	GoDaddy
HARBINGERAUDIO.NET	7/17/2007	GoDaddy
HARBINGER-AUDIO.NET	7/17/2007	GoDaddy
HARBINGERAUDIO.ORG	7/17/2007	GoDaddy
HARBINGER-AUDIO.ORG	7/17/2007	GoDaddy
HARBINGERPASYSTEMS.COM	7/17/2007	GoDaddy
HARBINGER-PA-SYSTEMS.COM	7/17/2007	GoDaddy
HARBINGERPASYSTEMS.NET	7/17/2007	GoDaddy
HARBINGER-PA-SYSTEMS.NET	7/17/2007	GoDaddy
HARBINGER-PA-SYSTEMS.ORG	7/17/2007	GoDaddy
HARBINGERPROAUDIO.COM	7/17/2007	GoDaddy
HARBlNGER-PRO-AUDlO.COM	7/17/2007	GoDaddy
HARBINGERPROAUDIO.NET	7/17/2007	GoDaddy
HARBINGER-PRO-AUDIO.NET	7/17/2007	GoDaddy
HARBINGERPROAUDIO.ORG	7/17/2007	GoDaddy
HARBINGER-PRO-AUDIO.ORG	7/17/2007	GoDaddy
HARBINGERSYSTEMS.NET	7/17/2007	GoDaddy
HARBINGERSYSTEMS.ORG	7/17/2007	GoDaddy
HARBINGER-USA.COM	7/17/2007	GoDaddy
HARBINGER-USA.NET	7/17/2007	GoDaddy
HARBINGER-USA.ORG	7/17/2007	GoDaddy
HARGINGERPASYSTEMS.ORG	7/17/2007	GoDaddy
HOLLYWOODACOUSTICS.COM	1/27/2010	GoDaddy
HOLLYWOODSROCKWALK.COM	8/9/2007	GoDaddy

KINGOFTHEBLUES.NET	11/11/2007	GoDaddy
LAGUNAINSTRUMENTS.COM	2/21/2012	GoDaddy

LAGUNAINSTRUMENTS.NET	2/21/2012	GoDaddy
LIVEWIREADVANTAGE.COM	1/13/2008	GoDaddy
LIVEWIREADVANTAGE.NET	1/13/2008	GoDaddy
LIVEWIRECABLE.COM	1/13/2008	GoDaddy
LIVEWIRECABLE.NET	1/13/2008	GoDaddy
LIVEWIRECABLES.NET	1/13/2008	GoDaddy
LIVEWIREELITE.COM	1/13/2008	GoDaddy
LIVEWIREELITE.NET	1/13/2008	GoDaddy
LIVEWIREPRODUCTS.NET	11/9/2007	GoDaddy
LIVEWIREPRODUCTS.US	11/8/2007	GoDaddy
LIVEWIRE-SOLUTIONS.NET	11/9/2007	GoDaddy
LIVEWIRE-SOLUTIONS.US	11/8/2007	GoDaddy
LIVEWlRESOLUTIONS-USA.COM	11/9/2007	GoDaddy
LIVEWIRESOLUTIONS-USA.NET	11/9/2007	GoDaddy
LIVEWIRE-USA.COM	11/9/2007	GoDaddy
LIVEWIRE-USA.NET	11/9/2007	GoDaddy
LIVEWIRE-USA.US	11/8/2007	GoDaddy
LUCEROGUITARS.COM	6/7/2009	GoDaddy
LUCEROGUITARS.NET	6/7/2009	GoDaddy
LUCEROGUITARS.US	6/6/2009	GoDaddy
LUCERO-USA.COM	6/7/2009	GoDaddy
LUCERO-USA.NET	6/7/2009	GoDaddy
LUCERO-USA.US	6/6/2009	GoDaddy
LWSOLUTIONS.US	11/8/2007	GoDaddy
MITCHELLGUITARS.COM	11/9/2007	GoDaddy
MITCHELLGUITARS.NET	11/9/2007	GoDaddy
MITCHELLGUITARS.US	11/8/2007	GoDaddy
MITCHELL-USA.COM	11/9/2007	GoDaddy
MITCHELL-USA.NET	11/9/2007	GoDaddy
MITCHELL-USA.US	11/8/2007	GoDaddy
MUSICANDARTSCENTERS.COM	5/24/2008	GoDaddy
MUSICARTS.COM	6/6/2008	GoDaddy
MUSICARTSCENTER.COM	6/6/2008	GoDaddy
MUSICARTSCENTERS.COM	6/6/2008	GoDaddy
MUSICEDUCATIONFOUNDATION.COM	10/21/2007	GoDaddy
MUSICEDUCATIONFOUNDATION.NET	10/21/2007	GoDaddy
MUSICEDUCATIONFOUNDATION.ORG	10/21/2007	GoDaddy

MUSICEDUCATIONFOUNDATION.US	10/20/2007	GoDaddy
MUSICIANKIDS.COM	10/21/2007	GoDaddy
MUSICIANKIDS.NET	10/21/2007	GoDaddy
MUSICIANKIDS.ORG	10/21/2007	GoDaddy
MUSICIANKIDS.US	10/20/2007	GoDaddy
MUSICIANSCHOICE.NET	5/30/2008	GoDaddy
MUSICIANSSERVICE.COM	3/16/2008	GoDaddy
MUSICIANSSERVICE.NET	3/16/2008	GoDaddy
MUSICIANSSERVICES.NET	3/16/2008	GoDaddy
MUSICIANSSERVICESONLINE.COM	3/16/2008	GoDaddy
MUSICIANSUNION.NET	11/21/2007	GoDaddy
MUSICIANWARE.COM	5/20/2009	GoDaddy

MUSICLANDUSA.NET	7/30/2007	GoDaddy
MUZET.COM	2/24/2008	GoDaddy

PERFORMANCEGUARANTEE.COM	10/27/2007	GoDaddy
PLATINUMGUITAR.NET	6/20/2009	GoDaddy
PLATINUMGUITARS.NET	9/30/2007	GoDaddy
PROLINEPUBLICATIONS.COM	11/9/2007	GoDaddy
PROLINEPUBLICATIONS.NET	11/9/2007	GoDaddy
PROLINEPUBLICATIONS.US	11/8/2007	GoDaddy
PROLlNESTAND.COM	1/13/2008	GoDaddy
PROLINESTAND.NET	1/13/2008	GoDaddy
PROLlNESTAND.COM	1/13/2008	GoDaddy
PROLINESTANDS.NET	1/13/2008	GoDaddy
PROLINE-USA.COM	11/9/2007	GoDaddy
PROLlNE-USA.NET	11/9/2007	GoDaddy
PROLINE-USA.US	11/8/2007	GoDaddy
PULSEDRUMS.NET	4/6/2008	GoDaddy
PULSEDRUMSANDPERCUSSlON.COM	4/9/2008	GoDaddy
PULSEPERCUSSIONANDDRUMS.COM	4/9/2008	GoDaddy
RHYTHMCITY.COM	8/8/2007	GoDaddy
RHYTHMCITY.US	4/30/2008	GoDaddy
ROADRUNNERBAGS.COM	4/21/2009	GoDaddy
ROADRUNNERBAGS.NET	4/21/2009	GoDaddy
ROADRUNNERBAGSANDCASES.COM	4/21/2009	GoDaddy

ROADRUNNERBAGSANDCASES.NET	4/21/2009	GoDaddy
ROADRUNNERCASES.COM	4/21/2009	GoDaddy
ROADRUNNERCASES.NET	4/21/2009	GoDaddy
ROADRUNNERPROTECTION.COM	11/9/2007	GoDaddy
ROADRUNNERPROTECTION.NET	11/9/2007	GoDaddy
ROADRUNNERPROTECTION.US	11/8/2007	GoDaddy
ROADRUNNER-USA.COM	11/9/2007	GoDaddy
ROADRUNNER-USA.NET	11/9/2007	GoDaddy
ROADRUNNER-USA.US	11/8/2007	GoDaddy
ROCKTHEEMPIRE.NET	5/2/2009	GoDaddy
ROCKTHEEMPIRE.ORG	5/2/2009	GoDaddy
ROCKTHEEMPIRE.TV	5/2/2009	GoDaddy
ROCKTHEIE.COM	4/24/2008	GoDaddy
ROCKWALK.COM	6/13/2008	GoDaddy
ROCKWALK.NET	8/9/2007	GoDaddy
ROCKWALK.US	4/30/2008	GoDaddy
SCOTTIMUSIC.COM	11/30/2007	GoDaddy
SHERMANOAKSGUITARCENTER.COM	2/9/2008	GoDaddy
SIMMONSDRUM.COM	2/9/2008	GoDaddy
SIMMONS-DRUM.COM	2/9/2008	GoDaddy
SIMMONSDRUM.NET	2/9/2008	GoDaddy
SIMMONS-DRUM.NET	2/9/2008	GoDaddy
SIMMONSDRUM.ORG	2/9/2008	GoDaddy
SIMMONS-DRUM.ORG	2/9/2008	GoDaddy
SIMMONS-DRUMS.COM	2/9/2008	GoDaddy
SIMMONSDRUMS.NET	2/9/2008	GoDaddy
SIMMONS-DRUMS.NET	2/9/2008	GoDaddy
SIMMONSDRUMS.ORG	2/9/2008	GoDaddy
SIMMONS-DRUMS.ORG	2/9/2008	GoDaddy
SOUNDPERCUSSION.NET	1/13/2008	GoDaddy
SOUNDPERCUSSION.US	11/8/2007	GoDaddy
SOUNDPERCUSSIONDRUMS.COM	11/9/2007	GoDaddy
SOUNDPERCUSSIONDRUMS.NET	11/9/2007	GoDaddy
SOUNDPERCUSSIONDRUMS.US	11/8/2007	GoDaddy
SOUNDPERCUSSION-USA.COM	11/9/2007	GoDaddy
SOUNDPERCUSSION-USA.NET	11/9/2007	GoDaddy
SOUNDPERCUSSION-USA.US	11/8/2007	GoDaddy

SPECTRALCOMPUTER.COM	2/17/2008	GoDaddy
SPECTRALCOMPUTER.NET	2/17/2008	GoDaddy
SPECTRALCOMPUTERS.COM	2/17/2008	GoDaddy
SPECTRALCOMPUTERS.NET	2/17/2008	GoDaddy
SPECTRAL-USA.COM	11/9/2007	GoDaddy
SPECTRAL-USA.NET	11/9/2007	GoDaddy
SPECTRAL-USA.US	11/8/2007	GoDaddy
STERLINGAUDIO.NET	6/8/2009	GoDaddy
STERLING-AUDIO.NET	6/8/2009	GoDaddy
STERLINGAUDIO.US	6/7/2009	GoDaddy
STERLING-AUDIO.US	6/7/2009	GoDaddy
STERLINGAUDIOHEADPHONES.COM	6/8/2009	GoDaddy
STERLINGAUDIOHEADPHONES.NET	6/8/2009	GoDaddy
STERLINGAUDIOMICROPHONES.COM	6/8/2009	GoDaddy
STERLlNGAUDlOMICROPHONES.NET	6/8/2009	GoDaddy
STERLINGAUDIOMICS.COM	6/8/2009	GoDaddy
STERLINGAUDIOMICS.NET	6/8/2009	GoDaddy
STERLINGAUDIOMONlTORS.COM	6/8/2009	GoDaddy
STERLINGAUDIOMONITORS.NET	6/8/2009	GoDaddy
STERLINGAUDIOSPEAKERS.COM	6/8/2009	GoDaddy
STERLINGAUDIOSPEAKERS.NET	6/8/2009	GoDaddy
STERLINGAUDIO-USA.COM	6/8/2009	GoDaddy
STERLINGAUDIO-USA.NET	6/8/2009	GoDaddy
STERLlNGHEADPHONES.COM	6/8/2009	GoDaddy
STERLINGHEADPHONES.NET	6/8/2009	GoDaddy
STERLINGMlCROPHONES.COM	6/8/2009	GoDaddy
STERLINGMICROPHONES.NET	6/8/2009	GoDaddy
STERLINGMICS.COM	6/8/2009	GoDaddy
STERLINGMICS.NET	6/8/2009	GoDaddy
STERLINGMONITORS.COM	6/8/2009	GoDaddy
STERLINGMONITORS.NET	6/8/2009	GoDaddy
STERLINGPROSOUND.COM	6/8/2009	GoDaddy
STERLINGSPEAKERS.NET	6/8/2009	GoDaddy
THEGCFOUNDATION.COM	10/21/2007	GoDaddy
THEGCFOUNDATION.NET	10/21/2007	GoDaddy
THEGCFOUNDATION.ORG	10/21/2007	GoDaddy
THEGCFOUNDATION.US	10/20/2007	GoDaddy

THEGEARCARD.COM	4/14/2009	GoDaddy
THEGUITARCENTER.CO.UK	2/16/2009	GoDaddy
THE-GUITAR-CENTER.COM	8/25/2007	GoDaddy
THEGUITARCENTER.NET	2/17/2008	GoDaddy
THEGUITARCENTER.US	2/16/2008	GoDaddy
THEGUITARCENTERFOUNDATION.COM	10/21/2007	GoDaddy
THEGUITARCENTERFOUNDATION.NET	10/21/2007	GoDaddy
THEGUITARCENTERFOUNDATION.ORG	10/21/2007	GoDaddy
THEGUITARCENTERFOUNDATION.US	10/20/2007	GoDaddy
THEGUITARCENTERMUSICEDUCATIONFOUNDATION.COM	10/21/2007	GoDaddy
THEGUITARCENTERMUSICEDUCATIONFOUNDATION.NET	10/21/2007	GoDaddy
THEGUITARCENTERMUSICEDUCATIONFOUNDATION.ORG	10/21/2007	GoDaddy
THEGUITARCENTERMUSICEDUCATIONFOUNDATION.US	10/20/2007	GoDaddy
THEMUSICIANFINDER.COM	5/16/2009	GoDaddy
THEMUSICIANSUNION.COM	11/21/2007	GoDaddy
VENEMAN.COM	1/30/2008	GoDaddy
VINTAGECOLLECTORSERIES.COM	6/20/2009	GoDaddy
VINTAGECOLLECTORSERIES.NET	6/20/2009	GoDaddy
VINTAGEGUITARS.NET	5/19/2008	GoDaddy
WILLIAMSPIANO.NET	1/13/2008	GoDaddy
WILLIAMSPIANOS.COM	1/13/2008	GoDaddy
WILLIAMSPIANOS.NET	1/13/2008	GoDaddy
WILLIAMSUSA.NET	1/13/2008	GoDaddy
YOURFAMILYMUSICSTORE.COM	6/9/2008	GoDaddy

Client	SubClient	Brand	Extension	Country	Req. Type	Status	Clnt Bill Date	Clnt Pay Date	Renewal Date	Domain Name
Guitar Center Inc	Guitar Center ccTLD	guitarcenter	jp	Japan	rs	Active	2/28/2006	3/8/2006	6/30/2007	guitarcenter.jp
Guitar Center Inc	Guitar Center ccTLD	guitarcenter	com.mx	Mexico	nr	active	4/30/2006	5/16/2006	6/14/2007	guitarcenter.com.mx
Guitar Center Inc	Guitar Center ccTLD	guitarcenter	co.at	Austria	nr	Active	3/31/2006	5/16/2006	4/4/2007
Guitar Center Inc	Guitar Center ccTLD	guitarcenter	co.be	Belgium	nr	Active	3/31/2006	5/16/2006	4/4/2007
Guitar Center Inc	Guitar Center ccTLD	guitarcenter	com.be	Belgium	nr	Active	3/31/2006	5/16/2006	4/4/2007
Guitar Center Inc	Guitar Center ccTLD	guitarcenter	com.br	Brazil	rs	Active	3/31/2006	5/16/2006	4/4/2007
Guitar Center Inc	Guitar Center ccTLD	guitarcenter	cn	China	nr	Active	5/31/2006	6/15/2006	5/8/2007	guitarcenter.cn
Guitar Center Inc	Guitar Center ccTLD	guitarcenter	co.dk	Denmark	nr	Active	3/31/2006	5/16/2006	4/5/2007

Guitar Center Inc	Guitar Center ccTLD	guitarcenter	fi	Finland	rs	Active	3/31/2006	5/16/2006	4/11/2009
Guitar Center Inc	Guitar Center ccTLD	guitarcenter	com.gr	Greece	nr	Active	3/31/2006	5/16/2006	4/4/2008
Guitar Center Inc	Guitar Center ccTLD	guitarcenter	gr	Greece	nr	Active	3/31/2006	5/16/2006	4/4/2008
Guitar Center Inc	Guitar Center ccTLD	guitarcenter	co.in	India	RS	Active	3/31/2006	5/16/2006	4/4/2007	guitarcenter.co.in
Guitar Center Inc	Guitar Center ccTLD	guitarcenter	in	India	NR	Active	3/31/2006	5/16/2006	4/4/2007	guitarcenter.in
Guitar Center Inc	Guitar Center ccTLD	guitarcenter	ie	Ireland	nr	Active	3/31/2006	5/16/2006	4/7/2007
Guitar Center Inc	Guitar Center ccTLD	guitarcenter	co.it	Itaty	rs	Active	3/31/2006	5/16/2006	4/14/2007
Guitar Center Inc	Guitar Center ccTLD	guitarcenter	lu	Luxem bourg	rs	Active	3/31/2006	5/16/2006	4/14/2007
Guitar Center Inc	Guitar Center ccTLD	guitarcenter	no	Norway	rs	Active	3/31/2006	5/16/2006	4/11/2007

Guitar Center Inc	Guitar Center ccTLD	guitarcenter	co.pt	Portugal	nr	Active	3/31/2006	5/16/2006	4/4/2008
Guitar Center Inc	Guitar Center ccTLD	guitarcenter	com.pt	Portugal	nr	Active	3/31/2006	5/16/2006	4/4/2007
Guitar Center Inc	Guitar Center ccTLD	guitarcenter	com.sg	Singapore	rs	Active	3/31/2006	5/16/2006	4/5/2007
Guitar Center Inc	Guitar Center ccTLD	guitarcenter	sg	Singapore	rs	Active	3/31/2006	5/16/2006	4/5/2007
Guitar Center Inc	Guitar Center ccTLD	guitarcenter	com.es	Spain	nr	Active	3/31/2006	5/16/2006	4/5/2007
Guitar Center Inc	Guitar Center ccTLD	guitarcenter	se	Sweden	nr	Active	3/31/2006	5/16/2006	4/4/2007
Guitar Center Inc	Guitar Center ccTLD	guitarcenter	com.tr	Turkey	rs	Active	3/31/2006	5/16/2006	5/1/2007

Domain Name	Registrar	Expires	Registrant	Maintenance Contact
audiovideofriend.biz	directnic.com	4/5/2008	Musician’s Friend, Inc	Chris James / Alan Laird
audiovideofriend.cc	directnic.com	4/6/2008	Musician’s Friend, Inc	Chris James / Alan Laird
audiovideofriend.cn	directnic.com	6/8/2008	Musician’s Friend, Inc	Chris James / Alan Laird
audiovideofriend.com	directnic.com	4/6/2008	Musician’s Friend, Inc	Chris James / Alan Laird
audiovideofriend.com.cn	directnic.com	6/19/2009	Musician’s Friend, Inc	Chris James / Alan Laird
audiovideofriend.info	directnic.com	4/6/2008	Musician’s Friend, Inc	Chris James / Alan Laird
audiovideofriend.name	directnic.com	4/6/2009	Musician’s Friend, Inc	Chris James / Alan Laird
audiovideofriend.net	directnic.com	4/6/2008	Musician’s Friend, Inc	Chris James / Alan Laird
audiovideofriend.net.cn	directnic.com	6/19/2009	Musician’s Friend, Inc	Chris James / Alan Laird
audiovideofriend.org	directnic.com	4/6/2008	Musician’s Friend, Inc	Chris James / Alan Laird
audiovideofriend.tv	directnic.com	4/6/2008	Musician’s Friend, Inc	Chris James / Alan Laird
audiovideofriend.us	directnic.com	4/5/2008	Musician’s Friend, Inc	Chris James / Alan Laird
audiovideofriend.ws	directnic.com	4/6/2008	Musician’s Friend, Inc	Chris James / Alan Laird
axmanguitars.com	directnic.com	6/27/2011	Musician’s Friend, Inc	Chris James / Alan Laird
contractersfriend.com	directnic.com	12/12/2011	Musician’s Friend, Inc	Chris James / Alan Laird
contractorsfriend.com	directnic.com	12/12/2011	Musician’s Friend, Inc	Chris James / Alan Laird
customdirectguitars.biz	directnic.com	2/7/2012	Musician’s Friend, Inc	Chris James / Alan Laird
customdirectguitars.bz	directnic.com	2/7/2008	Musician’s Friend, Inc	Chris James / Alan Laird
customdirectguitars.cc	directnic.com	11/28/2007	Musician’s Friend, Inc	Chris James / Alan Laird
customdirectguitars.com	directnic.com	2/8/2012	Musician’s Friend, Inc	Chris James / Alan Laird
customdirectguitars.info	directnic.com	2/8/2012	Musician’s Friend, Inc	Chris James / Alan Laird
customdirectguitars.name	directnic.com	2/8/2008	Musician’s Friend, Inc	Chris James / Alan Laird
customdirectguitars.net	directnic.com	2/8/2012	Musician’s Friend, Inc	Chris James / Alan Laird
customdirectguitars.org	directnic.com	2/8/2012	Musician’s Friend, Inc	Chris James / Alan Laird
customdirectguitars.tv	directnic.com	11/28/2011	Musician’s Friend, Inc	Chris James / Alan Laird
customdirectguitars.us	directnic.com	2/7/2012	Musician’s Friend, Inc	Chris James / Alan Laird
customdirectguitars.ws	directnic.com	2/7/2012	Musician’s Friend, Inc	Chris James / Alan Laird
dinardis.us	directnic.com	10/10/2007	Musician’s Friend, Inc	Chris James / Alan Laird
djexplosion.com	directnic.com	4/25/2012	Musician’s Friend, Inc	Chris James / Alan Laird
gcreserve.biz	directnic.com	7/20/2011	Musician’s Friend, Inc	Chris James / Alan Laird
gcreserve.cc	directnic.com	7/21/2008	Musician’s Friend, Inc	Chris James / Alan Laird
gcreserve.com	directnic.com	7/21/2011	Musician’s Friend, Inc	Chris James / Alan Laird
gcreserve.info	directnic.com	7/21/2012	Musician’s Friend, Inc	Chris James / Alan Laird
gcreserve.name	directnic.com	7/21/2011	Musician’s Friend, Inc	Chris James / Alan Laird
gcreserve.net	directnic.com	7/21/2011	Musician’s Friend, Inc	Chris James / Alan Laird
gcreserve.org	directnic.com	7/21/2011	Musician’s Friend, Inc	Chris James / Alan Laird
gcreserve.tv	directnic.com	7/21/2011	Musician’s Friend, Inc	Chris James / Alan Laird
gcreserve.us	directnic.com	7/20/2011	Musician’s Friend, Inc	Chris James / Alan Laird
gcreserve.ws	directnic.com	7/20/2011	Musician’s Friend, Inc	Chris James / Alan Laird
gear-factory.com	directnic.com	1/11/2009	Musician’s Friend, Inc	Chris James / Alan Laird
gear-support.com	directnic.com	1/11/2009	Musician’s Friend, Inc	Chris James / Alan Laird
gearchat.com	directnic.com	9/16/2012	Musician’s Friend, Inc	Chris James / Alan Laird
gearschool.com	directnic.com	9/21/2007	Musician’s Friend, Inc	Chris James / Alan Laird
giardanelli.com	directnic.com	2/3/2011	Musician’s Friend, Inc	Chris James / Alan Laird
giardanelli.com	directnic.com	2/3/2011	Musician’s Friend, Inc	Chris James / Alan Laird
giardinelli.com	directnic.com	9/11/2012	Musician’s Friend, Inc	Chris James / Alan Laird
giardinelli.net	directnic.com	2/3/2011	Musician’s Friend, Inc	Chris James / Alan Laird
giardinelli.org	directnic.com	2/4/2011	Musician’s Friend, Inc	Chris James / Alan Laird
guitarcntr.com	directnic.com	3/9/2009	Musician’s Friend, Inc	Chris James / Alan Laird
guitarexpert.com	directnic.com	9/21/2007	Musician’s Friend, Inc	Chris James / Alan Laird
lmi-music.com	directnic.com	6/13/2008	Musician’s Friend, Inc	Chris James / Alan Laird

lmimusic.com	directnic.com	6/12/2010	Musician’s Friend, Inc	Chris James / Alan Laird
marsmusic.cc	directnic.com	12/11/2007	Musician’s Friend, Inc	Chris James / Alan Laird
marsmusic.com	directnic.com	1/28/2008	Musician’s Friend, Inc	Chris James / Alan Laird
marsmusic.tv	directnic.com	12/11/2009	Musician’s Friend, Inc	Chris James / Alan Laird
marsmusic.us	directnic.com	12/10/2009	Musician’s Friend, Inc	Chris James / Alan Laird
marsmusic.ws	directnic.com	12/11/2009	Musician’s Friend, inc	Chris James / Alan Laird
mfgear.com	directnic.com	9/21/2009	Musician’s Friend, Inc	Chris James / Alan Laird
mfgearlink.com	directnic.com	5/1/2008	Musician’s Friend, Inc	Chris James / Alan Laird
mfi.name	directnic.com	11/12/2011	Musician’s Friend, Inc	Chris James / Alan Laird
mfinc.biz	directnic.com	11/11/2011	Musician’s Friend, Inc	Chris James / Alan Laird
mfinc.us	directnic.com	11/11/2011	Musician’s Friend, Inc	Chris James / Alan Laird
mfwholesale.com	directnic.com	6/13/2010	Musician’s Friend, Inc	Chris James / Alan Laird
mfwholesale.net	directnic.com	6/13/2012	Musician’s Friend, Inc	Chris James / Alan Laird
mi-media.cc	directnic.com	4/19/2008	Musician’s Friend, Inc	Chris James / Alan Laird
mi-media.com	directnic.com	4/19/2009	Musician’s Friend, Inc	Chris James / Alan Laird
mi-media.info	directnic.com	4/19/2008	Musician’s Friend, Inc	Chris James / Alan Laird
mi-media.org	directnic.com	4/19/2009	Musician’s Friend, Inc	Chris James / Alan Laird
mi-media.tv	directnic.com	4/19/2009	Musician’s Friend, Inc	Chris James / Alan Laird
mi-media.ws	directnic.com	4/19/2009	Musician’s Friend, Inc	Chris James / Alan Laird
misiciansfriend.com	directnic.com	12/9/2011	Musician’s Friend, Inc	Chris James / Alan Laird
mmusiciansfriend.com	directnic.com	5/27/2011	Musician’s Friend, Inc	Chris James / Alan Laird
msiciansfriend.com	directnic.com	6/25/2008	Musician’s Friend, Inc	Chris James / Alan Laird
muciansfriend.com	directnic.com	12/13/2010	Musician’s Friend, Inc	Chris James / Alan Laird
mucisiansfriend.com	directnic.com	12/13/2010	Musician’s Friend, Inc	Chris James / Alan Laird
muiciansfriend.com	directnic.com	6/25/2008	Musician’s Friend, Inc	Chris James / Alan Laird
muscianfriend.com	directnic.com	12/9/2010	Musician’s Friend, Inc	Chris James / Alan Laird
musciansfriend.com	directnic.com	4/15/2011	Musician’s Friend, Inc	Chris James / Alan Laird
musianfriend.com	directnic.com	12/13/2010	Musician’s Friend, Inc	Chris James / Alan Laird
musicainsfriend.com	directnic.com	8/21/2011	Musician’s Friend, Inc	Chris James / Alan Laird
musicanfriend.com	directnic.com	6/6/2010	Musician’s Friend, Inc	Chris James / Alan Laird
musicansfriend.com	directnic.com	4/16/2012	Musician’s Friend, Inc	Chris James / Alan Laird
musicciansfriend.com	directnic.com	5/27/2011	Musician’s Friend, Inc	Chris James / Alan Laird
musiceansfriend.com	directnic.com	9/16/2012	Musician’s Friend, Inc	Chris James / Alan Laird
musicemporium.com	directnic.com	12/27/2011	Musician’s Friend, Inc	Chris James / Alan Laird
musicfriend.com	directnic.com	9/6/2010	Musician’s Friend, Inc	Chris James / Alan Laird
musicfriend.net	directnic.com	9/21/2010	Musician’s Friend, Inc	Chris James / Alan Laird
musicgear.name	directnic.com	11/12/2011	Musician’s Friend, Inc	Chris James / Alan Laird
musicgear.org	directnic.com	9/21/2009	Musician’s Friend, Inc	Chris James / Alan Laird
musiciaansfriend.com	directnic.com	5/27/2011	Musician’s Friend, Inc	Chris James / Alan Laird
musician.com	directnic.com	3/6/2010	Musician’s Friend, Inc	Chris James / Alan Laird
musician.net	directnic.com	4/16/2009	Musician’s Friend, Inc	Chris James / Alan Laird
musicianfreind.com	directnic.com	10/1/2007	Musician’s Friend, Inc	Chris James / Alan Laird
musicianfriend.com	directnic.com	3/27/2011	Musician’s Friend, Inc	Chris James / Alan Laird
musicianfriends.com	directnic.com	4/17/2011	Musician’s Friend, Inc	Chris James / Alan Laird
musiciannsfriend.com	directnic.com	5/27/2011	Musician’s Friend, Inc	Chris James / Alan Laird
musicians-friend.net	directnic.com	9/21/2010	Musician’s Friend, Inc	Chris James / Alan Laird
musicians-friend.org	directnic.com	9/21/2009	Musician’s Friend, Inc	Chris James / Alan Laird
musicianschat.com	directnic.com	9/16/2009	Musician’s Friend, Inc	Chris James / Alan Laird
musicianscredit.com	directnic.com	4/11/2008	Musician’s Friend, Inc	Chris James / Alan Laird
musiciansemail.com	directnic.com	4/11/2008	Musician’s Friend, Inc	Chris James / Alan Laird
musiciansffriend.com	directnic.com	5/27/2011	Musician’s Friend, Inc	Chris James / Alan Laird
musiciansfiend.com	directnic.com	6/25/2008	Musician’s Friend, Inc	Chris James / Alan Laird

musiciansfried.com	directnic.com	6/25/2008	Musician’s Friend, Inc	Chris James / Alan Laird
musiciansfrieend.com	directnic.com	5/27/2011	Musician’s Friend, Inc	Chris James / Alan Laird
musiciansfrien.com	directnic.com	6/25/2008	Musician’s Friend, Inc	Chris James / Alan Laird
musiciansfriend.biz	directnic.com	8/1/2010	Musician’s Friend, Inc	Chris James / Alan Laird
musiciansfriend.cc	directnic.com	6/19/2008	Musician’s Friend, Inc	Chris James / Alan Laird
musiciansfriend.cn	directnic.com	6/17/2011	Musician’s Friend, Inc	Chris James / Alan Laird
musiciansfriend.com	directnic.com	2/27/2009	Musician’s Friend, Inc	Chris James / Alan Laird
musiciansfriend.info	directnic.com	9/21/2009	Musician’s Friend, Inc	Chris James / Alan Laird
musiciansfriend.name	directnic.com	8/2/2011	Musician’s Friend, Inc	Chris James / Alan Laird
musiciansfriend.net	directnic.com	9/21/2011	Musician’s Friend, Inc	Chris James / Alan Laird
musiciansfriend.tv	directnic.com	5/12/2011	Musician’s Friend, Inc	Chris James / Alan Laird
musiciansfriend.us	directnic.com	4/23/2011	Musician’s Friend, Inc	Chris James / Alan Laird
musiciansfriend.ws	directnic.com	8/2/2010	Musician’s Friend, Inc	Chris James / Alan Laird
musiciansfriendd.com	directnic.com	5/27/2011	Musician’s Friend, Inc	Chris James / Alan Laird
musiciansfriends.com	directnic.com	4/29/2011	Musician’s Friend, Inc	Chris James / Alan Laird
musiciansfriendwholesale.com	directnic.com	6/13/2010	Musician’s Friend, Inc	Chris James / Alan Laird
musiciansfriendwholesale.net	directnic.com	6/13/2012	Musician’s Friend, Inc	Chris James / Alan Laird
musiciansfriennd.com	directnic.com	5/27/2011	Musician’s Friend, Inc	Chris James / Alan Laird
musiciansfriiend.com	directnic.com	5/27/2011	Musician’s Friend, Inc	Chris James / Alan Laird
musiciansfrriend.com	directnic.com	5/27/2011	Musician’s Friend, Inc	Chris James / Alan Laird
musicianslease.com	directnic.com	4/11/2008	Musician’s Friend, Inc	Chris James / Alan Laird
musiciansriend.com	directnic.com	6/25/2008	Musician’s Friend, Inc	Chris James / Alan Laird
musicianssfriend.com	directnic.com	5/27/2011	Musician’s Friend, Inc	Chris James / Alan Laird
musicianswarranty.com	directnic.com	4/11/2008	Musician’s Friend, Inc	Chris James / Alan Laird
musiciasfriend.com	directnic.com	6/25/2008	Musician’s Friend, Inc	Chris James / Alan Laird
musiciiansfriend.com	directnic.com	5/27/2011	Musician’s Friend, Inc	Chris James / Alan Laird
musicinsfriend.com	directnic.com	6/25/2008	Musician’s Friend, Inc	Chris James / Alan Laird
musicionsfriend.com	directnic.com	12/11/2010	Musician’s Friend, Inc	Chris James / Alan Laird
musicsfriend.com	directnic.com	12/20/2010	Musician’s Friend, Inc	Chris James / Alan Laird
musiiansfriend.com	directnic.com	6/25/2008	Musician’s Friend, Inc	Chris James / Alan Laird
musiiciansfriend.com	directnic.com	5/27/2011	Musician’s Friend, Inc	Chris James / Alan Laird
musisiansfriend.com	directnic.com	8/21/2011	Musician’s Friend, Inc	Chris James / Alan Laird
musisionsfriend.com	directnic.com	9/16/2009	Musician’s Friend, Inc	Chris James / Alan Laird
musitiansfriend.com	directnic.com	2/27/2011	Musician’s Friend, Inc	Chris James / Alan Laird
musitionsfriend.com	directnic.com	12/15/2010	Musician’s Friend, Inc	Chris James / Alan Laird
mussiciansfriend.com	directnic.com	5/27/2011	Musician’s Friend, Inc	Chris James / Alan Laird
muusiciansfriend.com	directnic.com	5/27/2011	Musician’s Friend, Inc	Chris James / Alan Laird
needstrings.com	directnic.com	6/14/2011	Musician’s Friend, Inc	Chris James / Alan Laird
northwest-wholesale.com	directnic.com	9/16/2009	Musician’s Friend, Inc	Chris James / Alan Laird
nw-music.com	directnic.com	9/16/2009	Musician’s Friend, Inc	Chris James / Alan Laird
poplarstreetguitars.com	directnic.com	1/31/2012	Musician’s Friend, Inc	Chris James / Alan Laird
poplarstreetguitars.net	directnic.com	1/31/2012	Musician’s Friend, Inc	Chris James / Alan Laird
poplarstreetguitars.org	directnic.com	1/31/2012	Musician’s Friend, Inc	Chris James / Alan Laird
prguitars.com	directnic.com	3/21/2011	Musician’s Friend, Inc	Chris James / Alan Laird
prguitars.net	directnic.com	3/21/2011	Musician’s Friend, Inc	Chris James / Alan Laird
private-reserve-guitars.com	directnic.com	3/21/2011	Musician’s Friend, Inc	Chris James / Alan Laird
private-reserve-guitars.net	directnic.com	3/21/2011	Musician’s Friend, Inc	Chris James / Alan Laird
privatereserveguitars.com	directnic.com	3/21/2011	Musician’s Friend, Inc	Chris James / Alan Laird
privatereserveguitars.net	directnic.com	3/21/2011	Musician’s Friend, Inc	Chris James / Alan Laird
pulsepnopercussion.info	directnic.com	6/17/2011	Musician’s Friend, Inc	Chris James / Alan Laird
pulsepropercussion.net	directnic.com	6/16/2011	Musician’s Friend, Inc	Chris James / Alan Laird
pulsepropercussion.org	directnic.com	6/17/2011	Musician’s Friend, Inc	Chris James / Alan Laird

pulsepropercussion.us	directnic.com	6/16/2011	Musician’s Friend, Inc	Chris James / Alan Laird
robeastman.com	directnic.com	9/21/2007	Musician’s Friend, Inc	Chris James / Alan Laird
rogueamps.com	directnic.com	9/16/2009	Musician’s Friend, Inc	Chris James / Alan Laird
rogueguitars.com	directnic.com	9/16/2009	Musician’s Friend, Inc	Chris James / Alan Laird
silvercreekusa.com	directnic.com	6/26/2010	Musician’s Friend, Inc	Chris James / Alan Laird
silvercreekusa.net	directnic.com	6/26/2010	Musician’s Friend, Inc	Chris James / Alan Laird
thefriend.com	directnic.com	7/20/2009	Musician’s Friend, Inc	Chris James / Alan Laird
thefriend.name	directnic.com	11/12/2011	Musician’s Friend, Inc	Chris James / Alan Laird
thefriend.us	directnic.com	11/11/2011	Musician’s Friend, Inc	Chris James / Alan Laird
usiciansfriend.com	directnic.com	6/25/2008	Musician’s Friend, Inc	Chris James / Alan Laird
wwwmusiciansfriend.com	directnic.com	5/2/2011	Musician’s Friend, Inc	Chris James / Alan Laird

Client	SubClient	SubClient (2)	Brand	Extension	Country	Req. Type	Status	Case Name or #	CInt Bill Date	CInt Pay Date	Renewal Date	Domain Name
Musicians Friend	Musicians Friend ccTLD		giardinelli	at	Austria	nr	Active		3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD		harmony-central	at	Austria	nr	Active		3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD		harmony- central	at	Austria	nr	Active		3/31/2006	5/16/2006	4/10/2007
Musicians Friend	Musicians Friend ccTLD		musician	at	Austria	nr	Active		3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD		musiciansfriend	at	Austria	nr	Active		3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD		giardinelli	co.at	Austria	nr	Active		3/31/2006	5/16/2006	4/10/2007
Musicians Friend	Musicians Friend ccTLD		harmony-central	co.at	Austria	nr	Active		3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD		harmony- central	co.at	Austria	nr	Active		3/31/2006	5/16/2006	4/10/2007
Musicians Friend	Musicians Friend ccTLD		musician	co.at	Austria	nr	Active		3/31/2006	5/16/2006	4/10/2007
Musicians Friend	Musicians Friend ccTLD		musiciansfriend	co.at	Austria	nr	Active		3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD		giardinelli	be	Belgium	nr	Active		3/31/2006	5/16/2006	4/12/2007
Musicians Friend	Musicians Friend ccTLD		harmony-central	be	Belgium	nr	Active		3/31/2006	5/16/2006	4/12/2007

Musicians Friend	Musicians Friend ccTLD	harmony- central	be	Belgium	nr	Active	3/31/2006	5/16/2006	4/12/2007
Musicians Friend	Musicians Friend ccTLD	musiciansfriend	be	Belgium	nr	Active	3/31/2006	5/16/2006	4/12/2007
Musicians Friend	Musicians Friend ccTLD	giardinelli	co.be	Belgium	nr	Active	3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD	harmonyc entral	co.be	Belgium	nr	Active	3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD	harmony- central	co.be	Belgium	nr	Active	3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD	Musician	co.be	Belgium	nr	Active	3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD	musiciansfriend	co.be	Belgium	nr	Active	3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD	giardinelli	com.be	Belgium	nr	Active	3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD	harmonyc entral	com.be	Belgium	nr	Active	3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD	harmony- central	com.be	Belgium	nr	Active	3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD	musician	com.be	Belgium	nr	Active	3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD	musiciansfriend	com.be	Belgium	nr	Active	3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD	giardinelli	com.br	Brazil	rs	Active	3/31/2006	5/16/2006	4/10/2007

Musicians Friend	Musicians Friend ccTLD	harmony c entral	com.br	Brazil	rs	Active	3/31/2006	5/16/2006	4/10/2007
Musicians Friend	Musicians Friend ccTLD	harmony- central	com.br	Brazil	rs	Active	3/31/2006	5/16/2006	4/10/2007
Musicians Friend	Musicians Friend ccTLD	musiciansfriend	com.br	Brazil	rs	Active	3/31/2006	5/16/2006	4/10/2007
Musicians Friend	Musicians Friend ccTLD	giardinelli	ca	Canada	rs	Active	3/31/2006	5/16/2006	4/10/2007
Musicians Friend	Musicians Friend ccTLD	harmonyc entral	ca	Canada	rs	Active	3/31/2006	5/16/2006	4/10/2007
Musicians Friend	Musicians Friend ccTLD	harmony- central	ca	Canada	rs	Active	3/31/2006	5/16/2006	4/10/2007
Musicians Friend	Musicians Friend ccTLD	giardinelli	cn	China	nr	Active	3/31/2006	5/16/2006	4/8/2007
Musicians Friend	Musicians Friend ccTLD	harmonyc entral	cn	China	nr	Active	3/31/2006	5/16/2006	4/8/2007
Musicians Friend	Musicians Friend ccTLD	giardinelli	com.cn	China	nr	Active	3/31/2006	5/16/2006	4/8/2007
Musicians Friend	Musicians Friend ccTLD	harmonyc entral	com.cn	China	nr	Active	3/31/2006	5/16/2006	4/8/2007
Musicians Friend	Musicians Friend ccTLD	harmony- central	com.cn	China	nr	Active	3/31/2006	5/16/2006	4/8/2007
Musicians Friend	Musicians Friend ccTLD	giardinelli	co.dk	Denmark	nr	Active	3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD	harmonyc entral	co.dk	Denmark	nr	Active	3/31/2006	5/16/2006	4/7/2007

Musicians Friend	Musicians Friend ccTLD	harmony- central	co.dk	Denmark	nr	Active	3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD	musician	co.dk	Denmark	nr	Active	3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD	musiciansfriend	co.dk	Denmark	nr	Active	3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD	giardinelli	dk	Denmark	nr	Active	3/31/2006	5/16/2006	4/30/2007
Musicians Friend	Musicians Friend ccTLD	harmonyc entral	dk	Denmark	nr	Active	3/31/2006	5/16/2006	4/30/2007
Musicians Friend	Musicians Friend ccTLD	harmony- central	dk	Denmark	nr	Active	3/31/2006	5/16/2006	4/30/2007
Musicians Friend	Musicians Friend ccTLD	musiciansfriend	dk	Denmark	nr	Active	3/31/2006	5/16/2006	4/30/2007
Musicians Friend	Musicians Friend ccTLD	giardinelli	fi	Finland	rs	Active	3/31/2006	5/16/2006	4/11/2009
Musicians Friend	Musicians Friend ccTLD	harmonyc entral	fi	Finland	rs	Active	3/31/2006	5/16/2006	4/11/2009
Musicians Friend	Musicians Friend ccTLD	harmony- central	fi	Finland	rs	Active	3/31/2006	5/16/2006	4/11/2009
Musicians Friend	Musicians Friend ccTLD	musician	fi	Finland	rs	Active	3/31/2006	5/16/2006	4/11/2009
Musicians Friend	Musicians Friend ccTLD	musiciansfriend	fi	Finland	rs	Active	3/31/2006	5/16/2006	4/11/2009
Musicians Friend	Musicians Friend ccTLD	giardinelli	com.fr	France	rs	Active	3/31/2006	5/16/2006	4/14/2007

Musicians Friend	Musicians Friend ccTLD	harmonyc entral	com.fr	France	rs	Active	3/31/2006	5/16/2006	4/14/2007
Musicians Friend	Musicians Friend ccTLD	harmony- central	com.fr	France	rs	Active	3/31/2006	5/16/2006	4/14/2007
Musicians Friend	Musicians Friend ccTLD	musiciansfriend	com.fr	France	rs	Active	3/31/2006	5/16/2006	4/13/2007
Musicians Friend	Musicians Friend ccTLD	giardinelli	fr	France	rs	Active	3/31/2006	5/16/2006	4/14/2007
Musicians Friend	Musicians Friend ccTLD	harmonyc entral	fr	France	rs	Active	3/31/2006	5/16/2006	4/14/2007
Musicians Friend	Musicians Friend ccTLD	harmony- central	fr	France	rs	Active	3/31/2006	5/16/2006	4/14/2007
Musicians Friend	Musicians Friend ccTLD	musiciansfriend	fr	France	rs	Active	3/31/2006	5/16/2006	4/14/2007
Musicians Friend	Musicians Friend ccTLD	giardinelli	de	Germany	rs	Active	3/31/2006	5/16/2006	4/11/2007
Musicians Friend	Musicians Friend ccTLD	giardinelli	com.gr	Greece	nr	Active	3/31/2006	5/16/2006	5/10/2008
Musicians Friend	Musicians Friend ccTLD	harmony central	com.gr	Greece	nr	Active	3/31/2006	5/16/2006	5/10/2008
Musicians Friend	Musicians Friend ccTLD	harmony- central	com.gr	Greece	nr	Active	3/31/2006	5/16/2006	5/10/2008
Musicians Friend	Musicians Friend ccTLD	musician	com.gr	Greece	nr	Active	3/31/2006	5/16/2006	5/10/2008
Musicians Friend	Musicians Friend ccTLD	musiciansfriend	com.gr	Greece	nr	Active	3/31/2006	5/16/2006	5/10/2008

Musicians Friend	Musicians Friend ccTLD	giardinelli	gr	Greece	nr	Active	3/31/2006	5/16/2006	5/10/2008
Musicians Friend	Musicians Friend ccTLD	harmonycentral	gr	Greece	nr	Active	3/31/2006	5/16/2006	5/10/2008
Musicians Friend	Musicians Friend ccTLD	harmony- central	gr	Greece	nr	Active	3/31/2006	5/16/2006	5/10/2008
Musicians Friend	Musicians Friend ccTLD	musiciansfriend	gr	Greece	nr	Active	3/31/2006	5/16/2006	5/10/2008
Musicians Friend	Musicians Friend ccTLD	giardinelli	co.in	India	RS	Active	3/31/2006	5/16/2006	4/7/2007	giardinelli.co.in
Musicians Friend	Musicians Friend ccTLD	harmonycentral	co.in	India	RS	Active	3/31/2006	5/16/2006	4/7/2007	harmonycentral.co.i n
Musicians Friend	Musicians Friend ccTLD	harmony- central	co.in	India	RS	Active	3/31/2006	5/16/2006	4/7/2007	harmony- central.co.in
Musicians Friend	Musicians Friend ccTLD	musiciansfriend	co.in	India	RS	Active	3/31/2006	5/16/2006	4/7/2007	musiciansfriend.co.in
Musicians Friend	Musicians Friend ccTLD	giardinelli	in	India	NR	Active	3/31/2006	5/16/2006	4/7/2007	giardinelli.in
Musicians Friend	Musicians Friend ccTLD	harmonycentral	in	India	NR	Active	3/31/2006	5/16/2006	4/7/2007	harmonycentral.in .
Musicians Friend	Musicians Friend ccTLD	harmony- central	in	India	NR	Active	3/31/2006	5/16/2006	4/7/2007	harmony- central.in
Musicians Friend	Musicians Friend ccTLD	musiciansfriend	in	India	NR	Active	3/31/2006	5/16/2006	4/7/2007	musiciansfriend.in
Musicians Friend	Musicians Friend ccTLD	giardinelli	ie	Ireland	nr	Active	3/31/2006	5/16/2006	4/18/2007

Musicians Friend	Musicians Friend ccTLD	harmonycentral	ie	Ireland	nr	Active	3/31/2006	5/16/2006	4/18/2007
Musicians Friend	Musicians Friend ccTLD	harmony-central	ie	Ireland	nr	Active	3/31/2006	5/16/2006	4/19/2007
Musicians Friend	Musicians Friend ccTLD	musiciansfriend	ie	Ireland	nr	Active	3/31/2006	5/16/2006	4/18/2007
Musicians Friend	Musicians Friend ccTLD	giardinelli	co.it	Italy	rs	Active	3/31/2006	5/16/2006	4/14/2007
Musicians Friend	Musicians Friend ccTLD	harmonycentral	co.it	Italy	rs	Active	3/31/2006	5/16/2006	4/14/2007
Musicians Friend	Musicians Friend ccTLD	harmony-central	co.it	Italy	rs	Active	3/31/2006	5/16/2006	4/14/2007
Musicians Friend	Musicians Friend ccTLD	musician	co.it	Italy	rs	Active	3/31/2006	5/16/2006	4/14/2007
Musicians Friend	Musicians Friend ccTLD	musiciansfriend	co.it	Italy	rs	Active	3/31/2006	5/16/2006	4/14/2007
Musicians Friend	Musicians Friend ccTLD	harmonycentral	it	Italy	rs	Active	3/31/2006	5/16/2006	4/19/2007
Musicians Friend	Musicians Friend ccTLD	harmony-central	it	Italy	rs	Active	3/31/2006	5/16/2006	4/19/2007
Musicians Friend	Musicians Friend ccTLD	musician	it	Italy	rs	Active	3/31/2006	5/16/2006	4/19/2007
Musicians Friend	Musicians Friend ccTLD	giardinelli	JP	Japan	rs	Active	3/31/2006	5/16/2006	4/30/2007
Musicians Friend	Musicians Friend ccTLD	harmonycentral	JP	Japan	rs	Active	3/31/2006	5/16/2006	4/30/2007

Musicians Friend	Musicians Friend ccTLD	harmony- central	jp	Japan	rs	Active	3/31/2006	5/16/2006	4/30/2007
Musicians Friend	Musicians Friend ccTLD	musiciansfriend	jp	Japan	rs	Active	3/31/2006	5/16/2006	4/30/2007
Musicians Friend	Musicians Friend ccTLD	giardinelli	lu	Luxembou rg	rs	Active	3/31/2006	5/16/2006	4/14/2007
Musicians Friend	Musicians Friend ccTLD	harmonyc entral	lu	Luxembou rg	rs	Active	3/31/2006	5/16/2006	4/14/2007
Musicians Friend	Musicians Friend ccTLD	harmony- central	lu	Luxembou rg	rs	Active	3/31/2006	5/16/2006	4/14/2007
Musicians Friend	Musicians Friend ccTLD	musician	lu	Luxembou rg	rs	Active	3/31/2006	5/16/2006	4/14/2007
Musicians Friend	Musicians Friend ccTLD	musiciansfriend	lu	Luxembou rg	rs	Active	3/31/2006	5/16/2006	4/14/2007
Musicians Friend	Musicians Friend ccTLD	giardinelli	com.mx	Mexico	nr	Active	3/31/2006	5/16/2006	4/5/2007
Musicians Friend	Musicians Friend ccTLD	harmonyc entral	com.mx	Mexico	nr	Active	3/31/2006	5/16/2006	4/5/2007
Musicians Friend	Musicians Friend ccTLD	harmony- central	com.mx	Mexico	nr	Active	3/31/2006	5/16/2006	4/5/2007
Musicians Friend	Musicians Friend ccTLD	musician	com.mx	Mexico	nr	Active	3/31/2006	5/16/2006	4/5/2007
Musicians Friend	Musicians Friend ccTLD	musiciansfriend	com.mx	Mexico	nr	Active	3/31/2006	5/16/2006	4/5/2007
Musicians Friend	Musicians Friend ccTLD	giardinelli	nl	Netherlan ds	rs	Active	3/31/2006	5/16/2006	5/6/2007

Musicians Friend	Musicians Friend ccTLD	harmonycentral	nl	Netherlands	rs	Active	3/31/2006	5/16/2006	5/6/2007
Musicians Friend	Musicians Friend ccTLD	harmony- central	nl	Netherlands	rs	Active	3/31/2006	5/16/2006	5/6/2007
Musicians Friend	Musicians Friend ccTLD	giardinelli	no	Norway	rs	Active	3/31/2006	5/16/2006	4/18/2007
Musicians Friend	Musicians Friend ccTLD	harmonycentral	no	Norway	rs	Active	3/31/2006	5/16/2006	4/18/2007
Musicians Friend	Musicians Friend ccTLD	harmony- central	no	Norway	rs	Active	3/31/2006	5/16/2006	4/18/2007
Musicians Friend	Musicians Friend ccTLD	musician	no	Norway	rs	Active	3/31/2006	5/16/2006	4/18/2007
Musicians Friend	Musicians Friend ccTLD	musiciansfriend	no	Norway	rs	Active	3/31/2006	5/16/2006	4/18/2007
Musicians Friend	Musicians Friend ccTLD	giardinelli	co.pt	Portugal	nr	Active	3/31/2006	5/16/2006	5/1/2008
Musicians Friend	Musicians Friend ccTLD	harmonycentral	co.pt	Portugal	nr	Active	3/31/2006	5/16/2006	5/1/2008
Musicians Friend	Musicians Friend ccTLD	harmony- central	co.pt	Portugal	nr	Active	3/31/2006	5/16/2006	5/1/2008
Musicians Friend	Musicians Friend ccTLD	musician	co.pt	Portugal	nr	Active	3/31/2006	5/16/2006	5/1/2008
Musicians Friend	Musicians Friend ccTLD	musiciansfriend	co.pt	Portugal	nr	Active	3/31/2006	5/16/2006	5/1/2008
Musicians Friend	Musicians Friend ccTLD	giardinelli	com.pt	Portugal	nr	Active	3/31/2006	5/16/2006	4/11/2007

Musicians Friend	Musicians Friend ccTLD	harmonyc entral	com.pt	Portugal	nr	Active	3/31/2006	5/16/2006	4/11/2007
Musicians Friend	Musicians Friend ccTLD	harmony- central	com.pt	Portugal	nr	Active	3/31/2006	5/16/2006	4/11/2007
Musicians Friend	Musicians Friend ccTLD	musician	com.pt	Portugal	nr	Active	3/31/2006	5/16/2006	4/11/2007
Musicians Friend	Musicians Friend ccTLD	musiciansfriend	com.pt	Portugal	nr	Active	3/31/2006	5/16/2006	4/11/2007
Musicians Friend	Musicians Friend ccTLD	giardinelli	ru	Russia	nr	Active	3/31/2006	5/16/2006	4/10/2007
Musicians Friend	Musicians Friend ccTLD	harmonyc entral	ru	Russia	nr	Active	3/31/2006	5/16/2006	4/10/2007
Musicians Friend	Musicians Friend ccTLD	giardinelli	com.sg	Singapore	rs	Active	3/31/2006	5/16/2006	4/21/2007
Musicians Friend	Musicians Friend ccTLD	harmonyc entral	com.sg	Singapore	rs	Active	3/31/2006	5/16/2006	4/21/2007
Musicians Friend	Musicians Friend ccTLD	harmony- central	com.sg	Singapore	rs	Active	3/31/2006	5/16/2006	4/21/2007
Musicians Friend	Musicians Friend ccTLD	musician	com.sg	Singapore	rs	Active	3/31/2006	5/16/2006	4/21/2007
Musicians Friend	Musicians Friend ccTLD	musiciansfriend	com.sg	Singapore	rs	Active	3/31/2006	5/16/2006	4/21/2007
Musicians Friend	Musicians Friend ccTLD	giardinelli	sg	Singapore	rs	Active	3/31/2006	5/16/2006	4/21/2007
Musicians Friend	Musicians Friend ccTLD	harmonyc entral	sg	Singapore	rs	Active	3/31/2006	5/16/2006	4/21/2007

Musicians Friend	Musicians Friend ccTLD	harmony-central	sg	Singapore	rs	Active	3/31/2006	5/16/2006	4/21/2007
Musicians Friend	Musicians Friend ccTLD	musician	sg	Singapore	rs	Active	3/31/2006	5/16/2006	4/21/2007
Musicians Friend	Musicians Friend ccTLD	musiciansfriend	sg	Singapore	rs	Active	3/31/2006	5/16/2006	4/21/2007
Musicians Friend	Musicians Friend ccTLD	giardinelli	co.kr	Korea South	rs	Active	3/31/2006	5/16/2006	4/12/2007
Musicians Friend	Musicians Friend ccTLD	giardinelli	com.es	Spain	nr	Active	3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD	harmonycentral	com.es	Spain	nr	Active	3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD	harmony-central	com.es	Spain	nr	Active	3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD	musician	com.es	Spain	nr	Active	3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD	musiciansfriend	com.es	Spain	nr	Active	3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD	giardinelli	es	Spain	nr	Active	3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD	harmonycentral	es	Spain	nr	Active	3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD	musician	es	Spain	nr	Active	3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD	musiciansfriend	es	Spain	nr	Active	3/31/2006	5/16/2006	4/7/2007

Musicians Friend	Musicians Friend ccTLD	giardinelli	se	Sweden	nr	Active	3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD	harmonyc entral	se	Sweden	nr	Active	3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD	harmony- central	se	Sweden	nr	Active	3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD	musician	se	Sweden	nr	Active	3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD	musiciansfriend	se	Sweden	nr	Active	3/31/2006	5/16/2006	4/7/2007
Musicians Friend	Musicians Friend ccTLD	giardinelli	ch	Switzerlan d	nr	Active	3/31/2006	5/16/2006	4/30/2007
Musicians Friend	Musicians Friend ccTLD	harmonyc entral	ch	Switzerlan d	nr	Active	3/31/2006	5/16/2006	4/30/2007
Musicians Friend	Musicians Friend ccTLD	harmony- central	ch	Switzerlan d	nr	Active	3/31/2006	5/16/2006	4/30/2007
Musicians Friend	Musicians Friend ccTLD	musician	ch	Switzerlan d	nr	Active	3/31/2006	5/16/2006	4/30/2007
Musicians Friend	Musicians Friend ccTLD	musiciansfriend	ch	Switzerlan d	nr	Active	3/31/2006	5/16/2006	4/30/2007
Musicians Friend	Musicians Friend ccTLD	harmonycentral	com.tr	Turkey	rs	Active	3/31/2006	5/16/2006	5/17/2007
Musicians Friend	Musicians Friend ccTLD	harmony- central	com.tr	Turkey	rs	Active	3/31/2006	5/16/2006	5/17/2007
Musicians Friend	Musicians Friend ccTLD	musiciansfriend	com.tr	Turkey	rs	Active	3/31/2006	5/16/2006	5/17/2007

Musicians Friend	Musicians Friend ccTLD	giardinelli	co.uk	United Kingdom	nr	Active	3/31/2006	5/16/2006	4/7/2008
Musicians Friend	Musicians Friend ccTLD	harmonycentral	co.kr	Korea South	rs	Active	5/31/2006	6/15/2006	5/23/2007	harmonycentral.co.kr

Service	Type	Expiration	Account Holder
(misupply.com) Private Registration	Private Registration	9-Jan-11	Woodwind and Brasswind
(music123.bz) Private Registration	Private Registration	29-Jun-11	Woodwind and Brasswind
(music123.com) Private Registration	Private Registration	26-Oct-07	Woodwind and Brasswind
(music123-email.com) Private Registration	Private Registration	4-May-08	Woodwind and Brasswind
123band.com	Domain	17-Aug-07	Woodwind and Brasswind
123woodwinds.com	Domain	17-Aug-07	Woodwind and Brasswind
4iyons.com	Domain	23-Feb-12	Woodwind and Brasswind
53lp.com	Domain	22-Sep-08	Woodwind and Brasswind
54lp.com	Domain	22-Sep-08	Woodwind and Brasswind
55lp.com	Domain	22-Sep-08	Woodwind and Brasswind
56lp.com	Domain	22-Sep-08	Woodwind and Brasswind
57lp.com	Domain	22-Sep-08	Woodwind and Brasswind
58lp.com	Domain	22-Sep-08	Woodwind and Brasswind
59lp.com	Domain	6-Apr-08	Woodwind and Brasswind
60lp.com	Domain	22-Sep-08	Woodwind and Brasswind
61lp.com	Domain	22-Sep-08	Woodwind and Brasswind
62lp.com	Domain	22-Sep-08	Woodwind and Brasswind
acousticdrummer.com	Domain	23-Feb-08	Woodwind and Brasswind
advatech.com	Domain	8-Jul-07	Woodwind and Brasswind
ajdrums.com	Domain	23-Feb-08	Woodwind and Brasswind
ajpropercussion.com	Domain	6-Jul-08	AJ’s Pro Percussion Center, Inc.
ajspropercussion.com	Domain	7-Aug-11	AJ’s Pro Percussion Center, Inc.
askmusicians.com	Domain	30-Aug-08	Woodwind and Brasswind
askmusicians.net	Domain	30-Aug-08	Woodwind and Brasswind
band123.biz	Domain	2-Aug-07	Woodwind and Brasswind
band123.com	Domain	11-Jan-12	Woodwind and Brasswind
bandnow.com	Domain	8-Feb-08	Woodwind and Brasswind
bands123.com	Domain	17-Jan-12	Woodwind and Brasswind
barringtonmusic.com	Domain	9-May-08	Woodwind and Brasswind
barringtonmusicproducts.com	Domain	25-Jun-07	Woodwind and Brasswind
bass123.biz	Domain	2-Aug-07	Woodwind and Brasswind
cherrysmusic.com	Domain	5-Nov-11	Woodwind and Brasswind
customgibson.com	Domain	15-Jun-08	Woodwind and Brasswind
customselectwind.com	Domain	26-Jan-11	Woodwind and Brasswind
dbamber.com	Domain	4-Nov-11	Woodwind and Brasswind
dbamberinc.com	Domain	4-Nov-11	Woodwind and Brasswind
dennisbamberinc.com	Domain	16-Nov-11	Woodwind and Brasswind
drumbuyer.com	Domain	23-Feb-08	Woodwind and Brasswind
drumbuys.com	Domain	23-Feb-08	Woodwind and Brasswind
drumcatalog.com	Domain	23-Feb-08	Woodwind and Brasswind
drumshopper.com	Domain	23-Feb-08	Woodwind and Brasswind
drumsinthewind.com	Domain	4-Nov-11	Woodwind and Brasswind
drumsmall.com	Domain	23-Feb-08	Woodwind and Brasswind
drumspecials.com	Domain	23-Feb-08	Woodwind and Brasswind
drumstoday.com	Domain	23-Feb-08	Woodwind and Brasswind
drumsweb.com	Domain	23-Feb-08	Woodwind and Brasswind
drumswind.com	Domain	1-May-07	Woodwind and Brasswind
drumwind.com	Domain	1-May-07	Woodwind and Brasswind
fIoridadrumexpo.com	Domain	23-Feb-08	Woodwind and Brasswind
fullertonmusic.com	Domain	19-Aug-09	Woodwind and Brasswind
generalmusicstore.com	Domain	4-Nov-11	Woodwind and Brasswind
gibsonbluegrass.com	Domain	5-Nov-09	Woodwind and Brasswind

gibsonguy.com	Domain	26-Jan-09	Woodwind and Brasswind
gibsonguys.com	Domain	26-Jan-09	Woodwind and Brasswind
gibsonmandolin.com	Domain	5-Nov-09	Woodwind and Brasswind
gibsonmontana.com	Domain	5-Nov-09	Woodwind and Brasswind
gibsonmontana.net	Domain	5-Nov-09	Woodwind and Brasswind
gibsonnashville.com	Domain	15-Jun-08	Woodwind and Brasswind
giftofnote.com	Domain	9-Jun-08	Woodwind and Brasswind
giftsofnote.com	Domain	9-Jun-08	Woodwind and Brasswind
guitar123.biz	Domain	2-Aug-07	Woodwind and Brasswind
guitars123.com	Domain	19-Jun-09	Woodwind and Brasswind
guitarsale.com	Domain	17-Sep-07	Woodwind and Brasswind
guitarsale.net	Domain	6-May-08	Woodwind and Brasswind
guitarsale-email.com	Domain	18-Jul-08	Woodwind and Brasswind
jet-tone.com	Domain	16-Sep-07	Woodwind and Brasswind
jo-ral.com	Domain	16-Sep-07	Woodwind and Brasswind
kids4music.com	Domain	4-May-08	Woodwind and Brasswind
kidsfunmusic.com	Domain	15-Jul-11	Woodwind and Brasswind
kidsmusicpark.com	Domain	15-Jul-11	Woodwind and Brasswind
kidsmusicplace.com	Domain	15-Jul-11	Woodwind and Brasswind
kidsmusicplayground.com	Domain	15-Jul-11	Woodwind and Brasswind
kidsnmusic.com	Domain	4-May-08	Woodwind and Brasswind
kidsnmusicrsmart.com	Domain	4-May-08	Woodwind and Brasswind
lespaulusa.com	Domain	4-Feb-09	Woodwind and Brasswind
misupply.com	Domain	15-Aug-11	Woodwind and Brasswind
misupply-email.com	Domain	18-Jul-08	Woodwind and Brasswind
musco123.com	Domain	10-Nov-07	Woodwind and Brasswind
music123.at	Domain	29-Jun-07	Woodwind and Brasswind
music123.biz	Domain	2-Feb-12	Woodwind and Brasswind
music123.bz	Domain	29-Jun-11	Woodwind and Brasswind
music123.cc	Domain	29-Jun-11	Woodwind and Brasswind
music123.com	Domain	28-Oct-10	Woodwind and Brasswind
music123affiliates.com	Domain	12-Jun-09	Woodwind and Brasswind
music123-email.com	Domain	4-May-08	Woodwind and Brasswind
music123pro.com	Domain	25-Sep-07	Woodwind and Brasswind
music123secure.com	Domain	31-Jul-08	Woodwind and Brasswind
music456.com	Domain	15-May-08	Woodwind and Brasswind
musicalplayhouse.com	Domain	15-Jul-11	Woodwind and Brasswind
musicalpro.com	Domain	31-Aug-08	Woodwind and Brasswind
musicalpro.net	Domain	31-Aug-08	Woodwind and Brasswind
musicalsandbox.com	Domain	15-Jul-11	Woodwind and Brasswind
musicalsandbox-email.com	Domain	2-Dec-08	Woodwind and Brasswind
musicgeargarage.com	Domain	31-Mar-08	Woodwind and Brasswind
musician123.com	Domain	19-May-09	Woodwind and Brasswind
musicians123.com	Domain	19-May-09	Woodwind and Brasswind
music-machine.net	Domain	23-Oct-08	Woodwind and Brasswind
musicmachinegibson.biz	Domain	20-Dec-09	Woodwind and Brasswind
musicmachinegibson.com	Domain	21-Dec-08	Woodwind and Brasswind
musico123.com	Domain	10-Nov-08	Woodwind and Brasswind
musicplayroom.com	Domain	28-Jul-11	Woodwind and Brasswind
musicstore123.com	Domain	13-Apr-08	Woodwind and Brasswind
musik123.com	Domain	15-May-08	Woodwind and Brasswind
musique123.com	Domain	13-Apr-08	Woodwind and Brasswind
musique123.net	Domain	13-Apr-08	Woodwind and Brasswind

netdrummer.com	Domain	23-Feb-08	Woodwind and Brasswind
oboes123.com	Domain	19-Oct-11	Woodwind and Brasswind
percussionmall.com	Domain	23-Feb-08	Woodwind and Brasswind
percussionstore.com	Domain	23-Feb-08	Woodwind and Brasswind
percussionunlimited.com	Domain	23-Feb-08	Woodwind and Brasswind
raredrums.com	Domain	23-Feb-08	Woodwind and Brasswind
rocknrhythm.com	Domain	8-Jul-07	Woodwind and Brasswind
rockwind.biz	Domain	23-Aug-07	Woodwind and Brasswind
saxophones123.com	Domain	19-Oct-11	Woodwind and Brasswind
schoolmusic.com	Domain	11-Jul-08	Woodwind and Brasswind
schoolmusic.us	Domain	11-Jan-08	Woodwind and Brasswind
sheetmusic123.com	Domain	18-Mar-08	Woodwind and Brasswind
solodrummer.com	Domain	23-Feb-08	Woodwind and Brasswind
sproutsmusic.com	Domain	15-Jul-11	Woodwind and Brasswind
stringwind.com	Domain	13-Apr-07	Woodwind and Brasswind
therockwind.com	Domain	27-Jul-09	Woodwind and Brasswind
therockwind.net	Domain	27-Jul-09	Woodwind and Brasswind
thestringcenter.com	Domain	8-Sep-10	Woodwind and Brasswind
thestringcentre.com	Domain	8-Sep-10	Woodwind and Brasswind
thewoodwindandbrasswind.com	Domain	26-Apr-08	Woodwind and Brasswind
topdrum.com	Domain	4-Nov-11	Woodwind and Brasswind
usadrums.com	Domain	23-Feb-08	Woodwind and Brasswind
usagibsonguitars.biz	Domain	20-Dec-09	Woodwind and Brasswind
usalespaul.com	Domain	4-Feb-09	Woodwind and Brasswind
vintagedrumsales.com	Domain	23-Feb-08	Woodwind and Brasswind
vintagegibson.com	Domain	30-Nov-08	Woodwind and Brasswind
vintagepercussion.com	Domain	23-Feb-08	Woodwind and Brasswind
wab-cg.com	Domain	4-Nov-07	Woodwind and Brasswind
wolfpackcases.com	Domain	9-Feb-08	Woodwind and Brasswind
wolfpakcases.com	Domain	4-Nov-07	Woodwind and Brasswind
woodbrassaffiliates.com	Domain	12-Jun-09	Woodwind and Brasswind
woodwindandbrasswind.com	Domain	16-Sep-07	Woodwind and Brasswind
woodwindbrasswind.com	Domain	16-Sep-07	Woodwind and Brasswind
wwandbw.com	Domain	8-Jul-07	Woodwind and Brasswind
wwbw.at	Domain	29-Jun-11	Woodwind and Brasswind
wwbw.be	Domain	29-Jun-11	Woodwind and Brasswind
wwbw.bz	Domain	29-Jun-11	Woodwind and Brasswind
wwbw.cc	Domain	29-Jun-11	Woodwind and Brasswind
wwbw.co.nz	Domain	29-Jun-11	Woodwind and Brasswind
wwbw.com	Domain	26-Apr-07	Woodwind and Brasswind
wwbw.de	Domain	29-Jun-11	Woodwind and Brasswind
wwbw.info	Domain	29-Jun-11	Woodwind and Brasswind
wwbw.net	Domain	26-Apr-08	Woodwind and Brasswind
wwbw.org	Domain	29-Jun-11	Woodwind and Brasswind
wwbw-email.com	Domain	18-Jul-08	Woodwind and Brasswind

Domain Name	Registrar	Expires	Registrant	Maintenance Contact
wwbw.jp	jp-domains.com	1/31/2008	Music123	Chris James / Steve Peer
music123.jp	jp-domains.com	2/29/2008	Music123	Chris James / Steve Peer

Domain Name	Registrar	Expires	Registrant	Maintenance Contact
allmusicianfind.com	directnic.com	5/10/2012	Harmony Central Group, LLC	Chris James / Alan Laird
audio-software.info	directnic.com	5/22/2012	Harmony Central Group, LLC	Chris James / Alan Laird
audioprocessor.com	directnic.com	7/9/2012	Harmony Central Group, LLC	Chris James / Alan Laird
band-web-sites.com	directnic.com	12/13/2011	Harmony Central Group, LLC	Chris James / Alan Laird
bandshwag.com	directnic.com	8/15/2011	Harmony Central Group, LLC	Chris James / Alan Laird
basstipoftheday.com	directnic.com	5/20/2012	Harmony Central Group, LLC	Chris James / Alan Laird
djtipoftheday.com	directnic.com	5/20/2012	Harmony Central Group, LLC	Chris James / Alan Laird
drum-rudiments.com	dlrectnic.com	3/8/2012	Harmony Central Group, LLC	Chris James / Alan Laird
drumtipoftheday.com	directnic.com	5/20/2012	Harmony Central Group, LLC	Chris James / Alan Laird
gigscentral.com	directnic.com	4/26/2012	Harmony Central Group, LLC	Chris James / Alan Laird
guitar-string.info	directnic.com	7/29/2011	Harmony Central Group, LLC	Chris James / Alan Laird
guitar-string.net	directnic.com	7/29/2011	Harmony Central Group, LLC	Chris James / Alan Laird
guitar-tip-of-the-day.com	directnic.com	1/21/2012	Harmony Central Group, LLC	Chris James / Alan Laird
guitarbuyingtips.com	directnic.com	5/6/2012	Harmony Central Group, LLC	Chris James / Alan Laird
guitartipoftheday.com	directnic.com	1/21/2012	Harmony Central Group, LLC	Chris James / Alan Laird
guitartips.net	directnic.com	6/5/2011	Harmony Central Group, LLC	Chris James / Alan Laird
h-ctv.com	directnic.com	5/10/2011	Harmony Central Group, LLC	Chris James / Alan Laird
h-ctv.net	directnic.com	5/10/2011	Harmony Central Group, LLC	Chris James / Alan Laird
h-ctv.org	directnic.com	5/10/2011	Harmony Central Group, LLC	Chris James / Alan Laird
harmony-central.biz	directnic.com	2/12/2012	Harmony Central Group, LLC	Chris James / Alan Laird
harmony-central.cc	directnic.com	6/2/2008	Harmony Central Group, LLC	Chris James / Alan Laird
harmony-central.cn	directnic.com	6/17/2010	Harmony Central Group, LLC	Chris James / Alan Laird
harmony-central.com	directnic.com	12/27/2007	Harmony Central Group, LLC	Chris James / Alan Laird
harmony-central.name	directnic.com	6/2/2011	Harmony Central Group, LLC	Chris James / Alan Laird
harmony-central.org	directnic.com	2/13/2012	Harmony Central Group, LLC	Chris James / Alan Laird
harmony-central.tv	directnic.com	5/7/2009	Harmony Central Group, LLC	Chris James / Alan Laird
harmony-central.us	directnic.com	2/12/2012	Harmony Central Group, LLC	Chris James / Alan Laird
harmony-central.ws	directnic.com	6/16/2011	Harmony Central Group, LLC	Chris James / Alan Laird
harmony-centralcom.com	directnic.com	6/16/2011	Harmony Central Group, LLC	Chris James / Alan Laird
harmony-centraltv.com	directnic.com	5/9/2011	Harmony Central Group, LLC	Chris James / Alan Laird
harmony-click.com	directnic.com	7/15/2011	Harmony Central Group, LLC	Chris James / Alan Laird
harmony-clicks.com	directnic.com	7/15/2011	Harmony Central Group, LLC	Chris James / Alan Laird
harmonycentral.biz	directnic.com	2/12/2012	Harmony Central Group, LLC	Chris James / Alan Laird
harmonycentral.cc	directnic.com	6/2/2008	Harmony Central Group, LLC	Chris James / Alan Laird
harmonycentral.com	directnic.com	6/23/2012	Harmony Central Group, LLC	Chris James / Alan Laird
harmonycentral.info	directnic.com	2/13/2012	Harmony Central Group, LLC	Chris James / Alan Laird

harmonycentral.name	directnic.com	2/1/2012	Harmony Central Group, LLC	Chris James / Alan Laird
harmonycentral.tv	directnic.com	5/7/2009	Harmony Central Group, LLC	Chris James / Alan Laird
harmonycentral.us	directnic.com	2/12/2012	Harmony Central Group, LLC	Chris James / Alan Laird
harmonycentral.ws	directnic.com	6/2/2011	Harmony Central Group, LLC	Chris James / Alan Laird
harmonycentralcom.com	directnic.com	6/16/2011	Harmony Central Group, LLC	Chris James / Alan Laird
harmonycentraltv.com	directnic.com	5/9/2011	Harmony Central Group, LLC	Chris James / Alan Laird
harmonyclick.com	directnic.com	2/16/2012	Harmony Central Group, LLC	Chris James / Alan Laird
harmonyclicks.com	directnic.com	7/14/2011	Harmony Central Group, LLC	Chris James / Alan Laird
hc-ads.com	directnic.com	1/9/2012	Harmony Central Group, LLC	Chris James / Alan Laird
home-recording.biz	directnic.com	10/30/2011	Harmony Central Group, LLC	Chris James / Alan Laird
instrumentcompare.com	directnic.com	6/2/2012	Harmony Central Group, LLC	Chris James / Alan Laird
keyboardtipoftheday.com	directnic.com	6/5/2012	Harmony Central Group, LLC	Chris James / Alan Laird
mfinc.cc	directnic.com	6/2/2008	Harmony Central Group, LLC	Chris James / Alan Laird
mfinc.info	directnic.com	6/2/2012	Harmony Central Group, LLC	Chris James / Alan Laird
mfinc.name	directnic.com	6/2/2011	Harmony Central Group, LLC	Chris James / Alan Laird
mfinc.tv	directnic.com	6/2/2011	Harmony Central Group, LLC	Chris James / Alan Laird
mfinc.ws	directnic.com	6/2/2011	Harmony Central Group, LLC	Chris James / Alan Laird
mgearshop.com	directnic.com	6/2/2012	Harmony Central Group, LLC	Chris James / Alan Laird
miclick.com	directnic.com	2/15/2012	Harmony Central Group, LLC	Chris James / Alan Laird
monsterrack.com	directnic.com	7/20/2012	Harmony Central Group, LLC	Chris James / Alan Laird
music-instrument-sale.name	directnic.com	6/2/2008	Harmony Central Group, LLC	Chris James / Alan Laird
music-instrument-sale.net	directnic.com	6/2/2012	Harmony Central Group, LLC	Chris James / Alan Laird
music-instrument-sale.org	directnic.com	6/2/2012	Harmony Central Group, LLC	Chris James / Alan Laird
music-poster.net	directnic.com	5/21/2012	Harmony Central Group, LLC	Chris James / Alan Laird
musical-instrument-sale.biz	directnic.com	6/1/2012	Harmony Central Group, LLC	Chris James / Alan Laird
musical-instrument-sale.cc	directnic.com	6/2/2008	Harmony Central Group, LLC	Chris James / Alan Laird
musical-instrument-sale.info	directnic.com	6/2/2012	Harmony Central Group, LLC	Chris James / Alan Laird
musical-instrument-sale.name	directnic.com	6/2/2008	Harmony Central Group, LLC	Chris James / Alan Laird
musical-instrument-sale.org	directnic.com	6/2/2012	Harmony Central Group, LLC	Chris James / Alan Laird
musical-instrument-sale.tv	directnic.com	5/7/2009	Harmony Central Group, LLC	Chris James / Alan Laird
musical-instrument-sale.us	directnic.com	6/1/2012	Harmony Central Group, LLC	Chris James / Alan Laird
musical-instrument-sale.ws	directnic.com	6/2/2012	Harmony Central Group, LLC	Chris James /Alan Laird
musicalclicks.com	directnic.com	3/18/2012	Harmony Central Group, LLC	Chris James / Alan Laird
musicbusinesstipoftheday.com	directnic.com	5/20/2012	Harmony Central Group, LLC	Chris James / Alan Laird
musiceducationtipoftheday.com	directnic.com	5/20/2012	Harmony Central Group, LLC	Chris James / Alan Laird
musicequipmentforsale.org	directnic.com	6/2/2012	Harmony Central Group, LLC	Chris James /Alan Laird
musicgear.cc	directnic.com	6/2/2008	Harmony Central Group, LLC	Chris James / Alan Laird

musicianfindit.com	directnic.com	5/10/2012	Harmony Central Group, LLC	Chris James / Alan Laird
musicianmagazines.com	directnic.com	12/14/2011	Harmony Central Group, LLC	Chris James / Alan Laird
musicinstrument.us	directnic.com	6/1/2012	Harmony Central Group, LLC	Chris James / Alan Laird
musictipoftheday.com	directnic.com	5/20/2012	Harmony Central Group, LLC	Chris James / Alan Laird
processaudio.com	directnic.com	7/9/2012	Harmony Central Group, LLC	Chris James / Alan Laird
recordingtipoftheday.com	directnic.com	5/20/2012	Harmony Central Group, LLC	Chris James / Alan Laird
songwritingtipoftheday.com	directnic.com	5/20/2012	Harmony Central Group, LLC	Chris James / Alan Laird
tabmonkey.com	directnic.com	4/26/2012	Harmony Central Group, LLC	Chris James / Alan Laird
wwwharmony-central.com	directnic.com	2/16/2012	Harmony Central Group, LLC	Chris James / Alan Laird

Domain Name	Registrar	Expires	Registrant	Maintenance Contact
Domain Name	CSC Corporate Domains / EBrandSecure	Expiry Date	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.at	CSC Corporate Domains / EBrandSecure	6-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.be	CSC Corporate Domains / EBrandSecure	12-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.ca	CSC Corporate Domains / EBrandSecure	10-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.ch	CSC Corporate Domains / EBrandSecure	30-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.cn	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.co.at	CSC Corporate Domains / EBrandSecure	9-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.co.dk	CSC Corporate Domains / EBrandSecure	10-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
GIARDINELLI.CO.IN	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.co.it	CSC Corporate Domains / EBrandSecure	14-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelii.co.kr	CSC Corporate Domains / EBrandSecure	12-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.co.pt	CSC Corporate Domains / EBrandSecure	1-May-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.co.uk	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.com.br	CSC Corporate Domains / EBrandSecure	10-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.com.cn	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.com.es	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.com.fr	CSC Corporate Domains / EBrandSecure	14-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.com.gr	CSC Corporate Domains / EBrandSecure	10-May-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.com.mx	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.com.pt	CSC Corporate Domains / EBrandSecure	11-Apr-07	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.com.sg	CSC Corporate Domains / EBrandSecure	21-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.de	CSC Corporate Domains / EBrandSecure	11-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.dk	CSC Corporate Domains / EBrandSecure	30-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.es	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.fi	CSC Corporate Domains / EBrandSecure	11-Apr-09	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.fr	CSC Corporate Domains / EBrandSecure	14-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.gr	CSC Corporate Domains / EBrandSecure	10-May-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.ie	CSC Corporate Domains / EBrandSecure	18-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
GIARDINELLI.IN	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardineili.jp	CSC Corporate Domains / EBrandSecure	30-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.lu	CSC Corporate Domains / EBrandSecure	14-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.nl	CSC Corporate Domains / EBrandSecure	6-May-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.no	CSC Corporate Domains / EBrandSecure	18-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.ru	CSC Corporate Domains / EBrandSecure	10-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.se	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
giardinelli.sg	CSC Corporate Domains / EBrandSecure	21-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith

harmony-central.at	CSC Corporate Domains / EBrandSecure	9-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmony-central.be	CSC Corporate Domains / EBrandSecure	12-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmony-central.ca	CSC Corporate Domains / EBrandSecure	10-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmony-central.ch	CSC Corporate Domains / EBrandSecure	30-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmony-central.co.at	CSC Corporate Domains / EBrandSecure	9-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmony-central.co.dk	CSC Corporate Domains / EBrandSecure	10-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
HARMONY-CENTRAL.CO. IN	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmony-central.co.it	CSC Corporate Domains / EBrandSecure	14-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmony-central.co.pt	CSC Corporate Domains / EBrandSecure	1-May-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmony-central.com.br	CSC Corporate Domains / EBrandSecure	10-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmony-central.com.cn	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmony-central.com.es	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmony-central.com.fr	CSC Corporate Domains / EBrandSecure	14-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmony-central.com.gr	CSC Corporate Domains / EBrandSecure	10-May-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmony-central.com.mx	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmony-central.com.pt	CSC Corporate Domains / EBrandSecure	11-Apr-07	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmony-central.com.sg	CSC Corporate Domains / EBrandSecure	21-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmony-central.com.tr	CSC Corporate Domains / EBrandSecure	16-May-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmony-central.dk	CSC Corporate Domains / EBrandSecure	30-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmony-central.es	CSC Corporate Domains / EBrandSecure	28-Dec-07	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmony-central.fi	CSC Corporate Domains / EBrandSecure	11-Apr-09	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmony-central.fr	CSC Corporate Domains / EBrandSecure	14-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmony-central.gr	CSC Corporate Domains / EBrandSecure	10-May-08	CSC Corporate Domains inc.	Chris James / Dan Smith
harmony-central.ie	CSC Corporate Domains / EBrandSecure	19-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
HARMONY-CENTRAL.IN	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmony-central.it	CSC Corporate Domains / EBrandSecure	19-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmony-central.jp	CSC Corporate Domains / EBrandSecure	30-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmony-central.lu	CSC Corporate Domains / EBrandSecure	14-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmony-central.nl	CSC Corporate Domains / EBrandSecure	6-May-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmony-central.no	CSC Corporate Domains / EBrandSecure	18-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmony-central.se	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmony-central.sg	CSC Corporate Domains / EBrandSecure	21-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.at	CSC Corporate Domains / EBrandSecure	6-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.be	CSC Corporate Domains / EBrandSecure	12-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.ca	CSC Corporate Domains / EBrandSecure	10-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.ch	CSC Corporate Domains / EBrandSecure	30-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.cn	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith

harmonycentral.co.at	CSC Corporate Domains / EBrandSecure	9-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.co.dk	CSC Corporate Domains / EBrandSecure	10-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
HARMONYCENTRAL.CO.IN	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.co.it	CSC Corporate Domains / EBrandSecure	14-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.co.kr	CSC Corporate Domains / EBrandSecure	23-May-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.co.pt	CSC Corporate Domains / EBrandSecure	1-May-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.com.br	CSC Corporate Domains / EBrandSecure	10-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.com.cn	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.com.es	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.com.fr	CSC Corporate Domains / EBrandSecure	14-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.com.gr	CSC Corporate Domains / EBrandSecure	10-May-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.com.mx	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.com.pt	CSC Corporate Domains / EBrandSecure	11-Apr-07	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.com.sg	CSC Corporate Domains / EBrandSecure	21-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.com.tr	CSC Corporate Domains / EBrandSecure	16-May-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.dk	CSC Corporate Domains / EBrandSecure	30-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.es	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.fi	CSC Corporate Domains / EBrandSecure	11-Apr-09	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.fr	CSC Corporate Domains / EBrandSecure	14-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.gr	CSC Corporate Domains / EBrandSecure	10-May-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.ie	CSC Corporate Domains / EBrandSecure	18-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
HARMONYCENTRAL.IN	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.it	CSC Corporate Domains / EBrandSecure	19-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.jp	CSC Corporate Domains / EBrandSecure	30-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.lu	CSC Corporate Domains / EBrandSecure	14-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.nl	CSC Corporate Domains / EBrandSecure	6-May-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.no	CSC Corporate Domains / EBrandSecure	18-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.ru	CSC Corporate Domains / EBrandSecure	10-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.se	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
harmonycentral.sg	CSC Corporate Domains / EBrandSecure	21-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musician.at	CSC Corporate Domains / EBrandSecure	6-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musician.ch	CSC Corporate Domains / EBrandSecure	30-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musician.co.at	CSC Corporate Domains / EBrandSecure	9-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musician.co.dk	CSC Corporate Domains / EBrandSecure	10-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musician.co.it	CSC Corporate Domains / EBrandSecure	14-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musician.co.pt	CSC Corporate Domains / EBrandSecure	1-May-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musician.com.es	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith

musician.com.gr	CSC Corporate Domains / EBrandSecure	10-May-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musician.com.mx	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musician.com.pt	CSC Corporate Domains / EBrandSecure	11-Apr-07	CSC Corporate Domains Inc.	Chris James / Dan Smith
musician.com.sg	CSC Corporate Domains / EBrandSecure	21-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musician.es	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musician.fi	CSC Corporate Domains / EBrandSecure	11-Apr-09	CSC Corporate Domains Inc.	Chris James / Dan Smith
musician.it	CSC Corporate Domains / EBrandSecure	19-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musician.lu	CSC Corporate Domains / EBrandSecure	14-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musician.no	CSC Corporate Domains / EBrandSecure	18-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musician.se	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musician.sg	CSC Corporate Domains / EBrandSecure	21-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musiciansfriend.at	CSC Corporate Domains / EBrandSecure	6-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musiciansfriend.be	CSC Corporate Domains / EBrandSecure	12-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musiciansfriend.ch	CSC Corporate Domains / EBrandSecure	30-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musiciansfriend.co.at	CSC Corporate Domains / EBrandSecure	6-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musiciansfriend.co.dk	CSC Corporate Domains / EBrandSecure	10-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
MUSICIANSFRIEND.CO.IN	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musiciansfriend.co.it	CSC Corporate Domains / EBrandSecure	14-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musiciansfriend.co.pt	CSC Corporate Domains / EBrandSecure	1-May-08	CSC Corporate Domains inc.	Chris James / Dan Smith
musiciansfriend.com.br	CSC Corporate Domains / EBrandSecure	10-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musiciansfriend.com.es	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musiciansfriend.com.fr	CSC Corporate Domains / EBrandSecure	13-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musiciansfriend.com.gr	CSC Corporate Domains / EBrandSecure	10-May-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musiciansfriend.com.mx	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musiciansfriend.com.pt	CSC Corporate Domains / EBrandSecure	11-Apr-07	CSC Corporate Domains Inc.	Chris James / Dan Smith
musiciansfriend.com.sg	CSC Corporate Domains / EBrandSecure	21-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musiciansfriend.com.tr	CSC Corporate Domains / EBrandSecure	16-May-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musiciansfriend.dk	CSC Corporate Domains / EBrandSecure	30-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musiciansfriend.es	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musiciansfriend.fi	CSC Corporate Domains / EBrandSecure	11-Apr-09	CSC Corporate Domains Inc.	Chris James / Dan Smith
musiciansfriend.fr	CSC Corporate Domains / EBrandSecure	14-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musiciansfriend.gr	CSC Corporate Domains / EBrandSecure	5-May-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musiciansfriend.ie	CSC Corporate Domains / EBrandSecure	18-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
MUSICIANSFRIEND.IN	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musiciansfriend.jp	CSC Corporate Domains / EBrandSecure	30-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musiciansfriend.lu	CSC Corporate Domains / EBrandSecure	14-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musiciansfriend.no	CSC Corporate Domains / EBrandSecure	18-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith

musiciansfriend.se	CSC Corporate Domains / EBrandSecure	7-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith
musiciansfriend.sg	CSC Corporate Domains / EBrandSecure	21-Apr-08	CSC Corporate Domains Inc.	Chris James / Dan Smith

Schedule 3.05(c)(i)
Owned Real Property

Owner	Address of Property	County
Guitar Center, Inc.	5785 Lindero Canyon Road Westlake Village, California	Los Angeles County

Guitar Center, Inc.	5775 Lindero Canyon Road Westlake Village, California	Los Angeles County

Musician’s Friend, Inc.	931 Chevy Way Medford, Oregon	Jackson County

Guitar Center, Inc.	1485 Northeast Expressway Atlanta, Georgia	Fulton County

Guitar Center, Inc.	1513, 1517 and 1521 Northeast Expressway Access Road Atlanta, Georgia	Fulton County

Guitar Center, Inc.	7425 Sunset Blvd. Hollywood, California	Los Angeles County

Guitar Center, Inc.	7330-7845 Maltlage Drive(1) Liverpool, New York	Onondaga County

(1) To be sold pursuant to the Agreement of Purchase and Sale and Joint Escrow Instructions dated as of September 24, 2007 by and between Guitar Center, Inc. and American Dicing, Inc.

Schedule 3.05(c)(ii)(2)

Leased Real Property

TENANT	ADDRESS	CITY	ST	ZIP	LANDLORD
GC, Inc.	1245 W. Elliot Rd., Ste. 115	Tempe	AZ	85284	CP Center 05 A, LLC c/o ACF Property Management, Inc. 12411 Ventura Blvd. Studio City, CA 91604 (818) 505-6777 Property Mgr: Debbie Kocour (480) 607-7741

GC Stores	2772 West Peoria Avenue	Phoenix	AZ	85029	Kimco North Trust I c/o Kimco Realty Corporation 3333 New Hyde Park Road, Suite 100 P.O. Box 5020 New Hyde Park, NY 11042-0020 (516) 869-9000

GC Stores	4720 E. Broadway Blvd.	Tucson	AZ	85711

SWANWAY DEVELOPMENT CO., INC.
5720 Smetana Drive, Suite 300
Minnetonka, MN 55343
Tel. (612) 939-3945
President: Stuart Scharff.

Property Manager: Donnette Keys, Office Manager

Progressive Property Management, LLC

4728 East Broadway Blvd.

Tucson, Arizona 85711

(520) 320-0010

(2) Such other leased locations to be determined as located in Landlord Lien States as agreed to by the Administrative Agent and the Lead Borrower.

TENANT	ADDRESS	CITY	ST	ZIP	LANDLORD
GC Stores	8949 E. Indian Bend Rd	Scottsdale	AZ	85250

Spire North LLC

c/o Spire South LLC

FBO MSMC Dept. 2919

Los Angeles, CA 90084-2919

Property Management: Scottsdale Pavilions

c/o Prima Commercial Services

8350 East McDonald Drive

Suite A

Scottsdale, AZ 85250

Jennifer Deaton, Assistant Property Manager

(480) 951-8989 x18

GC Stores	West McDowell Road, Suite 108	Avondale	AZ	85253

Raintree Pad 2, LLC

c/o J. Walters Construction Company, Inc.

Attn: Joseph R. Walters

2842 Roe Lane

Kansas City, KS 66103

(913) 262-6685

Copies to: Roger K. Spencer, Esq.
Law Offices of Roger K. Spencer, PLLC
One East Camelback Road, Suite 550
Phoenix, AZ 85012
(602) 279-0101

GC Stores	530 Westlake Ave. North	Seattle	WA	98109	City Investors IX LLC c/o CB Richard Ellis 530 Dexter Avenue North, Suite 200 Seattle, Washington 98109 (206) 262-8800 Fax (206) 262-8805 Property Manager — Craig Maturi

TENANT	ADDRESS	CITY	ST	ZIP	LANDLORD
GC Stores	19509 Highway 99	Lynnwood	WA	98036

N&M Moscatel (Neiso and Arlene Moscatel), dba NHM Properties

c/o The Allegra Development Company

88 Lenora

Seattle, WA 98121

(206) 441-9191

Contact: Tresa Hunting.

Correspondence to: Harold W. Lefrandt

Leibson & Company

11100 N.E. 8th Street, Suite 800

Bellevue, Washington 98004

(425) 455-1777

GC, Inc.	230 Andover Park W.	Tukwila	WA	98188	Garfield-Southcenter, LLC P.O. Box 529 Eugene, OR 97440 Attn. Christian Fox G Group, LLC (541) 465-1600

GC Stores	12608 120th Ave. N.E.	Kirkland	WA	98034

Coventry II DDR Totem Lakes LLC

Dept. #102769-20999-3452

P.O. Box 931088

Cleveland, Ohio 44193

Notices: Coventry II DDR Totem Lakes LLC

c/o Developers Diversified Realty Corporation

3300 Enterprise Parkway

Beachwood, OH 44122

Attn: General Counsel

Property Manager: Rick Thomas

(801) 323-2312

GC Stores	2919 South 38th Street	Tacoma	WA	98409	KAMG Management P.O. Box 98922 Lakewood, WA 98498 Tel. (253) 584-8408 For Notices: KAMG Management Corporation 3620 100th Street S.W., Suite A Lakewood, WA 98499

TENANT	ADDRESS	CITY	ST	ZIP	LANDLORD
GC Stores	5628 N. Division St., Ste. B3	Spokane	WA	99207

Franklin Park S.C., LLC

c/o KRC Property Management I, Inc.

3333 New Hyde Park Road

Suite 100

New Hyde Park, NY 11042-0020
Property Manager: Jonathan Japlit
18001 Sky Park Circle, Suite H
Irvine, CA 92614
(949) 252-3868

GC Stores	3910 University Avenue	West Des Moines	IA	50266	EJ Development, LLC 3101 Ingersoll Avenue Des Moines, IA 50312 Attn: Abe Wolf (515) 277-4000 Copy of Notices to: Hogan Law Office — Attn: Timothy C. Hogan (same address as above)

GC Stores	3860 Elmore Avenue	Davenport	IA	52807	Hy-Vee Inc. (Sub-landlord) Attention: Real Estate Department 5820 Westown Parkway West Des Moines, Iowa 50266 Property Mgr.: Julie Ummach (515) 267-2979

GC Stores	2431 S. W. Wiley Rd.	Cedar Rapids	IA	52404

Marketplace on First, LLC
c/o NAI Iowa Realty Commercial
116 Third Street SE
Cedar Rapids, IA 52240
Attn: Scott G. Byers
(319) 378-6757

Copy of Notices to: Marketplace on First, LLC
c/o Joanne Mauck
P.O. Box 42

Swisher, IA 52338-0042

TENANT	ADDRESS	CITY	ST	ZIP	LANDLORD
GC Stores	6001 Menaul Blvd. NE,#B	Albuquerque	NM	87110	Staples, Inc. (Sub-Landlord) 500 Staples Drive Framingham, MA 01702 Attention: Lease Administration/ Real Estate Counsel Lease Administrator: Mike Connolly (508) 253-8675

GC Stores	5728 S. Redwood Road	Salt Lake City	UT	84123	DDR Family Center L.P. c/o Developers Diversified Realty Corporation 3300 Enterprise Parkway Beachwood, Ohio 44122 Contact: Diane Goodrich (440) 247-4700

GC Stores	5430 Freeway Park Drive	Riverdale	UT	84405	Boyer Freeway Park, L.C., a Utah limited liability company CC FREEWAY PARK, L.C. 90 South 400 West, Suite 200 Salt Lake City, Utah 84101 Property Manager: Steve Lund (801)521-4781

GC Stores	4519 LBJ Freeway	Farmers Branch	TX	75244	Robert and Helen Larner, Trustees of the Robert and Helen Larner Community Property Revocable Trust date 9-4-98 5564 El Canon Avenue Woodland Hills, California 91367 (818) 883-2311

GC, Inc.	721 Ryan Plaza Dr.	Arlington	TX	76011	G.C. Realty LLC 997 Brook Meadow Court Westlake Village, CA 91362 Ray Scherr, Trustee Janet Scherr, Trustee

TENANT	ADDRESS	CITY	ST	ZIP	LANDLORD
GC Stores	7729 Westheimer Rd.	Houston	TX	77063

Oshman’s Sporting Goods, Inc.

c/o Gart Bros. Sporting Goods Company

1050 West Hampden Avenue

Englewood, CO 80110

Attention: General Counsel

With copy to: Vice President of Real Estate

Contact Lucy Kelton

(303) 863-2602

Rent Payments: Oshman’s Sporting Goods, Inc.
c/o Gart Bros. Sporting Goods Company
1050 West Hampden Avenue
Englewood, CO 80110
Attention: Accounting.

GC, Inc.	16745 N. Freeway	Houston	TX	77090	The Khoshbin Tower, L.P. 17771 Cowan St. #250 Irvine, CA 92614

GC, Inc.	7814 North Central Expressway	Dallas	TX	75206	Texas Three-Way, L. P. c/o Westwood Financial Corp. 11440 San Vicente Boulevard Suite 200 Los Angeles, CA 90049 Management Co: Cencor Real Estate Services Teresa Saxon 214-720-6694

GC Stores	1020 W. Nasa Road One, #138	Webster	TX	77598	H&R Property Corp. c/o Wulfe Management Services, Inc. 12 Greenway Plaza, Suite 1500 Houston, TX 77046 (713) 621-2229 or (713) 622-7979

TENANT	ADDRESS	CITY	ST	ZIP	LANDLORD
GC Stores	2525 W. Anderson Ln., #200	Austin	TX	78757

Lincoln Northcross, Ltd
3300 Lincoln Plaza
500 North Akard Street
Dallas, TX 75201

Management: Kristina Blacezak, Property Mgr.

Lincoln Northcross, Ltd.

c/o Lincoln Property Company

100 Congress Avenue, Suite 450

Austin, TX 78701

(512) 322-3207

GC Stores	2333 N. Central Expressway	Plano	TX	75075	Plano Expressway BDS, LLC and Plano Expressway BDS, LP 433 North Camden Drive, Suite 800 Beverly Hills, California 90210 Contact: Kathy R. Stimson of SB Management (310) 278-6602

GC Stores	4127 S. Staples St	Corpus Christi	TX	78411	Capital Area Retail Development II, Inc. c/o Parkdale Shopping Center 606 West 12th Street Austin, TX 78701 Richard Runde (512) 435-6553

GC Stores	5250 S. Hulen St.	Fort Worth	TX	76132	Eagle-Hulen, L.P. 5430 LBJ Freeway Suite 1575 Dallas, TX 75240 Phone (972) 770-2255 Property Management- Grant Threadgill (972) 770-2261

GC Stores	5300 S Mo Pac Expy, Ste. 103	Austin	TX	78749	Inland Western Austin MoPac Ltd. Partnership c/o Inland Southwest Management, LLC Bldg. #5092 Attn: Eunice Doehring 2201 N. Central Expressway #260 Bldg. #5092 Richardson, TX 75080

TENANT	ADDRESS	CITY	ST	ZIP	LANDLORD
GC Stores	6440 Gateway Blvd. E #100	El Paso	TX	79905	Gregg M. Seltzer c/o Seltzer Commercial Real Estate. 212 26th St. #127 Santa Monica, CA 90402 (310) 230-6724

GC Stores	4930 S. Loop 289, Ste. 220	Lubbock	TX	79414	Lubbock 19th Street #1, Ltd. 2574 74th Street Suite 210 Lubbock, TX 79423 Attn: Robert G. Muzyka, Jr. (806) 745-9718

GC Stores	2601 S. Stemmons Fwy#400	Lewisville	TX	75067	Vista Ridge 07 A, LLC c/o ACF Property Management, Inc. 12411 Ventura Blvd. Studio City, CA 91604 Property Manager: David Aldrich (William C. Jennings Management Co.) (817) 332-9669

GC Stores	7325 San Pedro Avenue, Ste. 105	San Antonio	TX	78216	Westgate Hermes, LLC c/o RPD Catalyst, LLC 1901 Avenue of the Stars Suite 820 Los Angeles, CA 90067 Attn: Robert Bahen

GC Stores	409 South Broadway	McAllen	TX	78501	Palms Crossing, L.P. c/o Simon Property Group National City Center 225 W. Washington Street Indianapolis, IN 46204 Attn: Sr. V.P., Community Centers Lifestyle Division (317) 263-7108

TENANT	ADDRESS	CITY	ST	ZIP	LANDLORD
GC Stores	5708 San Bernardo Avenue	Laredo	TX	78040

New Cingular Wireless PCS LLC
c/o Cingular Wireless
Attn: Lorie Coats
12555 Cingular Way
Suite 2300

Alpharetta, GA 30004
Phone: 678-893-3923
Copies to: Cingular Wireless
Attn: Scribcor Lease Administration

GC Stores	1601 Price Road Suite H	Brownsville	TX	78520	RRV Klein Church, Ltd. c/o Rammrath Realty Ventures, Inc. 10555 Northwest Freeway Suite 111 Houston, TX 77092 (713) 681-9705 Ed Rammrath or Jennifer Gleason

GC Stores	4025 Dowlen Rd.	Beaumont	TX	77706	Rancho Dowlen, LLC c/o Pacific Commercial Management Attn: Carole Lasher 3978 Sorrento Valley Blvd Suite 100 San Diego, CA 92121 (858) 450-6886 Contact: Michael McNally (858) 554-0292

GC Stores	3350 Soncy Rd # 176	Amarillo	TX	79124	34th & SONCY, Ltd. 2574 74th St. Suite 210 Lubbock, TX 79423 Property Mgr.: Robert G. Muzyka, Jr. (806) 745-9718

TENANT	ADDRESS	CITY	ST	ZIP	LANDLORD
GC Stores	1600 Lowe’s Blvd., Suite 100	Killeen	TX	76542

Canyon Killeen Properties, L.P.
8222 Douglas Ave.
Suite 450
Dallas, TX 75225
(214) 691-0318

Copies to: Canyon Killeen Properties, L.P.

c/o Corner Real Estate Services

4300 N. Central Expressway

Suite 255

Dallas, TX 75206

Property Mgr.: Judy Davis

(214) 219-5620

GC Stores	3801 Mall Rd	Lexington	KY	40503	Fayette Plaza CMBS, LLC c/o CBL & Associates Management, Inc. CBL Center Suite 500 2030 Hamilton Place Blvd. Chattanooga, TN 37421 Attn: Chief Financial Officer (423) 855-0001

GC Stores	4999 Houston Rd	Florence	KY	41042	Pine Tree Florence, LLC c/o Pine Tree Commercial Realty, LLC Attn: Property Manager 40 Skokie Blvd. Suite 610 Northbrook, IL 60062 (847) 735-0600

GC Stores	9001 Florida Blvd.	Baton Rouge	LA	70815	Flor-Line Associates 654 Madison Avenue New York, NY 10021 Attn: Peter Stahl (212) 935-1330

TENANT	ADDRESS	CITY	ST	ZIP	LANDLORD
GC Stores	1000 S. Clearview Pkwy., Ste. 1040	Harahan	LA	70123	Elmwood South, LLC c/o Lauricella Land Company, L.L.C. 1200 South Clearview Parkway Suite 1166 New Orleans, LA 70123 Attn: Mr. Louis Laricella (504) 733-1800

GC Stores	10050 E. Independence Blvd.	Matthews	NC	28105	The Crossing Shopping Center Matthews, N.C. Limited Partnership 270 Commerce Drive Rochester, New York 14623 (585) 359-3000

GC Stores	3100 Capitol Blvd.	Raleigh	NC	27604	Jay Miller 7923 Morrow Mill Road Chapel Hill, NC 27516 (919) 304-9970

GC Stores	1720 Guess Rd	Durham	NC	27701	Northgate Associates Limited Partnership, a North Carolina limited partnership 1058 West Club Blvd. Suite 200 Durham, NC 27701 (919) 286-4407 (Managing Partner: Virginia Bowman)

GC Stores	2221 Vanstory St	Greensboro	NC	27407

Koury Corporation

400 Four Seasons Town Centre

Greensboro, NC 27427

Attn: Executive Vice President — Retail

Copy to: Koury Corporation

400 Four Seasons Town Centre

Greensboro, NC 27427

Attn: Legal Department

TENANT	ADDRESS	CITY	ST	ZIP	LANDLORD
GC Stores	7620 Rivers Avenue Unit 140	North Charleston	NC	29406

North Charleston Associates
600 Grant Street
Suite 1400
Pittsburgh, PA 15219

Property Managers (Maintenance and Property

Management Contacts:

Aimee Glover, Property Manager

3875 Faber Place Drive

Suite 201

North Charleston, SC 29405
(843) 554-5458

GC Stores	12315 Chenai Parkway, Suite A	Little Rock	AR	72211	C.J. Cropper, West-Groups LLC 5507 Ranch Drive Suite 201 Little Rock, AR 72223 (501) 868-9790 Jill Bryant (501) 868-9790 x13

GC Stores	160 E. Joyce Blvd	Fayetteville	AR	72703	LRDF1 Fayetteville, LLC c/o Lockwood Development, Inc. 13625 California St. Suite 110 Omaha, NE 68154 (402) 933-3663

GC Stores	3725 Airport Blvd	Mobile	AL	36608	Mobile Festival Centre, LLC c/o Kimco Realty Corporation 3333 New Hyde Park Road P.O. Box 5020 New Hyde Park, NY 11042-0020 (516) 869-9000 Property Manger: Carrie Karcher (919) 791-3612

GC Stores	1694 Montgomery Hwy	Hoover	AL	35216	Riverchase Improvements, LLC c/o DLC Management Corp. P.O. Box 7053 Yonkers, NY 10710 Property Manager: Donna Earnhart (866)446-4413

TENANT	ADDRESS	CITY	ST	ZIP	LANDLORD
GC Stores	2572 Eastern Blvd	Montgomery	AL	36117

First Republic Group Realty LLC — Promenade
Montgomery Mall

c/o Jones Lang LaSalle Americas, Inc.

3424 Peachtree Rd. NE

Suite 400

Atlanta, GA 30326

Attn: Peter Graham

(404) 995-6399

Copies to: First Republic Realty Group LLC
c/o First Republic Group, Corp.
46 Main Street
Suite 374

Monsey, NY 10952
Attn: Mark Stern

GC, Inc.	1101 W. Hallandale Beach Blvd.	Hallandale	FL	33009	Comke, Inc. c/o Dacar Management, LLC Attn: Eva Bennett 336 E. Dania Beach Blvd. Dania, Florida 33004 (954) 927-4885

GC, Inc.	7736 N. Kendall Dr.	Miami	FL	33156	Kendall-77 Ltd. c/o The Green Companies Dadeland Centre 9155 Dadeland Boulevard Suite 1812 Miami, Florida 33156 Contact: Elizabeth Green, Esquire (305) 670-1000 x110

GC Stores	5025 Okeechobee Blvd.	West Palm Beach	FL	33417

Cohen Market Ventures, LLC
Compass Realty Management LLC
P. O. Box 1625

W. Palm Beach , FL 33402-1625

Cohen Commercial Management, LLC

P.O. Box 223244

West Palm Beach, FL 33422

Property Manager:  James M Bourassa

(561) 471-0212

TENANT	ADDRESS	CITY	ST	ZIP	LANDLORD
GC Stores	520 N. Orlando Ave., #130	Winter Park	FL	32789	Winter Park Town Center, LTD c/o Casto Management Services 191 W. Nationwide Blvd Suite 200 Columbus, OH 43215-2568 Property Manager: Teresa Maynard (614) 228-5331

GC Stores	3165 US Hwy 98 N.	Lakeland	FL	33805	Buffalo-Anderson, LLC as a Tenant in Common and WR-I Associates, LTD as a Tenant in Common 570 Delaware Avenue Buffalo, New York 14202

GC Stores	3914 West Hillsborough Avenue	Tampa	FL	33614

Horizon Station LLC
P.O. Box 100569
Atlanta, GA 30384-0569
Notices to: R. Mark Addy, COO
Horizon Station LLC
11501 Northlake Drive
Cincinnati, OH 45249

With a copy to: Lease Administration Department

Phillips Edison & Company, Ltd.

11501 Northlake Drive

Cincinnati, OH 45249

Property Manager: Bobby Brown

(904) 223-1719

GC Stores	4440 Fowler Street	Fort Myers	FL	33901	First Berkshire Properties, LLC c/o Benderson Development Company, Inc. 570 Delaware Avenue Buffalo, New York 14202 Attn: Mr. Alan Wolfson Property Contact: Steve Oermangian (941) 359-8303

TENANT	ADDRESS	CITY	ST	ZIP	LANDLORD
GC Stores	12402 S. Orange Blossom Trail Ste. A1	Orlando	FL	32837

MSF Berkshire-I, LLC

P.O. Box 823201

Philadelphia, PA 19182-3201

Notices: Benderson Development Company, LLC

Attn: Lease Administrator

570 Delaware Avenue

Buffalo, NY 14202

Property Manager: Jerry Bouche

(941) 359-8303)

GC Stores	6927 N. 9th Ave	Pensacola	FL	32504	Natrona Pass, LLC 365 South Street Morristown, NJ 07960 Management: Lamar Companies 7150 Campus Drive Suite B10 Colorado Springs, CO 80920 (719) 266-9224 Property Manger: Tracy C. Knupp (850) 857-1541

GC Stores	9365 Atlantic Blvd., Suite 1	Jacksonville	FL	32225	DBSI Atlantic Blvd. Lease Co. LLC 1550 S. Tech Lane Meridian, ID 83642 Property Mgr. Mitzi Jones 9428 Baymeadows Way Suite. 240 Jacksonville, FL 32256 (904) 636-0005

GC Stores	2415 N. Monroe Street, Suite 600	Tallahassee	FL	32303

FMP Tallahassee LLC
P.O. Box 95000-1800
Philadelphia, PA 19195-1800
Notices: FMP Tallahassee, LLC
c/o Feldman Mall Properties, Inc.
2201 East Camelback
Suite 350

Phoenix, AZ 85016
Attn: Lease Administration
Property Manger: Steve Darby
(850) 385-7145

TENANT	ADDRESS	CITY	ST	ZIP	LANDLORD
GC Stores	21335 US Hwy. 19 North	Clearwater	FL	33765

Brown-19, LLC
c/o Colliers Arnold,
as agent

17757 US Highway
19 North, Suite 275
Clearwater, FL 33764

Jennifer DohertyExecutive Assistant/Property Mgmt.
Herbert G Brown & Associates
635 Court Street
Suite 120

Clearwater, FL 33756-5512
(727) 443-6488 x101

GC Stores	6272 Arlington Blvd	Falls Church	VA	22044	Seven Corners Shopping Center Falls Church, VA Limited Partnership 270 Commerce Drive Rochester, New York 14623 (585) 359-3000

GC Stores	11051 Lee Highway	Fairfax	VA	22030	Lee Highway Associates Limited Partnership 4 Reservoir Circle Suite 100 Baltimore, MD 21208.

GC Stores	5483 Virginia Beach Blvd	Virginia Beach	VA	23462	97 Gaslamp, LLC, a California limited company c/o SB Management Corporation 433 N. Camden Drive Suite 800 Beverly Hills, CA 90210 (310) 278-6602

GC Stores	215 Spotsylvania Mall	Fredericksburg	VA	22407	Spotsylvania Mall Company 2445 Belmont Avenue P.O. Box 2186 Youngstown, Ohio 44504-0186 Attn. Timothy M. Matune, Counsel (330) 747-2661 Property Manager: Mark Gentry

TENANT	ADDRESS	CITY	ST	ZIP	LANDLORD
GC Stores	9128 W. Broad St.	Richmond	VA	23273

The Nachman Family, LLC
16184 Pouncey Tract Road
Rockville, Virginia 23146
Attention: John L. Nachman
(804) 749-4529
(804) 840-1845 cell

Property Manager: CB Richard Ellis — Contact: Barry Hofheimer

(804) 749-4224 (Office)
(804) 267-7250 (Cell)

GC, Inc.	2335 East Lincoln Highway	Langhorne	PA	19047

Sublessor: Modell’s PA II, Inc.,
498 Seventh Avenue
20th Floor

New York, New York, 10018-6701
Attention: Michael S. Modell, President
(212) 822-1040

Prime Lessor: IBV-Immobilienfonds International 1 USA,

L.P. a Delaware limited partnership.

c/o PPC Real Estate Advisors Inc.

2626 Howell St.

Suite 800

Dallas, Texas 75202
Attention: Gregory A. Jones.

GC Stores	2620 Chemical Road	Plymouth Meeting	PA	19462

Metroplex West Associates, L.P.,
a Pennsylvania limited partnership
c/o The Goldenberg Group
350 Sentry Parkway Building 630
Suite 300

Blue Bell, Pennsylvania 19422
(610) 260-9600

Property Manager — Asset Management: Carol S. DeLeon

(610) 260-4091

TENANT	ADDRESS	CITY	ST	ZIP	LANDLORD
GC Stores	200 Mall Blvd Space 384 M	Monroeville	PA	16146	CBL/ Monroeville, L.P. Suite 200 Monroeville Mall Monroeville, PA 15146 CBL/ Monroeville, L.P. Tax ID: 20-1243641 P.O. Box 74137 Cleveland, OH 44194-4137

GC Stores	5082 Jonestown Road	Harrisburg	PA	17112

Heritage Colonial Holdings, L.P.
Master Occupant ID: 32700009
12752 Collection Center Drive
Chicago, IL 60693

Property Management: John Fogarty, Sr. Property Mgr.

Centro Watt

185 Great Neck Road

P.O. Box 220457

Great Neck, NY 11022-0457

GC Stores	1020 Park Manor Blvd.	Pittsburg	PA	15202	Park Associates c/o Zamagias Properties The Times Building 336 Fourth Avenue Pittsburgh, PA 15222 Accountant: Susan Schmotzer Attention: Vincent E. Zappa, General Counsel (412) 391-7887

GC Stores	250 Lehigh Valley Mall Space 720	Whitehall	PA	18052

Lehigh Valley Associates

c/o Kravco Simon Company

P.O. Box 1528

King of Prussia, PA 19406

Attn: Legal Dept.

(610) 768-6300

Copies to: Mall at Lehigh Valley LP
c/o Simon Property Group
225 W. Washington Street
Indianapolis, IN 46207-3438
(317) 636-1600

TENANT	ADDRESS	CITY	ST	ZIP	LANDLORD
GC Stores	3001 Shoppes Blvd. Bldg #3000	Moosic	PA	18507

Shoppes at Montage, LLC

c/o Jeffrey R. Anderson Real Estate, Inc.

Rookwood Tower

3805 Edwards Road

Suite 700

Cincinnati, OH 45209

513-241-5800 (Melissa Lawhorn)

Property Mgr. Erin Kosek 570-341-3271

Copies to: Dinsmore & Shohl, LLP Attn: Richard B.

Tranter, Esq.

255 East Fifth Street

Suite 1900

Cincinnati, OH 45202

GC Stores	1292-A Millersville Pike	Lancaster	PA	17603	Trecco/Manor Limited Partnership 10 East Palisade Avenue Englewood, NJ 07631 (201) 871-8800 Fred Fish or Albert Krull

MAC	8600 Jameel Rd. Suite 190	Houston	TX	75373	Carlyle/FR Houston Investors, LP PO Box 730259 Dallas, TX 75373 (713) 681-0885

MAC	2636 Freewood Dr	Dallas	TX	75230	Vivian Jones 7707 Mason Dells Dr Dallas, TX 75230 (214) 363-4168 Fax (214) 469-2050

MAC	208 Stetson Dr. Charlotte, NC 28262	Charlotte	NC	28104	Peter & Marie Neal 503 Ballymote Ct Matthews, CT 28104 (704) 264-9958

Schedule 3.06(a)
Disclosed Matters

1.                          Michael Kuhl v. Guitar Center Stores, Inc. et al. 07 CV 214, U.S. District Court, Northern District of Illinois, Eastern Division. On January 11, 2007, plaintiff, Michael Kuhl, a Company employee, initiated a suit against Guitar Center, Inc. This is a class action suit alleging violations under the Fair Labor Standards Act and its Illinois equivalent (the Illinois Wage Payment and Collection Act), as well as breach of contract and unjust enrichment. Due to a lack of specificity of claims in both the complaint and the amended complaint, an estimate on the size of any potential class or the likelihood of class certification is unavailable.

2.                          J. Kevin Snyder vs. Guitar Center, Inc. et al. BC 363022, Los Angeles Superior Court. Plaintiff J. Kevin Snyder filed this putative class action on December 6, 2006, against GTRC, Inc., Guitar Center, Inc. and Guitar Center Stores, Inc., alleging violations of California Civil Code § 1747.08, the Song-Beverly Credit Card Act.

3.                          The following putative class action complaints have been filed in connection with the proposed merger:

(a)                    Mary Benton, v. Guitar Center, Inc., et al., In the Court of Chancery of the State of Delaware, New Castle County, Delaware

(b)                   Nina Weitman vs. Guitar Center, Inc., et al., Los Angeles Superior Court, California

(c)                    Lou Ann Murphy vs. Guitar Center, Inc., et al., Los Angeles Superior Court, California

(d)                   Terri Connors and Dennis Connors vs. Guitar Center, Inc. et al., Los Angeles Superior Court, California

(e)                    K Family LLC vs. Guitar Center, Inc. et al., Los Angeles Superior Court, California

Schedule 3.12
Subsidiaries; Joint Ventures

Owner	Subsidiary	Number of Equity Interests Held	Number of Authorized Equity Interests	Percentage of Outstanding Equity Interests Held
Guitar Center Holdings, Inc.	Guitar Center, Inc.	100 shares	1,000 shares of common stock	100%
Guitar Center, Inc.	Musician’s Friend, Inc.	100 shares	1,000 shares of common stock	100%
Guitar Center, Inc.	Guitar Center Stores, Inc.	100 shares	1,000 shares of common stock	100%
Guitar Center, Inc.	Guitar Center Gift Card Company, LLC	N/A	N/A	100%
Guitar Center, Inc.	GC Insurance Company, Inc.	1,000 shares	1,000 shares of common stock	100%
Guitar Center, Inc.	Guitar Center Stores Canada, Inc.	100 shares	Unlimited	100%
Guitar Center Stores, Inc.	Musician’s Choice, Inc.	100 shares	1,000 shares of common stock	100%
Guitar Center Stores, Inc.	American Student Rental, Inc.	100 shares	100 shares of common stock	100%
Musician’s Friend, Inc.	Harmony Central Group, LLC	N/A	N/A	100%

Joint Ventures and Limited Liability Company Agreements:

1.                          Guitar Center, Inc. owns approximately 57% of the capital stock of Your Tunes, Inc., d/b/a Tunecore, a company which assists musicians in uploading their music to online music distribution sites such as iTunes and Napster. The initial investment was $2,000,000.

2.                          Limited Liability Company Operating Agreement of Guitar Center Gift Card Company, LLC

3.                          Limited Liability Company Agreement of Harmony Central Group, LLC

Schedule 3.14
Collective Bargaining Agreement

1.                          Guitar Center Holdings, Inc. 2007 Management Equity Plan

2.                          Guitar Center Management Incentive Plan

Schedule 5.01(i)
Reporting Requirements

Please see attached.

Schedule 5.01(i)

Guitar Center Incorporated

Collateral Monitoring Reporting Requirements

Documents to be Submitted to the Bank

The following information is to be submitted, pursuant to Section 5.01 (f) of the Credit Agreement, for all subsidiaries of Guitar Center Inc. as noted below.

	Reporting Frequency	Monthly Reporting: 15 Business days from the fiscal month end (a)	If Under Weekly Reporting: On the Wednesday or next succeeding Business day of each week (b)	Annually (or per terms of Credit Agreement)

1.	Borrowing Base Certificate in the form of Exhibit I.	x(c)	x

Accounts Receivable Supporting Documents: (d)

1.	Accounts receivable summary aging in an electronic format suitable to the Agent for each subsidiary.	x	x
2.

Accounts receivable rollforward as follows: A/R Beginning of Month + Gross Billings + Other Debit Adjustments - Cash Receipts - Discounts - Credit Memos Issued - Write offs - Returns - Other Credit Adjustments = A/R End of Month

		x	x
3.	Top 10 accounts receivable balances aged per the most recent summary aging for each subsidiary.	x
4.	Reconciliation of A/R aging report to general ledger and financial statements.	x
5.	Top 10 sales concentration including address and terms on a consolidated basis.	x
6.	Supporting documentation (system generated extract report where applicable) for the A/R ineligibles/ reserves reported on the Borrowing Base Certificate	x	x

Inventory Supporting Documents: (d)
1.	Inventory by product group/category.	x
2.	Total page of inventory perpetual reports and supporting documentation for all inventory categories reported on the Borrowing Base Certificate (including In-Transit and B-Stock Inventory)	x	x
3.	Gross margin and turnover by product line.	x
4.	Reconciliation of perpetual inventory reports to general ledger and financial	x
5.	Schedule of monthly rent for all leased locations (to the extent applicable to the Borrowing Base Certificate).	x
6.	Supporting documentation (system generated extract report where applicable) for the inventory ineligibles/ reserves reported on the Borrowing Base Certificate	x

Other Supporting Documents: (d)
1.	Consolidating financial statements (to be submitted per terms of the Credit Agreement)			x
2.	Accounts payable aging summary by vendor for each subsidiary.	x
3.	Top 10 accounts payable vendor balances by aging category.	x
4.	Top 10 purchases concentration by vendor.	x
5.	Reconciliation of A/P aging to general ledger and financial statements.	x
6.	Projected financial statements (to be submitted per terms of the Credit Agreement)			x
7.	Customer Listing; including Customer Address, Phone Number and Contact Person (to be submitted annually).			x

(a)	Showing the Borrowing Base as of the close of business on the immediately preceding calendar month.
(b)	Showing the Borrowing Basee as of the close of business on the immediately preceding Saturday
(c)

Monthly Borrowing Base to be delivered within 15 business days after each fiscal month-end; provided that until 12/31/07, the Monthly Borrowing Base will be due 30 calendar days after fiscal month-end.

(d)

Supporting documents will be delivered concurrently with Borrowing Bases, provided that if cash dominion is not in effect, supporting Documents may be delivered no later than 5 business days after such due dat

Note: Monthly borrowing base reporting is required at all times. Weekly reporting is required pursuant to Section 5.01(f) of the Credit Agreement.

1

Submit to:

JPMorgan Chase Bank

IB Portfolio Group

Attn: Payal N. Shah

530 Fifth Avenue, 8th Floor

NewYork, NY 10036

Phone: (212) 837-3306

Fax: (212) 837-3333

E-Mail: payal.n.shah@jpmchase.com

2

Schedule 5.16(a)
Mortgaged Properties

1.                          5775 Lindero Canyon Road, Westlake Village, California.

2.                          5785 Lindero Canyon Road, Westlake Village, California.

3.                          7425 Sunset Boulevard, Hollywood, California.

4.                          931 Chevy Way, Medford, Oregon.

Schedule 5.17
Post Closing Matters

1.                          No later than fifteen (15) days after the Closing Date (which period may be extended by the Administrative Agent acting in its reasonable discretion), the Administrative Agent shall have received a certificate of good standing from the Secretary of State of Virginia for Guitar Center Gift Card Company, LLC.

Schedule 6.01
Existing Indebtedness

1.                          Capital lease with IBM Corp. relating to an IBM AS400 computer system for the data center in Phoenix, Arizona, in the approximate amount outstanding of $1.8 million.

2.                          Synthetic lease with GE Capital Solutions relating to conveyor belt equipment located at the fulfillment center near Indianapolis, Indiana, in the approximate amount outstanding of $5.0 million.

3.                          Synthetic lease with Commerce Bank, NA relating to conveyor belt equipment located at the fulfillment center near Kansas City, Missouri, in the approximate amount outstanding of $14.6 million.

4.                          Letters of Credit issued by Wells Fargo Bank, N. A.:

Beneficiary	Type/Purpose of Guaranty	Letter of Credit No.	US$	Date Issued	Expiration Date
Modell’s PA II, INC.	Standby-Lease Default, Guitar Center Location 851, automatic annual renewal.	408435	$500,000.00	7/20/2000	7/21/2008

Royal Indemnity Company	Irrevocable-Workers Compensation Insurance, Policy Period 2002-3.	NZS454647	$180,000.00	2002	None

Zurich American Insurance Company	Irrevocable-Workers Compensation Insurance, Policy Periods 2003-4, 2004-5, 2005-6, 2006-7 & 2007-8.	NZS499584	$3,635,000.00	2003 plus amendments	None

Thaddeus H. Piaseczny and/or Mark Piasecsny and /or Marlene Piaseczny	Irrevocable-Music & Arts Acquisition of Ted Herberts-for Goodwill, Non-compete and consulting. Amount is reduced by monthly payments with last payment 7/1/2009.	NZS548693	$575,000.08	7/15/2005	7/31/2008

Schedule 6.02
Existing Encumbrances

Jurisdiction	Loan Party	Filing Date	Filing Number	Secured Party	Collateral
Delaware Secretary of State	Guitar Center, Inc.	Submitted to Delaware Secretary of State 10/1/2007	Unavailable	U.S. Bancorp Equipment Finance, Inc.

All equipment described on Exhibit A attached thereto, together with all other parts, attachments, accessories, additions, modifications, replacements and substitutions now or hereafter made a part of the equipment or attached thereto.

Delaware Secretary of State	Guitar Center, Inc.	Submitted to Delaware Secretary of State 10/1/2007	Unavailable	U.S. Bancorp Equipment Finance, Inc.

All equipment described on Exhibit A attached thereto, together with all other parts, attachments, accessories, additions, modifications, replacements and substitutions now or hereafter made a part of the equipment or attached thereto.

Jurisdiction	Loan Party	Filing Date	Filing Number	Secured Party	Collateral
Delaware Secretary of State	Guitar Center, Inc.	Submitted to Delaware Secretary of State 10/1/2007	Unavailable	U.S. Bancorp Equipment Finance, Inc.

All equipment described on Exhibit A attached thereto, together with all other parts, attachments, accessories, additions, modifications, replacements and substitutions now or hereafter made a part of the equipment or attached thereto.

Delaware Secretary of State	Guitar Center, Inc.	Submitted to Delaware Secretary of State 10/1/2007	Unavailable	U.S. Bancorp Equipment Finance, Inc.

All equipment described on Exhibit A attached thereto, together with all other parts, attachments, accessories, additions, modifications, replacements and substitutions now or hereafter made a part of the equipment or attached thereto.

Delaware Secretary of State	Guitar Center, Inc.	3/22/2004	4079187 3	Raymond Leasing Corporation	Raymond OPC30TT 33742, 33743, 33744, 33745, 33746, 33747, 33748 Deka 12D12515 1155BN, 1156BN, 1157BN, 1158BN, 1159BN, 1160BN, 1161BN

Jurisdiction	Loan Party	Filing Date	Filing Number	Secured Party	Collateral
Delaware Secretary of State	Guitar Center, Inc.	7/18/2005	5219426 5	Dell Financial Services, L.P.

All computer equipment and peripherals wherever located leased pursuant to the Master Lease Agreement #6430546, dated February 15, 2005, and all Schedules thereto, including, without limitation, all substitutions, additions, accessions and replacements thereto and thereof, nor or hereafter installed in, affixed to or used in, conjunction with the equipment and the proceeds thereof together with all rental or installment payments, insurance proceeds, other proceeds and payments due and to become due and arising from or relating to said equipment.

Delaware Secretary of State	Musician’s Friend, Inc.	3/2/2007	2007 0798602	Raymond Leasing Corporation	Raymond 8400-FRE60L 70703, 70705, 70709, 70712 Deka 12D8513 2755LP, 2756KP, 2757LP, 2758LP, Deka 510H312G 406CS47898, 406CS47899, 406CS47900, 406CS47901

Jurisdiction	Loan Party	Filing Date	Filing Number	Secured Party	Collateral
Delaware Secretary of State	Musician’s Friend, Inc.	3/15/2007	2007 0980622	Raymond Leasing Corporation	Raymond SACSR30T 05505, 05506, 05507 Deka 750H324G 406CS48223, 406CS48224, 406CS48225, 406CS48226, Deka 24D12513 2994LP, 29945LP, 2996LP, 2997LP, 2998LP, 2999LP, 3000LP, 3001LP, 3002LP, 3003LP

Delaware Secretary of State	Musician’s Friend, Inc.	4/4/2007	20071257400	Raymond Leasing Corporation	(1) JLG Toucan Series Mast Boom Lift s/n A300033728

Delaware Secretary of State	Musician’s Friend, Inc.	4/18/2007	2007 1452282	Raymond Leasing Corporation	Deka 750H3-18G 406CS48236, 406CS48240 Raymond 7400-R45TT 07059, 07061 Deka 18-D125-13 2988LP, 2989LP, 2990LP, 2991 LP, 2992LP, 2993LP

Delaware Secretary of State	Musician’s Friend, Inc.	4/27/2007	2007 1591428	Raymond Leasing Corporation	Raymond SACSR30T 05564

Jurisdiction	Loan Party	Filing Date	Filing Number	Secured Party	Collateral
Delaware Secretary of State	Musician’s Friend, Inc.	5/8/2007	2007 1723401	Raymond Leasing Corporation	Raymond 8400FRE60L 72485, 72484, 72483 Deka 12D8513 1122CQ, 1123CQ, 2312AQ Deka 510H312G 406CS47895, 406CS47896, 406CS47897

Delaware Secretary of State	Musician’s Friend, Inc.	6/19/2007	2007 2320249	Raymond Leasing Corporation	00021950200169395 Scissor Lift, Manuf: JLG Model: JLG3246ES, Year 2007

Delaware Secretary of State	Musician’s Friend, Inc.	8/13/2003	3229245 9	Raymond Leasing Corporation	U Charger 303CS08893, 303CS08894

Delaware Secretary of State	Musician’s Friend, Inc.	3/10/2004	4067354 3	Raymond Leasing Corporation	Deka 18D8513 1162BN Raymond DSD50 S50R20047 Ametek 1050C318 104CS13641

Delaware Secretary of State	Musician’s Friend, Inc.	3/22/2004	4079678 1	Raymond Leasing Corporation	(7) Raymond Orderprickers s/n’s EASI-OPC30TT- AE33742-AE33748(7) Deka Batteries m/n 12D-125-15 s/n 1155BN - 1161BN

Delaware Secretary of State	Musician’s Friend, Inc.	8/11/2004	4226260 0	Raymond Leasing Corporation	DEKA 18D8525 3908FN RAYMOND DSD50 20067

Jurisdiction	Loan Party	Filing Date	Filing Number	Secured Party	Collateral
Delaware Secretary of State	Musician’s Friend, Inc.	8/20/2004	4235670 9	Raymond Leasing Corporation	RAYMOND RTW30 01623 DEKA 18D8513 4043FN

Delaware Secretary of State	Musician’s Friend, Inc.	8/20/2004	4235671 7	Raymond Leasing Corporation	RAYMOND OPC30TT 34559, 34560, 34561, 34562 AMETEK 880C312 204CS18313, 204CS18314 DEKA 12D12515 3903FN, 3904FN, 3905FN, 3906FN

Delaware Secretary of State	Musician’s Friend, Inc.	9/2/2004	4247911 3	Raymond Leasing Corporation	Ametek 880C318 204CS18160 Deka 18D12515 3907FN Raymond R30C30TT 06879

Delaware Secretary of State	Musician’s Friend, Inc.	9/20/2004	4263364 4	Raymond Leasing Corporation	Deka 24D12513 1235GN Ametek 750C324 304CS18798 Raymond SACSR30T 03723

Delaware Secretary of State	Musician’s Friend, Inc.	9/20/2004	4263366 9	Raymond Leasing Corporation	Raymond 112TMFRE60L 52389, 52391, 52395 Deka 12D8513 3909FN, 3910FN, 3911FN

Delaware Secretary of State	Musician’s Friend, Inc.	10/12/2004	4286265 6	Raymond Leasing Corporation	Deka 24-D125-13 1959GN Deka 12-D125-15 2458HN, 4098HN

Jurisdiction	Loan Party	Filing Date	Filing Number	Secured Party	Collateral
Delaware Secretary of State	Musician’s Friend, Inc.	3/30/2005	5107042 5	Raymond Leasing Corporation	Deka 128513 1269BO, 1273BO Raymond 112TMFRE60L 56703 Deka XPT 12475 AJ527200011

Delaware Secretary of State	Musician’s Friend, Inc.	3/30/2005	5107047 4	Raymond Leasing Corporation	Raymond OPC30TT 35991, 35992, 35994 Deka XPT12865 AJ531000014, AJ531000013, AJ53100012, AJ53100011 Deka 12D12515 1268BO, 1267BO, 1266BO, 1265BO, 1264BO, 1263BO

Delaware Secretary of State	Musician’s Friend, Inc.	3/30/2005	5107056 5	Raymond Leasing Corporation	Deka 18D8513 1262BO, 1260, 1260BO, 1261BO Raymond RTW 01736, 01746 Deka XPT18475 AJ528500012, AJ528500011

Delaware Secretary of State	Musician’s Friend, Inc.	4/22/2005	5138472 7	Raymond Leasing Corporation	Deka 12D8513 1076CO, 1077CO Deka 510C312 102CS94058, 102CS94059 Raymond 112TMFRE60L 58706, 56707

Delaware Secretary of State	Musician’s Friend, Inc.	4/22/2005	5138479 2	Raymond Leasing Corporation	Deka 510C318 102CS93983, 102CS93984, 102CS93985 Raymond RTWC30TT 01527, 01564, 01676 Deka 18D8513 1274BO, 1275BO, 1081CO

Jurisdiction	Loan Party	Filing Date	Filing Number	Secured Party	Collateral
Delaware Secretary of State	Musician’s Friend, Inc.	4/27/2005	5143936 4	Raymond Leasing Corporation	Deka 12D8513 1270BO Deka 18D8513 1271BO, 1272BO

Delaware Secretary of State	Musician’s Friend, Inc.	5/4/2005	5150424 1	Raymond Leasing Corporation	Raymond 112TM-FRE60L 18984 GTC GTC12600T1 85L2482 Exide 12E8513 AXB133778 Sackett Battery Changer Battery Changer

Delaware Secretary of State	Musician’s Friend, Inc.	7/13/2005	5224149 6	Raymond Leasing Corporation	Raymond SACSR30T 04032, 04033 Deka 24D12513 1015FO, 1016FO, 1017FO Hobart 750C324 202CS96352, 202CS96351

Delaware Secretary of State	Musician’s Friend, Inc.	9/27/2005	5303502 0	Raymond Leasing Corporation	Raymond OPC30TT 36974, 36975, 36976 Deka 12D12515 2549HO, 2550HO, 2551HO, 2552HO, 2553HO

Delaware Secretary of State	Musician’s Friend, Inc.	10/5/2005	5316018 2	Raymond Leasing Corporation	Deka XPT12865 AL081500011, AL081500012 Raymond OPC30TT 37137, 37138, 37139, 37140 Deka 12D12515 2554HO, 2555HO, 2556HO, 2557HO

Jurisdiction	Loan Party	Filing Date	Filing Number	Secured Party	Collateral
Delaware Secretary of State	Musician’s Friend, Inc.	10/31/2005	5344965 0	Raymond Leasing Corporation	Deka XPT181050 AL712200 Deka 18D12525 1125IO Raymond DSD50 020100

Delaware Secretary of State	Musician’s Friend, Inc.	6/14/2006	6208113 1	Commerce Bank, N.A.

“In lieu” financing statement / All equipment and items described on Exhibit A attached thereto and attached hereto as Exhibit 6.02(a), with all accessions and attachments thereto and all replacements and substitutions thereof for said equipment in whole or in part

Delaware Secretary of State	Musician’s Friend, Inc.	11/03/2006	6385786 9	Commerce Bank, N.A.

All equipment now or hereafter leased under Lease Schedule No. 2 to Master Lease Agreement No. 1000418, which equipment may be generally described as warehouse equipment, together with all accessions, additions and attachments thereto and substitutions and replacements therefore and insurance thereon and proceeds thereof.

Exhibit 6.02(a)

EXHIBIT A

Equipment location: 1491 North Universal Ave. Kansas City, Missouri 64120

Automotion, Inc. brand conveyor and storage systems.

•       Series 1000/2000/5000 Storage Equipment

•       Conveyor System Equipment (mechanical and electrical equipment)

•       PC terminals in each of the six, non-order start primary picking modules

The above equipment includes “turn-key” installation of the following major components:

1) Tote and carton routing conveyor

2) Hand Stack/Full pallet rack

3) Full pallet selective rack

4) Carton flow racking

5) Bin shelving

6) Dunnage System

7) Pack out work stations

8) Supplies racking

[Illegible] Mechanical Equipment List

Proposal	: 01Q0039TND
Layout	: BASE
Estimate	: 30005

Customer	: MUSICIAN’S FRIEND

ConvID	Qty	Width	Length /Fig#	Conveyor Class	Roller Center	Speed FPM	In Elev.	Out Elev.	HP	Drive	Guard Rail	Comments

3000A	1	30	70’	Roller Bed	6	180	30	30	1.5hp	6CD	1.5in GRFA	High Speed Rollers

3000B	1	30	30’	Roller Bed**148 FT LONG POPUP SORTER** **SCANNER STAND (SIDE)** **30W SINGLE WIDE CROSSOVER**	6	180	30	30	5hp	10CD		High Speed Rollers**4 DIVERT STATIONS, 30 CPM, 180 FPM**

3005	2	24	’	Miscellaneous**BUYOUT ITEM** **180 DEGREE BELT CURVE**	2	180	30		N/A

3010A	1	30	30’	Roller Bed**117 FT LONG POPUP SORTER** **SCANNER STAND (SIDE)** **30W SINGLE WIDE CROSSOVER**	6	180	30	30	5hp	10CD		High Speed Rollers**3 DIVERT STATIONS, 30 CPM, 180 FPM**

3010B	1	30	30’	Roller Bed**SCANNER STAND (SIDE)** **101 FT LONG POPUP SORTER**	6	180	30	30	3hp	10CD		High Speed Rollers**2 DIVERT STATIONS, 30 CPM, 180 FPM**

3020	8	24	#13TR	V-Belt**drop kit**	S	260	30	30	1hp	D5	1.5in GRFA	High Speed Rollers

3030	6	18	70’	Roller Gravity	3	N/A	30	30	N/A	N/A	1.5in GRFA

3035	2	18	70’	Roller Gravity	3	N/A	30	30	N/A	N/A	1.5in GRFA	Angle End Stop

3040	6	18	#07	Roller Gravity	5	N/A	30	30	N/A	N/A	1.5in GRFA

3050	6	18	70’	Roller Gravity	3	N/A	30	30	N/A	N/A	1.5in GRFA	Angle End Stop

3060	6	18	60’	Singulation Air**PHOTO EYE** **POWER SUPPLY** **ISOLATED POWER OUTPUT MODULE**	3	120	30	30	1hp	6CD	1.5in GRFA	Sol, 4TE Cover

3065A	2	18	60’	Singulation Air**PHOTO EYE** **POWER SUPPLY** **ISOLATED POWER OUTPUT MODULE**	3	120	30	30	1hp	6CD	1.5in GRFA	Sol, 4TE Cover

3065B	8	18	’	Miscellaneous**BI-30 BRAKE INDUCT 18W**	2	120	30		N/A

ConvID	Qty	Width	Length /Fig#	Conveyor Class	Roller Center	Speed FPM	In Elev.	Out Elev.	HP	Drive	Guard Rail	Comments

3070	8	30	#12DR	V-Belt**DROP KIT** **COATED ROLLERS**	S	180	30	30	1hp	D5	1.5in GRFA	High Speed Rollers

[Illegible] Mechanical Equipment List

Proposal	: 01Q0039TND
Layout	: BASE
Estimate	: 40005

Customer	: MUSICIAN’S FRIEND

ConvID	Qty	Width	Length /Fig#	Conveyor Class	Roller Center	Speed FPM	In Elev.	Out Elev.	HP	Drive	Guard Rail	Comments

4000	1	30	#01DL	V-Belt**DROP KIT**	S	260	30	30	1hp	d5	1.5in GRFA	High Speed Rollers

4030	1	30	30’	Roller Bed**80 FT LONG POPUP SORTER** **30W SINGLE WIDE CROSSOVER**	6	180	30	30	2hp	8CD		High Speed Rollers**1 DIVERT STATION, 30 CPM, 180 FPM**

4050	1	24	#02TR	V-Belt	S	180	30	30	N/A	D2	1.5in GRFA	High Speed Rollers

4060	1	24	12’	Transportation Air**PTO ADDER**	3	120	30	30	.75hp	6CD	1.5in GRFA

4070	1	24	#02DR	V-Belt	S	120	30	30	N/A	D2	1.5in GRFA

4080	1	24	49’	Singulation Air**PHOTO EYE** **POWER SUPPLY** **ISOLATED POWER OUTPUT**	3	120	30	30	1hp	6CD	1.5in GRFA	So1, AORS, Crossover

4090	2	24	#15	Roller Gravity	2	N/A	30	30	N/A	N/A	1.5in GRFA	Gate

4100	2	24	7’	Roller Gravity	3	N/A	30	30	N/A	N/A	1.5in GRFA

4130	1	24	95’	Adjustable Pressure	3	120	30	30	3hp	8CD	1.5in GRFA	Merge Table

[Illegible] Mechanical Equipment List

Proposal	: 01Q0039TND
Layout	: BASE
Estimate	: 50005

Customer	: MUSICIAN’S FRIEND

ConvID	Qty	Width	Length /Fig#	Conveyor Class	Roller Center	Speed FPM	In Elev.	Out Elev.	HP	Drive	Guard Rail	Comments

5000A	1	30	#10TR	V-Belt	5	260	30	30	1hp	D5	1.5in GRFA	High Speed Rollers

5010	1	30	24’	Slider Bed	N/A	180	30	66	5hp	10CD	12in GRFA	Power Feeder, High Speed Rollers, Bottom Covers

5030	1	30	30’	Roller Bed**72 FT LONG POPUP SORTER**	6	180	66	66	1.5hp	8CD	12in GRFA	High Speed Rollers**30 CPM, 180 FPM, 1 DIVERT STATION**

5060	1	24	#09DR	V-Belt	6	180	66	66	1hp	D5	12in GRFZ	High Speed Rollers

5080	1	24	#32DL	V-Belt	6	180	66	66	1hp	D4	12in GRFZ	High Speed Rollers

5090A	1	24	53’	Singulation Air**PHOTO EYE** **POWER SUPPLY** **ISOLATED POWER OUTPUT**	3	180	66	66	1.5hp	6CD	12in GRFZ	Sol, High Speed Rollers

5090B	1	24	‘	Miscellaneous**BI-30 BRAKE INDUCT 24W**	2	120	66		N/A

5100	1	24	#01DL	V-Belt	6	180	66	66	1hp	D5	12in GRFZ	High Speed Rollers

5120	1	30	30’	Roller Bed**34 FT LONG POPUP SORTER**	6	180	66	66	1.5hp	8CD	12in GRFA	High Speed Rollers**1 DIVERT STATION, 30 CPM, 180 FPM**

5140	1	24	#04TR	V-Belt	6	180	66	66	N/A	D2	12in GRFZ	High Speed Rollers

5150	1	24	70’	Transportation Air**PTO ADDER** **RAISED ROLLER STOP 24W**	3	120	66	66	3hp	8DE	12in GRFZ	Divert Table, Sol Controlled Lifter Rollers, 4TE Cover

5160A	1	24	‘	Miscellaneous**45/45 DEGREE SKATEWHEEL SWEEP 30W**	2	180	66		N/A			**BUYOUT ITEM**

[Illegible] Mechanical Equipment List

ConvID	Qty	Width	Length /Fig#	Conveyor Class	Roller Center	Speed FPM	In Elev.	Out Elev.	HP	Drive	Guard Rail	Comments

5160B	1	24	70’	Transportation Air**RAISED ROLLER STOP 24W**	3	120	66	66	3hp	8DE	12In GRFZ	Divert Table, So1 Controlled Lifter Rollers, 4TE Cover

5170	16	24	‘	Miscellaneous**45/45 DEGREE SKATEWHEEL SWEEP 24W** **DROP KIT**	2	180	66		N/A			**BUYOUT ITEM**

5190	16	24	‘	Miscellaneous**90 DEGREE SKATEWHEEL CURVE 24W**	2	180			N/A			**BUYOUT ITEM**

5200	16	24	#15	Roller Gravity	2	N/A	30	30	N/A	N/A	1.5in GRFA	Gate

5210	1	30	#11TR	V-Belt**DROP KIT** ** DEEP FRAME ADDER**	S	260	66	66	N/A		12in GRFZ	High Speed Rollers

5220	1	24	16’	Slider Bed	N/A	120	66	51	1.5hp	6CD	12in GRFA	Bottom Covers

5230	1	24	#04DR	V-Belt	S	120	51	51	N/A	D3	12in GRFZ

5240	1	24	22’	Slider Bed	N/A	120	51	30	1.5hp	6CD	12in GRFC	Bottom Covers

5260	1	24	30’	Roller Gravity	3	N/A	30	30	N/A	N/A	1.5in GRFC	Angle End Stop

[Illegible] Mechanical Equipment List

Proposal	: 01Q0039TND
Layout	: BASE
Estimate	: 6000S

Customer	: MUSICIAN’S FRIEND

ConvID	Qty	Width	Length /Fig#	Conveyor Class	Roller Center	Speed FPM	In Elev.	Out Elev.	HP	Drive	Guard Rail	Comments

6000	2	24	70’	Singulation Air**PHOTO EYE** **POWER SUPPLY** **ISOLATED POWER OUTPUT**	3	120	24	24	1.5hp	6CD	1.5in GRFA	AORB w/sol, Coated Rollers, 4TE Cover

6010	1	24	#04DL	V-Belt	S	120	24	24	N/A	D2	1.5in GRFA

6030	1	24	#12DL	V-Belt**DROP KIT**	S	120	24	24	N/A	D2	1.5in GRFA

6040	1	24	32’	Singulation Air**PTO ADDER** **PHOTO EYE** **POWER SUPPLY** **ISOLATED POWER OUTPUT**	3	120	24	24	.75hp	6CD	1.5in GRFA	Sol, AORB w/sol, Coated Rollers

6050	1	24	#02DR	V-Belt	S	120	24	24	N/A	D2	1.5in GRFA

6060	1	24	17’	Slider Bed	N/A	120	24	30	1.5hp	6CD	1.5in GRFA	Bottom Covers

6070	1	24	#02TR	V-Belt	S	120	30	30	N/A	D3	1.5in GRFA

6090	1	24	49’	Singulation Air**PHOTO EYE** **POWER SUPPLY** **ISOLATED POWER OUTPUT**	3	120	30	30	1hp	6CD	1.5in GRFA	Sol, AORS, Crossover

6120	4	24	’	Miscellaneous**DUNNAGE MACHINE**	2	120	30		N/A			**BUYOUT ITEM**

6130	2	24	’	Miscellaneous**BUYOUT ITEM** **TAPE MACHINE**	2	120			N/A

6150	1	24	#04TR	V-Belt	S	120	30	30	N/A	D2	1.5in GRFA

6160	1	24	#04TL	V-Belt**PTO ADDER**	S	120	30	30	1hp	D5	1.5in GRFA

6200	1	24	#32DL	V-Belt	S	120	42	42	1hp	D4	1.5in GRFA

6210	1	24	#08DR	V-Belt	S	120	42	42	1hp	D5	1.5in GRFA

6240	1	24	50’	Adjustable Pressure	3	120	42	42	1.5hp	6CD	1.5in GRFA	2Wide Crossover

6250	1	24	#32DR	V-Belt	S	120	42	42	1hp	D4	1.5in GRFA

[Illegible] Mechanical Equipment List

ConvID	Qty	Width	Length /Fig#	Conveyor Class	Roller Center	Speed FPM	In Elev.	Out Elev.	HP	Drive	Guard Rail	Comments

6260	1	24	60’	Adjustable Pressure**RAISED ROLLER STOP**	3	120	42	42	2hp	8CD	1.5in GRFA	4TE Cover

6270	8	24	15’	Roller Gravity	3	N/A	42	30	N/A	N/A	1.5in GRFA

6280	4	36	9’	Roller Gravity	3	N/A	30	30	N/A	N/A	1.5in GRFA

6290	8	24	’	Miscellaneous**BUYOUT ITEM**	2	120	30		N/A			**WORK STATION**

6310	1	36	160’	Singulation Air**RAISED ROLLER STOP** **PHOTO EYE** **POWER SUPPLY** **ISOLATED POWER OUTPUT**	3	120	30	30	5hp	10CO	1.5in GRFA	Sol, 4TE Cover

6320	8	36	20’	Roller Gravity	3	N/A	30	24	N/A	N/A	1.5in GRFA

9 of 14

Automotion Proposal No. 01Q0039TND	Musician’s Friend
03/05/01	Kanas City, Missouri
Section 8. Equipment Listing — Electrical	Section 8. Page 2

Section 8. Equipment Listing — Electrical (BASE SYSTEM)

The following equipment list a preliminary listing based on the proposal drawing and is provided for Informational purposes only. The actual equipment provided may change slightly based on the final, approved, construction drawings.

Electrical Equipment List

Component	Quantity
Motor Starter 0-10 HP	61
Motor Starter 10-30 HP	0
Relay	76
Warming Horn	7
Light — Emerg. Stop	25
Light — Jam	13
Light — Beacon	0
Light — Panel Indicator	0
Light-PBS Indicator	4
Start/Stop/Lt (Panel)	1
Start/Stop/Lt PBS (NEMA12)	10
Forward/Reverse/Stop/Light PBS (NEMA12)	0
Footswitch (pneumatto, not electric)	0
Photoaye — Quick Disconnect Type	83
Emergency Stop PBS & Lt.	3
Emerg. Cable Switch & Lt.	22
Cable (Per Foot)	3300
Solenoid	23
Limit Switch	2
Selector Switch	1
7.5 HP Air Compressor & Dryer	1
Air Press. Switch	1
PLC & I/O Rack	2
Device Labels	413
Case Sealers	2

10 of 14

Automotion Proposal No. 01Q0039TND	Musician’s Friend
03/05/01	Kanas City, Missouri
Section 8. Equipment Listing — Electrical	Section 8. Page 3

Component	Quantity
Sort Induction Podium	1
Pulse Generator (Shaft)	7
Motor Control Soft start	0
Motor Control Variable Freq. 1-10 HP	11
Motor Control Variable Freq. 10-30 HP	0
Sorter Induction AC Servo Controls	9
Sorter Induction Controls & Software	1
Computer Cabinet & I/O	2
Accusort 241 Side Scanner & Adjustments	11
Hand scanners	2
Panel Electric Service Feeders	1

11 of 14

Automotion Proposal No. 01Q0039TND	Musician’s Friend
03/05/01	Kanas City, Missouri
Section 8. Equipment Listing — Electrical	Section 8. Page 4

Section 8. Equipment Listing — Storage Equipment (BASE SYSTEM)

Series 1000 Receiving/Back Stock

1000 Hand Stack/Full Pallet

This item consists of (2) back-back and (2) single, or (6) total, rows of pallet rack providing (75) total 96’ wide bays. Each bay will provide (3) full pallet and (4) hand stack beam levels providing (450) total full pallet and (600) total hand stack locations respectively, assuming (2) locations per storage level.

Component Description

1.                          Upright Frames: Each frame will measure 360” tall x 42” deep and provide a rated capacity of 28,660 lbs at 35” and 70” vertical beam spacing. Each (3” x 3”) frame post is punched with Teardrop slots on 2” centers for vertical load beam adjustment. An oversized 6” x 6” 3/8 base plate is used in accordance with code for this 2A rated seismic zone.

2.                          Anchors: Each Upright Frame Post will be leveled and plumbed before it is anchored to the floor using 1/2” x 4” long expansion type anchor bolts. Floor shims are included.

3.                          Row Spacers: A12” Steel Row Spacer will be used at (3) elevations to connect each back-back upright to one another for increased stability.

4.                          Cross Aisle Ties: A 72” steel tie will be used to connect the top of every other upright frame of the (1) single row to the upright frame of the parallel back-back row for increased stability.

5.                          Load Beams: Each beam will be a one piece, continuously welded, step beam design with a replaceable safety lock al the connection to prevent unwanted disengagement from the upright frame. Each full pallet beam level is designed to support loads up to 4,000lbs, while each hand stack beam level will support loads up to 2,000lbs. These loads are understated by a minimum of 20% in accordance with code for this 2A rated seismic zone

6.                          Floor Guide Rail: A 4” x 3” x 3/8” steel guide angle will anchored to the floor using 1/2” x 4” long expansion type anchor bolts, on 36” centers; along the face the loading side of all pallet rack bays to prevent impact to the rack from lift truck equipment.

7.                         End of Row Entry Guides: A spring loaded steel entry guide will be anchored to the floor at each row end to prevent impact to the rack from lift truck equipment.

Wire Decks: Each hand stack beam level will include (2) 42” x 46” wire decks to support equally distributed loads up to 4,000lbs

1010 Full Pallet Selective Rack

This item consists of (11) back-back and (3) single, or (25) total, rows of selective rack providing (330) total 96” wide bays. Each bay will provide (5) storage levels (4 elevated plus the floor) providing (3,330) total pallet locations, assuming (2) pallet locations per storage level.

Component Descriptions

1.                          Upright Frames: Each frame will measure 360” tall x 42” deep and provide a rated capacity of 19,480lbs at 74” vertical beam spacing. Each (3” x 3”) frame post is punched with Teardrop slots on 2” centers for vertical load beam adjustment. An oversized 6” x 6” x 3/8” base plate is used in accordance with code for this 2A seismic zone.

2.                          Anchors: Each Upright Frame Post will be leveled and plumbed before It is anchored to the floor using  ½”  x 4” long expansion type anchor bolts. Floor shims are included.

3.                          Row Spacers: A12” Steel Row Spacer will be used at (3) elevations to connect each back-back upright to one another for increased stablility.

12 of 14

Automotion Proposal No. 01Q0039TND	Musician’s Friend
03/05/01	Kanas City, Missouri
Section 8. Equipment Listing — Electrical	Section 8. Page 5

4.                          Cross Aisle Ties: A 72” steel tie will be used to connect the top of every other upright frame of the (1) single row to the upright frame of the parallel back-back row for increased stability.

5.                          Load Beams: Each beam will be one piece, continuously welded, step beam design with a replaceable safety lock at the connection to prevent unwanted disengagement from the upright frame. Each beam level is designed to support equally distributed loads up to 4,000lbs. These loads are understated by a minimum of 20% in accordance with code for this 2A rated seismic zone.

6.                          Floor Guide Rail: A 4” x 3” x 3/8” steel guide angle will anchored to the floor, on 36” centers, along the face of the loading side of all pallet rack bays to prevent impact to the rack from lift truck equipment.

7.                          End of Row Entry Guides: A spring loaded steel entry guide will be anchored to the floor at each accessible row end to prevent impact to the rack from lift truck equipment.

1020 Full Pallet Selective Rack

This item consists of (7) back-back and (1) single, or (15) total, rows of selective rack providing (15) total 192” wide bays. Each bay will provide elevated storage levels providing (180) total pallet locations, assuming (4) pallet locations per storage level.

Component Descriptions

1.                          Upright Frames: Each frame will measure 360” tall x 42” deep and provide a rated capacity of 19,480lbs at 74” vertical beam spacing. Each (3” x 3”) frame post is punched with Teardrop slots on 2” centers for vertical load beam adjustment. An oversized 6” x 6” 3/8” base plate is used in accordance with code for this 2A rated seismic zone.

2.                          Anchors: Each Upright Frame Post will be leveled and plumbed before it is anchored to the floor using ½”  x 4” long expansion type anchor bolts. Floor shims are included.

3.                          Row Spacers: A12” Steel Row Spacer will be used at (3) elevations to connect each back-back upright to one another for increased stability.

4.                          Cross Aisle Ties: A 72” steel tie will be used to connect the top of every 3rd upright frame of the (1) single row to the upright frame of the parallel back-back row for increased stability.

5.                          Load Beams: Each beam will be a one piece, continuously welded, step beam design with a replaceable safety lock at the connection to prevent unwanted disengagement from the upright frame. Each beam is 192” long and each pair is designed to support equally distributed loads up to 9,20lbs. These loads are understated by a minimum of 20% in accordance with code for this 2A rated seismic zone.

Series 2000 Primary Picking

2000 Full Pallet Selective Rack

This Item consists of (12) single rows of selective rack providing (108) total 96” wide bays. Each bay will provide (5) storage levels (4 elevated plus the floor) providing (1,080) total pallet locations, assuming (2) pallet locations per storage level.

Component Descriptions

1.                          Upright Frames: Each frame will measure 360” tall x 42” deep and provide a rated capacity of 19,480lbs at 74” vertical beam spacing. Each (3” x 3”) frame post is punched with Teardrop slots on 2” centers for vertical load beam adjustment. An oversized 6” x 6” x 3/8” base plate is used in accordance with code for this 2A rated seismic zone.

2.                          Anchors: Each Upright Frame Post will be leveled and plumbed before it is anchored to the floor using ½” x 4” long expansion type anchor bolts. Floor shims are included.

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Automotion Proposal No. 01Q0039TND	Musician’s Friend
03/05/01	Kanas City, Missouri
Section 8. Equipment Listing — Electrical	Section 8. Page 6

3.                          Load Beams: Each beam will be a one piece, continuously welded, step beam design with a replaceable safety lock at the connection to prevent unwanted disengagement from the upright frame. Each beam is 96” long and each pair is designed to support equally distributed loads up to 4,000lbs. These loads are understated by a minimum of 20% in accordance with code for this 2A rated seismic zone.

4.                          Floor Guide Rail: A 4” x 3” x 3/8” steel guide angle will anchored to the floor, on 36” centers, along the face of the loading side of all pallet rack bays to prevent impact to the rack from lift truck equipment.

5.                         End of Row Entry Guides: A spring loaded steel entry guide will be anchored to the floor at each accessible row end to prevent impact to the rack from lift truck equipment.

2010 Carton Flow Rails

This Item consists of (12) single rows of carton flow rack providing (108) total 96” wide bays. Each bay will include (5) shelf levels providing (4,320) total carton flow lanes, assuming (8) carton flow lanes per shelf.

Component Descriptions

1.                          Upright Frames: Each frame will be reinforced up to 148” at both posts and measure 240” tall x 66” deep with a rated capacity of 25,000lbs. This height and capacity will allow the customer to add a future mezzanine level without replacing these upright frames. Each (3” x 3”) frame post is punched with Teardrop slots on 2” centers for vertical load beam adjustment An oversized 6” x 6” x 3/8” base plate is used in accordance with code for this 2A rated seismic zone.

2.                          Anchors: Each Upright Frame Post will be leveled and plumbed before it is anchored to the floor using ½”  x 4” long expansion type anchor bolts. Floor shims are included.

3.                          Cross Aisle Tie: A 62” steel cross aisle tie will be used to connect each carton flow upright frame to each perimeter reserve upright frame for increased stability.

4.                          Sway Beams: Each beam will be a one piece, continuously welded, step beam design with a replaceable safety lock at the connection to prevent unwanted disengagement from the upright frame. Each of these non load-bearing beam is 96” long and is included for lateral stability only.

5.                          Carton Flow Shelves; Each carton flow shelf is 96” wide x 72” deep and is designed to support equally distributed carton loads of 25psf. Each shelf includes (16) roll track and (7) lane guides providing (8) total lanes.

2020 Bin Shelving

This item consists of (28) back-back rows of static bin shelving providing (560) total 36” wide bays. Each bay will include (6) shelf levels providing (3,360) total shelves.

Component Descriptions

1.                          Upright Frames; Each frame will include (1) beaded and (1) angle post measuring 84” tall x 18” deep and is punched on 1.5” centers for vertical shelf adjustment.

2.                          Cross Diagonal Bracing: Each bay will include bracing at every end and every other back for lateral stability.

3.                          Shelves: Each shelf is 36” wide x 18” deep and is designed to support equally distributed carton loads up to 450lbs.

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Automotion Proposal No. 01Q0039TND	Musician’s Friend
03/05/01	Kanas City, Missouri
Section 8. Equipment Listing — Electrical	Section 8. Page 7

Series 5000 inbound Processing Conveyor System

Item 5270 Marry-Up Shelf Carts

This item consists of (12) all welded multipurpose steal carts with (4) shelves measuring 72” wide x 38” deep. Each cart has an overall height of 72” and a load capacity up to 3,000lbs. (2) swivel and (2) rigid casters wiith “Heavy Duty” urethane wheels and an ergonomic driving handlebar are also included.

Item 5280 Pack-Out Workstations

This item consists of (32) Individual stations providing a 72” wide x 36” deep “steel top” work surface. Each station will include (1) 64” wide x 17” deep x 15” high overhead carton storage (with (6) dividers) and (1) 64” wide x 9” deep x 9.5” high document shelf.

Item 5290 Supplies Rack

This item consists of (1) back-back row of selective rack providing (16) total 96” wide bays. Each bay will provide (5) storage levels (4 elevated-plus the floor) providing (160) total pallet locations, assuming (2) pallet locations per storage level.

Component Descriptions

1.                          Upright Frames: Each frame will measure 360” tall x 42” deep and provide a rated capacity of 19,480lbs at 70” vertical beam spacing. Each (3” x 3”) frame post is punched with Teardrop slots on 2” centers for vertical load beam adjustment. An oversized 6” x 6” x 3/8” base plate is used in accordance with code for this 2A seismic zone.

2.                          Anchors: Each Upright Frame Post will be leveled and plumbed before it is anchored to the floor using ½”  x 4” long expansion type anchor bolts. Floor shims are included.

3.                          Row Spacers: A 12” Steel Row Spacer will be used at (3) elevations to connect each back-back upright to one another for increased stability.

4.                          Load Beams: Each beam will be a one piece, continuously welded, step beam design with a replaceable safety lock at the connection to prevent unwanted disengagement from the upright frame. Each beam level is designed to support equally distributed loads to 4,000lbs. These loads are understated by a minimum of 20% in accordance with code for this 2A rated seismic zone.

Schedule 6.04
Permitted Investments

1.                          Schedule 3.12 is hereby incorporated by reference.

2.                          Certificates of Deposit as of 8-31-07 (GC Insurance Company, Inc.):

Bank	Account Number	Amount
Bank of Hawaii	8000984775	$1,650,000
Bank of Hawaii	8000984808	$1,150,000
Bank of Hawaii	8000984791	$1,000,000
Bank of Hawaii	8000984783	$1,000,000
Bank of Hawaii	8000984890	$1,000,000
Bank of Hawaii	8000223272	$300,000
Bank of Hawaii	8000223355	$300,000

Schedule 6.05
Permitted Dispositions

Guitar Center has entered into the Agreement of Purchase and Sale and Joint Escrow Instructions dated as of September 24, 2007 by and between Guitar Center, Inc. and American Dicing, Inc. (“American Dicing”) pursuant to which Guitar Center agrees to sell and American Dicing agrees to purchase the real property located at 7845 Maltlage Drive, Liverpool, New York.

Schedule 6.07
Affiliate Transactions

Guitar Center leases its Music & Arts headquarters building located in Frederick, Maryland pursuant to a lease dated April 24, 1997 from MACBEN, a Maryland limited partnership (“MACBEN”). Kenny O’Brien, the Chief Executive Officer of Music & Arts Center, owns a 30% interest in MACBEN. Guitar Center entered into this lease in connection with its acquisition of Music & Art Center, Inc., in April 2005.